As filed with the Securities and Exchange Commission on January 26, 1999
                                                     REGISTRATION NO. 333-_____

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                        CHRYSLER FINANCIAL COMPANY L.L.C.
             (Exact name of Registrant as specified in its charter)



MICHIGAN                                                      52-2109803
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


                               27777 FRANKLIN ROAD
                         SOUTHFIELD, MICHIGAN 48034-8286
                                 (248) 948-3060
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         CHRISTOPHER A. TARAVELLA, ESQ.
                        CHRYSLER FINANCIAL COMPANY L.L.C.
                               27777 FRANKLIN ROAD
                         SOUTHFIELD, MICHIGAN 48034-8286
                                 (248) 948-3060
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ------------------------------------
                                 With a Copy to:
                             RENWICK D. MARTIN, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 839-5319
                      ------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

                     ------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
__________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                     ------------------------------------
                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                             PROPOSED           PROPOSED
                                                              MAXIMUM            MAXIMUM
  TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE        AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED           REGISTERED           PER UNIT(2)        OFFERING PRICE       REGISTRATION FEE
==============================    ===================    ================    ================     ==================
Asset Backed Securities...         $4,000,000,000.00(1)        100%           $4,000,000,000.00(2) $1,112,000.00
==============================    ===================    ================    =================    ==================

(1) $931,300,210.82 aggregate principal amount of Asset Backed Securities registered under Registration Statement No. 333-31093 referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $282,183.96 in connection with such unsold amount of Asset Backed Securities was paid previously under the foregoing Registration Statement.

(2)  Estimated solely for the purpose of calculating the registration fee.


                     ------------------------------------

     Pursuant to Rule 429 and Rule 414, the prospectus and forms of prospectus supplement contained in this Registration Statement also relate to, and this Registration Statement constitutes a post-effective amendment to, Registration Statement No. 333-31093, which was filed on July 11, 1997, by Chrysler Financial Corporation and any unsold securities registered thereunder. The Registrant is the successor to Chrysler Financial Corporation, a Michigan corporation, as a result of a merger of Chrysler Financial Corporation into the Registrant. The merger was effective as of October 25, 1998. The Registrant expressly adopts Registration Statement No. 333-31093 as its own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

                                INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Premier Auto Trusts created from time to time by Chrysler Financial
Company L.L.C. and (ii) two forms of Prospectus Supplement relating to the offering by Premier Auto Trust ___-_ of the particular series of Asset Backed Certificates or of Asset Backed Notes described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Chrysler Financial Company L.L.C. to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. The features applicable to any actual series of Asset Backed Securities may include any features specified in the Prospectus.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT TO THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to Completion, dated ____________.

Prospectus Supplement
(To Prospectus dated           ,     )
                                 ----

                                       $
                             PREMIER AUTO TRUST -
                    $ % ASSET BACKED CERTIFICATES, CLASS A
                   [$ % ASSET BACKED CERTIFICATES, CLASS B]

                      CHRYSLER FINANCIAL COMPANY L.L.C.,
                              SELLER AND SERVICER
-----------------------------------------------------------------------------

BEFORE YOU DECIDE TO INVEST IN ANY OF THE CERTIFICATES, PLEASE READ THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS, ESPECIALLY THE SPECIAL CONSIDERATIONS BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 7 OF THE PROSPECTUS.

The Certificates will evidence interests in the Trust only. Chrysler Financial Company L.L.C. and its affiliates will not be obligated to make payments on the Certificates or the assets of the Trust.

    GENERAL:
o Premier Auto Trust ___-_ will issue the Certificates, which will evidence interests in the Trust. The Trust's main source of funds for making distributions on the Certificates will be collections on the retail installment contracts owned by the Trust.
o Interest and principal will be payable on the ___ of each month, unless the ___ is not a Business Day, in which case, the payment will be made on the following Business Day. The first payment will be due ___________, ____.

    CREDIT ENHANCEMENTS:
o A reserve fund and, for the Class A Certificates, the subordination of the Class B Certificates.


=====================================================================================================================
                                         ORIGINAL                                UNDERWRITING         PROCEEDS TO
                                     PRINCIPAL AMOUNT    PRICE TO PUBLIC(1)        DISCOUNT          SELLER(1)(2)
----------------------------------- -------------------- -------------------- -------------------- ------------------
Per Class A Certificate..........     $______________         ________%            ________%           ________%
----------------------------------- -------------------- -------------------- -------------------- ------------------
----------------------------------- -------------------- -------------------- -------------------- ------------------
Per Class B Certificate..........     $______________         ________%            ________%          __________%
----------------------------------- -------------------- -------------------- -------------------- ------------------
Total............................     $______________      $_____________       $______________     $_____________
=====================================================================================================================
    (1) Plus accrued  interest,  if any from  ________  __,  ____.
    (2) Before deducting expenses, estimated to be $__________.
-------------------------------------------------------------------------------------------------------------------

     We expect that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company and Cedelbank and the Euroclear System on or about ______________.

    Neither the SEC nor any state securities commission has approved or disapproved the Certificates or determined that this Prospectus Supplement and Prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

-----------------------------------------------------------------------------
                               [UNDERWRITERS]
-----------------------------------------------------------------------------

The date of this Prospectus Supplement is                  .

CONTENT OF PROSPECTUS SUPPLEMENT AND PROSPECTUS

    You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the Prospectus Supplement or the Prospectus is accurate as of any date other than the date on the front of this document.

    We  provide  information  to you about the  Certificates  in two  separate documents that provide varying levels of detail: (a) this Prospectus Supplement, which describes the specific terms of the Certificates, and (b) the Prospectus, which provides general information, some of which may not apply to the Certificates.

    If the terms of the Certificates described in this Prospectus Supplement vary with the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

    We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the back cover of this document provides the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the Prospectus are defined under the caption "Index of Terms" on page S-27 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 60 in the Prospectus.

LIMITATIONS ON OFFERS OR SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

(A) if used in a jurisdiction in which such offer or solicitation is not authorized;

(B) if the person making such offer or solicitation is not qualified to do so; or

(C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE CERTIFICATES

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, Chrysler Financial Company L.L.C., as servicer, will send monthly and annual unaudited reports containing information concerning the Receivables only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Chrysler Financial Company L.L.C., as originator of the Trust, will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.


                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----

REPORTS TO CERTIFICATEHOLDERS......................  S-2
SUMMARY OF TERMS...................................  S-4
   Issuer..........................................  S-4
   Seller of the Receivables to the Trust..........  S-4
   Servicer of the Receivables.....................   S-4
   Trustee.........................................  S-4
   Certificates....................................  S-4
   Receivables.....................................  S-4
   Closing Date....................................  S-4
   Terms of the Certificates.......................  S-4
     Payment Dates.................................  S-4
     Per Annum Interest Rates......................  S-4
     Class A Interest..............................  S-5
     Class A Principal.............................  S-5
     Class B Interest..............................  S-5
     Class B Principal.............................  S-5
   Subordination of Class B Certificates...........  S-5
   Optional Prepayment.............................  S-5
   Mandatory Repurchase............................  S-5
   Pre-Funding Account.............................  S-6
   Reserve Account.................................  S-6
   Priority of Payments............................  S-6
   Tax Status......................................  S-6
   ERISA Considerations............................  S-7
   Rating of the Offered Certificates..............  S-7
SPECIAL CONSIDERATIONS.............................  S-8
   Limited Liquidity...............................  S-8
   Servicing.......................................  S-8
   Subordination of the Class B Certificates.......  S-8
   Sources of Funds................................  S-8
   Ratings of the Certificates.....................  S-9
   There May Not be Sufficient
     Eligible Subsequent Receivables
     Originated During the Pre-Funding
     Period. This Will Cause a
     Prepayment to be Made on
     the Certificates..............................  S-9

   Financial Information for Chrysler Financial
     Company L.L.C................................. S-10
   Risks Associated with Computer
     Systems and the Year 2000..................... S-11
THE TRUST.......................................... S-12
   General......................................... S-12
THE RECEIVABLES POOL............................... S-12
   CFC's Performance History....................... S-16
CHRYSLER FINANCIAL
   COMPANY L.L.C................................... S-17
WEIGHTED AVERAGE LIFE OF THE
    CERTIFICATES................................... S-18
DESCRIPTION OF THE
   CERTIFICATES.................................... S-18
   General......................................... S-18
   Mandatory Repurchase............................ S-19
   Optional Prepayment............................. S-19
   Sale and Assignment of
     Receivables; Subsequent Receivables........... S-19
   Accounts........................................ S-20
   Servicing Compensation
     and Payment of Expenses....................... S-20
   Distributions................................... S-20
   Subordination of the Class B
     Certificates; Reserve Account................. S-24
CERTAIN FEDERAL INCOME TAX CONSEQUENCES............ S-25
ERISA CONSIDERATIONS............................... S-25
   The Class A Certificates........................ S-25
   The Class B Certificates........................ S-25
UNDERWRITING....................................... S-25
LEGAL OPINIONS..................................... S-26
INDEX OF TERMS..................................... S-27
ANNEX I............................................  A-1


                               SUMMARY OF TERMS
    The following summary is a short, concise description of the main terms of the Certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the Certificates following this summary and in the Prospectus.

Issuer...........................................     Premier   Auto  Trust   _______   (the  "Trust"  or  the
                                                      "Issuer"), a Delaware business trust.

Seller of the Receivables to the Trust...........     Chrysler  Financial  Company  L.L.C.  (the  "Seller"  or
                                                      "CFC").

Servicer of the Receivables......................     CFC (in such capacity, the "Servicer").

Trustee..........................................     __________________________,   as   trustee   under   the
                                                      Agreement (the "Trustee").

Certificates.....................................     The Trust will issue the  Certificates  described on the
                                                      cover  page.[The  Class B  Certificates  are  not  being
                                                      offered.]  The  Certificates  will  be  secured  by  the
                                                      assets of the Trust.

Receivables......................................     The Trust's main source of funds for making  payments on
                                                      the  Certificates  will  be  collections  on  its  motor
                                                      vehicle   retail   installment   sales   contracts  (the
                                                      "Receivables").   Initially,   the  Trust  will  acquire
                                                      Receivables   with  a   total   principal   balance   of
                                                      $________________  (the  "Initial  Pool  Balance") as of
                                                      _____________(the  "Cutoff  Date").  As  of  the  Cutoff
                                                      Date,  the weighted  average annual  percentage  rate of
                                                      the Receivables was  approximately  ____%,  the weighted
                                                      average  remaining   maturity  of  the  Receivables  was
                                                      approximately  _____  months,  and the weighted  average
                                                      original  maturity of the Receivables was  approximately
                                                      ____  months.  No  Receivable  has a scheduled  maturity
                                                      later than  _____________.  See "The  Receivables  Pool"
                                                      herein.

Closing Date.....................................     The "Closing Date" is _______________________.

Terms of the Certificates

        A. Payment Dates.........................     Payments of interest and  principal on the  Certificates
                                                      will be made on the _______  day of each  month,  unless
                                                      the _____ is not a  Business  Day,  in which  case,  the
                                                      payment  will  be  made on the  following  Business  Day
                                                      (each,  a "Payment  Date").  The first Payment Date will
                                                      be ______________.

        B.Per Annum Interest Rates...............     Class A Rate ____%
                                                      Class B Rate ____%

        C. Class A Interest......................     On each  Payment  Date,  the Class A  Certificateholders
                                                      are  entitled  to receive  one  month's  interest at the
                                                      Class   A  Rate   on  the   balance   of  the   Class  A
                                                      Certificates.  The funds  available to pay such interest
                                                      are    described     under     "Description    of    the
                                                      Certificates--Distributions."

        D. Class A Principal.....................     In general,  on each  Payment  Date,  the  Trustee  will
                                                      distribute  pro  rata to Class A  Certificateholders  an
                                                      amount equal to the Class A Percentage  of the Principal
                                                      Distribution  Amount for the Collection Period preceding
                                                      such  Payment  Date.   The  funds   available  for  such
                                                      distribution  are described  under  "Description  of the
                                                      Certificates--Distributions."

           E. Class B Interest...................     On each  Payment  Date,  the Class B  Certificateholders
                                                      are  entitled  to receive  one  month's  interest at the
                                                      Class   B  Rate   on  the   balance   of  the   Class  B
                                                      Certificates.  The funds  available to pay such interest
                                                      are    described     under     "Description    of    the
                                                      Certificates--Distributions."

        F. Class B Principal.....................      In general,  on each  Payment  Date,  the Trustee  will
                                                      distribute  pro  rata to Class B  Certificateholders  an
                                                      amount equal to the Class B Percentage  of the Principal
                                                      Distribution  Amount for the Collection Period preceding
                                                      such  Payment  Date.   The  funds   available  for  such
                                                      distribution  are described  under  "Description  of the
                                                      Certificates--Distributions."

Subordination of Class B Certificates............     On each  Payment  Date,  the Class A  Certificateholders
                                                      are  entitled to full  payment of the amount due to them
                                                      before  the  Class B   Certificateholders   receive  any
                                                      payment.

Optional Prepayment..............................     The   Trust   may   redeem   the   outstanding   Class A
                                                      Certificates  and Class B  Certificates in whole, if the
                                                      Servicer   exercises   its   option  to   purchase   the
                                                      Receivables.  The Servicer may purchase the  Receivables
                                                      when their aggregate  principal  balance has declined to
                                                      10%  or  less  of  their  initial  aggregate   principal
                                                      balance.

Mandatory Repurchase.............................     If there is any money  left in the  Pre-Funding  Account
                                                      at the end of the Funding Period,  the Certificates will
                                                      be prepaid,  in part,  on the  following  Payment  Date.
                                                      The aggregate  principal  amount of  Certificates  to be
                                                      prepaid  will be an amount  equal to the amount  then on
                                                      deposit in the Pre-Funding Account.

                                                      A  mandatory   prepayment   premium  (the   "Certificate
                                                      Prepayment    Premium")    may    be    paid    to   the
                                                      Certificateholders  if the aggregate principal amount of
                                                      Certificates  to  be  prepaid  pursuant  to a  Mandatory
                                                      Repurchase exceeds      $      .

Pre-Funding Account..............................     A pre-funding account will be  established  to  purchase
                                                      additional  Receivables  after  the  Closing  Date.  The
                                                      Pre-Funded Amount will initially equal approximately $ ,
                                                      and  will be  reduced  by the  amount  used to  purchase
                                                      Receivables  and the amount  required to be deposited in
                                                      the  Reserve  Account.   The  Seller  expects  that  the
                                                      Pre-Funded  Amount will be reduced to less than $ by the
                                                      Date. Any Pre-Funded  Amount remaining at the end of the
                                                      Funding  Period will be paid to the  Certificateholders.

Reserve   Account..................................   A reserve account was established to protect you against
                                                      losses on your  certificates,  up to  $________________.
                                                      [Each time a subsequent Receivable is purchased, ___% of
                                                      the purchase  price will be  deposited  into the reserve
                                                      account.]  The  amounts  in  the  reserve  account  will
                                                      increase,  decrease  or stay the same  depending  on the
                                                      level of losses and excess collections.

                                                      The Trustee  will apply funds in the reserve  account to
                                                      make  payments  due on the  Certificates  that  are  not
                                                      covered by  collections on the  Receivables.  Amounts in
                                                      the reserve account on any Payment Date in excess of the
                                                      required  amount will be released to __________ and will
                                                      no  longer  be  available   to  make   payments  on  the
                                                      Certificates.

Priority of Payments.............................     In  general,  the  Servicer  will be  required  to remit
                                                      collections  received  with  respect to the  Receivables
                                                      within two  Business  Days of  receipt  to a  collection
                                                      account.  The  Trustee  will  withdraw  funds  from such
                                                      account  and apply such funds on each  Payment  Date to:
                                                      (i) the  Servicing Fee any overdue Servicing Fees to the
                                                      Servicer,  (ii) the Class A  Distributable Amount to the
                                                      Class A     Certificateholders,     (iii) the    Class B
                                                      Distributable Amount to the Class B  Certificateholders,
                                                      and (iv) the Reserve Account.

Tax Status.......................................     In the  opinion  of Brown & Wood LLP,  the Trust will be
                                                      treated  as a  grantor  trust  for  federal  income  tax
                                                      purposes,  will not be subject to federal income tax and
                                                      will  not  be  characterized  as  an  association  (or a
                                                      publicly traded  partnership)  taxable as a corporation.
                                                      See "Certain Federal Income Tax Consequences" herein and
                                                      "Certain Federal Income Tax  Consequences"  and "Certain
                                                      State Tax Consequences" in the Prospectus.

ERISA Considerations.............................     Subject to the  considerations  discussed  under  "ERISA
                                                      Considerations" herein and in the Prospectus,  the Class
                                                      A  Certificates  are  eligible  for purchase by employee
                                                      benefit plans.

Rating of the Certificates.......................     At the Closing Date, at least two nationally  recognized
                                                      rating  agencies will rate the Class A  Certificates  in
                                                      the highest  investment  rating  category.  [The Class B
                                                      Certificates  will  be  rated  at  least  "____"  or  its
                                                      equivalent by at least two nationally  recognized rating
                                                      agencies.]


                            SPECIAL CONSIDERATIONS

LIMITED LIQUIDITY                        There is currently no secondary  market
                                         for the Certificates.  Each Underwriter
                                         currently  intends  to  participate  in
                                         making  a   secondary   market  in  the
                                         Certificates,   but  it  is   under  no
                                         obligation   to  do  so.  There  is  no
                                         assurance that a secondary  market will
                                         develop.  If a  secondary  market  does
                                         develop,  there is no assurance that it
                                         will  continue or that you will be able
                                         to resell your Certificates.

SERVICING                                CFC  is  not   obligated  to  make  any
                                         payments in respect of the Certificates
                                         or  the  Receivables.  However,  if CFC
                                         were  to  cease   acting  as  Servicer,
                                         delays in  processing  payments  on the
                                         Receivables  and information in respect
                                         of  the  Receivables  could  occur  and
                                         result in delays in payments to you.

SUBORDINATION OF THE CLASS B             Distributions of interest and principal
CERTIFICATES                             on  the  Class B  Certificates will  be
                                         subordinated  in priority of payment to
                                         interest and principal due on the Class
                                         A Certificates. Consequently, the Class
                                         B  Certificateholders  will not receive
                                         any  distributions  with  respect  to a
                                         Collection Period until the full amount
                                         of interest  and  principal  due on the
                                         Class A  Certificates  on such  Payment
                                         Date has been  distributed to the Class
                                         A       Certificateholders.        Such
                                         subordination   has   the   effect   of
                                         increasing the likelihood of payment on
                                         the Class A Certificates  and therefore
                                         decreasing the likelihood of payment on
                                         the Class B Certificates.

SOURCES OF FUNDS                         The Trust will not have any significant
                                         assets  or  sources  of  funds  to make
                                         payments on the Certificates other than
                                         the   Receivables,    the   Pre-Funding
                                         Account  and the Reserve  Account.  You
                                         must   rely  for   repayment   of  your
                                         Certificates   upon   payments  on  the
                                         Receivables  and  amounts,  if any,  on
                                         deposit in the Pre-Funding  Account and
                                         the Reserve  Account.  The  Pre-Funding
                                         Account will be  available  only during
                                         the  Funding  Period  and  is  designed
                                         solely  to  cover  obligations  of  the
                                         Trust  relating  to a  portion  of  its
                                         funds not invested in  Receivables  and
                                         is not  designed to cover losses on the
                                         Receivables.  Similarly, although funds
                                         in the Reserve Account may be available
                                         on   each   Payment   Date   to   cover
                                         shortfalls in distributions of interest
                                         and  principal  on  the   Certificates,
                                         amounts  in  the  Reserve  Account  are
                                         limited.  If  the  Reserve  Account  is
                                         depleted,  the Trust will depend solely
                                         on   current    collections    on   the
                                         Receivables  to make  distributions  on
                                         the Certificates.

RATINGS OF THE CERTIFICATES              On  the   Closing  Date  at  least  two
                                         nationally  recognized  rating agencies
                                         (the "Rating  Agencies")  will rate the
                                         Class  A  Certificates  in the  highest
                                         rating   category,   and  the  Class  B
                                         Certificates  at least in the  "______"
                                         or its  equivalent.  A rating  is not a
                                         recommendation  to  purchase,  hold  or
                                         sell  Certificates,  inasmuch  as  such
                                         rating  does not  comment  as to market
                                         price or  suitability  for a particular
                                         investor.    The    ratings    of   the
                                         Certificates  address the likelihood of
                                         the payment of  principal  and interest
                                         on the  Certificates  pursuant to their
                                         terms.  However, the Rating Agencies do
                                         not  evaluate,  and the  ratings of the
                                         Certificates   do  not   address,   the
                                         likelihood    that   the    Certificate
                                         Prepayment  Premium will be paid. There
                                         can  be  no  assurance  that  a  Rating
                                         Agency will not lower or  withdraw  its
                                         rating if in its judgment circumstances
                                         in the future so warrant.

THERE MAY NOT BE SUFFICIENT
ELIGIBLE SUBSEQUENT
RECEIVABLES ORIGINATED
DURING THE PRE-FUNDING
PERIOD.  THIS WILL CAUSE A
PREPAYMENT TO BE MADE ON
THE CERTIFICATES                         On the  Closing  Date,  the Seller will
                                         transfer  to  the  Trust  approximately
                                         $_______  representing  the  Pre-Funded
                                         Amount.  If  the  principal  amount  of
                                         eligible Receivables  originated by CFC
                                         during the Funding  Period is less than
                                         the Pre-Funded  Amount, the Seller will
                                         have  insufficient  Receivables to sell
                                         to the Trust Subsequent Transfer Dates,
                                         thereby  resulting in a  prepayment  of
                                         principal to the  Certificateholders as
                                         described in the  following  paragraph.
                                         In   addition,    any   conveyance   of
                                         Subsequent  Receivables  is  subject to
                                         the   satisfaction   of  the  following
                                         conditions precedent, among others: (i)
                                         each Subsequent Receivable must satisfy
                                         the eligibility  criteria  specified in
                                         the Agreement; (ii) the Seller will not
                                         select such Subsequent Receivables in a
                                         manner  that it  believes is adverse to
                                         the        interests       of       the
                                         Certificateholders;      (iii)      the
                                         Receivables  in the Trust at that time,
                                         including the  Subsequent  Receivables,
                                         must satisfy the  parameters  described
                                         under "The  Receivables  Pool"  herein;
                                         (iv)  the  applicable  Reserve  Account
                                         Deposit  must  be  made;  and  (v)  the
                                         Seller must  execute and deliver to the
                                         Trustee a written assignment  conveying
                                         such  Subsequent.  Moreover,  any  such
                                         conveyance  of  Subsequent  Receivables
                                         will   also   be    subject    to   the
                                         satisfaction     of    the    following
                                         conditions  subsequent,  among  others:
                                         (a) the  Seller  will  deliver  certain
                                         opinions of counsel with respect to the
                                         validity of the  conveyance of all such
                                         Subsequent Receivables; (b) the Trustee
                                         shall     have     received     written
                                         confirmation  from a firm of  certified
                                         independent public accountants that the
                                         Receivables  in the Trust at that time,
                                         including the  Subsequent  Receivables,
                                         satisfied  the   parameters   described
                                         under "The  Receivables  Pool"; and (c)
                                         the  Rating  Agencies  shall  have each
                                         notified  the Seller in  writing  that,
                                         following  the  addition  of  all  such
                                         Subsequent       Receivables,       the
                                         Certificates   will  be  rated  by  the
                                         Rating  Agencies in the same respective
                                         rating  categories  in which  they were
                                         rated on the Closing  Date.  The Seller
                                         will    immediately    repurchase   any
                                         Subsequent Receivable, at a price equal
                                         to the Repurchase Amount thereof,  upon
                                         the  failure  of the  Seller to satisfy
                                         any of the foregoing  conditions.  Such
                                         confirmation  of  the  ratings  of  the
                                         Certificates   may  depend  on  factors
                                         other than the  characteristics  of the
                                         Subsequent  Receivables,  including the
                                         delinquency,  repossession and net loss
                                         experience on the  automobile and light
                                         duty truck receivables in the portfolio
                                         serviced  by CFC.

                                         To  the  extent  that  amounts  in  the
                                         Pre-Funding Account have not been fully
                                         used to purchase Subsequent Receivables
                                         by the end of the Funding  Period,  the
                                         Certificateholders will receive, on the
                                         Payment   Date   on   or    immediately
                                         following  the last day of the  Funding
                                         Period, a prepayment of principal in an
                                         amount equal to the  Pre-Funded  Amount
                                         remaining in the  Pre-Funding  Account.
                                         It is  anticipated  that the  principal
                                         amount of Subsequent  Receivables  sold
                                         to the Trust will not be exactly  equal
                                         to  the   amount  on   deposit  in  the
                                         Pre-Funding  Account and that therefore
                                         there will be at least a nominal amount
                                         of    principal    prepaid    to    the
                                         Certificateholders.

                                         Each Subsequent Receivable must satisfy
                                         the eligibility  criteria  specified in
                                         the   Agreement  at  the  time  of  its
                                         addition.      However,      Subsequent
                                         Receivables may have been originated by
                                         CFC  at  a  later  date  using   credit
                                         criteria  different  from  those  which
                                         were applied to the Initial Receivables
                                         and  may  be  of  a  different   credit
                                         quality and seasoning.  In addition, an
                                         increasing percentage of the Subsequent
                                         Receivables    may   be   Fixed   Value
                                         Receivables  or  Receivables  generated
                                         under the Market Value Pricing program.
                                         Therefore,  following  the  transfer of
                                         Subsequent  Receivables  to the  Trust,
                                         the   characteristics   of  the  entire
                                         Receivables  Pool included in the Trust
                                         may vary  significantly  from  those of
                                         the  Initial   Receivables.   See  "The
                                         Receivables   Pool"   herein  and  "The
                                         Receivables  Pools" in the  Prospectus.


FINANCIAL   INFORMATION   FOR
CHRYSLER FINANCIAL COMPANY L.L.C.

                                         Chrysler  Financial  Company L.L.C. and
                                         its  consolidated   subsidiaries'   net
                                         earnings  were  $116  million  and $344
                                         million  for the three and nine  months
                                         ended  September 30, 1998,  compared to
                                         $111  million and $307  million for the
                                         three and nine months  ended  September
                                         30, 1997.  The increase in net earnings
                                         primarily  reflects  higher  gains  and
                                         servicing fees from sales of automotive
                                         receivables,  a decrease  in  provision
                                         for credit losses, and gains from sales
                                         of certain  nonautomotive  assets.  Net
                                         earnings  for the first nine  months of
                                         1997  reflect a one-time  benefit  from
                                         the  adoption of Statement of Financial
                                         Accounting Standards No. 125.

                                         Pursuant to a plan of merger,  dated as
                                         of October 22,  1998,  effective  as of
                                         October 25,  1998,  Chrysler  Financial
                                         Corporation   merged   with   and  into
                                         Chrysler  Financial Company L.L.C. with
                                         Chrysler Financial Company L.L.C. being
                                         the  surviving  entity.  The purpose of
                                         the  merger  was to change  the form of
                                         organization   of  Chrysler   Financial
                                         Corporation  from a corporation  into a
                                         limited liability company. Prior to the
                                         merger,   Chrysler   Financial  Company
                                         L.L.C.   had  no  operations   and  had
                                         nominal  assets  and  liabilities.   In
                                         connection  with the  merger,  Chrysler
                                         Financial  Company L.L.C.  succeeded to
                                         all of the  assets and  liabilities  of
                                         Chrysler Financial Corporation.

                                         On November  12,  1998,  the  Company's
                                         parent, Chrysler Corporation,  became a
                                         wholly-owned        subsidiary       of
                                         DaimlerChrysler     Aktiengesellscchaft
                                         ("Daimler")  and on November  17, 1998,
                                         Chrysler  Corporation  changed its name
                                         to     DaimlerChrysler      Corporation
                                         ("Chrysler").

RISKS  ASSOCIATED WITH COMPUTER
SYSTEMS  AND THE YEAR 2000               CFC has  conducted an evaluation of the
                                         actions  necessary  to ensure  that its
                                         business critical computer systems will
                                         function   without    disruption   with
                                         respect  to the  application  of dating
                                         systems in the Year  2000.  As a result
                                         of this  evaluation,  CFC is engaged in
                                         the process of upgrading, replacing and
                                         testing  certain of its information and
                                         other  computer  systems.  While  CFC's
                                         remedial  actions are  scheduled  to be
                                         completed  during the third  quarter of
                                         1999,  there can be no  assurance  that
                                         the remedial actions being  implemented
                                         by CFC  will  be  completed  in time to
                                         avoid dating systems  problems.  If CFC
                                         is  unable  to  complete  its  remedial
                                         actions  in  the   planned   timeframe,
                                         contingency  plans will be developed to
                                         address those business critical systems
                                         that may not be Year 2000 compliant.

                                         In addition,  disruptions  with respect
                                         to  computer   systems  of  vendors  or
                                         customers,   which  are   outside   the
                                         control  of  CFC,   could   impair  the
                                         ability  of  CFC  to  obtain  necessary
                                         services or to provide  services to its
                                         customers.  CFC has a process  in place
                                         to assess  the Year 2000  readiness  of
                                         its  business   critical   vendors  and
                                         customers.  As part  of the  assessment
                                         process,  CFC will develop  contingency
                                         plans  for  those   business   critical
                                         vendors   who  are  either   unable  or
                                         unwilling to develop  remediation plans
                                         to become Year 2000 compliant. Although
                                         these  plans have yet to be  developed,
                                         CFC  expects   that  these  plans  will
                                         include    selective    resourcing   of
                                         services   to   Year   2000   compliant
                                         vendors.  CFC expects  that  vendors in
                                         this   category   will   represent   an
                                         insignificant part of its total service
                                         base.  It is expected  that these plans
                                         will be in place by the  third  quarter
                                         of 1999.


                                   THE TRUST

GENERAL

    The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Trust will be governed by a Pooling and Servicing Agreement dated as of ____________ (as amended and supplemented from time to time, the "Agreement"). The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates--Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

    If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates--Distributions" and "--Reserve Account" herein anD "Certain Legal Aspects of the Receivables" in the Prospectus.

    Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; (vi) the Pre-Funded Account and (vii) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                             THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and will include any Subsequent Receivables purchased as of any Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

    The Initial Receivables were purchased, and the Subsequent Receivables were or will be purchased, by the Servicer from Dealers in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that each Receivable (i) has an outstanding gross balance of at least [$_____] and (ii) as of the applicable Cutoff Date, was not or will not be more than 30 days past due. As of the applicable Cutoff Date, no Obligor on any Receivable was or will have been noted in the related records of the Servicer as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable will have financed a Financed Vehicle under CFC's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be
adverse  to  Certificateholders   were  or  will  be  used  in  selecting  the
Receivables.

    The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) not more than % of the principal balances of the Receivables in the Trust will represent vehicles financed at CFC's used vehicle rates, and (ii) the weighted average APR of the Receivables in the Trust will not be less than %, unless the Seller increases the Reserve Account Initial Deposit by certain specified amounts. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average remaining term not greater than months. Such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates. In addition, no Receivable will be sold to the Trust if such Receivable has been repurchased by the Seller through the exercise of optional repurchase provisions contained in other securitization transactions.

    The Initial Receivables will represent approximately % of the aggregate initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by annual percentage rate ("APR") and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.

    The composition, distribution by APR and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables.

               COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE
                              INITIAL CUTOFF DATE

                                                                WEIGHTED           WEIGHTED
   WEIGHTED                                                      AVERAGE            AVERAGE          AVERAGE
AVERAGE APR OF          AGGREGATE            NUMBER OF          REMAINING          ORIGINAL         PRINCIPAL
  RECEIVABLES       PRINCIPAL BALANCE       RECEIVABLES           TERM               TERM            BALANCE
----------------  ----------------------  ----------------   ----------------   ----------------   -------------
          %         $                                            months             months           $


                              DISTRIBUTION BY APR
                          OF THE INITIAL RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

                                                                                              PERCENT OF
                                                                                               AGGREGATE
                                                       NUMBER OF             AGGREGATE         PRINCIPAL
                     APR RANGE                        RECEIVABLES        PRINCIPAL BALANCE      BALANCE
-------------------------------------------       ------------------    ------------------   ------------

0.00% to 3.00%.......................
3.01% to 4.00%.......................
4.01% to 5.00%.......................
5.01% to 6.00%.......................
6.01% to 7.00%.......................
7.01% to 8.00%.......................
8.01% to 9.00%.......................
9.01% to 10.00%......................
10.01% to 11.00%.....................
11.01% to 12.00%.....................
12.01% to 13.00%.....................
13.01% to 14.00%.....................
14.01% to 15.00%.....................
15.01% to 16.00%.....................
16.01% to 17.00%.....................
17.01% to 18.00%.....................
18.01% to 19.00%.....................
19.01% to 20.00%.....................
Greater than 20.00%..................                                                             ------
    Totals...........................                                                             100.0%
                                                                                                  ======


              GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES
                  AS OF THEIR RESPECTIVE INITIAL CUTOFF DATES

State(1)                       Percent of Aggregate    State(1)                         Percent of Aggregate
                               Principal Balance(2)                                     Principal Balance(2)
-----------------------------  ----------------------  ------------------------------  ------------------------

Alabama.....................                           Montana......................
Alaska......................                           Nebraska.....................
Arizona.....................                           Nevada.......................
Arkansas....................                           New Hampshire................
California..................                           New Jersey...................
Colorado....................                           New Mexico...................
Connecticut.................                           New York.....................
Delaware....................                           North Carolina...............
District of Columbia........                           North Dakota.................
Georgia.....................                           Oklahoma.....................
Hawaii......................                           Oregon.......................
Idaho.......................                           Pennsylvania.................
Illinois....................                           Rhode Island.................
Indiana.....................                           South Carolina...............
Iowa........................                           South Dakota.................
Kansas......................                           Tennessee....................
Kentucky....................                           Texas........................
Louisiana...................                           Utah.........................
Maine.......................                           Vermont......................
Maryland....................                           Virginia.....................
Massachusetts...............                           Washington...................
Michigan....................                           West Virginia................
Minnesota...................                           Wisconsin....................
Mississippi.................                           Wyoming......................
Missouri....................                                                                 _______
                                                              Total................            100%
                                                                                             =======

------------------------
(1)  Based on physical addresses of the Dealers originating the Receivables.
(2)  Percentages may not add to 100.0% because of rounding.


    By aggregate principal balance, approximately % of the Initial Receivables constitute Precomputed Receivables, % of the Initial Receivables constitute Simple Interest Receivables and % constitute Fixed Value Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables, Simple Interest Receivables and Fixed Value Receivables.

    By aggregate principal balance, approximately % of the Initial Receivables, constituting % of the number of Initial Receivables, as of the Initial Cutoff Date, represent vehicles financed at CFC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at CFC's used vehicle rates. Approximately % of the aggregate principal balance of the Initial Receivables represent financing of vehicles manufactured or distributed by Chrysler.


    CFC'S PERFORMANCE HISTORY

    Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CFC continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN MILLIONS)

                                               AT SEPTEMBER 30,
                                --------------------------------------------
                                       1998                      1997
                                ------------------------   -------------------
                                   NUMBER                   NUMBER
                                     OF                       OF
                                  CONTRACTS     AMOUNT     CONTRACTS    AMOUNT
                                -----------     ------     ---------    ------


Portfolio......................   1,786,809   $ 24,700     1,700,645   $ 21,749
Period of Delinquency
  31-60 Days...................      41,473   $    484        52,839   $    656
  61 Days or More..............       3,935         51         8,202        119
                                -----------   --------     ----------  --------
Total Delinquencies............      45,408   $    535         61,041  $    775
                                     ======        ===         ======       ===
Total   Delinquencies   as   a
  Percent of  the Portfolio....        2.54%       2.17%         3.59%     3.56%


                                                AT DECEMBER 31,
                                ----------------------------------------------
                                       1997                      1996
                                ------------------------   -------------------
                                   NUMBER                   NUMBER
                                     OF                       OF
                                  CONTRACTS     AMOUNT     CONTRACTS    AMOUNT
                                -----------     ------     ---------    ------
Portfolio......................   1,697,755   $ 21,879    1,679,880   $ 21,197
Period of Delinquency
  31-60 Days...................      58,421   $    708       65,297   $    843
  61 Days or More..............       7,360        102        8,175        118
                                -----------   --------    ---------   --------
Total Delinquencies............      65,781   $    810       73,472   $    961
                                     ======        ===       ======        ===
Total   Delinquencies   as   a
 Percent of  the Portfolio....        3.87%       3.70%       4.37%       4.53%



                                                                           AT DECEMBER 31,
                                        --------------------------------------------------------------------
                                                  1995                     1994                     1993
                                        ------------------------  ------------------------  --------------------
                                           NUMBER                   NUMBER                   NUMBER
                                            OF                       OF                       OF
                                         CONTRACTS     AMOUNT      CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                         ---------     ------      ---------     ------     ---------     ------

Portfolio......................          1,653,533     $20,913     1,444,736     $16,977    1,352,218     $14,116
Period of Delinquency
 31-60 Days...................              55,507     $   720        25,888     $   293       16,350     $   153
 61 Days or More..............               6,792         100         2,085          27        1,383          15
                                         ----------    -------     ----------    -------    ----------    -------
Total Delinquencies............             62,299     $   820        27,973     $   320       17,733     $   168
                                            ======         ===        ======         ===       ======         ===
Total  Delinquencies as a Percent of
  the Portfolio................               3.77%       3.92%         1.94%       1.88%        1.31%       1.19%

----------
   (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including estimated unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CFC continues to service.


                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN MILLIONS)


                                                           NINE MONTHS
                                                       ENDED SEPTEMBER 30,
                                                       -------------------
                                                        1998         1997
                                                        -----        ----

Average  Amount  Outstanding  During
the Period ...................................         $23,214      $21,394
Average Number of Contracts
  Outstanding During  the Period..............       1,736,375    1,686,274
Percent of Contracts Acquired During
  The Period  with  Recourse  to the Dealer...           8.98%        10.14%
Repossessions as a Percent of
  Average Number of Contracts
  Outstanding(2)...............................          2.82          3.32%
Net Losses as a Percent of
  Liquidations(3)(4)...........................          2.80          2.98%
Net Losses as a Percent of Average
  Amount Outstanding(2)(3).....................          1.41          1.64%


                                                                YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------------
                                               1997         1996         1995         1994           1993
                                           ------------ ------------ ------------ ------------   --------

Average  Amount  Outstanding  During
the Period...........................         $21,485       $21,062     $19,4486     $15,517       $12,882
Average Number of Contracts
  Outstanding During  the Period.....       1,688,525     1,671,405    1,572,963   1,396,497     1,341,084
Percent of Contracts Acquired During
  The Period  with  Recourse  to the
  Dealer...............................         10.91          9.05%      14.80%       17.00%       16.20%
Repossessions as a Percent of
 Average Number of Contracts
 Outstanding(2)........................          3.40          3.82%       3.05%        2.36%        2.15%

Net Losses as a Percent of
  Liquidations(3)(4)...................          3.36          3.17%       2.25%        1.38%         1.34%

Net Losses as a Percent of Average
  Amount  Outstanding(2)(3)............          1.80          1.68%       1.16%        0.73%         0.75%

----------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including estimated unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CFC continues to service.

(2) Percentages have been annualized for the nine months ended September 30, 1998 and 1997 and are not necessarily indicative of the experience for the year.

(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

Notwithstanding the improvement in credit losses for the nine months ended September 30, 1998, higher credit losses could be experienced in the near term. No assurance can be given as to future results.


    The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts. Approximately % of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date represents contracts with recourse to Dealers. This factor was taken into consideration in determining the principal balances of the Class A and Class B Certificates and the Specified Reserve Account Balance. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided the Seller retakes the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.


                       CHRYSLER FINANCIAL COMPANY L.L.C.

    Certain information regarding the Seller is set forth under "Chrysler Financial Company L.L.C." in the Prospectus. In addition, as of September 30, 1998, the Seller had nearly 3,400 employees and was managing $46.8 billion in finance receivables and provided financial services to automobile dealers and their customers through 29 zone offices in the United States. During the first nine months of 1998, the Seller financed or leased approximately 738,000 new and used vehicles at retail, including approximately 563,000 new Chrysler passenger cars and light duty trucks, representing 30% of Chrysler's U.S. retail and fleet deliveries. The Seller also financed at wholesale approximately 1,338,000 new Chrysler passenger cars and light duty trucks, representing 69% of Chrysler's U.S. factory unit sales for the nine months ended September 30, 1998. Wholesale vehicle financing accounted for 69% of the total automotive financing volume of the Seller in the first nine months of 1998 and represented 22% of net automotive finance receivables and leases outstanding at September 30, 1998.

    Chrysler Financial Corporation converted from a corporation to a limited liability company ("LLC") on October 25, 1998. The conversion to an LLC had, and will continue to have, no effect on the day-to-day operations of Chrysler Financial Corporation. The new LLC is the surviving legal entity of a merger between Chrysler Financial Company L.L.C., a newly created Michigan limited liability company, and Chrysler Financial Corporation. DaimlerChrysler Corporation, which owned all of the capital stock of Chrysler Financial Corporation, is the sole member (owner) of Chrysler Financial Company L.L.C. Chrysler Financial Company L.L.C. succeeded to the operations of Chrysler Financial Corporation upon the completion of the conversion and acquired its assets and assumed its debt and other obligations.


                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

    Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Payment Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates.


                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.


GENERAL

    In general, it is intended that Class A Certificateholders receive, on each Payment Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Principal Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Payment Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Principal Balance.

    The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately % of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of approximately % of the Trust. [The Class B Certificates, which are not being offered hereby, initially will be held by the Company.]


MANDATORY REPURCHASE

    Cash distributions to Certificateholders will be made, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date, exceeds $ (a "Mandatory Repurchase").

    The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders pursuant to a Mandatory Repurchase if the amount on deposit in the Pre-Funding Account exceeds $ . The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Class A Pass Through Rate or the Class B Pass Through Rate, as applicable, during the period commencing on and including the Payment Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but excluding over (ii) the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Payment Date on the . Such excess shall be discounted to present value to such Payment Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds that are received from the Seller under the Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Trust will be available for the purpose of making such payment.


OPTIONAL PREPAYMENT

    If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A
Certificates  equal to the outstanding  Class A Certificate  Balance  together with  accrued  interest  at the  Class  A  Pass  Through  Rate,  the  Class  B
Certificateholders   will  receive  an  amount  in  respect  of  the  Class  B
Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate, which distributions shall effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.


SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

    Certain information with respect to the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately $ (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

    During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Seller and arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balance of the Subsequent Receivables, (ii) an amount equal to % of the aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and (iii) an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Seller.

    Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement (including that such Subsequent Receivable has not been repurchased by the Seller through the exercise of optional repurchase provisions contained in another securitization transaction); (ii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent
Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (i) the Seller will have delivered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of each applicable Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Class A Certificates and the Class B Certificates are rated in the same respective rating categories in which they were rated at the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Repurchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto.

    Subsequent Receivables may have been originated by CFC at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Special Considerations--The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.


ACCOUNTS

    In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Trustee, the Payahead Account, the Pre-Funding Account and the Reserve Account, in the name of the Trustee on behalf of the Certificateholders. The Reserve Account will not be part of the Trust.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the
Collection Period (after giving effect to distributions to be made on the following Payment Date). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid on each Payment Date solely to the extent of the Interest Distribution Amount. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.


DISTRIBUTIONS

    Deposits to Collection Account. On or about the Business Day of each month (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Repurchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period).

    On or before each Payment Date, the Servicer shall cause to be transferred from the Payahead Account to the Collection Account scheduled payments due during the related Collection Period or as may be applied to full prepayments on the Precomputed Receivables.

    On or before each Payment Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Payment Date shall be the sum of the Interest
Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

    The "Interest Distribution Amount" for a Payment Date generally will be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Repurchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Payment Date.

    The "Principal Distribution Amount" for a Payment Date generally will be the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period;
(v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Final Scheduled Payment Date, any amounts advanced by the Servicer with respect to principal on the Receivables.

    The Interest Distribution Amount and the Principal Distribution Amount on any Payment Date shall exclude the following:

                  (i)  amounts  received  on  Precomputed  Receivables  to the
         extent  that  the  Servicer  has  previously   made  an  unreimbursed
         Precomputed Advance;

                  (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

                  (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

                  (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof);

                  (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and

                  (vi) amounts released from the Pre-Funding Account.

    The Interest Distribution Amount and Principal Distribution Amount with respect to any Payment Date will not be determined on the basis of the reconciliation methodology described under "Description of the Transfer and Servicing Agreements--Distributions--Allocation of Collections on Receivables; Reconciliation".

    Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Payment Date shall be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Payment Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Payment Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    The "Class A Certificate Balance" shall equal, initially, $ and, thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

    The "Class B Distributable Amount" with respect to a Payment Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Payment Date, the principal required to be distributed to the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Payment Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

    The "Class B Certificate Balance" shall equal, initially, $ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

    Calculation of Amounts to Be Distributed.  Prior to each Payment Date, the
Servicer  will  calculate  the  Total   Distribution   Amount,   the  Class  A
Distributable Amount and the Class B Distributable Amount.

    The holders of the Class A Certificates will receive on any Payment Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below) as of the close of the preceding Payment Date. On each Payment Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Payment Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Payment Date to the current Payment Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Payment Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B
Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Payment Date means the excess of the Class A Interest Distributable Amount for such Payment Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Payment Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Payment Date through the current Payment Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Payment Date.

    On each Payment Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Payment Date exceeds the Class A Percentage of the Principal Distribution Amount on such Payment Date, the Class A Certificateholders shall be entitled to receive such amounts first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Payment Date means the excess of the Class A plus any Principal Distributable Amount outstanding Class A Principal Carryover Shortfall from the preceding Payment Date over the amount of principal that the holders of the Class A Certificates actually received on such current Payment Date.

    The holders of the Class B Certificates will receive on any Payment Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (each as defined below) as of the close of the preceding Payment Date. On each Payment Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Payment Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Payment Date to the current Payment Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Payment Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Payment Date). The "Class B Interest Carryover Shortfall" as of the close of any Payment Date means the excess of the Class B Interest Distributable Amount for such Payment Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Payment Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Payment Date through the current Payment Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Payment Date.

    On each Payment Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Payment Date exceeds the Class B Percentage of the Principal Distribution Amount on such Payment Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Payment Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Payment Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Payment Date over the amount of principal that the holders of Class B Certificates actually received on such current Payment Date.


SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

    The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Payment Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Payment Date.

    The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Payment Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Payment Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods) withdraw from the Collection Account and deposit in the Reserve Account the amount remaining in the Collection Account that would otherwise be distributed to the Company, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Payment Date, and (ii) if the amount on deposit in the Reserve Account on such Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) is greater than the Specified Reserve Account Balance for such Payment Date, the Trustee will release and distribute any such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to, such amounts.

    Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Agreement in Eligible Investments. The Company shall be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

    The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

    The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

    If on any Payment Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Payment Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP, the Trust will be treated as a grantor trust for federal income tax purposes, will not be subject to federal income tax and will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus.


                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

     Subject to the considerations set forth under "ERISA Considerations--Senior Certificates Issued By Trusts" in the Prospectus, the Class A Certificates may be purchased by or with assets of an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


THE CLASS B CERTIFICATES

    The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or
(c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                 UNDERWRITING

    Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of [Class A] Certificates set forth opposite its name below:


                      PRINCIPAL  AMOUNT  OF          PRINCIPAL AMOUNT OF
UNDERWRITERS          CLASS A CERTIFICATES          CLASS B CERTIFICATES
------------          ---------------------         --------------------

                      $                             $

 Total......          $                             $


    The Seller has been advised by the Underwriters that they propose initially to offer the [Class A] Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of % per [Class A] Certificate. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % per [Class A] Certificate to certain other dealers. After the initial public offering of the [Class A] Certificates, the public offering prices and such concessions may be changed.


                                LEGAL OPINIONS

    In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by [ ]. [ may from time to time render legal services to CFC and its affiliates].


                                INDEX OF TERMS


Agreement..............................................................S-12
APR....................................................................S-13
Cede....................................................................S-2
Certificate Prepayment Amount..........................................S-19
Certificate Prepayment Premium..........................................S-5
CFC.....................................................................S-4
Chrysler...............................................................S-11
Class A Certificate Balance............................................S-22
Class A Distributable Amount...........................................S-22
Class A Interest Carryover Shortfall...................................S-23
Class A Interest Distributable Amount..................................S-22
Class A Percentage.....................................................S-18
Class A Principal Carryover Shortfall..................................S-23
Class A Principal Distributable Amount.................................S-22
Class B Certificate Balance............................................S-22
Class B Distributable Amount...........................................S-22
Class B Interest Carryover Shortfall...................................S-23
Class B Interest Distributable Amount..................................S-22
Class B Percentage.....................................................S-18
Class B Principal Carryover Shortfall..................................S-24
Class B Principal Distributable Amount.................................S-22
Closing Date............................................................S-4
Code...................................................................S-25
Cutoff Date............................................................S-12
Daimler................................................................S-11
Determination Date.....................................................S-21
DTC.....................................................................S-2
Initial Pool Balance....................................................S-4
Interest Distribution Amount...........................................S-21
Issuer..................................................................S-4
Liquidated Receivables.................................................S-21
Liquidation Proceeds...................................................S-21
LLC....................................................................S-18
Mandatory Repurchase...................................................S-19
Payment Date............................................................S-4
Plan...................................................................S-25
Principal Distribution Amount..........................................S-21
Rating Agencies.........................................................S-9
Realized Losses........................................................S-21
Receivables.............................................................S-4
Receivables Pool.......................................................S-12
Seller..................................................................S-4
Servicer................................................................S-4
Total Distribution Amount..............................................S-21
Trust...................................................................S-4
Trustee.................................................................S-4
Underwriters...........................................................S-25
Underwriting Agreement.................................................S-25



---------------------------------------------------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                         PAGE
                                                         ----

Reports to Certificateholders........................    S-2
Table of Contents....................................    S-3
Summary of Terms.....................................    S-4
Special Considerations...............................    S-8
The Trust............................................    S-12
The Receivables Pool.................................    S-12
Chrysler Financial Company L.L.C.....................    S-17
Weighted Average Life of the Certificates............    S-18
Description of the Certificates......................    S-18
Certain Federal Income Tax Consequences..............    S-25
ERISA Considerations.................................    S-25
Underwriting.........................................    S-25
Legal Opinions.......................................    S-26
Index of Terms.......................................    S-27

                      PROSPECTUS
Available Information................................    3
Incorporation of Certain Documents by Reference......    3
Summary of Terms.....................................    4
Special Considerations...............................    7
The Trusts...........................................    11
The Receivables Pools................................    12
Weighted Average Life of the Securities..............    14
Pool Factors for Securities and Trading Information..    14
Use of Proceeds......................................    15
Chrysler Financial Company L.L.C.....................    15
Description of the Notes.............................    16
Description of the Certificates......................    20
Certain Information Regarding the Securities.........    21
Description of the Transfer and Servicing Agreements.    31
Certain Legal Aspects of the Receivables.............    41
Certain Federal Income Tax Consequences..............    44
Certain State Tax Consequences.......................    55
ERISA Considerations.................................    55
Plan of Distribution.................................    59
Legal Opinions.......................................    59
Index of Terms.......................................    60

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING OFFERED NOTES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECUTS SUPPLEMENT.


==============================================================================



                                $-------------

                              PREMIER AUTO TRUST

                                    -------

                                  $----------
                    __% ASSET BACKED CERTIFICATES, CLASS A

                                  $----------
                   [__% ASSET BACKED CERTIFICATES, CLASS B]



                              CHRYSLER FINANCIAL
                                COMPANY L.L.C.
                              SELLER AND SERVICER

                                ---------------

                             PROSPECTUS SUPPLEMENT

                             DATED ______________

                                ---------------


                                [UNDERWRITERS]




==============================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


Subject to Completion, dated             .
                             ------------
Prospectus Supplement
(To Prospectus dated ___________, ____)

                                $_______________
                            PREMIER AUTO TRUST ____-_
        $____________ CLASS A-2, ____% ASSET BACKED NOTES, DUE _________
        $____________ CLASS A-3, ____% ASSET BACKED NOTES, DUE _________
        $____________ CLASS A-4, ____% ASSET BACKED NOTES, DUE _________
                       CHRYSLER FINANCIAL COMPANY L.L.C.,
                               SELLER AND SERVICER
                              ____________________

          BEFORE YOU DECIDE TO INVEST IN ANY OF THE OFFERED NOTES, PLEASE READ THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS, ESPECIALLY THE SPECIAL CONSIDERATIONS BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 7 OF THE PROSPECTUS.

          The Notes will be obligations of the Trust only, and neither the Notes nor the assets of the Trust will represent interests in or obligations of Chrysler Financial Company L.L.C. or any of its affiliates.

GENERAL:

o Premier Auto Trust ____-_ will issue the above Offered Notes to obtain funds for the purchase of a pool of motor vehicle retail installment contracts. The securities represent obligations of the Trust, and the Trust's main source of funds for making payments on the securities is collections on the retail installment contracts.

o Interest and principal will be payable on the ___ of each month, unless the ____________ is not a Business Day, in which case, the payment will be made on the following Business Day. The first payment will be due ___________, ____.

o Principal will be paid on the notes in sequence. All principal will be paid on the Class A-1 Notes until they are fully paid, then on Class A-2 Notes until fully paid, etc.


TOTAL SECURITIES ISSUED:

=================================== ==================== ==================== ==================== ==================
                                         ORIGINAL                                UNDERWRITING         PROCEEDS TO
                                     PRINCIPAL AMOUNT    PRICE TO PUBLIC(2)        DISCOUNT          SELLER(2)(3)
----------------------------------- -------------------- -------------------- -------------------- ------------------
Class A-1 Notes(1)...............     $______________            n/a                  n/a                 n/a

Class A-2 Notes..................     $______________         ________%            ________%          __________%

Class A-3 Notes..................     $______________         ________%            ________%          __________%

Class A-4 Notes..................     $______________         ________%            ________%          __________%

Certificates (Subordinated)(1)...     $______________            n/a                  n/a                 n/a
----------------------------------- -------------------- -------------------- -------------------- ------------------
Total............................     $______________      $_____________       $______________     $_____________
=================================== ==================== ==================== ==================== ==================

(1)  Not being offered hereby.
(2) Plus accrued  interest,  if any from ________ __, ____.
(3) Before deducting expenses, estimated to be $__________.

INITIAL CREDIT ENHANCEMENT (1):

==================================================== ===================== ===================== =====================
                                                           INITIAL             CERTIFICATES              CASH
                                                     OVERCOLLATERALIZATION    (SUBORDINATED)         RESERVE FUND
---------------------------------------------------- --------------------- --------------------- ---------------------
Amount............................................      $_____________       $_______________       $____________

Percent of Initial Securities Amount..............          ____%                 ____%                 ____%
==================================================== ===================== ===================== =====================

(1) Excess Spread, if any, may also provide credit enhancement.
                               ___________________

     We expect that delivery of the Offered Notes will be made in book-entry form only through the facilities of The Depository Trust Company and Cedelbank, and the Euroclear System on or about ___________________.

     Neither the SEC nor any state securities commission has approved or disapproved the Offered Notes or determined that this Prospectus Supplement and Prospectus are accurate or complete. Any representation to the contrary is a criminal offense.
                               ___________________

                                 [UNDERWRITERS]
                                  ------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS _______________

    Application will be made to list the Offered Notes on the Luxembourg Stock Exchange.

CONTENT OF PROSPECTUS SUPPLEMENT AND PROSPECTUS

    You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the Prospectus Supplement or the Prospectus is accurate as of any date other than the date at the bottom of the front page of this document.

    We provide information to you about the Offered Notes in two separate documents that provide varying levels of detail: (a) this Prospectus Supplement, which describes the specific terms of the Offered Notes, and (b) the Prospectus, which provides general information, some of which may not apply to the Offered Notes.

    If the terms of the Offered Notes described in this Prospectus Supplement vary with the accompanying Prospectus, you should rely on the information in the Prospectus Supplement.

    We include cross-references in this Prospectus Supplement and the Prospectus to captions in these documents where you can find further related discussions. The Table of Contents on the back cover of this document provides the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the Prospectus are defined under the caption "Index of Terms" on page S-25 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 60 in the Prospectus.

LIMITATIONS ON OFFERS OR SOLICITATIONS

    We do not intend this document to be an offer or solicitation:

               (A) if used in a jurisdiction in which such offer or solicitation is not authorized;
               (B) if the person making such offer or solicitation is not qualified to do so; or
               (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE OFFERED NOTES

    The Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Notes. Such transactions may include stabilizing and the purchase of Offered Notes to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

                             REPORTS TO NOTEHOLDERS

    If and when Definitive Notes are issued, Chrysler Financial Company L.L.C., as servicer, will send monthly and annual unaudited reports containing information concerning the Receivables to the Indenture Trustee to be delivered to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Notes. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Chrysler Financial Company L.L.C., as originator of the Trust, will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                                TABLE OF CONTENTS

                                                     PAGE
                                                     ----

REPORTS TO NOTEHOLDERS.............................  S-3
SUMMARY OF TERMS...................................  S-5
   Issuer..........................................  S-5
   Seller of the Receivables to the Trust..........  S-5
   Servicer of the Receivables.....................  S-5
   Indenture Trustee...............................  S-5
   Owner Trustee...................................  S-5
   Offered Notes...................................  S-5
   Certificates....................................  S-5
   Receivables.....................................  S-5
   Closing Date....................................  S-5
   Terms of the Notes..............................  S-5
     Payment Date..................................  S-5
     Per Annum Interest Rates......................  S-6
     Interest Accrual Period for the Notes.........  S-6
     Principal.....................................  S-6
   Credit Enhancement..............................  S-7
     Initial Overcollateralization; Use of
       Excess Spread to Increase
       Overcollateralization.......................  S-7
     Reserve Account...............................  S-7
     Priority of Payments; Subordination of
       Certificates................................  S-7
   Tax Status......................................  S-7
   ERISA Considerations............................  S-7
   Rating of the Offered Notes.....................  S-7
SPECIAL CONSIDERATIONS.............................  S-8
   Limited Liquidity...............................  S-8
   Servicing.......................................  S-8
   Sources of Funds................................  S-8
   Ratings of the Offered Notes....................  S-8
   Financial Information for Chrysler Financial
     Company L.L.C.................................  S-8
   Risks Associated with Computer Systems
     and the Year 2000............................. S-10
THE TRUST.......................................... S-11
   General......................................... S-11
   Capitalization of the Trust..................... S-11
   The Owner Trustee............................... S-11
THE RECEIVABLES POOL............................... S-12
   CFC's Performance History....................... S-13
CHRYSLER FINANCIAL
  COMPANY L.L.C.................................... S-14
WEIGHTED AVERAGE LIFE OF THE
  NOTES............................................ S-15
DESCRIPTION OF THE NOTES........................... S-15
   General......................................... S-15
   Payments of Interest............................ S-15
   Payments of Principal........................... S-16
   Optional Redemption............................. S-16
   Book-Entry Registration......................... S-17
DESCRIPTION OF THE
  CERTIFICATES..................................... S-17
DESCRIPTION OF THE TRANSFER
   AND SERVICING AGREEMENTS........................ S-17
   Sale and Assignment of Receivables.............. S-17
   Accounts........................................ S-17
   Servicing Compensation and Payment of
     Expenses...................................... S-17
   Distributions................................... S-18
     Deposits to Collection Account................ S-18
     Allocations and Distributions................. S-18
     Payments to Noteholders....................... S-20
   Overcollateralization and Release of the
     Initial Overcollateralization Amount.......... S-20
   Reserve Account................................. S-21
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES..................................... S-22
ERISA CONSIDERATIONS............................... S-22
UNDERWRITING....................................... S-22
LEGAL OPINIONS..................................... S-24
INDEX OF TERMS..................................... S-25
ANNEX I............................................  A-1

                                SUMMARY OF TERMS

    The following summary is a short, concise description of the main terms of the Offered Notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the Offered Notes following this summary and in the Prospectus.

Issuer...................................   Premier  Auto  Trust  ____-__   (The
                                            "Trust" or the "Issuer"), a Delaware
                                            business trust.

Seller of the Receivables
   to the Trust..........................   Chrysler  Financial  Company  L.L.C.
                                            (the "Seller" or "CFC").

Servicer of the Receivables..............   CFC   (in    such    capacity,   the
                                            "Servicer").

Indenture Trustee........................   ____________________________________
                                            (the "Indenture Trustee").

Owner Trustee............................   ____________________________________
                                            (the "Owner Trustee").

Offered Notes............................   The  "Offered   Notes"  include only
                                            the Class A-2  Notes,  the Class A-3
                                            Notes and the Class  A-4  Notes,  as
                                            described  on the  cover  page.  The
                                            Trust will also issue  $____________
                                            principal  amount of Class A-1 ____%
                                            Asset  Backed  Notes.   The  "Notes"
                                            include  the  Offered  Notes and the
                                            Class A-1 Notes.

Certificates.............................   The Trust will also issue $_________
                                            principal  amount  of  Asset  Backed
                                            Certificates  (the  "Certificates").
                                            The   Certificates   will  represent
                                            fractional  undivided  interests  in
                                            the Trust.  The Certificates are not
                                            being    offered     hereby.     The
                                            Certificates will not bear interest.
                                            No  principal  will  be  paid on the
                                            Certificates  until the  Notes  have
                                            been paid in full. The  "Securities"
                                            include    the    Notes    and   the
                                            Certificates.

Receivables..............................   The Trust's main source of funds for
                                            making  payments  on the  Securities
                                            will  be  collections  on its  motor
                                            vehicle  retail   installment  sales
                                            contracts    (the    "Receivables").
                                            Initially,  the Trust  will  acquire
                                            Receivables  with a total  principal
                                            balance  of  $________________  (the
                                            "Initial   Pool   Balance")   as  of
                                            ____________ (the "Cutoff Date"). As
                                            of the  Cutoff  Date,  the  weighted
                                            average  annual  percentage  rate of
                                            the  Receivables  was  approximately
                                            ____%,    the    weighted    average
                                            remaining     maturity     of    the
                                            Receivables was approximately  _____
                                            months,  and  the  weighted  average
                                            original maturity of the Receivables
                                            was  approximately  _____ months. No
                                            Receivable has a scheduled  maturity
                                            later than ______________.  See "The
                                            Receivables Pool" herein.

Closing Date.............................   The   "Closing  Date" is _______ __,
                                            ____.

Terms of the Notes

    A.  Payment Date.....................   Payments  of interest and  principal
                                            on the  Notes  will  be  made on the
                                            _____ day of each month,  unless the
                                            _____  is  not a  Business  Day,  in
                                            which case, the payment will be made
                                            on the following Business Day (each,
                                            a "Payment Date).  The first Payment
                                            Date will be ______________.

    B.  Per Annum Interest Rates.........   Class A-1 Rate ____%
                                            Class A-2 Rate ____%
                                            Class A-3 Rate ____%
                                            Class A-4 Rate ____%

   C.    Interest Accrual Period for the
         Notes...........................   Monthly,    as    described    under
                                            "Description of the  Notes--Payments
                                            of  Interest".  However,  the  first
                                            interest  accrual  period will begin
                                            on the Closing Date.

    D.  Principal

        (i) Sequential Payment
            among Classes................   No principal  payments  will be made
                                            (i) on the Class A-2 Notes until the
                                            Class  A-1  Notes  have been paid in
                                            full;  (ii) on the  Class  A-3 Notes
                                            until the Class A-2 Notes  have been
                                            paid in full and; (iii) on the Class
                                            A-4 Notes  until the Class A-3 Notes
                                            have been paid in full.

       (ii) Final Scheduled Payment
            Date.........................   The  Trust must pay the  outstanding
                                            principal  amount  of each  Class of
                                            Notes by the Final Scheduled Payment
                                            Date indicated below:

                                                                 FINAL SCHEDULED
                                            CLASS                  PAYMENT DATE
                                            -----                ---------------
                                             A-1                 ______________
                                             A-2                 ______________
                                             A-3                 ______________
                                             A-4                 ______________

      (iii) Amount of Principal Pay-
            able on Each Payment
            Date.........................   In  general,   the  Trust  will make
                                            payments of  principal  of the Notes
                                            on each  Payment  Date in an  amount
                                            equal  to the  excess  of the  total
                                            amount  collected on the Receivables
                                            over  Servicing Fees and interest on
                                            the Notes. If certain conditions are
                                            met, amounts that would otherwise be
                                            paid as  principal on the Notes will
                                            instead be  released  to the Company
                                            until  the  Company   has   received
                                            $_____________     (the     "Initial
                                            Overcollateralization      Amount"),
                                            which is the  amount of the  initial
                                            overcollateralization supporting the
                                            Securities.  Once  the  Company  has
                                            received         the         Initial
                                            Overcollateralization   Amount,  the
                                            Trust will resume  making  principal
                                            payments  in  the  manner  described
                                            above.

                                            For a description  of the amounts to
                                            be  released  to the Company and the
                                            timing   of   such   releases,   see
                                            "Description  of  the  Transfer  and
                                            Servicing        Agreements       --
                                            Overcollateralization and Release of
                                            Initial        Overcollateralization
                                            Amount" herein.

       (iv) Optional
            Redemption...................   The  Trust may, but is not obligated
                                            to,  redeem  at par the  outstanding
                                            Class A-4 Notes in whole, but not in
                                            part,  on any Payment  Date on which
                                            the Servicer exercises its option to
                                            purchase   the   Receivables.    The
                                            Servicer     may     purchase    the
                                            Receivables   once   the   aggregate
                                            principal balance of the Receivables
                                            has  declined  to 10% or less of the
                                            Initial Pool Balance.

Credit Enhancement

A.      Initial Overcollateralization;
        Use of Excess
        Spread to Increase
        Overcollateralization............   The    Initial     Pool   Balance of
                                            $_________________  will  exceed the
                                            $________________  initial aggregate
                                            principal  amount of the  Securities
                                            by the Initial Overcollateralization
                                            Amount  of  $____________,  which is
                                            approximately  ____% of the  initial
                                            aggregate  principal  amount  of the
                                            Securities.  Unless offset by losses
                                            on the Receivables or the release of
                                            cash  to the  Company  as  described
                                            above,  the use of Excess  Spread to
                                            pay  principal  of  the  Notes  will
                                            cause  the   outstanding   principal
                                            amount  of  the  Notes  to  decrease
                                            faster than the principal balance of
                                            the Receivables  decreases,  thereby
                                            increasing overcollateralization and
                                            the            overcollateralization
                                            percentage.

                                            "Excess  Spread"  is the  excess  of
                                            interest    collections    on    the
                                            Receivables  (exclusive  of  certain
                                            amounts)  over  Servicing  Fees  and
                                            interest  on the Notes.  This amount
                                            will be used  first  to  offset  net
                                            losses on the Receivables,  then, if
                                            necessary,  to increase  the Reserve
                                            Account to the  required  amount and
                                            finally  to  pay  principal  on  the
                                            Notes or, in certain  circumstances,
                                            release cash to the Company.

    B.  Reserve Account..................   The initial  amount in the  "Reserve
                                            Account" will be $___________, which
                                            is ____% of the  Initial  Securities
                                            Principal  Balance.   The  Indenture
                                            Trustee  will  apply  funds  in  the
                                            Reserve Account to make payments due
                                            on the Notes that are not covered by
                                            collections on the  Receivables.  In
                                            subsequent   periods,   the  Reserve
                                            Account  will be  reinstated  to its
                                            required  amount with Excess Spread,
                                            if available.

C.      Priority of Payments;
        Subordination of
        Certificates.....................   On each Payment Date, the  Indenture
                                            Trustee   will  apply  the   Trust's
                                            available  funds  (as  described  in
                                            this   document),   first,   to  pay
                                            interest  on the Notes and,  second,
                                            to  pay  the  outstanding  principal
                                            amount  of the  Notes  in the  order
                                            described  herein  and/or to release
                                            cash  to the  Company  as  described
                                            above.    This    subordination   of
                                            payments  on  the   Certificates  is
                                            intended to decrease the  likelihood
                                            that  the  Trust  will   default  in
                                            making payments due on the Notes.

Tax Status...............................   In  the opinion of Brown & Wood LLP,
                                            for federal income tax purposes, the
                                            Offered Notes will be  characterized
                                            as debt,  and the Trust  will not be
                                            characterized  as an association (or
                                            a   publicly   traded   partnership)
                                            taxable   as  a   corporation.   See
                                            "Certain    Federal    Income    Tax
                                            Consequences"  herein  and  "Certain
                                            Federal Income Tax Consequences" and
                                            "Certain State Tax  Consequences" in
                                            the Prospectus.

ERISA Considerations.....................   Subject    to   the   considerations
                                            discussed        under        "ERISA
                                            Considerations"  herein  and  in the
                                            Prospectus,  the  Offered  Notes are
                                            eligible  for  purchase  by employee
                                            benefit plans.

Rating of the Offered Notes..............   At  the Closing  Date,  at least two
                                            nationally     recognized     rating
                                            agencies will rate the Offered Notes
                                            in  the  highest  investment  rating
                                            category.

                             SPECIAL CONSIDERATIONS

LIMITED LIQUIDITY                        There   is   currently   no   secondary
                                         market  for  the  Offered  Notes.  Each
                                         Underwriter    currently   intends   to
                                         participate   in  making  a   secondary
                                         market in the Offered Notes,  but it is
                                         under no  obligation to do so. There is
                                         no  assurance  that a secondary  market
                                         will  develop.  If a  secondary  market
                                         does  develop,  there  is no  assurance
                                         that it will  continue or that you will
                                         be able to resell your Offered Notes.

SERVICING                                CFC  is  not   obligated  to  make  any
                                         payments in respect of the Notes or the
                                         Receivables.  However,  if CFC  were to
                                         cease  acting  as  Servicer,  delays in
                                         processing  payments on the Receivables
                                         and   information  in  respect  of  the
                                         Receivables  could  occur and result in
                                         delays in payments to you.

SOURCES OF FUNDS                         The Trust will not have any significant
                                         assets  or  sources  of  funds  to make
                                         payments  on the Notes  other  than the
                                         Receivables  and the  Reserve  Account.
                                         You  must  rely for  repayment  of your
                                         Notes upon payments on the  Receivables
                                         and  amounts,  if any,  in the  Reserve
                                         Account.  Although funds in the Reserve
                                         Account  may  be   available   on  each
                                         Payment  Date to  cover  shortfalls  in
                                         distributions of interest and principal
                                         on the Notes, the amounts  available in
                                         the Reserve Account are limited. If the
                                         Reserve Account becomes  depleted,  the
                                         Trust  will  depend  solely on  current
                                         collections on the  Receivables to make
                                         payments on the Notes.

RATINGS OF THE                           On   the   Closing  Date  at  least two
OFFERED NOTES                            nationally  recognized  rating agencies
                                         (the "Rating  Agencies")  will rate the
                                         Offered Notes in the highest investment
                                         rating  category.  A  rating  is  not a
                                         recommendation  to  purchase,  hold  or
                                         sell Notes,  and it does not comment as
                                         to market  price or  suitability  for a
                                         particular investor. The ratings of the
                                         Offered notes address the likelihood of
                                         the payment of  principal  and interest
                                         on the Offered Notes  pursuant to their
                                         terms.  There  is no  assurance  that a
                                         rating will remain for any given period
                                         of time or that a  Rating  Agency  will
                                         not lower or withdraw  its rating if in
                                         its  judgment   circumstances   in  the
                                         future so warrant.

FINANCIAL INFORMATION FOR                Chrysler  Financial  Company L.L.C. and
CHRYSLER FINANCIAL                       its    consolidated   subsidiaries' net
COMPANY L.L.C.                           earnings   were   $116 million and $344
                                         million  for the three  and nine months
                                         ended  September 30, 1998,  compared to
                                         $111  million and $307  million for the
                                         three and nine months  ended  September
                                         30, 1997.  The increase in net earnings
                                         primarily  reflects  higher  gains  and
                                         servicing fees from sales of automotive
                                         receivables,  a decrease  in  provision
                                         for credit losses, and gains from sales
                                         of certain  nonautomotive  assets.  Net
                                         earnings  for the first nine  months of
                                         1997  reflect a one-time  benefit  from
                                         the  adoption of Statement of Financial
                                         Accounting Standards No. 125.

                                         Pursuant to a plan of merger,  dated as
                                         of October 22,  1998,  effective  as of
                                         October 25,  1998,  Chrysler  Financial
                                         Corporation   merged   with   and  into
                                         Chrysler  Financial Company L.L.C. with
                                         Chrysler Financial Company L.L.C. being
                                         the  surviving  entity.  The purpose of
                                         the  merger  was to change  the form of
                                         organization   of  Chrysler   Financial
                                         Corporation  from a corporation  into a
                                         limited liability company. Prior to the
                                         merger,   Chrysler   Financial  Company
                                         L.L.C.   had  no  operations   and  had
                                         nominal  assets  and  liabilities.   In
                                         connection  with the  merger,  Chrysler
                                         Financial  Company L.L.C.  succeeded to
                                         all of the  assets and  liabilities  of
                                         Chrysler  Financial   Corporation.

                                         On November  12,  1998,  the  Company's
                                         parent, Chrysler Corporation,  became a
                                         wholly-owned        subsidiary       of
                                         Daimler Chrysler    Aktiengesellscchaft
                                         ("Daimler")  and on November  17, 1998,
                                         Chrysler  Corporation  changed its name
                                         to     DaimlerChrysler      Corporation
                                         ("Chrysler").

RISKS ASSOCIATED WITH                    CFC  has conducted an evaluation of the
COMPUTER SYSTEMS AND THE                 actions necessary  to  ensure  that its
YEAR 2000                                business critical computer systems will
                                         function   without    disruption   with
                                         respect  to the  application  of dating
                                         systems in the Year  2000.  As a result
                                         of this  evaluation,  CFC is engaged in
                                         the process of upgrading, replacing and
                                         testing  certain of its information and
                                         other  computer  systems.  While  CFC's
                                         remedial  actions are  scheduled  to be
                                         completed  during the third  quarter of
                                         1999,  there can be no  assurance  that
                                         the remedial actions being  implemented
                                         by CFC  will  be  completed  in time to
                                         avoid dating systems  problems.  If CFC
                                         is  unable  to  complete  its  remedial
                                         actions  in  the   planned   timeframe,
                                         contingency  plans will be developed to
                                         address those business critical systems
                                         that may not be Year 2000 compliant.

                                         In addition,  disruptions  with respect
                                         to  computer   systems  of  vendors  or
                                         customers,   which  are   outside   the
                                         control  of  CFC,   could   impair  the
                                         ability  of  CFC  to  obtain  necessary
                                         services or to provide  services to its
                                         customers.  CFC has a process  in place
                                         to assess  the Year 2000  readiness  of
                                         its  business   critical   vendors  and
                                         customers.  As part  of the  assessment
                                         process,  CFC will develop  contingency
                                         plans  for  those   business   critical
                                         vendors   who  are  either   unable  or
                                         unwilling to develop  remediation plans
                                         to become Year 2000 compliant. Although
                                         these  plans have yet to be  developed,
                                         it is expected that these plans will be
                                         in place by the third quarter of 1999.

                                    THE TRUST

GENERAL

    The Issuer, Premier Auto Trust _______, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust will be governed by an Amended and Restated Trust Agreement dated as of _____________ (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, the Owner Trustee and Premier Receivables L.L.C. (the "Company"), a Michigan limited liability company that is indirectly wholly-owned by the Seller, for the transactions described in this Prospectus Supplement. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or incidental to do those things.

    The Trust will initially be capitalized with equity (exclusive of the amounts deposited in the Reserve Account) equal to $_________________, which is the difference between the aggregate principal amount of the Receivables as of the Cutoff Date and the initial aggregate principal amount of the Notes. The equity in the Trust (including the right to receive distributions from the Reserve Account) will be evidenced by the Certificates and additional certificates issued by the Trust to the Company, which may thereafter hold such equity or sell or otherwise transfer it. In the case of any such sale or transfer to another entity, such entity may become the "Company" with respect to the Trust. The net proceeds from the sale of the Notes will be used by the Trust to purchase the Receivables from the Seller pursuant to a Sale and Servicing Agreement.

    If the protection provided to the investment of the Noteholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders with respect to the Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

    The Trust's principal offices are in _____________, Delaware, in care of ____________________________, as Owner Trustee, at the address listed below under "-- The Owner Trustee".

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

                     Class A-1 Notes            $________________
                     Class A-2 Notes            _________________
                     Class A-3 Notes            _________________
                     Class A-4 Notes            _________________
                     Certificates               _________________
                     Equity.........            _________________
                        Total.......            $
                                                =================

THE OWNER TRUSTEE

    ________________________  is the Owner  Trustee  under the Trust  Agreement.
________________________ is a Delaware banking corporation and its principal offices are located at _________________________, Delaware _____. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date having an Initial Pool Balance of approximately $________ as of the Cutoff Date. The Receivables were purchased, directly or indirectly, by the Seller from Dealers in the ordinary course of business and were selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had a principal balance of at least $_________ and (ii) was not more than 30 days past due (an account is not considered past due if the amount past due is less than 10% of the scheduled monthly payment). As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable financed a Financed Vehicle under the Seller's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be adverse to Noteholders were used in selecting the Receivables. No Receivable has a scheduled maturity later than _________ __,
____.

    Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

                           PREMIER AUTO TRUST _______
                       COMPOSITION OF THE RECEIVABLES POOL

                                         WEIGHTED       WEIGHTED
WEIGHTED AVERAGE AGGREGATE   NUMBER       AVERAGE        AVERAGE      AVERAGE
     APR OF      PRINCIPAL     OF        REMAINING      ORIGINAL     PRINCIPAL
  RECEIVABLES     BALANCE  RECEIVABLES     TERM           TERM        BALANCE
---------------- --------- ----------- -------------- -------------  ---------
      ____%      $________  _________   _____ months   _____ months  $________

    Approximately _____% of the Initial Pool Balance, constituting _____% of the number of the Receivables, represent new vehicles, and approximately _____% of the Initial Pool Balance, constituting _____% of the number of the Receivables, represent used vehicles. Approximately _____% of the Initial Pool Balance represents financing of vehicles manufactured or distributed by Chrysler and approximately _____% of the Initial Pool Balance represents financing of vehicles manufactured or distributed by vehicle manufacturers other than Chrysler.

    All of the Receivables are Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Simple Interest Receivables.

                           PREMIER AUTO TRUST _______
                   DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                             NUMBER OF       AGGREGATE     PERCENT OF AGGREGATE
       APR RANGE           RECEIVABLES  PRINCIPAL BALANCE  PRINCIPAL BALANCE(1)
-------------------------- -----------  -----------------  ---------------------
  0.00% to  5.00%.......                $                             %
  5.01% to  6.00%.......
  6.01% to  7.00%.......
  7.01% to  8.00%.......
  8.01% to  9.00%.......
  9.01% to 10.00%.......
 10.01% to 11.00%.......
 11.01% to 12.00%.......
 12.01% to 13.00%.......
 13.01% to 14.00%.......
 14.01% to 15.00%.......
 15.01% to 16.00%.......
 16.01% to 17.00%.......
 17.01% to 18.00%.......
Greater than 18.00%.....
                           -----------  -----------------  ---------------------
Totals...................               $                          100%
                           ===========  =================  =====================
______________
(1)      Percentages may not add to 100.0% because of rounding.


                           PREMIER AUTO TRUST ________
              GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL(1)(2)

                                          PERCENT OF                                              PERCENT OF
                                          AGGREGATE                                               AGGREGATE
STATE                                 PRINCIPAL BALANCE       STATE                            PRINCIPAL BALANCE
-----                                 -----------------       -----                            -----------------
Alabama.......................                                Montana....................
Alaska........................                                Nebraska...................
Arizona.......................                                Nevada.....................
Arkansas......................                                New Hampshire..............
California....................                                New Jersey.................
Colorado......................                                New Mexico.................
Connecticut...................                                New York...................
Delaware......................                                North Carolina.............
District of Columbia..........                                North Dakota...............
Florida.......................                                Ohio.......................
Georgia.......................                                Oklahoma...................
Hawaii........................                                Oregon.....................
Idaho.........................                                Pennsylvania...............
Illinois......................                                Rhode Island...............
Indiana.......................                                South Carolina.............
Iowa..........................                                South Dakota...............
Kansas........................                                Tennessee..................
Kentucky......................                                Texas......................
Louisiana.....................                                Utah.......................
Maine.........................                                Vermont....................
Maryland......................                                Virginia...................
Massachusetts.................                                Washington.................
Michigan......................                                West Virginia..............
Minnesota.....................                                Wisconsin..................
Mississippi...................                                Wyoming....................
Missouri......................                                                                     ______
                                                                Total...................           100.0%
                                                                                                   ======

______________
(1) Based on physical addresses of the dealers originating the receivables.
(2) Percentages may not add to 100.0% because of rounding.

CFC'S PERFORMANCE HISTORY

    Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CFC continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                            DELINQUENCY EXPERIENCE(1)
                              (DOLLARS IN MILLIONS)

                                                 AT SEPTEMBER 30,
                               ------------------------------------------------
                                         1998                      1997
                               ------------------------  ----------------------
                                  NUMBER                    NUMBER
                                    OF                        OF
                                 CONTRACTS    AMOUNT       CONTRACTS    AMOUNT
                               -----------   --------    -----------   --------
Portfolio.....................   1,786,809   $ 24,700      1,700,645   $ 21,749
Period of Delinquency
  31-60 Days..................      41,473   $    484         52,839   $    656
  61 Days or More.............       3,935         51          8,202        119
                               -----------   --------    -----------   --------
Total Delinquencies...........      45,408   $    535         61,041   $    775
                               ===========   ========    ===========   ========
Total Delinquencies as a
  Percent of  the Portfolio...        2.54%      2.17%          3.59%      3.56%

(TABLE CONTINUED)
                                                 AT DECEMBER 31,
                               ------------------------------------------------
                                          1997                     1996
                               ------------------------  ----------------------
                                 NUMBER                    NUMBER
                                   OF                        OF
                                CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                               -----------   --------    -----------   --------
Portfolio.....................   1,697,755   $ 21,879     1,679,880   $ 21,197
Period of Delinquency
  31-60 Days..................      58,421   $    708        65,297   $    843
  61 Days or More.............       7,360        102         8,175        118
                               -----------   --------    -----------   --------
Total Delinquencies...........      65,781   $    810        73,472   $    961
                               ===========   ========    ===========   ========
Total Delinquencies as a
  Percent of  the Portfolio...        3.87%      3.70%          4.37%      4.53%


                                                                   AT DECEMBER 31,
                                    -------------------------------------------------------------------------
                                              1995                     1994                     1993
                                    ------------------------ ------------------------ -----------------------
                                      NUMBER                   NUMBER                   NUMBER
                                        OF                       OF                       OF
                                     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                    -----------  ----------- -----------  ----------- -----------   ---------
Portfolio......................       1,653,533  $ 20,913      1,444,736   $ 16,977     1,352,218   $ 14,116
Period of Delinquency
  31-60 Days...................          55,507  $    720         25,888   $    293        16,350   $    153
  61 Days or More..............           6,792       100          2,085         27         1,383         15
                                    -----------  ----------- -----------  ----------- -----------   ---------
Total Delinquencies............          62,299  $    820         27,973   $    320        17,733   $    168
                                    ===========  =========== ===========  =========== ===========   =========
Total Delinquencies as a Percent
of the Portfolio................           3.77%        3.92%       1.94%        1.88%       1.31%       1.19%

______________
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including estimated unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CFC continues to service.

                     CREDIT LOSS/REPOSSESSION EXPERIENCE(1)
                              (DOLLARS IN MILLIONS)

                                            NINE MONTHS
                                        ENDED SEPTEMBER 30,
                                      ------------------------
                                         1998         1997
                                      ----------- ------------

Average Amount Outstanding During
 the Period ........................     $23,214      $21,394
Average Number of Contracts
 Outstanding During the Period .....   1,736,375    1,686,274
Percent of Contracts Acquired
 During the Period with Recourse to
 the Dealer ........................       8.98%       10.14%
Repossessions as a Percent of
 Average Number of Contracts
 Outstanding(2) ....................       2.82%        3.32%
Net Losses as a Percent
 of Liquidations(3)(4) .............       2.80%        2.98%
Net Losses as a Percent of
 Average Amount Outstanding(2)(3)...       1.41%        1.64%

(Table Continued)


                                                            YEAR ENDED DECEMBER 31,
                                      ---------------------------------------------------------------
                                          1997         1996         1995         1994        1993
                                      -----------  -----------  ------------  ----------  -----------
Average Amount Outstanding During
 the Period ........................     $21,485      $21,062      $19,486      $15,517      $12,882
Average Number of Contracts
 Outstanding During the Period .....   1,688,525    1,671,405    1,572,963    1,396,497    1,341,084
Percent of Contracts Acquired
 During the Period with Recourse to
 the Dealer ........................      10.91%        9.05%       14.80%       17.00%       16.20%
Repossessions as a Percent of
 Average Number of Contracts
 Outstanding(2) ....................       3.40%        3.82%        3.05%        2.36%        2.15%
Net Losses as a Percent
 of Liquidations(3)(4) .............       3.36%        3.17%        2.25%        1.38%        1.34%
Net Losses as a Percent of
 Average Amount Outstanding(2)(3) ..       1.80%        1.68%        1.16%        0.73%        0.75%

______________
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including estimated unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CFC continues to service.

(2) Percentages have been annualized for the nine months ended September 30, 1998 and 1997 and are not necessarily indicative of the experience for the year.

(3) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

    Notwithstanding the improvement in credit losses for the nine months ended September 30, 1998, higher credit losses could be experienced in the near term. No assurance can be given as to future results.

    The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate principal balance, approximately ____% of the Receivables represent contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Seller repossesses the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.

                        CHRYSLER FINANCIAL COMPANY L.L.C.

    Certain information regarding the Seller is set forth under "Chrysler Financial Company L.L.C." in the Prospectus. In addition, as of September 30, 1998, the Seller had nearly 3,400 employees and was managing $46.8 billion in finance receivables and provided financial services to automobile dealers and their customers through 29 zone offices in the United States. During the first nine months of 1998, the Seller financed or leased approximately 738,000 new and used vehicles at retail, including approximately 563,000 new Chrysler passenger cars and light duty trucks, representing 30% of Chrysler's U.S. retail and fleet deliveries. The Seller also financed at wholesale approximately 1,338,000 new Chrysler passenger cars and light duty trucks, representing 69% of Chrysler's U.S. factory unit sales for the nine months ended September 30, 1998. Wholesale vehicle financing accounted for 69% of the total automotive financing volume of the Seller in the first nine months of 1998 and represented 22% of net automotive finance receivables and leases outstanding at September 30, 1998.

    Chrysler Financial Corporation converted from a corporation to a limited liability company ("LLC") on October 25, 1998. The conversion to an LLC had, and will continue to have, no effect on the day-to-day operations of

Chrysler Financial Corporation. The new LLC is the surviving legal entity of a merger between Chrysler Financial Company L.L.C., a newly created Michigan limited liability company, and Chrysler Financial Corporation. DaimlerChrysler Corporation, which owned all of the capital stock of Chrysler Financial Corporation, is the sole member (owner) of Chrysler Financial Company L.L.C. Chrysler Financial Company L.L.C. succeeded to the operations of Chrysler Financial Corporation upon the completion of the conversion and acquired its assets and assumed its debt and other obligations.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class A-2 Notes until all Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until all Class A-2 Notes have been paid in full; and no principal payments will be made on the Class A-4 Notes until all Class A-3 Notes have been paid in full. See "Description of the Notes -- Payments of Principal" herein. As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes could occur significantly earlier than their respective final scheduled Payment Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes and, during the Release Period, the reduction in the amount that is applied to the payment of principal of the Notes. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yields on their respective Notes.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture to be dated _____________ between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. ______________________________ will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

    Each class of Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to holders of record of the Notes (the "Noteholders") monthly on each Payment Date, commencing _____________. Payments will be made to the Noteholders of record as of the day immediately preceding such Payment Date or, if Definitive Notes are issued, as of the ___ day of the preceding month. Interest on the outstanding principal amount of the Notes, other than the Class A-1 Notes, will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Payment Date) or from the ________ day of the month preceding the month of a Payment Date to and including the _________ day of the month of the Payment Date (each, an "Interest Accrual Period"). Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the Class A-1 Rate from the Closing Date (in the case of the first Payment Date) or from the most recent Payment Date on which interest has been paid to but excluding the following Payment Date (each, a "Class A-1 Interest Accrual Period"). Interest on each class of the Notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the Class A-1 Interest Accrual Period divided by 360. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and amounts from the Reserve Account. See "Description of the Transfer and Servicing Agreements --Distributions" and "-- Reserve Account" herein.

    Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the Noteholders on each Payment Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount (during the Release Period, the Release Period Noteholders' Principal Distributable Amount) plus (ii) except during the Release Period, the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Payment Date will generally equal the sum of principal payments received with respect to the Receivables during the calendar month (the "Collection Period") preceding such Payment Date (in the case of the first Payment Date, the period from and including __________ to and including ___________), plus the principal balances of defaulted Receivables written off in respect of such Collection Period, subject to certain limitations. The "Accelerated Principal Distribution Amount" with respect to any Payment Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, and (d) the amount, if any, required to be deposited in the Reserve Account on such Payment Date. During the Release Period, the only principal payable on the Notes on each Payment Date will be the Release Period Noteholders' Principal Distributable Amount. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of any Accelerated Principal Distribution Amount, the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

    On the Business Day immediately preceding each Payment Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Noteholders on the following Payment Date will be based on such allocation. A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to be closed.

    On each Payment Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; (ii) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; (iii) to the principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero; and (iv) to the principal balance of the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero. It is expected that some or all of the Class A-1 Notes, which are not being offered hereby, will be held or sold by CFC. The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Payment Date (the "Class A-1 Final Scheduled Payment Date"); the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Payment Date (the "Class A-2 Final Scheduled Payment Date"); the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Payment Date (the "Class A-3 Final Scheduled Payment Date"); the principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Payment Date (the "Class A-4 Final Scheduled Payment Date"). The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

    The outstanding Class A-4 Notes will be subject to redemption in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination". The redemption price of the Class A-4 Notes will be equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the

"Redemption Price"). The "Pool Balance" will represent the aggregate principal balance of the Receivables at the end of a Collection Period, after giving effect to all payments received from Obligors, Repurchase Amounts to be remitted by the Servicer or Seller, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

BOOK-ENTRY REGISTRATION

    Holders of the Offered Notes may hold through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

    The Trust will also issue Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") with an aggregate initial Certificate Balance of $________. The Certificates will represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement. The Certificates are not being offered hereby and will initially be held by the Company, which may thereafter sell the Certificates. The Certificates will not bear interest. No principal will be paid on the Certificates until the Notes have been paid in full.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information regarding the conveyance of the Receivables by the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement to be dated as of ___________ (as amended and supplemented from time to time, the "Sale and Servicing Agreement") is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

ACCOUNTS

    No Payahead Account will be established in relation to the Trust because all of the Receivables are Simple Interest Receivables. The assets of the Trust also will not include a Pre-Funding Account. All other Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid on the Payment Date following such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

    Deposits to Collection Account. On or before each Payment Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount (net of the Servicing Fee for such Payment Date and any previously unpaid Servicing Fees and any other distributable amounts that are to be released to the Company) to be deposited into the Collection Account. The "Total
Distribution Amount" for a Payment Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

    The "Interest Distribution Amount" on any Payment Date will generally be the sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all  collections on the  Receivables  allocable to interest;
(ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) the Repurchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (iv) Investment Earnings for such Payment Date. The Interest Distribution Amount shall be determined on the related Determination Date on an actual basis.

    The "Regular Principal Distribution Amount" on any Payment Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. The Regular Principal Distribution Amount is the reduction in the aggregate principal balance of the Receivables in a Collection Period and will be determined on the related Determination Date on an actual basis.

    The Interest Distribution Amount and the Regular Principal Distribution Amount on any Payment Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

    Allocations and Distributions. On each Payment Date, the Servicer will instruct the Indenture Trustee to make the following allocations and distributions, to the extent of the amount then on deposit in the Collection Account (exclusive of the amount allocated to the Reserve Account), in the following order of priority:

        (i) allocate to the Noteholders as described below, from the Total Distribution Amount remaining after the deduction of the unpaid Servicing Fees, the Noteholders' Interest Distributable Amount;

        (ii) allocate to the Noteholders as described below, from the Total Distribution Amount remaining after the application of clause (i) and the deduction of the unpaid Servicing Fees, the Noteholders' Principal Distributable Amount (during the Release Period, the Release Period Noteholders' Principal Distributable Amount);

        (iii) allocate to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (i) through (ii) and the deduction of the unpaid Servicing Fees, the excess, if any, of the Specified Reserve Amount over the amount then allocated to the Reserve Account;

        (iv) distribute to the Company (to the extent not already retained and distributed as provided above), from the Total Distribution Amount remaining after the application of clauses (i) through (iii) and the deduction of the unpaid Servicing Fees, during the Release Period, the Cash Release Amount;

        (v) distribute to the Certificateholders, from the Total Distribution Amount remaining after the application of clauses (i) through (iv) and the deduction of unpaid Servicing Fees and only after the Notes have been paid in full, until the Certificate balance has been reduced to zero; and

       (vi) distribute to the Company the remaining balance, if any.

    For purposes hereof, the following terms shall have the following meanings:

    "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount (during the Release Period, the Release Period Noteholders' Principal Distributable Amount).

    "Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid on the Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period.

    "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Noteholders' Interest Carryover Shortfall for such Payment Date.

    "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period [(in the case of the Class A-1 Notes, the Class A-1 Interest Accrual Period)] on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Payment Date.

    "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Payment Date, the sum of (i) the Regular Principal Distribution Amount and
(ii) the Accelerated Principal Distribution Amount.

    "Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually distributed to the Noteholders on such Payment Date.

    "Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Payment Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Payment Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Payment Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero; (iii) on the Class A-3 Final Scheduled Payment Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal balance of the Class A-3 Notes to zero; and (iv) on the Class A-4 Final Scheduled Payment Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal balance of the Class A-4 Notes to zero.

    "Release  Period  Noteholders'  Principal  Distributable  Amount" is defined
below    under   "--    Overcollateralization    and    Release    of    Initial
Overcollateralization Amount".

    Payments to Noteholders. On each Payment Date, all amounts allocated to the Noteholders will be generally paid in the following order of priority:

    (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

     (ii) the Noteholders' Principal Distributable Amount (during the Release Period, the Release Period Noteholders' Principal Distributable Amount) in the following order of priority:

          (a) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

          (b) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

          (c) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero; and

          (d) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero.

    Notwithstanding the foregoing, on the Last Release Payment Date, the amount of principal distributable to the Noteholders pursuant to clause (ii) above will be the Noteholders' Principal Distributable Amount for the Last Release Payment Date less the Cash Release Amount paid to the Company on the Last Release Payment Date.

OVERCOLLATERALIZATION AND RELEASE OF THE INITIAL OVERCOLLATERALIZATION AMOUNT

    The Initial Pool Balance, $___________________, will exceed the $_________________ initial aggregate principal amount of the Notes and the Certificates (the "Initial Securities Principal Balance") by an amount equal to $_______________ (the "Initial Overcollateralization Amount"), which amount is approximately ____% of the Initial Securities Principal Balance. Unless offset by losses on the Receivables or the release of cash during the Release Period as described below, the distribution of the Accelerated Principal Distribution Amount, if any, on a Payment Date is expected to cause the aggregate principal amount of the Notes to decrease faster than the Pool Balance decreases, thereby increasing the Overcollateralization Amount and the Overcollateralization Percentage.

    The "Overcollateralization  Amount" in respect of a Payment Date is equal to
(a) the Pool Balance as of the end of the related Collection Period (the "Related Pool Balance") minus (b) the aggregate outstanding principal amount of the Securities after giving effect to payments made on the Securities on such Payment Date (the "Securities Amount"). The "Overcollateralization Percentage" in respect of a Payment Date is the percentage derived from a fraction, the numerator of which is the Overcollateralization Amount for such Payment Date and the denominator of which is the Related Pool Balance.

    Subject to the conditions set forth below, on each Payment Date during the Release Period (as defined below), the amount of principal distributable on the Notes will be the Release Period Noteholders' Principal Distributable Amount rather than the Noteholders' Principal Distributable Amount. The "Release Period Noteholders' Principal Distributable Amount" shall equal, on any Payment Date during the Release Period, the excess of (a) the Securities Amount on such Payment Date (prior to giving effect to any distributions on such Payment Date) over (b) the product of (1) ____% and (2) the Related Pool Balance. The effect of such distribution calculation is to maintain the Overcollateralization Percentage at ___% during the Release Period. On each Payment Date during the Release Period, any portion of the Total Distributable Amount which remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Release Period Noteholders' Principal Distributable Amount and (d) any amount required to increase the amount in the Reserve Account to the Specified Reserve Amount will be released to the Company (such released amount being the "Cash Release Amount" or "Cash Release"). The cumulative amount of all Cash Releases during the Release Period shall not exceed the Initial Overcollateralization Amount.

    The release of cash to the Company as described above is subject to the satisfaction of all of the following conditions:

        (1) no Cash Release will be permitted until the date (the "First Release Payment Date") that is the later of:

          (i) the Payment Date following the Payment Date on which the Overcollateralization Amount is at least equal to the

                     [Initial Overcollateralization Amount]
                                      plus
           [2% x (Related Pool Balance for such preceding Payment Date minus
                   Initial Overcollateralization Amount)]; and

          (ii) the Payment Date following the Payment Date on which the Class A-1 Notes have been repaid in full;

        (2) the amount in the Reserve Account shall be equal to the Specified Reserve Amount; and

        (3)  the  cumulative  amount  of  the  Cash   Releases  will not  exceed
   the Initial Overcollateralization Amount.

    On the Payment Date (the "Last Release Payment Date") on which the cumulative amount of the Cash Releases equals the Initial Overcollateralization Amount, the amount of principal distributable to the Noteholders will be the Noteholders' Principal Distributable Amount less the Cash Release Amount released on such Payment Date. On each Payment Date thereafter, the full Noteholders' Principal Distributable Amount will be distributable as principal to the Noteholders. The "Release Period" is the period from and including the First Release Payment Date to and including the Last Release Payment Date. Any Cash Release released to the Company will not be available to make payments on the Notes.

RESERVE ACCOUNT

    The protection afforded to the Noteholders will be effected both by the Overcollateralization Amount and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit to the Collection Account by the Seller on the Closing Date of cash or Eligible Investments in the amount of $________________ (the "Specified Reserve Amount"), which is ____% of the Initial Securities Principal Balance.

    Amounts allocated from time to time to the Reserve Account will continue to be held for the benefit of Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be paid to the Noteholders. On each Payment Date, the Reserve Account will be reinstated up to the Specified Reserve Amount to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee and the payment of the Noteholders' Distributable Amount.

    If the amount allocated to the Reserve Account on any Payment Date (after giving effect to all deposits therein or other withdrawals therefrom on such Payment Date) is greater than the Specified Amount for such Payment Date, except as described below and subject to certain limitations, such excess amount will be distributed to the Company. Upon any distribution to the Company of such amounts, the Noteholders will not have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating has been restored, any such excess will on a Payment Date be paid to Noteholders as an accelerated payment of principal on such Payment Date.

    After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal balance of the Securities, any funds allocated to in the Reserve Account, subject to certain limitations, will be paid to the Company.

    The Certificates, the Overcollateralization Amount and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount then allocated to the Reserve Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP, counsel for the Underwriters and special tax counsel for the Trust, for federal income tax purposes, the Offered Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

    The Offered Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of an Offered Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Offered Notes under ERISA, see "ERISA Considerations" in the Prospectus.

    The Offered Notes may not be purchased with the assets of a Plan if the Seller, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below:

                                 CLASS A-2 NOTES

                                               PRINCIPAL
                                                AMOUNT
                                             -------------

                                 CLASS A-3 NOTES

                                               PRINCIPAL
                                                AMOUNT
                                             -------------




                                 CLASS A-4 NOTES

                                               PRINCIPAL
                                                AMOUNT
                                             -------------

    The Seller has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of ______% per Class A-2 Note, ______% per Class A-3 Note and ______% per Class A-4 Note. The Underwriters may allow and such dealers may reallow a concession not in excess of ______% per Class A-2 Note, ______% per Class A-3 Note and ______% per Class A-4 Note to certain other dealers. After the initial public offering of the Offered Notes, the public offering price and such concessions may be changed.

    Until the distribution of the Offered Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

    If the Underwriters create a short position in the Offered Notes in connection with the offering, i.e., if they sell more Offered Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Offered Notes in the open market.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL OPINIONS

    In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Offered Notes will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by Brown & Wood LLP, New York, New York. Brown & Wood LLP may from time to time render legal services to Chrysler Financial Company L.L.C. and its affiliates.

                                 INDEX OF TERMS

Accelerated Principal Distribution Amount................................S-16
APR......................................................................S-11
Business Day.............................................................S-16
Cash Release.............................................................S-21
Cash Release Amount......................................................S-21
Cede......................................................................S-3
Certificates........................................................S-5, S-17
CFC.......................................................................S-5
Chrysler..................................................................S-9
Class A-1 Final Scheduled Payment Date...................................S-16
Class A-1 Interest Accrual Period........................................S-15
Class A-2 Final Scheduled Payment Date...................................S-16
Class A-3 Final Scheduled Payment Date...................................S-16
Class A-4 Final Scheduled Payment Date...................................S-16
Closing Date..............................................................S-5
Code.....................................................................S-22
Commission...............................................................S-15
Company..................................................................S-10
Cutoff Date...............................................................S-5
Daimler...................................................................S-9
Determination Date.......................................................S-16
DTC.......................................................................S-3
ERISA....................................................................S-22
Excess Spread.............................................................S-7
First Release Payment Date...............................................S-21
Global Securities.........................................................S-1
Indenture................................................................S-15
Indenture Trustee.........................................................S-5
Initial Overcollateralization Amount................................S-6, S-20
Initial Pool Balance......................................................S-5
Initial Securities Principal Balance.....................................S-20
Interest Accrual Period..................................................S-15
Interest Distribution Amount.............................................S-18
Issuer....................................................................S-5
Last Release Payment Date................................................S-21
Liquidated Receivables...................................................S-18
Liquidation Proceeds.....................................................S-18
LLC......................................................................S-14
Noteholders..............................................................S-15
Noteholders' Distributable Amount........................................S-19
Noteholders' Interest Carryover Shortfall................................S-19
Noteholders' Interest Distributable Amount...............................S-19
Noteholders' Monthly Interest Distributable Amount.......................S-19
Noteholders' Monthly Principal Distributable Amount......................S-19
Noteholders' Principal Carryover Shortfall...............................S-19
Noteholders' Principal Distributable Amount..............................S-19
Notes.....................................................................S-5
Offered Notes.............................................................S-5
Overcollateralization Amount.............................................S-20
Overcollateralization Percentage.........................................S-20
Owner Trustee.............................................................S-5
Payment Date..............................................................S-5
Plan.....................................................................S-22
Pool Balance.............................................................S-17

Rating Agencies...........................................................S-8
Realized Losses..........................................................S-18
Receivables...............................................................S-5
Receivables Pool.........................................................S-11
Redemption Price.........................................................S-17
Regular Principal Distribution Amount..............................S-16, S-18
Related Pool Balance.....................................................S-20
Release Period...........................................................S-21
Release Period Noteholders' Principal Distributable Amount...............S-20
Reserve Account...........................................................S-7
Sale and Servicing Agreement.............................................S-17
Securities..........................................................S-5, S-17
Securities  Amount.......................................................S-20
Seller....................................................................S-5
Servicer..................................................................S-5
Specified Reserve Amount.................................................S-21
Total Distribution Amount................................................S-18
Transfer and Servicing Agreements........................................S-17
Trust.....................................................................S-5
Trust Agreement..........................................................S-10
U.S. Person...............................................................S-3
Underwriters.............................................................S-22
Underwriting Agreement...................................................S-22

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary  cross-market  trading  between  Cedelbank  or  Euroclear  and DTC
Participants holding Offered Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

    Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Offered Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S.  Person with  effectively  connected income (Form
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Offered Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Offered Notes or such owner's agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global

Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to Completion, dated             .
                             ------------
PROSPECTUS

                               PREMIER AUTO TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                             _____________________

                        CHRYSLER FINANCIAL COMPANY L.L.C.

                               Seller and Servicer
                             _____________________

               o Chrysler Financial Company L.L.C. may form Trusts at various times. It will sell motor vehicle installment sale contracts ("Receivables") originated by it to a Trust, which will issue Securities to fund its purchase.
               o The main source of funds for making payments on the Trust's Securities will be collections on its Receivables. o Securities issued by a Trust
                    o may consist of one or more classes of Notes and/or Certificates;
                    o    will be payable  only from the assets of that Trust;
                    o will be entitled to receive payments that will vary by class as to timing, amount and priority, as described in the related Prospectus Supplement; and
                    o may have the benefit of some form of credit or other enhancement.

        The Securities will be obligations solely of the Trust that issues them. Neither Chrysler Financial Company L.L.C., nor or any of its affiliates, will be obligated to make payments on the Securities, and neither the Securities nor the Receivables represent interests in Chrysler Financial Company L.L.C. or any of its affiliates.

        BEFORE YOU DECIDE TO INVEST IN ANY SECURITIES, READ THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT, ESPECIALLY THE CONSIDERATIONS BEGINNING ON PAGE 7 OF THE PROSPECTUS.

        Neither the SEC nor any state securities commission has approved or disapproved the Securities or determined that this Prospectus or any Prospectus Supplement is accurate or complete. Any representation to the contrary is a criminal offense.
                             _____________________

            The date of this Prospectus is ___________________, ____.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We provide information to you about the Securities in two separate documents that provide varying levels of detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular series of Securities, including your Securities, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Securities.

        IF THE TERMS OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS VARY FROM THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

        You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus or the accompanying Prospectus Supplement is accurate as of any date other than the dates stated on their respective covers.

        We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The Table of Contents on the back cover page specifies the pages on which these captions are located.

        You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 60 in this Prospectus.

                              AVAILABLE INFORMATION

    Chrysler Financial Company L.L.C., as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Chrysler Financial Company L.L.C., that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by Chrysler Financial Company L.L.C., as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Chrysler Financial Company L.L.C. will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related
Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Assistant Secretary, Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034-8286 (Telephone: 248-948-3067).

                                SUMMARY OF TERMS

    The following summary is a short, concise description of the main structural features that a class of Securities may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a Security. You will find a detailed description of the possible terms of a Security following this summary.

Issuer..............................    Generally,  each  series  of  Securities
                                        will  be  issued  by  a  separate  trust
                                        (each, a "Trust"). Some Trusts may issue more than one series of Securities.

Seller of Receivables to a Trust....    Chrysler Financial Company L.L.C. ("CFC"
                                        or, in its capacity as seller, the "Seller").

Servicer............................    Chrysler  Financial  Company  L.L.C. (in
                                        such capacity, the "Servicer").

Trustee.............................    With   respect   to   each    series  of
                                        Securities, the Trustee specified in the related Prospectus Supplement.

Indenture Trustee...................    With respect to any applicable series of
                                        Securities,    the   Indenture   Trustee
                                        specified  in  the  related   Prospectus
                                        Supplement.

Securities..........................    A series of Securities may  include  one
                                        or  more   classes   of   Notes   and/or
                                        Certificates.    You   will   find   the
                                        following  information  about each class
                                        of   Securities   in   the    Prospectus
                                        Supplement:

                                             o  its principal amount;
                                             o  its interest rate,  which may be
                                                fixed   or    variable    or   a
                                                combination thereof;
                                             o  the timing,  amount and priority
                                                or  subordination of payments of
                                                principal  and  interest  on the
                                                class;
                                             o  the method for  calculating  the
                                                amount of principal payments;
                                             o  its final distribution date;
                                             o  whether it may be redeemed prior
                                                to its final  distribution date;
                                                and
                                             o  other relevant factors.

                                        Some  classes  of   Securities   may  be
                                        entitled to (i) principal  distributions
                                        with  disproportionate,  nominal  or  no
                                        interest  distributions or (ii) interest
                                        distributions   with   disproportionate,
                                        nominal or no principal distributions.

Trust Property......................    The   property   of  each   Trust   will
                                        include a pool of motor  vehicle  retail
                                        installment  sale  contracts  secured by
                                        new or used  automobiles  or light  duty
                                        trucks  (the  "Receivables"),  including
                                        rights to receive certain  payments made
                                        with   respect   to  such   Receivables,
                                        security   interests   in  the  vehicles
                                        financed  thereby,  certain accounts and
                                        the  proceeds  thereof and any  proceeds
                                        from claims on certain related insurance
                                        policies. In addition, the property of a
                                        Trust  may  include  (i)  notes   and/or
                                        certificates that were issued by a prior
                                        Trust but were not then offered pursuant
                                        to a prospectus and/or (ii) the right
                                        to  receive  collections  in  respect of
                                        Receivables  owned by one or more  prior
                                        Trusts that would  otherwise be released
                                        to the  Company.  In the case of a Trust
                                        that  issues  more  than one  series  of
                                        Securities,  it will allocate a group of
                                        its  assets  to a single  series  of its
                                        Securities  (as  so  allocated,  "Series
                                        Trust Property").  Series Trust Property
                                        will support  only the single  series of
                                        Securities   to   which   it  has   been
                                        allocated and will not benefit or result in any payments on any other series of Securities issued by that Trust or any other Trust.

                                        You  will  find  a  description  of  the
                                        Receivables     in    the     Prospectus
                                        Supplement.  CFC will have purchased the
                                        Receivables  from the originating  motor
                                        vehicle  dealers  and will  sell them to
                                        the Trust.  If a Trust has not purchased
                                        all of its  Receivables  at the time you
                                        purchase   your   Securities,   it  will
                                        purchase    the    remainder    of   its
                                        Receivables   from  CFC  over  a  period
                                        specified in the Prospectus  Supplement.
                                        Some  Trusts  may,  during  a  specified
                                        period, use principal collections on its
                                        Receivables   to   purchase   additional
                                        Receivables.

Enhancement.........................    Certain classes of  Securities  may have
                                        the  benefit  of any  of  the  following
                                        enhancements  intended to  increase  the
                                        likelihood    of   payments   on   those
                                        Securities:

                                           o    subordination  of  one  or  more
                                                classes of Securities;
                                           o    overcollateralization (i.e., the
                                                principal    amount    of    the
                                                Receivables      exceeds     the
                                                principal  amount  of all of the
                                                Trust's Securities);
                                           o    excess spread (i.e.,  the excess
                                                of interest  collections  on the
                                                Receivables  over servicing fees
                                                and   interest  on  the  Trust's
                                                Securities);
                                           o    reserve  account,  the  funds in
                                                which  will be  applied to cover
                                                payments on the  Securities  not
                                                covered  by  collections  on the
                                                Receivables;
                                           o    letter of credit or other credit
                                                facility;
                                           o    surety bond;
                                           o    liquidity arrangements;
                                           o    swaps (including currency swaps)
                                                and other derivative instruments
                                                and  interest  rate   protection
                                                agreements;
                                           o    repurchase or put obligations;
                                           o    yield supplement agreements; and
                                           o    other  arrangements  similar  to
                                                those described above.

                                        The Prospectus Supplement will describe the limitation of any enhancement that applies to the Securities. Enhancements cannot guarantee that losses will not be incurred on the Securities.

Tax Status..........................    If the Securities are Notes, federal tax
                                        counsel  to the Trust  will  deliver  an
                                        opinion at the time of initial  issuance
                                        that for  federal  income tax  purposes:
                                        (i) the Securities will be characterized
                                        as debt and (ii) the  Trust  will not be
                                        characterized  as an  association  (as a
                                        publicly traded partnership)  taxable as
                                        a  corporation.  If the  Securities  are
                                        Certificates, you will find a discussion
                                        of    the     federal     income     tax
                                        characterization of the Securities and the related Trust in this Prospectus and the Prospectus Supplement.

                                        See   "Certain    Federal   Income   Tax
                                        Consequences"  and  "Certain  State  Tax
                                        Consequences" for additional information concerning the application of federal and state tax laws to the Securities.

ERISA Considerations................    If you are an employee benefit plan, you
                                        should    review   the    considerations
                                        discussed  under "ERISA  Considerations"
                                        herein  and  in the  related  Prospectus
                                        Supplement   before   investing  in  the
                                        Securities. In general, subject to those
                                        considerations and to certain conditions
                                        described in those sections,  and unless
                                        otherwise  specified  in the  Prospectus
                                        Supplement,  you may  purchase the Notes
                                        of  any  series,  and  any  Certificates
                                        issued  by a  Trust  that  is a  grantor
                                        trust  if  those  Certificates  are  not
                                        subordinated   to  any  other  class  of
                                        Certificates.

Form and Denomination...............    You  may  purchase  Securities  only  in
                                        book-entry form. Your purchase must be in a minimum amount of $1,000.

                             SPECIAL CONSIDERATIONS

CERTAIN LEGAL ASPECTS --                   In   connection   with  the  sale  of
TRUSTS MAY NOT HAVE A                   Receivables to a Trust,  the Seller will
PERFECTED  SECURITY INTEREST IN         assign  the  security  interests  in the
CERTAIN FINANCED VEHICLES               vehicles   (the   "Financed   Vehicles")
                                        securing those  Receivables to the Trust
                                        at   the   time   of   sale.    Due   to
                                        administrative  burden and expense,  the
                                        certificates  of title  to the  Financed
                                        Vehicles  will not be amended to reflect
                                        the  assignment  to  the  Trust.  In the
                                        absence of such an amendment,  the Trust
                                        may  not  have  a   perfected   security
                                        interest   in  the   Financed   Vehicles
                                        securing its Receivables in some states.
                                        Unless otherwise provided in the related
                                        Prospectus  Supplement,  the Seller will
                                        be   obligated   to    repurchase    any
                                        Receivable sold to a Trust as to which a
                                        perfected  security interest in the name
                                        of the  Seller in the  Financed  Vehicle
                                        securing the Receivable  shall not exist
                                        as  of  the  date  the   Receivable   is
                                        transferred to the Trust, if the lack of
                                        perfection  shall  materially  adversely
                                        affect the interest of the Trust in such
                                        Receivable and if the lack of perfection
                                        shall  not  have  been  cured  within  a
                                        specified  period.  If a Trust  does not
                                        have a perfected  security interest in a
                                        Financed Vehicle, its ability to realize
                                        on such  Financed  Vehicle  in a default
                                        may be adversely affected. To the extent
                                        the security  interest is  perfected,  a
                                        Trust  will  have  a  prior  claim  over
                                        subsequent  purchasers  of the  Financed
                                        Vehicle  and  holders  of   subsequently
                                        perfected security interests. However, a
                                        Trust  may  not  have a  prior  security
                                        interest  against  liens for  repairs of
                                        Financed Vehicles or for taxes unpaid by
                                        an  Obligor  under a  Receivable,  and a
                                        Trust could lose its  security  interest
                                        (or  its  priority)   through  fraud  or
                                        negligence. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in a Financed Vehicle after the Trust purchases the Receivable.

CERTAIN LEGAL ASPECTS -                    Federal and state consumer protection
FAILURE TO COMPLY WITH                  laws impose  requirements upon creditors
CONSUMER PROTECTION LAW                 in connection  with extensions of credit
REQUIREMENTS MAY MAKE A                 and  collections  of  retail installment
TRUST LIABLE                            loans  and certain of these laws make an
                                        assignee  of  such  a  loan  (such  as a
                                        Trust) liable to the obligor thereon for
                                        any  violation  by  the  lender.  Unless
                                        otherwise   specified   in  the  related
                                        Prospectus  Supplement,  the Seller will
                                        be   obligated   to    repurchase    any
                                        Receivable which fails to comply with such requirements.

CERTAIN LEGAL ASPECTS --                   The Seller will warrant to each Trust
INSOLVENCY MAY RESULT IN                that  the sale of the Receivables by the
DELAYS OR REDUCTIONS OF                 Seller  to  the Trust is a valid sale of
PAYMENTS TO SECURITYHOLDERS             the Receivables to such  Trust. Notwith-
                                        standing  the  foregoing,  if the Seller
                                        were to become a debtor in a  bankruptcy
                                        case     and     a      creditor      or
                                        trustee-in-bankruptcy  of such debtor or
                                        such  debtor  itself  were to  take  the
                                        position    that   the    transfer    of
                                        Receivables  to  such  Trust  should  be
                                        treated not as a sale,  but instead as a
                                        pledge of such  Receivables  to secure a
                                        borrowing  of  such  debtor,  delays  in
                                        payments of  collections  of Receivables
                                        to  the  related  Securityholders  could
                                        occur or (should the court rule in favor
                                        of any such trustee, debtor or creditor)
                                        reductions   in  the   amounts  of  such
                                        payments  could result.  If the transfer
                                        of  Receivables to a Trust is treated as
                                        a  pledge  instead  of a sale,  a tax or
                                        government  lien on the  property of the
                                        Seller  arising before the transfer of a
                                        Receivable   to  such   Trust  may  have
                                        priority over such Trust's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

                                           A case decided by the  United  States
                                        Court of Appeals  for the Tenth  Circuit
                                        contains  language  to the  effect  that
                                        accounts   sold   by  an   entity   that
                                        subsequently  became  bankrupt  remained
                                        property  of  the  debtor's   bankruptcy
                                        estate  because  the sale of accounts is
                                        treated as a  "security  interest"  that
                                        must  be  perfected  under  the  Uniform
                                        Commercial  Code  ("UCC").  Although the
                                        contracts  representing  the Receivables
                                        constitute  chattel  paper  rather  than
                                        accounts  under the UCC, sale of chattel
                                        paper,  like sales of accounts,  must be
                                        perfected under Article 9 of the UCC. If
                                        CFC were to  become a debtor  under  any
                                        insolvency  law  and  a  court  were  to
                                        follow  the   reasoning   of  the  Tenth
                                        Circuit  Court of Appeals and apply such
                                        reasoning  to chattel  paper,  the Trust
                                        could experience a delay in or reduction
                                        of collections on the  Receivables,  and
                                        you   could   incur   a  loss   on  your
                                        investment as a result.

RELIANCE ON REPRESENTATIONS                Neither       CFC,    DaimlerChrysler
AND WARRANTIES BY THE SELLER            Corporation   ("Chrysler")   nor  any of
OR THE SERVICER WHICH PROVES            their affiliates is generally  obligated
TO BE INADEQUATE MAY RESULT             to  make any payments in respect  of any
IN  LOSSES TO SECURITYHOLDERS           Securities or any Receivables.

                                           However,  in connection with the sale
                                        of Receivables by the Seller to a Trust,
                                        the Seller will make representations and
                                        warranties    with    respect   to   the
                                        characteristics of such Receivables.  In
                                        certain circumstances, the Seller may be
                                        required to repurchase  Receivables with
                                        respect  to which  such  representations
                                        and warranties  have been breached.  See
                                        "Description   of   the   Transfer   and
                                        Servicing    Agreements    --Sale    and
                                        Assignment of Receivables." In addition,
                                        under   certain    circumstances,    the
                                        Servicer  may be  required  to  purchase
                                        Receivables    from   a    Trust.    See
                                        "Description   of   the   Transfer   and
                                        Servicing    Agreements   --   Servicing
                                        Procedures". Moreover, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

SUBORDINATION OF CERTAIN                   To  the   extent  specified   in  the
SECURITIES MAY RESULT IN                related      Prospectus      Supplement,
REDUCED PAYMENTS TO THOSE               distributions of interest  and principal
SECURITIES                              on one or more classes of Securities  of
                                        a series may be subordinated in priority
                                        of payment to  distributions of interest
                                        and  principal  due on one or more other
                                        classes of  Securities  of such  series.
                                        Such   subordination   of  a  class   of
                                        Securities has the effect of increasing the likelihood of payment on the senior classes of Securities in that series and decreasing the likelihood of payment on that subordinated class of Securities.

A TRUST'S ONLY SOURCES OF                  A Trust will not have any significant
FUNDS TO MAKE PAYMENTS ON               assets  or  sources of funds  other than
ITS SECURITIES ARE COLLECTIONS          its   Receivables  and,  to  the  extent
ON ITS RECEIVABLES AND ANY              provided   in   the   related Prospectus
ENHANCEMENT THAT IT MAY HAVE            Supplement, enhancement.  The Securities
                                        of any series will represent obligations
                                        of or  interests  in the  related  Trust
                                        only.  The Securities of any series will
                                        not be insured or guaranteed by CFC, the
                                        applicable   Trustee,    any   Indenture
                                        Trustee  or any other  person or entity.
                                        Moreover,  in the  case of a Trust  that
                                        issues   more   than   one   series   of
                                        Securities, the Securities of a series issued by such Trust will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series
                                        Trust Property allocated to any other series of Securities issued by such Trust. Consequently, investors must rely for payment of Securities of any series solely upon payments on the Receivables allocated to such series and, if and to the extent available, any enhancement for such series, all as specified in the related Prospectus Supplement.

RISK THAT PREPAYMENTS WILL                 An  obligor  may prepay a Receivable,
ADVERSELY AFFECT AVERAGE LIFE           in  whole  or  in  part, at any time. In
AND YIELDS OF THE SECURITIES            addition,   the   Servicer   may deem it
                                        necessary  in certain  circumstances  to
                                        repossess   and   liquidate  a  Financed
                                        Vehicle.  Furthermore,  the  Servicer or
                                        Seller may be required to  purchase,  or
                                        repurchase,   as  the  case  may  be,  a
                                        Receivable from the Trust. In any of the
                                        above instances, each referred to herein
                                        as a "prepayment",  the principal amount
                                        of  a  Receivable   may  be  repaid  (or
                                        charged  off) in advance of the  related
                                        payment   schedule.   While  a   certain
                                        prepayment  rate  may be  used  for  the
                                        purpose of pricing the Securities, there
                                        can  be no  assurance  that  the  actual
                                        prepayment rate will be faster or slower
                                        than the assumed  prepayment  rate.  The
                                        prepayment  rate on the  Receivables may
                                        be  influenced by a variety of economic,
                                        social    and   other    factors.    Any
                                        reinvestment   risks  resulting  from  a
                                        faster or slower incidence of prepayment
                                        of Receivables will be borne entirely by
                                        the   Securityholders   of  the  related
                                        series. See also "Description of the Transfer and Servicing Agreements --
                                        Termination" regarding the Servicer's option to purchase the Receivables of a Trust.

ISSUANCE OF A SUBSEQUENT                   A  single  Trust  may issue more than
SERIES OF SECURITIES MAY                one series of Securities. The provisions
ADVERSELY AFFECT ANY PRIOR              of    the    governing  documents  for a
SERIES OF SECURITIES                    subsequent  series  of securities issued
                                        by a Trust  will not be  subject  to the
                                        consent  of  or  prior   review  by  the
                                        holders of a series of  Securities  that
                                        have  been  previously  issued  by  such
                                        Trust.   However,   the  issuance  of  a
                                        subsequent  series  of  Securities  by a
                                        Trust will be  subject to the  condition
                                        that each  Rating  Agency  that  rated a
                                        prior  series  of  Securities  issued by
                                        such  Trust  must   indicate   that  the
                                        issuance of such subsequent series of Securities will not cause such Rating
                                        Agency to reduce or withdraw its rating of any such prior series of Securities.
                                        There can be no assurance, however, that the issuance of a subsequent series of Securities by a Trust will not have some effect on a prior series of Securities issued by such Trust.

COMMINGLING OF MONIES BY                   The   Servicer   will   generally  be
THE SERVICER MAY LEAD TO                required  to deposit all collections and
FUNDS NOT BEING AVAILABLE               proceeds  from  the Receivables into the
FOR DISTRIBUTION                        Collection  Account  for  the applicable
                                        series on or  before  the  business  day
                                        preceding   each   Distribution    Date.
                                        However, in the event that CFC ceases to
                                        satisfy certain requirements for monthly
                                        remittances,  CFC  will be  required  to
                                        deposit such amounts into the Collection
                                        Account  for  such  series   within  two
                                        business  days of receipt  thereof.  The
                                        Servicer   will  deposit  the  aggregate
                                        Repurchase    Amount   of    Receivables
                                        repurchased by the Seller,  or purchased
                                        by the  Servicer,  into  the  applicable
                                        Collection  Account  on  or  before  the
                                        business day preceding each Distribution
                                        Date.    Pending   deposit   into   such
                                        Collection  Account,  collections may be
                                        invested by the Servicer at its own risk
                                        and for its own  benefit and will not be
                                        segregated  from funds of the  Servicer.
                                        If the  Servicer  were  unable  to remit
                                        such     funds,      the      applicable
                                        Securityholders  might incur a loss.  To
                                        the  extent  set  forth  in the  related
                                        Prospectus Supplement, the Servicer may,
                                        in order  to  satisfy  the  requirements
                                        described  above,  obtain  a  letter  of
                                        credit or other security for the benefit
                                        of the  related  Trust to secure  timely
                                        remittances   of   collections   on  the
                                        related  Receivables  and payment of the
                                        aggregate Repurchase Amount with respect
                                        to   Receivables    purchased   by   the
                                        Servicer.

NOTEHOLDERS HAVE THE RIGHT TO              Unless   otherwise  provided  in  the
TAKE CERTAIN ACTIONS IN THE             related   Prospectus  Supplement  for  a
CASE OF A SERVICER DEFAULT              series    that   includes   Notes    and
WHICH MAY ADVERSELY AFFECT              Certificates,  if   a  Servicer  Default
THE CERTIFICATEHOLDERS                  occurs,  the  Indenture  Trustee  or the
                                        Noteholders of such series, as described
                                        under  "Description  of the Transfer and
                                        Servicing   Agreements  --  Rights  upon
                                        Servicer   Default",   may   remove  the
                                        Servicer  without  the  consent  of  the
                                        Trustee  of  the  Trust  or  any  of the
                                        Certificateholders  of such series.  The
                                        Trustee    of   the    Trust    or   the
                                        Certificateholders  of such  series will
                                        not  have  the  ability  to  remove  the
                                        Servicer if a Servicer  Default  occurs.
                                        In  addition,  the  Noteholders  of such
                                        series have the  ability,  with  certain
                                        specified exceptions,  to waive defaults
                                        by the Servicer, including defaults that
                                        could  materially  adversely  affect the
                                        Certificateholders,   if  any,  of  such
                                        series. See "Description of the Transfer and Servicing Agreements --Waiver of
                                        Past Defaults".

BOOK-ENTRY REGISTRATION MAY                Unless  otherwise  specified  in  the
REDUCE THE LIQUIDITY OF THE             related   Prospectus   Supplement,  each
SECURITIES                              class of a series of  Securities will be
                                        initially  represented  by one  or  more
                                        certificates  registered  in the name of
                                        Cede  &  Co.  ("Cede"),   or  any  other
                                        nominee for DTC set forth in the related
                                        Prospectus  Supplement  (Cede,  or  such
                                        other   nominee,    "DTC's    Nominee").
                                        Securities will not be registered in the
                                        investor's  name  or in the  name  of an
                                        investor's  nominee.  Because  of  this,
                                        unless and until  Definitive  Securities
                                        are  issued,   investors   will  not  be
                                        recognized   by  the   Trustee   or  any
                                        applicable   Indenture   Trustee   as  a
                                        "Certificateholder"  or a  "Noteholder",
                                        as the case may be. Consequently, unless
                                        and  until  Definitive   Securities  are
                                        issued,  investors  will only be able to
                                        exercise the rights of a  Securityholder
                                        indirectly    through    DTC   and   its
                                        participating     organizations.     See
                                        "Certain   Information   Regarding   the
                                        Securities -- Book-Entry Registration" and "-- Definitive Securities".

                                   THE TRUSTS

    The Seller will establish a separate Trust pursuant to a trust agreement (a "Trust Agreement") or a pooling and servicing agreement (a "Pooling and Servicing Agreement"), as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust allocated to a series of Securities issued by such Trust will include a pool of motor vehicle retail installment sales contracts (a "Receivables Pool") (and, with respect to Fixed Value Receivables (as defined below), the right to certain payments on retail installment sale contracts) between retail sellers of new and used automobiles and light duty trucks (the "Dealers") and installment purchasers thereof (the "Obligors") and all payments due thereunder on and after the applicable Cutoff Date (as specified in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. The Receivables of each Receivables Pool were or will be originated by the Dealers and purchased by CFC, directly or indirectly, pursuant to CFC's agreements with Dealers ("Dealer Agreements"). Such Receivables will continue to be serviced by the Servicer and evidence indirect financing made available by the Seller to the Obligors. On the applicable Closing Date, after the issuance of the Securities of a series, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables allocable to such series of Securities will be conveyed to the Trust as frequently as daily during the Funding Period and Additional Receivables allocable to such series of Securities may be conveyed to the Trust during the Revolving Period. Any Subsequent Receivables or Additional Receivables so conveyed will also be assets of the applicable Trust allocated solely to such series of Securities, subject to the prior rights of the related Indenture Trustee and the related Noteholders, if any, therein. The property of each Trust allocated to a series of Securities issued by such Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related sale and servicing agreement (a "Sale and Servicing Agreement") or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Seller in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing (as allocated to such series of Securities, and together with the Receivables Pool allocated to such series and payments thereon, the "Series Trust Property"). To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement or Previously Issued Securities may be a part of the Series Trust Property in a Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. If a Trust issues more than one series of Securities, the Securities of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust. Additionally, pursuant to contracts between the Seller and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

    The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. To avoid undue administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

    If the protection provided to any Noteholders of a series by the subordination of the related Certificates, if any, and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to the related Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the Receivables in the related Series Trust Property, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables in the related Series Trust Property and the proceeds from any recourse against Dealers with respect to such Receivables for payment on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing such Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

    The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

    The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee will not become effective until acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

GENERAL

    The Receivables in each Receivables Pool have been or will be purchased by the Seller, directly or indirectly, from Dealers in the ordinary course of business through its zone offices located in the United States. Most of the Dealers sell products manufactured and/or distributed by Chrysler. The retail installment sale contracts are purchased pursuant to the Dealer Agreements. The Seller purchases contracts in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation, the value of the vehicle being financed, as well as other factors.

    The Receivables to be held by a Trust and allocated to a series of Securities will be selected from the Seller's portfolio for inclusion in the related Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Fixed Value Receivables, may be a final fixed value payment) that fully amortize the amount financed over its original term to maturity, (iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

    "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "Rule of 78's" method ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

    "Fixed Value Receivables" are monthly receivables originated under CFC's Gold Key Plus program and secured by new automobiles or light duty trucks with a final payment which is materially greater than the scheduled monthly payments. A Fixed Value Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable, but also requires a final fixed value payment due after payment of such monthly installments. The fixed value payment may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to CFC provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Receivables, unless otherwise provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment will be included in such Trust; the final fixed value payment will be sold by the Seller to the applicable Company. However, in the case of a Trust that is not a grantor trust, such Company will have the option to transfer the final fixed value payments with respect to the related Fixed Value Receivables retained by such Company to such Trust and to cause such Trust to issue certificates representing interests in such final fixed value payments or indebtedness secured by such final fixed value payments.

    "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment is generally allocated first to interest and the remainder to principal. The interest allocation is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to principal will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest will be greater than it would have been had the payment been made as scheduled, and the portion applied to principal will be correspondingly less. In either case, the obligor generally pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the outstanding principal balance and any finance charges up to the date of final payment.

    In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

    Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

CFC'S PERFORMANCE HISTORY

    Certain information concerning the experience of the Seller and its United States subsidiaries pertaining to delinquencies, repossessions and net losses with respect to new and used retail automobile and light duty truck receivables (including receivables previously sold which CFC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average life of the Securities will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons. All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a Trust and "-- Insolvency Event" regarding the possible sale (if provided for in the related Prospectus Supplement) of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Company applicable to such Trust occurs.

    In addition, a Prospectus Supplement may provide for a Revolving Period during which principal collections in respect of the Receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the related Series Trust Property rather than applied to make distributions on the related Securities. Any such application would increase the weighted average life of such Securities. Moreover, a Prospectus Supplement may provide for a liquidity facility or similar arrangement under which collections of principal may be invested in certain Eligible Investments and distributed on the related Securities in planned amounts on scheduled Distribution Dates.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders, if any, of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

               POOL FACTORS FOR SECURITIES AND TRADING INFORMATION

    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such

Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

    Unless otherwise provided in the related Prospectus Supplement with respect to a series, the Noteholders, if any, and the Certificateholders, if any, of such series will receive reports on or about each Payment Date with respect to the related Collection Period, payments received on the related Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance") as of the last day of the related Collection Period, and the last day of the Collection Period next preceding the related Collection Period, or in the case of the initial Collection Period, as of the Cutoff Date, each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".

                                 USE OF PROCEEDS

    Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a series will be applied by the applicable Trust (i) to the purchase of the Receivables and, if applicable, any Previously Issued Securities from the Seller, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use the proceeds it receives with respect to such series of Securities for general corporate purposes.

                        CHRYSLER FINANCIAL COMPANY L.L.C.

    On October 25, 1998,  Chrysler  Financial  Corporation  merged with and into
CFC, with CFC being the surviving entity. The purpose of the merger was to change the form of organization of Chrysler Financial Corporation from a Michigan corporation into a Michigan limited liability company. Prior to the merger, CFC had no operations and had nominal assets and liabilities. In connection with the merger, CFC succeeded by operation of law to all of the assets and liabilities of Chrysler Financial Corporation. Unless the context otherwise requires, for the periods prior to October 25, 1998 the term "CFC" as used herein shall mean Chrysler Financial Corporation and after the merger shall mean Chrysler Financial Company L.L.C., as successor to Chrysler Financial Corporation. CFC's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-9296, and its telephone number is (248) 948-3067.

    Chrysler is the sole member (owner) of CFC. CFC is a financial services organization, engaged in automotive retail, wholesale and fleet financing, commercial lending and leasing, secured small business financing, property, casualty and other insurance operations, and automotive dealership facility development and management. CFC's business is substantially dependent upon the operations of Chrysler. In particular, lower levels of production and sale of Chrysler's automotive products could result in a reduction in the level of finance and insurance operations of CFC. See "Special Considerations -- Financial Information for Chrysler Financial Company L.L.C." in the related Prospectus Supplement. The related Prospectus Supplement will set forth certain additional information with respect to CFC.

    CFC will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the applicable Receivables by CFC to such Trust is a valid sale of such Receivables to such Trust. In addition, CFC and such Trust will treat the transactions described herein and in the related Prospectus Supplement as a sale of such Receivables to such Trust and CFC will take all actions that are required to perfect the Trust's ownership interest in such Receivables. Notwithstanding the foregoing, if CFC were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to a Trust should be treated not as a sale, but instead as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of such Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of CFC arising before the transfer of Receivables to such Trust may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of CFC's bankruptcy estate and would not be available to CFC's creditors.

                            DESCRIPTION OF THE NOTES

GENERAL

    With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

    If a Trust issues more than one series of Notes, each such series may be issued pursuant to a master Indenture. In such a case, the Notes of a series will be secured solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

    Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest with respect to each class of Notes of a series will be described in the related Prospectus Supplement. The right of holders of any class of Notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

    To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement. The aggregate initial principal amount of the Notes and Certificates, if any, of a series may, after giving effect to the purchase of all Subsequent Receivables, if any, be greater or less than the aggregate initial principal balance of the Receivables in that series.

    To the extent specified in the related Prospectus Supplement, payments of interest to holders of two or more classes of Notes within a series may have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on such Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date", which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case the holders of such classes of Notes will receive its ratable share (based upon the aggregate amount of interest due to such classes of Noteholders) of the aggregate amount available to be distributed in respect of interest on such Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

    In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class. A series with Notes may provide for a Revolving Period, during which collections of principal in respect of the Receivables are not applied to payments of principal of such Notes, or may provide for a liquidity facility or similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Distribution Dates.

THE INDENTURE

    Master Indenture. If a Trust issues more than one series of Notes, each such series may be issued pursuant to a base indenture and a series supplement related thereto (such base indenture together with such series supplement being collectively referred to herein as an "Indenture").

    Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

    Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby. However, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables allocated to such series if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or
(vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the Series Trust Property securing such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

    Events of Default; Rights upon Event of Default. With respect to the Notes of a series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days (or for such other longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;
(iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. The amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

    In the case of a Trust that issues more than one series of Notes, an Event of Default with respect to one such series of Notes will not of itself constitute an Event of Default with respect to any such other series of Notes.

    If an Event of Default with respect to the Notes of any series should occur and continue, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

    If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Series Trust Property allocated to such series, exercise remedies as a secured party, sell the Receivables included in such Series Trust Property or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days (or such longer period specified in the related
Indenture) or more in the payment of any interest on any Note of such series, unless (i) the holders of all the outstanding Notes of such series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of such Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

    If a Trust issues more than one series of Notes, each such series of Notes will be secured solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

    Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee in respect of such series, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect to such Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

    Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder has given to the applicable Indenture Trustee prior written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

    In addition, each Indenture Trustee and the holders of a series of Notes, by accepting such Notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law and that they do not have and will not assert any claims against any Series Trust Property allocated to any other series of Notes issued by such Trust.

    With respect to any series of Notes issued by a Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on such Notes or for the agreements of such Trust contained in the applicable Indenture.

    Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the Trust or to any related Noteholder or Certificateholder.

    With respect to each series of Notes issued by a Trust, such Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust and such series (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the Series Trust Property allocated to such series, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of such series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden such Series Trust Property or any part thereof, or any interest therein or the proceeds thereof.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to one or more series of Notes issued by it and the related Indentures, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

    Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

    Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the Series Trust Property securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

    With respect to each Trust, if so specified in the related Prospectus Supplement, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

    Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a series purchased by the applicable Company, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the applicable Company, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the related Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities". Any Certificates of a given series owned by the applicable Company or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event").

    If a Trust issues more than one series of Certificates, Certificates of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. A series with Certificates may provide for a Revolving Period, during which collections of principal on the Receivables are not applied to distributions on the related Securities, or may provide for a liquidity facility or similar arrangement that permits one or more classes of the related Securities to be paid in planned amounts on scheduled Distribution Dates. The aggregate initial principal amount of the Certificates and the Notes, if any, of a series may, after giving effect to the purchase of all Subsequent Receivables, if any, for such series be greater or less than the aggregate initial principal balance of the Receivables in that series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

    Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate
Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

    Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is generally a stated number of basis points (one basis point equals one one-hundredth of a percentage point), and the "Spread Multiplier" is generally a number expressed as a percentage. The Interest Reset Period may be referred to as an "Interest Accrual Period" in a Prospectus Supplement.

    The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"),
(iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

    As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will identify the Calculation Agent for each such class of Floating Rate Securities of a given series. The Calculation Agent may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

    CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either

H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting the aforementioned offered rates, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

    The "Calculation Date" pertaining to any CD Rate Determination Date shall be either (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date, whichever is earlier.

    Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                          +---            ---+
                                          |    D x 360       |
                 Money Market Yield    =  |    -------       |  x 100
                                          |  360 - (D x M)   |
                                          +---            ---+

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

    The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be either (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date, whichever is earlier.

    Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

    The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

    LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

        On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation
    Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a
    Business Day (as defined in the Indenture or Pooling and Servicing Agreement) and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for the period of the specified Index Maturity to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation

    Agent are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for the period of the specified Index Maturity; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period.

    Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

    The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

    The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be either (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date, whichever is earlier.

INDEXED SECURITIES

    To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); or (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

    If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

    Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the applicable Company holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's Nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the
Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on
behalf   of   their   respective    Securityholders.

Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

    DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Except as required by law, neither the Administrator, if any, the applicable Trustee nor the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Cedelbank ("Cedelbank") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in this Prospectus and "Global
Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Cede, as nominee for DTC, will hold the Securities. Cedelbank and Euroclear will hold omnibus positions in the Securities on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and
Euroclear   Participants   may  not   deliver   instructions   directly  to  the
Depositaries.

    Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

    Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    In the event that any of DTC, Cedelbank or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities -- Definitive Securities".

DEFINITIVE SECURITIES

    Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator or Trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

    Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

    Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

    Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

    Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other
Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

    With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities that includes Certificates, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders, if any, will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders, if any, will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the Pool Balance as of the close of business on the last day of the related Collection Period and the Collection Period next preceding the related Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each before and after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vi) the Interest Rate or Pass Through Rate for the current and following Interest Reset Periods for any class of Notes or Certificates of such series with variable or adjustable rates;

          (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Repurchase Amounts, if any, for Receivables that were repurchased by the Seller or the Servicer during such Collection Period;

          (x) the balance of the related Reserve Account and the Specified Reserve Account Balance (as defined in the related Prospectus Supplement), if applicable, on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the related Funding Period (if any), the related remaining Pre-Funded Amount; and

          (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any related remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

    Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed both in total and as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller with respect to a series of Securities and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates, if any, will be issued and each Administration Agreement pursuant to which CFC will undertake certain administrative duties with respect to a series of Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On the Closing Date specified with respect to any series of Securities in the related Prospectus Supplement (the "Closing Date"), the Seller will, if so specified in such Prospectus Supplement, transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates, as applicable. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount for such series into the related Pre-Funding Account. The related Prospectus Supplement for a series of Securities will specify whether, and the terms, conditions and manner under which, Subsequent Receivables for such series will be sold by the Seller to the applicable Trust from time to time during any Funding Period for such series on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

    In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the

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Seller,  unless the breach is cured,  will  repurchase such Receivable from such
Trust at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Repurchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of the related series for any such uncured breach.

    Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The Seller's accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

    With respect to each Trust that issues one or more series of Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders, if any, of such series, into which all payments made on or with respect to the Receivables included in the Series Trust Property for such series will be deposited (the "Collection Account"). The Servicer will, if so specified in the related Prospectus Supplement, establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for such series for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will, if so specified in the related Prospectus Supplement, establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve
Account or other credit or cash flow enhancement for such series for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders. The Trust Accounts relating to a series of Securities will not contain funds relating to any other series of Securities.

    If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee or Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables allocated to such series will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account for such series, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

    The Servicer will establish and maintain any other accounts to be established with respect to a series of Securities, including any Pre-Funding Account or any Reserve Account, as specified in the related Prospectus Supplement.

    For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle retail sale contracts. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies for a series, funds in any Reserve Account for such series may be invested in securities that will not mature prior to the date of the next distribution with respect to the Certificates or Notes of such series and will not be sold to meet any shortfalls. Thus,

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
the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables allocated to the related series (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders of such series could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date or Payment Date and shall be treated as collections of interest on the related Receivables.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust in respect of a series and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement) for the related series. Some of such arrangements may result in the Servicer purchasing the Receivable for the Repurchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

    With respect to each series, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, so long as (i) CFC is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer may deposit such amounts into the Collection Account on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

    Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and

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to the extent that collections on a Precomputed  Receivable  during a Collection
Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES

    If so provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

    If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the Simple Interest Receivables allocated to a series at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable allocated to a series becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account for such series and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

    As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the Prospectus Supplement with respect to any series, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance for such series as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid solely to the extent of the Interest Distribution Amount for such series. However, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of such series.

    Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

    With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

    With respect to each series, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account, if any, for distribution to Noteholders, if any, and Certificateholders, if any, to the extent provided in the related Prospectus Supplement or, if so specified in the related Prospectus Supplement, distributions to Securityholders may be made directly from the Collection Account. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

    In the case of a Trust that issues more than one series of Securities, the distributions on the Securities of any such series will be made solely from funds in the Series Trust Property allocated to such series and not from any other Series Trust Property.

    Allocation of Collections on Receivables. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period. If so specified in a Prospectus Supplement, the amounts of collections on the Receivables of a series that are allocable to interest and principal, respectively, will first be determined in the following manner with the following effect on the distributions on the related Securities.

    On the Business Day immediately preceding each Distribution Date or Payment Date (a "Determination Date"), the Indenture Trustee, if any, or, otherwise, the Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date or Payment Date (excluding amounts retained in the Collection Account from prior periods, as described below). Such amount shall be allocated first to interest, including the amount related to the investment earnings on the Trust Accounts, if any, maintained with the Indenture Trustee or the Trustee, as applicable, in accordance with the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and then any remaining amount in the Collection Account shall be allocated to principal. Payments to Securityholders shall be distributed on each Distribution Date or Payment Date in accordance with such allocations, together with a payment notice setting forth the amount of such payment allocable to interest and the amount allocable to principal.

CREDIT AND CASH FLOW ENHANCEMENT; LIQUIDITY ARRANGEMENTS

    The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement

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
may be in the form of subordination of one or more classes of Securities of a series, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps (including without limitation currency swaps), other interest rate protection agreements, repurchase obligations (including without limitation put options), yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement or any such other arrangement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement or any such other arrangement for a series of Securities may cover one or more other series of Securities.

    The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

    Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pool and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus
Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the applicable Company.

NET DEPOSITS

    As an administrative convenience, unless the Servicer is required to remit collections daily (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Repurchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each series as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

    Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

    Copies  of  such   statements   and   certificates   may  be   obtained   by
Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that CFC may not resign from its obligations and duties as Servicer thereunder, except upon determination that CFC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed CFC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Chrysler, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

    Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the related Trust Accounts or the related Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the Applicable Trustee is received by the Servicer or after  discovery  of such  failure by the  Servicer;
(ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Applicable Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer, the Seller or any related Company. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

    In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

    With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes of a series evidencing at least a majority in principal amount of the then outstanding Notes of such series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account for such series in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of a series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a
Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the Trust Accounts for such series in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

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
AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

INSOLVENCY EVENT

    Subject to the following paragraph, with respect to a Trust that is not a grantor trust, if the related Prospectus so provides, upon the occurrence of an Insolvency Event with respect to the Company in respect of such Trust, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of the Certificates (other than such Company) of each series with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such Certificates held by such Company), (ii) holders of each class of Notes, if any, of each series with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class and (iii) holders, if any, of certificates representing more than 50% of the aggregate unpaid principal amount of certificates representing interests in, or indebtedness secured by, final fixed value payments with respect to the Fixed Value Receivables, if any, initially purchased by such Company and subsequently added to such Trust (such certificates or indebtedness being referred to herein as "Fixed Value Securities"), to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to such Company, notice thereof is required to be given to such Noteholders, Certificateholders and holders of Fixed Value Securities; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and Certificate Distribution Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust allocable to each series issued by such Trust will be treated as collections on such Receivables and deposited in the related Collection Account for such series. With respect to any series of such Trust, if the proceeds from the liquidation of the Receivables allocated to such series and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account for such series are not sufficient to pay the Notes, if any, and the Certificates of such series in full, the amount of principal returned to Noteholders and Certificateholders of such series will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

    Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of such Trust and the delivery to such Trustee by each such Certificateholder (including such Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

    If the related Prospectus Supplement so provides, the applicable Company with respect to the related Trust will agree under the related Trust Agreement to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company was a general partner.

TERMINATION

    With respect to each series, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable included in the Series Trust Property allocated to such series and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of such series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

    Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables included in Series Trust Property allocated to a series is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the
"Initial Pool Balance") of such series, all such remaining Receivables at a price equal to the aggregate of the Repurchase Amounts thereof as of the end of such Collection Period.

    If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance of such series is equal to or less than the percentage of the Initial Pool Balance of such series specified in the related Prospectus Supplement, solicit bids for the purchase of such Receivables remaining in such Trust and allocated to such series, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then such remaining Receivables will be sold to the highest bidder.

    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

    CFC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $200 per month with respect to each series of Notes, or such other amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

    In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

    All contracts originated or acquired by the Seller name the Seller as obligee or assignee and as the secured party. The Seller also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Because the Seller continues to service the contracts, the obligors on the contracts will not be notified of the sale to the Trust, and no action will be taken to record the transfer of the security interest from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

    The Seller will assign its interests in the Financed Vehicles securing the related Receivables to each Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement (as applicable). However, because of the administrative burden and expense, neither the Seller nor the related Trustee will amend any certificate of title to identify the Trust as the new secured party on the certificate of title relating to a Financed Vehicle. Also, the Seller will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

    In most states, an assignment such as that under each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain or assign to the Trust a perfected security interest, the security interest of the Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles".

    Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the

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
vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

    Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will warrant to the related Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

    The federal income tax consequences to Certificateholders will vary depending on whether (i) an election is made to treat the Trust as a partnership under the Code, (ii) all the certificates are retained by the Seller or an affiliate thereof, or (iii) whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the

"OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a Note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a Note.

    Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-U.S. person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

    Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    New Withholding Regulations. Recently, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust and each separate Series Trust Property as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the related partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of

Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against

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
interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for the Certificates.

    Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

    New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules.

Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

TAX CHARACTERIZATION OF THE TRUST

    Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Certificates of which are retained by Seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the Trust will constitute a mere security arrangement for the issuance of debt by the single Certificateholder.

    Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under the heading "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Notes" would apply to the Noteholders.

    If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the Trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such Notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

    If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, part I, subchapter J, chapter 1 of subtitle A of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

    Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each  Grantor  Trust  Certificateholder  will be  required  to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

    Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    On December 30, 1997 the Internal Revenue Service ("IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

STRIPPED BONDS AND STRIPPED COUPONS

    Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

    Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

    With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

    Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

    Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

    Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

    As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

    New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    FASITs

    The Small Business and Job Protection Act of 1996 added sections 860H through 860L to the Code (the "FASIT provisions"), which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity became effective on September 1, 1997, but many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation will enable trusts such as the Issuer to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes. A FASIT election may be made with respect to the Issuer in connection with the issuance of future Series of securities, upon satisfaction of certain conditions, delivery by the Issuer of appropriate legal opinions and a determination by the Issuer that such election will have no adverse impact on holders of then-existing classes of securities of the Issuer.

                         CERTAIN STATE TAX CONSEQUENCES

    The activities of servicing and collecting the Receivables will be undertaken by the Servicer, which is a Michigan corporation. Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

                                    * * *

    THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified person" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

    Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Securities--for example, Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the Trust if, as described below, the assets of the Trust were considered to include Plan assets.

    ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such

Plan. Plan fiduciaries must determine whether the acquisition and holding of Securities and the operations of the Trust would result in prohibited transactions if Plans that purchase the Securities were deemed to own an interest in the underlying assets of the Trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Securities are deemed to own an interest in the underlying assets of the Trust.

    Pursuant to Department of Labor Regulation Section 2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the Trust and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant". In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement. However, it is anticipated that the Certificates will be considered equity interests in the Trust for purposes of the Plan Assets Regulation, and that the assets of the Trust may therefore constitute plan assets if Certificates are acquired by Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the Trust.

    As a result, except in the case of Senior Certificates with respect to which the Exemption is available (as described below), Certificates generally shall not be transferred and the Trustee shall not register any proposed transfer of Certificates unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the Certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (ii) an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor that the purchase or holding of the Certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the Trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject any Trustee, the Certificate Administrator or the Depositor to any obligation in addition to those undertaken in the Trust Agreement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

    A fiduciary of a Plan considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

    SENIOR CERTIFICATES ISSUED BY TRUSTS

    Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust.

    The U.S. Department of Labor (the "DOL") has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

        (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc.;

        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

        (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

        (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

                      (1) The ratio of the amount  allocated to the  pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

                      (2) All  Obligations  transferred  after the Closing  Date
                  (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

                      (3) The  transfer of such  Additional  Obligations  to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                      (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

                      (5) In order to  insure  that the  characteristics  of the
                  Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

                                    (i) the  characteristics  of the  Additional
                           Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                                    (ii) an independent  accountant  retained by
                           the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

                      (6) The  Pre-Funding  Period  must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

                      (7) Amounts  transferred to any pre-funding account and/or capitalized  interest  account  used in  connection  with  the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

                      (8) The related  prospectus or prospectus  supplement must describe:

                                    (i)   any    pre-funding    account   and/or
                           capitalized interest account used in connection with a pre-funding account;

                                    (ii) the duration of the Pre-Funding Period;

                                    (iii) the percentage and/or dollar amount of
                           the Pre-Funding Limit for the trust; and

                                    (iv)  that  the  amounts  remaining  in  the
                           pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

                      (9) The  related  pooling  and  servicing  agreement  must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust when the fiduciary (or its affiliate) is an obligor on receivables held in the trust only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust,
    (iii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iv) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

    The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby to which it is expected that the Exemption will apply.

    Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

    In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

    Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

    Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Seller by the General Counsel of the Seller.

                                 INDEX OF TERMS

Act...........................................................................54
Actuarial Receivables.........................................................12
Administration Agreement......................................................40
Administration Fee............................................................41
Administrator.................................................................40
Advances......................................................................34
Amortizable Bond Premium Regulations..........................................51
Applicable Trustee............................................................26
Base Rate.....................................................................22
Calculation Agent.............................................................22
Calculation Date......................................................23, 24, 25
CD Rate.......................................................................22
CD Rate Determination Date....................................................22
CD Rate Security..............................................................22
Cede..........................................................................10
Cedelbank.....................................................................27
Cedelbank Participants........................................................27
Certificate Distribution Account..............................................32
Certificate Pool Factor.......................................................14
Certificateholder.............................................................10
CFC............................................................................4
Chrysler.......................................................................8
Closing Date..................................................................31
Code..........................................................................44
Collection Account............................................................32
Collection Period.............................................................33
Commercial Paper Rate.........................................................23
Commercial Paper Rate Determination Date......................................23
Commercial Paper Rate Security................................................22
Commission.....................................................................3
Commodity Indexed Securities..................................................25
Composite Quotations..........................................................22
Cooperative...................................................................27
Currency Indexed Securities...................................................25
Cutoff Date...................................................................11
Dealer Agreements.............................................................11
Dealers.......................................................................11
Definitive Certificates.......................................................29
Definitive Notes..............................................................29
Definitive Securities.........................................................29
Depositaries..................................................................28
Depository....................................................................16
Determination Date............................................................35
Distribution Date.............................................................21
DOL...........................................................................56
DTC's Nominee.................................................................10
Eligible Deposit Account......................................................33
Eligible Institution..........................................................33
Eligible Investments..........................................................32
Euroclear.....................................................................27
Euroclear Operator............................................................27
Euroclear Participants........................................................27
Events of Default.............................................................18

Exemption.....................................................................56
Face Amount...................................................................26
Federal Funds Rate............................................................24
Federal Funds Rate Determination Date.........................................24
Federal Funds Rate Security...................................................22
Federal Tax Counsel...........................................................44
Financed Vehicles..............................................................7
Fixed Rate Securities.........................................................21
Fixed Value Receivables.......................................................13
Fixed Value Securities........................................................39
Floating Rate Securities......................................................21
FTC Rule......................................................................43
Grantor Trust Certificateholders..............................................50
Grantor Trust Certificates....................................................50
H.15(519).....................................................................22
Indenture.....................................................................17
Index.........................................................................25
Index Maturity................................................................22
Indexed Commodity.............................................................25
Indexed Currency..............................................................25
Indexed Principal Amount......................................................25
Indexed Securities............................................................25
Indirect Participants.........................................................26
Initial Pool Balance..........................................................40
Insolvency Event..............................................................38
Interest Reset Date...........................................................22
Interest Reset Period.........................................................22
Investment Earnings...........................................................33
IRS...........................................................................44
LIBOR.........................................................................24
LIBOR Business Day............................................................24
LIBOR Determination Date......................................................24
LIBOR Security................................................................22
Money Market Yield............................................................23
New Regulations...............................................................46
Note Distribution Account.....................................................32
Note Pool Factor..............................................................14
Noteholder....................................................................10
Obligors......................................................................11
OID...........................................................................45
OID regulations...............................................................45
Participants..............................................................16, 28
Payahead Account..............................................................32
Payaheads.....................................................................34
Payment Date..................................................................17
Plan Assets Regulation........................................................56
Plans.........................................................................55
Pool Balance..................................................................15
Pooling and Servicing Agreement...............................................11
Precomputed Receivables.......................................................12
PTE...........................................................................55
Receivables.................................................................1, 4
Receivables Pool..............................................................11
Registration Statement.........................................................3
Related Documents.............................................................19
Repurchase Amount.............................................................32

Reserve Account...............................................................36
Restricted Group..............................................................58
Rule of 78's Receivables......................................................12
Rules.........................................................................26
Sale and Servicing Agreement..................................................11
Schedule of Receivables.......................................................31
Section 1286 Treasury Regulations.............................................52
Securities Act.................................................................3
Seller.........................................................................4
Senior Certificates...........................................................56
Series Trust Property......................................................4, 11
Servicer.......................................................................4
Servicer Default..............................................................37
Servicing Fee.................................................................34
Servicing Fee Rate............................................................34
Short-Term Note...............................................................45
Similar Law...................................................................55
Simple Interest Receivables...................................................13
Spread........................................................................22
Spread Multiplier.............................................................22
Stock Index...................................................................25
Stock Indexed Securities......................................................25
Subsequent Transfer Date......................................................31
Telerate Page 3750............................................................24
Terms and Conditions..........................................................27
Transfer and Servicing Agreements.............................................31
Treasury bills................................................................25
Treasury Rate.................................................................25
Treasury Rate Determination Date..............................................25
Treasury Rate Security........................................................22
Trust..........................................................................4
Trust Accounts................................................................32
Trust Agreement...............................................................11
U.S. Person...................................................................54
UCC........................................................................8, 32
Underwriting Agreements.......................................................59

                                _________________

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----

Reports to Noteholders......................................................S-3
Table of Contents...........................................................S-4
Summary of Terms............................................................S-5
Special Considerations......................................................S-9
The Trust...................................................................S-12
The Receivables Pool........................................................S-13
Chrysler Financial Company L.L.C............................................S-17
Weighted Average Life of the Notes..........................................S-18
Description of the Notes....................................................S-18
Description of the Certificates.............................................S-20
Description of the Transfer and Servicing Agreements........................S-20
Certain Federal Income Tax Consequences.....................................S-25
ERISA Considerations........................................................S-25
Underwriting................................................................S-26
Legal Opinions..............................................................S-27
Index of Terms..............................................................S-28

                                   PROSPECTUS
Available Information.........................................................3
Incorporation of Certain Documents by Reference...............................3
Summary of Terms..............................................................4
Special Considerations........................................................7
The Trusts....................................................................11
The Receivables Pools.........................................................12
Weighted Average Life of the Securities.......................................14
Pool Factors for Securities and Trading Information...........................14
Use of Proceeds...............................................................15
Chrysler Financial Company L.L.C..............................................15
Description of the Notes......................................................16
Description of the Certificates...............................................20
Certain Information Regarding the Securities..................................21
Description of the Transfer and Servicing Agreements .........................31
Certain Legal Aspects of the Receivables......................................41
Certain Federal Income Tax Consequences.......................................44
Certain State Tax Consequences................................................55
ERISA Considerations..........................................................55
Plan of Distribution..........................................................59
Legal Opinions................................................................59
Index of Terms................................................................60

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING OFFERED NOTES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT.

================================================================================



                                 $______________

                               PREMIER AUTO TRUST

                                ________________


                                   $__________
                       ____% ASSET BACKED NOTES, CLASS A-2

                                   $__________
                       ____% ASSET BACKED NOTES, CLASS A-3

                                   $__________
                       ____% ASSET BACKED NOTES, CLASS A-4

                                   $__________


                               CHRYSLER FINANCIAL
                                 COMPANY L.L.C.
                               SELLER AND SERVICER


                                ________________

                              PROSPECTUS SUPPLEMENT

                              DATED ______________

                                ________________



                                 [UNDERWRITERS]

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee..............................................$1,112,000.00
Printing Expenses................................................112,500.00
Trustee Fees and Expenses.........................................86,250.00
Legal Fees and Expenses...........................................75,000.00
Accountants' Fees and Expenses....................................75,000.00
Rating Agencies' Fees............................................750,000.00
Miscellaneous........................................................257.00
                                                               ------------
         Total............................................... $2,211,007.00
                                                              =============
---------------
         * All amounts except registration fee are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 3.5 of the Operating Agreement of the Registrant provides that to the fullest extent permitted by the Michigan Limited Liability Company Act, the Registrant to the extent of its assets legally available for such purpose, will indemnify and hold harmless each person who is or was a manager, officer, committee member, employee, member, or who serves or may have served at the Registrant's request as a member, director, manager, officer, or employee of any company or corporation that the Registrant owns directly or indirectly, and any member's respective shareholders, directors, officers, agents, affiliates and professional or other advisors (collectively, the "Indemnified Persons") from and against any and all loss, cost, damage, expense (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with the business or affairs of, the Registrant and its subsidiaries and affiliates, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense or liability resulted primarily from the Indemnified Person's negligence, misconduct in the performance of her or her duty, or willful breach of a material provision of the Operating Agreement which in any event causes actual material damage to the Registrant. The Registrant may pay in advance or reimburse reasonable expenses (including advancing the reasonable cost of defense) incurred by an Indemnified Person who is, or is threatened to be, named or made a defendant or a respondent in a proceeding concerning the business affairs of the Registrant. Reference is made to
Exhibit 3.2 to this  Registration  Statement for the complete texts of Section
3.5 of the Operating Agreement.

         Insofar  as  indemnification   for  liabilities   arising  under  the
Securities  Act of 1933  by the  Registrant  may be  permitted  to  directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and therefore may be unenforceable. If a claim for indemnification against such liabilities (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Registrant by a director, officer or controlling person in connection with the securities offered hereby and the Securities and Exchange Commission is still of the same opinion, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

         (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

         1.1 Form of  Underwriting  Agreement for the Notes.

         1.2 Form of  Underwriting  Agreement for the  Certificates.

         2.1 Copy of Plan of Merger, dated October 22, 1998, between Chrysler Financial Corporation and Chrysler Financial Company L.L.C.

         3.1 Copy of Articles of  Organization of Chrysler  Financial  Company
L.L.C.

         3.2 Copy of Amended and Restated Operating Agreement of Chrysler Financial Company L.L.C.

         3.3 Form of Certificate of Trust for Premier Auto Trusts (included in
Exhibit 4.2).

         4.1 Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).

         4.2  Form  of  Amended  and  Restated  Trust   Agreement   among  the
Registrant, the Company and the Trustee (including forms of Certificates).

         4.3 Form of Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including forms of Certificates).

         4.4 Form of Pooling and Servicing Agreement, including the Form of Standard Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates).

         5.1 Opinion of Brown & Wood LLP with respect to legality.

         5.2 Opinion of Richards, Layton & Finger with respect to legality.

         8.1 Opinion of Brown & Wood LLP with respect to federal tax matters.

         23.1 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

         23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.2).

         24.1 Powers of Attorney.

         25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

         25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

         99.1 Form of Sale and Servicing Agreement among the Registrant and the Trust.

         99.2  Form  of   Administration   Agreement  among  the  Trust,   the
Administrator and the Indenture Trustee.

         99.3  Form  of  Purchase   Agreement  between  the  Company  and  the
Registrant.

ITEM 17.  UNDERTAKINGS

         (a)      As to Rule 415:

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) to include any  prospectus  required by Section
                  10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) to  reflect  in the  prospectus  any  facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to  include  any  material  information  with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)  To   remove   from    registration    by   means   of a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

         (c) As   to   documents  subsequently    filed   that are incorporated
by reference:

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d)      As to indemnification:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield and State of Michigan, on the 25th day of January, 1999.

         CHRYSLER FINANCIAL COMPANY L.L.C.,

         By:      /s/ D.L. DAVIS
                  ---------------------------
                  D.L. Davis
                  Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:


/s/  D.L. DAVIS                Chairman of the Board          January 25, 1999
---------------
     D.L. Davis


Principal Financial Officer:


/s/  T.F. GILMAN               Vice President and
----------------               Chief Financial Officer        January 25, 1999
     T.F. Gilman


Principal Accounting Officer:


/s/  D.H. OLSEN                Vice Presindent and            January 25, 1999
---------------                Controller
     D.H. Olsen



                                 EXHIBIT INDEX

EXHIBIT
   NO.                              DESCRIPTION OF EXHIBIT
-------                             ----------------------

     1.1          Form of  Underwriting  Agreement  for the  Notes.

     1.2          Form of Underwriting  Agreement for the Certificates.

     2.1          Copy of Plan of Merger,  dated  October  22,  1998,  between
                  Chrysler   Financial   Corporation  and  Chrysler  Financial
                  Company L.L.C.

     3.1          Copy of  Articles  of  Organization  of  Chrysler  Financial
                  Company L.L.C.

     3.2 Copy of Amended and Restated Operating Agreement of Chrysler Financial Company L.L.C.

     3.3 Form of Certificate of Trust for Premier Auto Trusts (included in Exhibit 4.2).

     4.1 Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).

     4.2 Form of Amended and Restated Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates).

     4.3 Form of Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including forms of Certificates).

     4.4 Form of Pooling and Servicing Agreement, including the Form of Standard Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates).

     5.1          Opinion of Brown & Wood LLP with respect to legality.

     5.2 Opinion of Richards, Layton & Finger with respect to legality.

     8.1 Opinion of Brown & Wood LLP with respect to federal tax matters.

     23.1 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

     23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.2).

     24.1         Powers of Attorney.

     25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

     25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

     99.1 Form of Sale and Servicing Agreement among the Registrant and the Trust.

     99.2 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.

     99.3 Form of Purchase Agreement between the Company and the Registrant.

                                                              EXHIBIT 1.1



                        [FORM OF UNDERWRITING AGREEMENT]



                            PREMIER AUTO TRUST ___-_

                       [__]% ASSET BACKED NOTES, CLASS A-2
                       [__]% ASSET BACKED NOTES, CLASS A-3
                       [__]% ASSET BACKED NOTES, CLASS A-4


                        CHRYSLER FINANCIAL COMPANY L.L.C.


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                     [___________], 199_


[----------------]
  as Representative of the Several Underwriters
[----------------]
[----------------]
[----------------]


Ladies and Gentlemen:

         1. Introductory.  Chrysler Financial Company L.L.C., a Michigan limited
            ------------
liability company ("CFC" or the "Seller"), proposes to cause Premier Auto Trust ___-_ (the "Trust") to issue and sell $[____] principal amount of its [__]% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $[____] principal amount of its [__]% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), and $[____] principal amount of its [__]% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-2 Notes and the Class A-3 Notes, the "Offered Notes"), to the several Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"). The Trust also will issue $[____] principal amount of its [__]% Asset Backed Notes, Class A-1 (the "Class A-1 Notes" and, together with the Offered Notes, the "Notes"), which Class A-1 Notes will be purchased by the Seller on the Closing Date (as defined below). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts (the "Standard Receivables") and the right to receive Amortizing Payments with respect to Fixed Value Receivables (the Standard Receivables and the Amortizing Payments with respect to the Fixed Value Receivables are referred to herein collectively as the "Receivables") and the related collateral. The Standard Receivables and the Fixed Value Receivables will be sold to the Trust by the Seller. The Receivables will be serviced for the Trust by CFC (in such capacity, the "Servicer"). The Notes will be issued pursuant to an Indenture to be dated as of [___________], 199_ (as amended and supplemented from time to time, the "Indenture"), between the Trust and [_____________], as indenture trustee "Indenture Trustee").

         Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue the sum of $[____] and $[____] of its Asset Backed Certificates (the "Certificates"), each representing a fractional undivided ownership interest in the Trust, pursuant to the Amended and Restated Trust Agreement to be dated as of [___________], 199_ (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, [_______], a [_______] [_______] (the "Company"), and [_____________], as owner trustee (the
"Owner Trustee").

         The Seller acknowledges that it will have furnished to the Underwriters, for distribution to potential investors in the Offered Notes prior to the date on which the Prospectus (as defined in Section 2(a) below) is made available to such potential investors, a term sheet in the form of Exhibit A hereto (the "Collateral Materials").

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of [___________], 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and CFC, as Seller and Servicer, or, if not defined therein, in the Indenture or in the Trust Agreement. Simultaneously with the issuance and sale of the Notes as contemplated herein, the Trust will issue the Certificates referred to in the Trust Agreement (the "Certificates") to the Company.

         2.  Representations and Warranties of the Seller. The Seller represents
             --------------------------------------------
and warrants to, and agrees with, each Underwriter that:

         (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-31093) on such Form, including a related preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Offered Notes. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Seller will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Offered Notes) or (ii) after effectiveness of such registration statement, either (A) a final base prospectus in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final base prospectus and a final prospectus supplement relating to the Offered Notes in accordance with Rules 415 and 424(b)(2) or (5). The Seller has filed with the Commission in a report on Form 8-K the Collateral Materials within two business days after they were first delivered to an Underwriter.

         In the case of clauses (ii)(A) and (B) above, the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Offered Notes and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information, with respect to the Offered Notes and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as the Seller has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

         For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement". "Base Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Base Prospectus which describes the Offered Notes and the offering thereof and is used prior to filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Offered Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus, as amended at the time of such filing, or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Offered Notes, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Offered Notes and the offering of the Offered Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

         (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto). As of the Closing Date, the Seller's representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct.

         (c) This Agreement has been duly authorized, executed and delivered by the Seller.

         (d) The Seller's assignment and delivery of the Standard Receivables and the Fixed Value Receivables to the Trust will vest in the Trust all of the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (e) The Trust's assignment of the Standard Receivables and the Fixed Value Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (f) None of the Seller, the Company or anyone acting on behalf of the Seller or the Company has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or require registration of the Seller, the Company or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Seller or the Company act, nor has either of them authorized, nor will either of them authorize, any person to act in such a manner.

         3. Representations and Warranties of the Underwriters. Each Underwriter
            --------------------------------------------------
represents and warrants to, and agrees with, the Seller that:

         (a) It has not offered or sold, and will not offer or sell, any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995.

         (b) It has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

         (c) It has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         4. Purchase,  Sale, and Delivery of the Offered Notes.  On the basis of
            --------------------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust: (i) at a purchase price of [____]% of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (ii) at a purchase price of [____]% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto, and (iii) at a purchase price of [____]% of the principal amount thereof, the respective principal amount of the Class A-4 Notes set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Offered Notes shall be made at the office of [___________], [_______], [____], [____], on [___________], 199_ (the "Closing
Date"). Delivery of the Offered Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Offered Notes to be so delivered will be represented initially by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

         5.  Offering  by  Underwriters.   It  is  understood  that,  after  the
             --------------------------
Registration Statement becomes effective, the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

         6. Covenants of the Seller.  The Seller  covenants and agrees with each
            -----------------------
of the Underwriters that:

         (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Offered Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

         (b) The Seller will advise you promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Seller will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller also will advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

         (c) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

         (d) As soon as practicable, but not later than fourteen months after the Closing Date, the Seller will cause the Trust to make generally available to holders of the Offered Notes an earnings statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

         (e)  The  Seller  will  furnish  to  the  Underwriters  copies  of  the
Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

         (f) The Seller will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

         (g) For a period from the date of this Agreement until the retirement of the Offered Notes or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Notes, whichever occurs first, the Seller will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

         (h) So long as any of the Offered Notes is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of the Offered Notes or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

         (i) On or before the Closing Date, CFC shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables and, from and after the Closing Date, CFC shall not take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

         (j) To the extent, if any, that the ratings provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

         (k) For the period beginning on the date of this Agreement and ending on the Closing Date, unless waived by the Underwriters, neither the Seller nor any trust originated, directly or indirectly, by the Seller will offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts in such a manner as would constitute a public offering to persons in the United States.

         7.  Payment of Expenses.  The Seller will pay all expenses  incident to
             -------------------
the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Offered Notes to the Underwriters,
(iv) the fees and disbursements of the Seller's counsel and accountants, (v) the qualification of the Offered Notes under securities laws in accordance with the provisions of Section 6(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Notes, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of [_______] in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 8(g) and the second sentence of Section 8(h) hereof.

         8. Conditions to the Obligations of the  Underwriters.  The obligations
            --------------------------------------------------
of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date.

         (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

         (c) On or prior to the Closing Date, you shall have received a letter, dated as of the Closing Date, of [_______], certified public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

         (d) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change or any development involving a prospective change in or affecting particularly the business or properties of the Trust, the Seller, the Company or DaimlerChrysler Corporation which, in the judgment of the Underwriters, materially impairs the investment quality of the Offered Notes or makes it impractical or inadvisable to market the Offered Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of DaimlerChrysler Corporation or the Seller on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes.

         (e) You shall have received an opinion of [_______], Esq., [Vice President and General Counsel] of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

              (i) CFC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement, and the Administration Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables.

              (ii) The Company has been duly organized and is validly existing as a [_____________] in good standing under the laws of [_____________] with full power and authority to own its properties and conduct its business as presently conducted by it and to enter into and perform its obligations under the Trust Agreement and the Purchase Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and hold the excess cash flow from the Reserve Account and the Fixed Value Payments.

              (iii) Each of CFC and the Company is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would render any Standard Receivable or Fixed Value Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee.

              (iv) The direction by the Seller to the Owner Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered, the Certificates will be duly issued and entitled to the benefits and security afforded by the Trust Agreement, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

              (v) The direction by the Seller to the Indenture Trustee to authenticate the Notes has been duly authorized by the Seller and, when the Notes have been duly executed and delivered by the Owner Trustee and when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies
         (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

              (vi) The Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by CFC, and are legal, valid and binding obligations of CFC enforceable against CFC in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (vii) This Agreement has been duly authorized, executed and delivered by CFC.

              (viii) The Purchase  Agreement and the Trust  Agreement  have been duly authorized, executed and delivered by the Company and are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (ix) Neither the transfer of the Standard Receivables and the Fixed Value Receivables from the Seller to the Trust, nor the assignment of the Owner Trust Estate to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of this Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, or the Sale and Servicing Agreement by CFC, nor the execution and delivery of the Trust Agreement and the Purchase Agreement by the Company, nor the consummation of any transactions contemplated in this Agreement, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement or the Sale and Servicing Agreement (such agreements, excluding this Agreement, being, collectively, the "Basic Documents"), nor the fulfillment of the terms thereof by CFC, the Company or the Trust, as the case may be, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of organization or operating agreement of the Seller or the Company, or of any indenture or other agreement or instrument to which CFC or the Company is a party or by which either of them is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to CFC or the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

              (x) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal
         (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, (3) that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, or the Administration
         Agreement, or (4) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Purchase Agreement or the Trust Agreement.

              (xi) To the best knowledge of such counsel and except as set forth in the Prospectus (and any supplement thereto), no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Seller or the Company is a party or by which either of them is bound, which default has or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Seller and its subsidiaries, taken as a whole.

              (xii) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of (x) the Company contained in the Purchase Agreement and the Trust Agreement are other than as stated therein or (y) CFC contained in this Agreement, the Trust Agreement, the Purchase Agreement or the Sale and Servicing Agreement are other than as stated therein.

              (xiii) The Seller is the sole owner of all right, title and interest in, and has good and marketable title to, the Standard Receivables and Fixed Value Receivables and the other property to be transferred by it to the Trust. The assignment of the Standard Receivables and Fixed Value Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Sale and Servicing Agreement, vests in the Trust all interests that are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Sale and Servicing Agreement or any other Basic Document.

              (xiv)   Immediately   prior  to  the   transfer  of  the  Standard
         Receivables and Fixed Value Receivables to the Trust, the Seller's interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value Receivables and the proceeds of each of the foregoing was perfected and constituted a perfected first priority interest therein.

              (xv) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware and will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

              (xvi) The Standard Receivables and Fixed Value Receivables are chattel paper as defined in the UCC.

              (xvii) The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Purchase Agreement and the Administration Agreement conform in all material respects with the descriptions thereof contained in the Prospectus (and any supplement thereto).

              (xviii) The statements in the Prospectus under the headings "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles" and "-- Bankruptcy Considerations" and "Certain Legal Aspects of the Receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

              (xix)  The   statements   contained  in  the  Prospectus  and  any
         supplement thereto under the headings "Description of the Notes", "Description of the Certificates" and "Description of the Transfer and Servicing Agreements", insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement, constitute a fair summary of such documents.

              (xx) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except such filings with respect to the transfer of the Standard Receivables and Fixed Value Receivables to the Trust pursuant to the Sale and Servicing Agreement, the grant of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture and such other approvals as have been obtained and filings as have been made.

              (xxi)  Such  counsel  is  familiar  with  the  Seller's   standard
         operating procedures relating to the Seller's acquisition of a perfected first priority security interest in the vehicles financed by the Seller pursuant to retail automobile and light duty truck installment sale contracts in the ordinary course of the Seller's business. Assuming that the Seller's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Seller has not followed or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Seller has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

              (xxii) All actions required to be taken and all filings required to be made under the Act and the Exchange Act prior to the sale of the Notes have been duly taken or made. Neither the Certificates nor the Class A-1 Notes are required to be registered under the Act.

              (xxiii) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act.

              (xxiv) The Indenture has been duly qualified under the Trust Indenture Act.

              (xxv) The Seller is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

              (xxvi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

              (xxvii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

              (xxviii) Registration Statement has become effective under the Act, any required filing of the Base Prospectus, any preliminary Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

              (xxix) Such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

              (xxx) The Trust has been duly formed and is validly existing as a statutory business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Notes and the Certificates.

              (xxxi) The Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (f) You shall have received an opinion of [_____________], Esq., [Vice President and General Counsel] of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

              (i) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for Michigan tax purposes; and

              (ii) if the Notes are treated as debt for federal income tax purposes, then for Michigan income and single business tax purposes, the Notes will be characterized as debt.

         (g)  You  shall  have   received  an  opinion   addressed   to  you  of
[_____________], in its capacity as federal tax counsel to the Trust, to the effect that the statements in the Base Prospectus under the heading "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the headings "Summary of Terms -- Tax Status" (to the extent relating to federal income tax consequences) and "Certain Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Notes.

         (h) You shall have received an opinion addressed to you of [_____________], in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Notes and the Certificates and such other related matters as you shall require, and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. [_____________], in its capacity as special ERISA counsel to the Trust, shall have delivered an opinion with respect to the characterization of the transfer of the Receivables and to the effect that the statements in the Base Prospectus and in the Prospectus Supplement under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

         (i) You shall have received an opinion addressed to you and CFC of [_____________], Esq., [Vice President and Senior Counsel] to the Corporate Trust Services Division of the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

              (i) The Indenture Trustee has been duly incorporated and is validly existing as a [_____________] in good standing under the laws of [_____________], with full power and authority ([corporate] or other) to enter into and perform its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

              (ii) The execution and delivery of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered by the Indenture Trustee.

              (iii) Assuming due authorization, execution and delivery thereof by the other parties thereto, the Indenture, the Sale and Servicing Agreement and the Administration Agreement constitute the legal, valid and binding agreements of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms, except as the enforceability thereof may be (a) limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the rights of creditors generally, and (b) subject to general principles of equity.

              (iv) The execution and delivery by the Indenture Trustee of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Illinois or United States federal governmental authority.

              (v) Each of the Notes has been duly authenticated by the Indenture Trustee.

              (vi) Neither the consummation by the Indenture Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Administration Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries.

              (vii) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

              (viii) The execution, delivery and performance by the Indenture Trustee of the Sale and Servicing Agreement, the Indenture and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Indenture Trustee that is unrelated to the transactions contemplated in such Agreements.

         (j) You shall have received an opinion addressed to you and CFC of [___________], counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

              (i) The Owner Trustee is a [_____________] duly incorporated and validly existing under the laws of [____________].

              (ii) The Owner Trustee has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

              (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

              (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York, the State of Delaware and the federal law of the United States.

              (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority.

              (vi) The Certificates have been duly executed and delivered by the Owner Trustee as owner trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

              (vii) Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Owner Trustee or any of its subsidiaries is a party or is bound, or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

              (viii) To the knowledge of such counsel, there is no action, suit or proceeding pending or threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Owner Trustee to perform its obligations under the Trust Agreement.

              (ix) The execution, delivery and performance by the Owner Trustee (as trustee under the Trust Agreement or in its individual capacity, as the case may be) of the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Owner Trustee that is unrelated to the transactions contemplated in such Agreements.

         (k) You shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and a member of the Company, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of CFC or the Company, as the case may be, contained in the Trust Agreement, the Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct in all material respects; that CFC or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since [____], 199_, except as may be disclosed in the Prospectus (and any supplement thereto) or, in the case of DaimlerChrysler Corporation, as may be disclosed publicly by DaimlerChrysler Corporation prior to the Execution Time, no material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or properties of the Trust, CFC, the Company or DaimlerChrysler Corporation has occurred.

         (l) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Michigan and Delaware reflecting the transfer of the interest of the Seller in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Indenture Trustee.

         (m) The Offered Notes shall have been rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

         (n) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller or any of its affiliates.

         (o) On the Closing Date, the sum of $[____] and $[____] aggregate principal amount of the Certificates shall have been issued to the Company.

         (p) On the Closing Date, the Seller shall have purchased and fully paid for all of the Class A-1 Notes.

         The Seller will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         9. Indemnification and Contribution.  (a) The Seller will indemnify and
            --------------------------------
hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base Prospectus, the Collateral Materials, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein (in the case of the Collateral Materials, when read together with the Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through you specifically for use therein.

         For all purposes contemplated hereby, the Seller and the Underwriters each acknowledge that the Collateral Materials were prepared by the Seller.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base Prospectus, Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Seller by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Offered Notes) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Seller under this Section shall be in addition to any liability the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

         10.  Defaults  of  Underwriters.  If any  Underwriter  or  Underwriters
              --------------------------
default in their obligations to purchase the Offered Notes hereunder on the Closing Date and arrangements satisfactory to the Representative and the Seller for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in
Section 12. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         11. No Bankruptcy Petition. Each Underwriter covenants and agrees that,
             ----------------------
prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

         12.  Survival  of  Representations  and  Obligations.   The  respective
              -----------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Seller or the Company or any of their officers, and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 7 and the respective obligations of the Seller and the Underwriters pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) and (v) of Section 8(d)), the Seller will reimburse any Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes. Nothing contained in this Section 12 shall limit the recourse of the Seller against the Underwriters.

         13. Notices.  All  communications  hereunder will be in writing and, if
             -------
sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [______________], [______________], [_____], [_____],
[_____], Attention: Asset Backed Group; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at Chrysler Financial Company L.L.C., 27777 Franklin Road, 25th Floor, Southfield, Michigan 48034, Attention:
Assistant Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

         14.  Successors.  This  Agreement  will inure to the  benefit of and be
              ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligations hereunder.

         15.  Representation  of  Underwriters.  You  will  act for the  several
              --------------------------------
Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

         16.  Counterparts.  This  Agreement  may be  executed  in any number of
              ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         17.  Applicable  Law. This Agreement will be governed by, and construed
              ---------------
in accordance with, the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller and the several Underwriters in accordance with its terms.

                                      Very truly yours,

                                      CHRYSLER FINANCIAL COMPANY L.L.C.


                                      By:________________________________
                                      Name:
                                      Title:




The foregoing  Underwriting Agreement
is hereby confirmed and accepted as of the date first written above:

[----------------]
as Representative of the Several Underwriters



By: ____________________________________
Name:
Title:

                                                                     SCHEDULE I

                                 CLASS A-2 NOTES
                                                           PRINCIPAL AMOUNT OF
                                                            THE CLASS A-2 NOTES
                                                            -------------------

[----------------]......................................................$[----]
[----------------]......................................................$[----]
[----------------]......................................................$[----]
[----------------]......................................................$[----]
                                            Total...................$[________]


                                 CLASS A-3 NOTES
                                                           PRINCIPAL AMOUNT OF
                                                            THE CLASS A-3 NOTES
                                                            -------------------

[----------------]......................................................$[----]
[----------------]......................................................$[----]
[----------------]......................................................$[----]
[----------------]......................................................$[----]
                                            Total...................$[________]


                                 CLASS A-4 NOTES
                                                            PRINCIPAL AMOUNT OF
                                                            THE CLASS A-4 NOTES
                                                            -------------------

[----------------]......................................................$[----]
[----------------]......................................................$[----]
[----------------]......................................................$[----]
[----------------]......................................................$[----]
                                            Total...................$[________]

                                                                     EXHIBIT A



                              Collateral Materials

                                                                    EXHIBIT 1.2


                  [FORM OF CERTIFICATE UNDERWRITING AGREEMENT]



                            PREMIER AUTO TRUST ____-_

                        [___]% ASSET BACKED CERTIFICATES

                        CHRYSLER FINANCIAL COMPANY L.L.C.

                       CERTIFICATE UNDERWRITING AGREEMENT
                       ----------------------------------


                                                                 [______], 199_

[_____________]
     as Representative of
     the Several Underwriters
[_____________]
[_____________]


Ladies and Gentlemen:

         1. Introductory.  Chrysler Financial Company L.L.C., a Michigan limited
            -----------
liability company ("CFC" or the "Seller"), proposes to cause Premier Auto Trust ____-_ (the "Trust") to issue and sell $[______] principal amount of its [___]% Asset Backed Certificates (the "Certificates") to the several Underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts (the "Standard Receivables") and the right to receive Amortizing Payments with respect to Fixed Value Receivables (the Standard Receivables and the Amortizing Payments with respect to the Fixed Value Receivables are referred to herein collectively as the "Receivables") and the related collateral. The Receivables will be serviced for the Trust by CFC (in such capacity, the "Servicer"). The Certificates will be issued pursuant to the Amended and Restated Trust Agreement to be dated as of [_____], 199_ (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, as Depositor, [__________], a [__________] [__________] (the "Company"), and [__________], as owner trustee
(the "Owner Trustee").

         [Simultaneously with the issuance and sale of the Certificates as contemplated herein, the Trust will issue $[______] principal amount of its [___]% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $[______] principal amount of its Floating Rate Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $[______] principal amount of its [___]% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), and $[______] principal amount of its [___]% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). The Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (the "Offered Notes") will be sold pursuant to an underwriting agreement dated the date hereof (the "Note Underwriting Agreement") between the Seller and the underwriters named in
Schedule I thereto. The Offered Notes and Certificates are sometimes referred to collectively herein as the "Offered Securities".]

         The Seller acknowledges that it will have furnished to the Underwriters, for distribution to potential investors in the Certificates prior to the date on which the Prospectus (as defined in Section 2(a) below) is made available to such potential investors, a term sheet in the form of Exhibit A hereto (the "Collateral Materials").

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of [_______], 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and CFC, as Seller and Servicer, or, if not defined therein, in the Trust Agreement or in the Indenture to be dated as of [______], 199_ (as amended and supplemented from time to time, the "Indenture"), between the Trust and [__________], as indenture trustee (the "Indenture Trustee").

         2.  Representations and Warranties of the Seller. The Seller represents
             --------------------------------------------
and warrants to, and agrees with, each Underwriter that:

         (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Commission a registration statement (Registration No. 33-55789) on such Form, including a related preliminary basic prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Offered Securities. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Seller will next file with the Commission (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final basic prospectus and the form of final prospectus supplement relating to the Offered Securities) or (ii) after the effectiveness of such registration statement, either (A) a final basic prospectus and a final prospectus supplement relating to the Offered Securities in accordance with Rules 430A and 424(b)(1) or (4) under the Act or (B) a final basic prospectus and a final prospectus supplement relating to the Offered Securities in accordance with Rules 415 and 424(b)(2) or
(5).

         In the case of clauses (ii) (A) and (B), the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Offered Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other required information, with respect to the Offered Notes and the Certificates and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary basic prospectus and preliminary prospectus supplement, if any, that have previously been furnished to you) as the Seller has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

         For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement". "Basic Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement, if any, to the Basic Prospectus which describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, as amended at the time of such filing, or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Offered Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Offered Securities and the offering of the Offered Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule
415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the
Registration Statement or the issue date of the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

         (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any supplement thereto in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through you specifically for use in connection with preparation of the Registration Statement or the Prospectus or any supplement thereto. As of the Closing Date, the Seller's representations and warranties in the Sale and Servicing Agreement and the Trust Agreement will be true and correct.

         (c) This Agreement has been duly authorized, executed and delivered by the Seller.

         (d) The Seller's assignment and delivery of the Standard Receivables and the Fixed Value Receivables to the Trust will vest in the Trust all of the Seller's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (e) The Trust's assignment of the Standard Receivables and the Fixed Value Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

         (f) None of the Seller, the Company or anyone acting on behalf of the Seller or the Company has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act, or require registration of the Seller, the Company or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Seller, or the Company act, nor has either of them authorized or will either of them authorize any person to act, in such manner.

         3. Purchase,  Sale, and Delivery of the  Certificates.  On the basis of
            --------------------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of [________]% of the principal amount thereof, the respective principal amount of the Certificates set forth opposite the name of such Underwriter in Schedule I hereto. Delivery of and payment for the Certificates shall be made at the office of [______], [______], [______], [______], on [______], 199_ (the "Closing Date"). Delivery
of the Certificates shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

         4.  Offering  by  Underwriters.   It  is  understood  that,  after  the
             --------------------------
Registration Statement becomes effective, the Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

         5. Covenants of the Seller.  The Seller  covenants and agrees with each
            -----------------------
of the Underwriters that:

         (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Certificates, the Seller will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Seller has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

         (b) The Seller will advise you promptly of any proposal to amend or supplement the Registration Statement, as filed, or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Seller will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise you promptly of the effectiveness of the Registration Statement (unless the Registration Statement has become effective prior to Execution Time) and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

         (c) If, at any time when a prospectus relating to the Certificates and the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this
Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

         (d) As soon as practicable, but not later than sixteen months after the Closing Date, the Seller will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Act.

         (e)  The  Seller  will  furnish  to  the  Underwriters  copies  of  the
Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement, if any), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

         (f) The Seller will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

         (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Seller will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

         (h) So long as any of the Certificates is outstanding, the Seller will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

         (i) On or before the Closing Date, the Seller shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after any Closing Date, the Seller shall not take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

         (j) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

         (k) For the period beginning on the date of this Agreement and ending on the Closing Date, unless waived by the Underwriters, neither the Seller nor any trust originated, directly or indirectly, by the Seller will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts in such a manner as would constitute a public offering to persons in the United States.

         6.  Payment of Expenses.  The Seller will pay all expenses  incident to
             -------------------
the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Seller's counsel and accountants, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (viii) any fees charged by rating agencies for the rating of the Certificates, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of [________] in its role as counsel to the Trust incurred as a result of providing the opinions required by
Section 7(g) and the second sentence of Section 7(h) hereof.

         7. Conditions to the Obligations of the  Underwriters.  The obligations
            --------------------------------------------------
of the Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date.

         (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

         (c) On or prior to the Closing Date, you shall have received a letter, dated as of the Closing Date, of [__________], certified public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

         (d) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, the Company or DaimlerChrysler Corporation which, in the judgment of the Underwriters, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of DaimlerChrysler Corporation or the Seller on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

         (e) You shall have received an opinion of [__________], [Vice President and General Counsel] of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

            (i) CFC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under this Agreement, the Note Underwriting Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement and the Administration Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables.

            (ii) The Company has been duly organized and is validly existing as a [__________] in good standing under the laws of the State of [__________] with full power and authority to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under the Trust Agreement and the Purchase Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and hold the excess cash flow from the Reserve Account and the Fixed Value Payments.

            (iii) Each of CFC and the Company is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would render any Standard Receivable or Fixed Value Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee.

            (iv) The direction by the Seller to the Owner Trustee to authenticate the Certificates has been duly authorized by the Seller and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be duly issued and entitled to the benefits and security afforded by the Trust Agreement, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

            (v) The direction by the Seller to the Indenture Trustee to authenticate the Notes has been duly authorized by the Seller, and when the Notes have been duly executed and delivered by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to the Note Underwriting Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

            (vi) The Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, and the Administration Agreement have been duly authorized, executed and delivered by CFC and are legal, valid and binding obligations of CFC enforceable against the CFC in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (vii) This Agreement and the Note Underwriting Agreement have been duly authorized, executed and delivered by the Seller.

            (viii) The Purchase Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Company and are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (ix) Neither the transfer of the Standard Receivables and the Fixed Value Receivables from the Seller to the Trust, nor the assignment of the Owner Trust Estate to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of the Note Underwriting Agreement, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement by CFC, nor the execution and delivery of the Trust Agreement and the Purchase Agreement by the Company, nor the consummation of any transactions contemplated in the Note Underwriting Agreement, this Agreement, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement or the Sale and Servicing Agreement (such agreements, excluding the Note Underwriting Agreement and this Agreement, being, collectively, the "Basic Documents"), nor the fulfillment of the terms thereof by CFC, the Company or the Trust, as the case may be, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of organization or operating agreement of the Seller or the Company, or of any indenture or other agreement or instrument to which the Seller or the Company is a party or by which either of them is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Seller or the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

            (x) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal
            (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, (3) that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, the Note Underwriting Agreement, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, or the Administration Agreement, or,
            (4) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Purchase Agreement or the Trust Agreement.

            (xi) To the best knowledge of such counsel and except as set forth in the Prospectus (and any supplement thereto), no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Seller or the Company is a party or by which either of them is bound, which default is or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Seller and its subsidiaries, taken as a whole.

            (xii) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of
            (x) the Company contained in the Purchase Agreement and the Trust Agreement are other than as stated therein or (y) CFC contained in this Agreement, the Note Underwriting Agreement, the Trust Agreement or the Sale and Servicing Agreement are other than as stated therein.

            (xiii) The Seller is the sole owner of all right, title and interest in, and has good and marketable title to, the Standard Receivables and Fixed Value Receivables and the other property to be transferred by it to the Trust. The assignment of the Standard Receivables and Fixed Value Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Sale and Servicing Agreement, vests in the Trust all interests that are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Sale and Servicing Agreement or any other Basic Document.

            (xiv) Immediately prior to the transfer of the Standard Receivables and Fixed Value Receivables to the Trust, the Seller's interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value Receivables and the proceeds of each of the foregoing was perfected and constituted a perfected first priority interest therein.

            (xv) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Standard Receivables and Fixed Value
            Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware and will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC-1 financing statements with the Secretary of State of the State of Michigan and the State of Delaware referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Standard Receivables and Fixed Value Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

            (xvi) The Standard Receivables and Fixed Value Receivables are chattel paper as defined in the UCC.

            (xvii) The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Purchase Agreement and the Administration Agreement conform in all material respects with the descriptions thereof contained in the Prospectus (and any supplement thereto).

            (xviii) The statements in the Prospectus under the headings "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles" and "-- Bankruptcy Considerations" and "Certain Legal Aspects of the Receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

            (xix) The statements contained in the Prospectus and any supplement thereto under the headings "Description of the Notes", "Description of the Certificates" and "Description of the Transfer and Servicing Agreements", insofar as such statements constitute a summary of the Certificates, the Notes, the Indenture, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement, constitute a fair summary of such documents.

            (xx) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except such filings with respect to the transfer of the Standard Receivables and Fixed Value Receivables to the Trust pursuant to the Sale and Servicing Agreement, the grant of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture and such other approvals as have been obtained and filings as have been made.

            (xxi) Such counsel is familiar with the Seller's standard operating procedures relating to the Seller's acquisition of a perfected first priority security interest in the vehicles financed by the Servicer pursuant to retail automobile and light duty truck installment sale contracts in the ordinary course of the Seller's business. Assuming that the Seller's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Seller has not followed or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Seller has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

            (xxii) All actions required to be taken and all filings required to be made under the Act and the Exchange Act prior to the sale of the Certificates have been duly taken or made.

            (xxiii) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act.

            (xxiv) The Indenture has been duly qualified under the Trust Indenture Act.

            (xxv) The Seller is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus (and any supplement thereto) and this Agreement or of the Notes as contemplated in the Prospectus (and any supplement thereto) and the Note Underwriting Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

            (xxvi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

            (xxvii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

            (xxviii) The Registration Statement has become effective under the Act, any required filing of the Basic Prospectus, any preliminary Basic Prospectus, any Preliminary Prospectus Supplement and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

            (xxix) Such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

            (xxx) The Trust has been duly formed and is validly existing as a statutory business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, and the Notes and the Certificates.

            (xxxi) The Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (f) You shall have received an opinion of [__________], [Vice President and General Counsel] of CFC and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the statements in the Basic Prospectus under the heading "Certain State Tax Consequences with respect to Trusts for which a Partnership Election Is Made" and in the Prospectus Supplement under the heading "Summary of Terms -- Tax Status" (to the extent relating to Michigan tax consequences) accurately describe the material Michigan tax consequences to holders of the Securities.

         (g) You shall have received an opinion addressed to you of [__________], in its capacity as federal tax counsel to the Trust, to the effect that the statements in the Basic Prospectus under the headings "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Summary of Terms -- Tax Status" (to the extent relating to federal income tax consequences) and "Certain Federal Tax Consequences" accurately describe the material federal income tax consequences to holders of the Securities.

         (h) You shall have received an opinion addressed to you of [__________], in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Certificates and the Notes and such other related matters as you shall require, and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. [__________], in its capacity as special ERISA counsel to the Trust, shall also have delivered an opinion with respect to the characterization of the transfer of the Receivables and to the effect that the statements in the Basic Prospectus and in the Prospectus Supplement under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Securities under ERISA.

         (i) You shall have received an opinion addressed to you and CFC of [__________], counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

              (i) The Owner Trustee is a [__________] duly incorporated and validly existing under the laws of [__________].

              (ii) The Owner Trustee has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

              (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

              (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York, the State of Delaware and the federal law of the United States.

              (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority.

              (vi) Each of the Certificates has been duly executed and delivered by the Owner Trustee as owner trustee and authenticating agent.
              Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

              (vii) Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, bylaws or other organizational documents of the Owner Trustee or the terms of any indenture or other agreement or instrument known to such counsel to which the Owner Trustee or any of its subsidiaries is a party or is bound, or any judgment, order or decree known to such counsel to be applicable to the Owner Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Owner Trustee or any of its subsidiaries.

              (viii) To the knowledge of such counsel there is no action, suit or proceeding pending or threatened against the Owner Trustee (as owner trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially adversely affect the ability of the Owner Trustee to perform its obligations thereunder.

              (ix) The execution, delivery and performance by the Owner Trustee (as trustee under the Trust Agreement or in its individual capacity, as the case may be) of the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof to any lien created by or arising under the Owner Trustee that is unrelated to the transactions contemplated in such Agreements.

         (j) You shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and the Company, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of CFC or the Company, as the case may be, contained in the Trust Agreement, the Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct, that CFC or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since [______], 199_, except as may be disclosed in the Prospectus (and any supplement thereto) or, in the case of DaimlerChrysler Corporation, as may be disclosed publicly by DaimlerChrysler Corporation prior to the Execution Time, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, CFC, the Company or DaimlerChrysler Corporation has occurred.

         (k) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Michigan and Delaware reflecting the transfer of the interest of the Seller in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Standard Receivables and Fixed Value Receivables and the proceeds thereof to the Indenture Trustee.

         (l) The Certificates shall have been rated "_" by Standard & Poor's and by Moody's Investors Service, Inc.

         (m) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller or any of its affiliates.

         [(n) On the Closing Date, $[______] aggregate principal amount of the Offered Notes shall have been issued and sold.]

         (o) On the Closing Date, the Seller shall have purchased and fully paid for all of the Class A-1 Notes.

         The Seller will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         8. Indemnification and Contribution.  (a) The Seller will indemnify and
            --------------------------------
hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Basic Prospectus, the Collateral Materials, the Preliminary Prospectus Supplement (if any), the Basic Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein (in the case of the Collateral Materials, when read together with the Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through you specifically for use therein.

         For all purposes contemplated hereby, the Seller and the Underwriters each acknowledge that the Collateral Materials were prepared by the Seller.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Basic Prospectus, the Preliminary Prospectus Supplement (if any), the Basic Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Seller by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Certificates) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Seller under this Section shall be in addition to any liability that the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

         9. Defaults of Underwriters. If any Underwriter or Underwriters default
            ------------------------
in their obligations to purchase the Certificates hereunder on the Closing Date and arrangements satisfactory to the Representative and the Seller for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section
11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         10. No Bankruptcy Petition. Each Underwriter covenants and agrees that,
             -----------------------
prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

         11.  Survival  of  Representations  and  Obligations.   The  respective
              -----------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Seller or the Company or any of their officers, and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 6 and the respective obligations of the Seller and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) and (v) of Section 7(d)), the Seller will reimburse any Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates. Nothing contained in this Section 11 shall limit the recourse of the Seller against the Underwriters.

         12. Notices.  All  communications  hereunder will be in writing and, if
             -------
sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [__________], [__________], [______], [______],
Attention: Asset Backed Securities Group; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention: Assistant Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

         13.  Successors.  This  Agreement  will inure to the  benefit of and be
              ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder.

         14.  Representation.  You  will  act for the  several  Underwriters  in
              --------------
connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

         15.  Counterparts.  This  Agreement  may be  executed  in any number of
              ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         16.  Applicable  Law. This Agreement will be governed by, and construed
              ---------------
in accordance with, the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        CHRYSLER FINANCIAL COMPANY L.L.C.



                                        By:

                                        Name:
                                        Title:



The  foregoing  Certificate
Underwriting  Agreement  is
hereby  confirmed  and accepted
as of the date first written above:

[_________________________________]
as Representative of the Several Underwriters



By: _______________________________
Name:
Title:

                                                                     SCHEDULE I




                                                              PRINCIPAL AMOUNT
CERTIFICATE UNDERWRITERS                                       OF CERTIFICATES
                                                              -----------------


[_________________]..............................................$[____________]
[_________________]..............................................$[____________]
         Total...................................................$[____________]

                                                                   Exhibit 2.1

                                PLAN OF MERGER

     PLAN OF MERGER, dated as of October 22, 1998 between CHRYSLER FINANCIAL CORPORATION, a Michigan corporation ("Financial"), and CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company ("LLC") ("Plan of Merger").

                                   PREAMBLE

     WHEREAS, the parties hereto desire that Financial merge into LLC, with LLC being the surviving entity, upon the terms and conditions herein set forth (the "Merger");

     WHEREAS, the outstanding capital stock of Financial consists of 250,000 shares of Common Stock, par value $100 per share, all of which are issued and outstanding and entitled to vote on this Plan of Merger;

     WHEREAS, the outstanding capitalization of LLC consists of $100,000 and Financial, as sole member of LLC, is entitled to vote on this Plan of Merger;

     WHEREAS, Financial desires to change its form of organization from a Michigan corporation to a Michigan limited liability company;

     WHEREAS, it is the express intention of Financial and LLC that Chrysler Corporation, a Delaware corporation ("Chrysler"), as the sole shareholder of Financial, become the sole member of LLC as a result of the Merger and this Plan of Merger; and

     WHEREAS, Financial desires to generally accomplish such changes by merging into LLC in accordance with the procedures and subject to the terms and conditions of this Plan of Merger.


     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                    MERGER

     1.1 Merger and Surviving Company. At the Effective Time (as such term is defined in Section 1.2), Financial shall be merged into LLC in accordance with
Section 705(a) of the Michigan Limited Liability Company Act and Section 736 of the Michigan Business Corporation Act, and the separate existence and organization of Financial shall cease. LLC shall be the surviving entity (herein sometimes referred to as the "Surviving Entity") and shall continue existence under the laws of the State of Michigan and shall succeed to all property (real, personal, and mixed), rights, assets, liabilities, and obligations of Financial in consideration for a corresponding increased membership interest of Financial in LLC, which membership interest is received by Chrysler upon the Merger. The street address of the Surviving Entity's principal place of business is 27777 Franklin Road, Southfield, Michigan 48034 and the Surviving Entity shall be a Michigan limited liability company.

     1.2. Effective Time. The merger of Financial into LLC shall become effective as of the close of business on October 25, 1998 (the "Effective Time").

     1.3 Elimination of Unknown Shareholders. Chrysler is the sole shareholder of Financial and shall be the only person to receive a membership (or other equity) interest in LLC. Any other person claiming to be a shareholder of Financial in addition to Chrysler, or claiming any other equity interest in Financial, shall receive no membership (or other equity) interest in LLC, and shall be entitled solely to monetary compensation in an amount equal to the fair market value of the stock or other equity in Financial.

                                  ARTICLE II

       ARTICLES OF ORGANIZATION; OPERATING AGREEMENT; MANAGERS; OFFICERS

     2.1 Articles of Organization. The Articles of Organization of LLC in effect immediately prior to the Effective Time shall continue as the Articles of Organization of the Surviving Entity without amendment or modification.

     2.2 Operating Agreement. The Amended and Restated Operating Agreement of LLC in effect immediately prior to the Effective Time shall continue as the Amended and Restated Operating Agreement of the Surviving Entity without amendment or modification. The Amended and Restated Operating Agreement may be amended at any time by the Member as prescribed in Section 8.1 thereof.

     2.3 Managers and Officers. The managers and officers of LLC immediately prior to the Effective Time shall continue as the managers and officers of the Surviving Entity, to hold office subject to the Articles of Organization and the Amended and Restated Operating Agreement of the Surviving Entity and the Michigan Limited Liability Company Act.

                                  ARTICLE III

                         CONVERSION OF SHARES OF STOCK

     3.1 Conversion of Common Stock of Financial. The total aggregate net worth of Financial at the Effective Time shall be converted into an additional capital amount of the Surviving Entity and the common stock of Financial shall be retired and Chrysler Corporation, the holder of the common stock of Financial, shall, at the Effective Time, become the sole member of the Surviving Entity, replacing Financial as the sole member, and no cash or securities or other property shall be issued in respect of such amount.

                                  ARTICLE IV

                                 MISCELLANEOUS

     4.1 Termination. This Plan of Merger and all obligations hereunder may be terminated and abandoned at any time prior to the Effective Time by the mutual consent of the Board of Directors of Financial and the managers of LLC.

     4.2 Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Merger to be executed by its duly authorized officers as of the date first above written.


     ATTEST:                            CHRYSLER FINANCIAL CORPORATION

     By: /s/ B. C. Babbish              By: /s/ D. L. Davis
         -----------------                  ---------------

     ATTEST:                            CHRYSLER FINANCIAL COMPANY L.L.C.

     By: /s/ B. C. Babbish              By: /s/ D. L. Davis
         -----------------                  ---------------

                                                                   EXHIBIT 3.1

C&S 700 (Rev. (8/96)

            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

     Date Received                                        (FOR BUREAU USE ONLY)

     Name              Michigan Runner Service
                       Attn: Cheryl Bixby

     Address           P.O. Box 266
                       1467 1/2 S. Main Street
                       City Eaton Rapids, Michigan 48827
                            EFFECTIVE DATE:

     Document will be returned to the name and address you enter above.

                           ARTICLES OF ORGANIZATION

                For use by Domestic Limited Liability Companies
            (Please read information and instructions on last page)

                                                       B ____________

             Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

     ARTICLE I

     The name of the limited liability company is: Chrysler Financial Company L.L.C.

     ARTICLE II

     The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

     ARTICLE III

     The duration of the limited liability company is: Perpetual.

     ARTICLE IV

     1.       The street address of the registered office is:

c/o The Corporation Company   30600 Telegraph Rd.      (Street Address)

     Bingham Farms, Michigan                      48025
            (City)                             (Zip Code)


     2. The mailing address of the registered  office if different than above:
     _____________________________________________  , Michigan  ______________
     (P.O. Box)                                        (City)    (ZIP Code)

     3. The name of the resident agent at the registered office is: The Corporation Company.

     ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

     The business of the limited liability company is to be managed by managers instead of by its member.

Signed this 30th day of June, 1998


By: /s/ Byron C. Babbish      __________________             __________________
     (Signature)                  (Signature)                    (Signature)


     (MICH. - LLC 3290 - 5/2/97)

     Name of Person or Organization               Preparer's Name and Business
          Remitting Fees:                                Telephone Number:

        ______________________                         ______________________
        ______________________                         ______________________



                         INFORMATION AND INSTRUCTIONS

     1. The articles of organization cannot be filed until this form, or a comparable document, is submitted.

     2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address you enter in the box on the front as evidence of filing.

          Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

     3. This document is to be used pursuant to the provisions of Act 23, P.A. of 1993, by two or more persons for the purpose of forming a domestic limited liability company. Use form 701 if the Limited Liability Company will be providing a personal service for which a license or legal authorization is required pursuant to Article 9 of the Act.

     4. Article I - The name of a domestic limited liability company is required to contain one of the following words or abbreviations:
          "Limited Liability Company", "L.L.C.", "L.C.", "LLC", or "LC".

     5. Article II - Under section 203(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the limited liability company is formed to engage in any activity within the purposes for which a limited liability company may be formed under the Act.

     6. Article III - The term of existence of the limited liability company must be reflected as a specific date, a number of years, or perpetual.

     7. Article IV - A post office box may not be designated as the address of the registered office.

     8. Article V - Section 401 of the Act specifically states the business shall be managed by members unless the Articles of Organization state the business will be managed by managers. If the limited liability company is to be managed by managers instead of by members, insert a statement to that effect in Article V.

     9. This document is effective on the date endorsed "Filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

     10. The Articles must be signed in ink by two or more of the persons who will be members. Names of person signing shall be stated beneath their signatures.

     11. If more space is needed, attach additional pages. All pages should be numbered.

     12.  NONREFUNDABLE FEE: Make remittance payable to the State of Michigan.
          Include   limited   liability   company   name  on  check  or  money
          order..$50.00

     13.  Mail form and fee to:

          Michigan Department of Consumer and Industry Service
          Corporation, Securities and Land Development Bureau
          Corporation Division

          P.O. Box 30054
          Lansing, MI 48909-7554

          The office is located at:
          6546 Mercantile Way
          Lansing, MI 48910
          (517) 334-6302

     The exclusive right to use a name may be transferred to another person. To request a transfer, complete the following:

                    NOTICE OF TRANSFER OF NAME RESERVATION

     Pursuant to Section 215(3), Act 284, Public Acts of 1972; Section 215(3), Act 162, Public Acts of 1982; Section 103(b), Act 213, Public Acts of 1982; or
Section 205(2), Act 23, Public Acts of 1993, the undersigned hereby transfers to:

     Byron C. Babbish

     -----------------------------------------------------------------
     c/o The Corporation Company, 30600 Telegraph Rd., Bingham Farms, MI 48025
                       (Name and Address of Transferee)

     the right to exclusive use of the name   Chrysler Financial Company L.L.C..

                     MRS/CHERYL J. BIXBY, AS ACTING AGENT
                         (Name of Original Applicant)

                           By X /s/ Cheryl J. Bixby
                                  (Signature)

                         INFORMATION AND INSTRUCTIONS

     1. Submit one original of this Application, or a comparable document, to apply for a name reservation. A true copy will be returned to the address you enter in the box on the front as evidence of filing.

     2. If the name is available, the administrator shall reserve it for exclusive use of the applicant.

          Professional Services Corporations, Nonprofit Corporations, or Limited Partnerships: The Administrator, for good cause shown, may extend the reservation for periods of not more than two calendar months each. No more than two extensions shall be granted. Extension requests must be received in writing by the Bureau prior to the expiration of the reservation period.

          Profit   Corporations   and  Limited   Liability   Companies:   Upon
          expiration, the name may again be reserved by filing another application and fee.

     3. Act 284, Public Acts of 1972; Act 192, Public Acts of 1962; Act 213, Public Acts of 1993 require certain words or abbreviations be included or excluded from the name of profit corporations, limited partnerships, or limited liability companies. Those required are:

          a. Company, Corporation, Incorporated, Limited, Co., Corp., Inc., or Ltd. in the name of domestic (non-professional service) corporations.

          b. Professional Corporation or P.C. in the name of professional service corporations.

          c.   Limited Partnership in the name of limited partnerships.

          d. Limited Liability Company, L.L.C., or L.C. in the name of (non-professional service) limited liability companies.

          e. Professional Limited Liability Company, P.L.L.C., or P.L.C. in the name of professional service limited liability companies.

          Those excluded are: Corporation, Incorporated, Corp., Inc. in the name of limited partnerships and limited liability companies.

     4. The application for reservation of name and the notice of transfer of name reservation must be signed in ink by the applicant.

     5. FEES: Make remittance payable to the State of Michigan. No fee for transfer or extension of reservation. Nonrefundable filing fee
                   CORPORATION OR LIMITED PARTNERSHIP  $10.00
                   LIMITED LIABILITY COMPANY           $25.00

     6.   Mail form and fee to:                   The Office is located at:

          Michigan Department of Commerce              6546 Mercantile Way
          Corporation and Securities Bureau            Lansing, MI 48909-7554
          Corporate Division                           (517) 334-6302
          P.O. Box 30054                               P.O. box 30054
          Lansing, MI 48909-7554                       Lansing, MI 48909-7554

                                                                   EXHIBIT 3.2

                      CHRYSLER FINANCIAL COMPANY L.L.C.
                      ---------------------------------
                             AMENDED AND RESTATED
                             --------------------
                              OPERATING AGREEMENT
                              -------------------

         The undersigned, Chrysler Financial Corporation, a Michigan corporation (the "Member"), hereby adopts this Amended and Restated Operating Agreement (the "Agreement") as of the 22nd day of October, 1998, in connection with the formation of Chrysler Financial Company L.L.C., a limited liability company (the "Company"). Definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         WHEREAS, the Member has caused the Company to be formed by the filing of Articles of Organization with the State of Michigan on July 1, 1998 and desires to provide certain terms for the governance of the Company and the conduct of its business.

         NOW, THEREFORE, the Member declares as follows:

                          I. FORMATION OF THE COMPANY
                             ------------------------

         1.1 Name and Formation. The name of the Company is Chrysler Financial
             ------------------
Company L.L.C. The Company is a limited liability company organized under the Michigan Limited Liability Company Act (the "Act"). The Company is a separate legal entity. The Company and all ownership interests in the Company will be governed by this Agreement and, except as modified by this Agreement, by the Act. This Agreement is intended to constitute an "Operating Agreement" as defined under the Act.

         1.2 Membership Interest.  The equity of the Company (representing the
             ------------------
ownership of the Company) will be evidenced by a single interest designated as the "Membership Interest." The Membership Interest is personal property and the owner of the Membership Interest has no interest in specific property of the Company. See Section 5.1 of this Agreement with respect to limitations on the transferability of the Membership Interest.

         1.3 Offices.  The address of the  registered  office and the name and
             -------
address of the agent of the Company for service of process is CT Corporation, 30600 Telegraph Road, Bingham Farms, Michigan 48025. The address of the Company is 27777 Franklin Road, Southfield, Michigan 48034. The Company may have such offices or places of business as the Member may designate or as the business of the Company may from time to time require. The principal office, registered office and the registered agent may be changed from time to time by written action of the Member.

         1.4 Term of the Company.  The Company will have perpetual  existence,
             --------------------
unless sooner terminated in accordance with the provisions of this Agreement.

         1.5 Business  Purpose.  The Company is  organized  for the purpose of
             -----------------
engaging in any lawful act or activity for which limited liability companies may be organized under the Act. Except as otherwise provided in the Act or by other applicable law, the Company will have the power to do all things necessary or convenient to effect any or all of its business purposes.

         1.6 Tax Classification. It is the Member's express intention that, in
             -------------------
accordance with Treasury Regulation ss.301.7701-3(a) (and any successor provision), as well as the corresponding provisions of applicable state tax law, the Company will remain eligible, at all times, to be disregarded as an entity separate from the Member for all income and franchise tax purposes. Any action that would terminate the Company's eligibility to be a disregarded entity (for example, the transfer or issuance of a Membership Interest that results in the Company having more than one member) shall be null and void. If IRS Form 8832 ("Entity Classification Election") is filed to treat the Company as disregarded, (i) all of the Company's items of income, gain, deduction, loss and credit on and after the effective date specified in Form 8832 shall be included directly in the federal (and applicable state) income and franchise tax returns of the Member as if the Company were a branch or division of the Member, and (ii) no election shall be subsequently made that would terminate the Company's status as a disregarded entity (for example, causing it to become an association taxable as a corporation within the meaning of Treasury Regulation ss.301.7701-2(b)(2)).


                           II. CAPITAL CONTRIBUTIONS
                               ---------------------

         2.1 Initial Capital  Contribution.  As of August 19, 1998, the Member
             -----------------------------
was credited with making an initial contribution to the capital of the Company in the amount of $100,000 in cash as reflected on the Company's books and records (the "Initial Capital Contribution"). Only the owner of the Membership Interest shall be entitled to recover this contribution.

         2.2 Additional Capital Contributions. Additional contributions to the
             --------------------------------
capital of the Company (the "Additional Capital Contributions") may be made at such times and in such amounts as the Member may decide from time to time. In the event of a merger of the Member into the Company where the Member is a corporation (a "Merger"), the assets transferred to the Company in connection with the Merger (whether in consideration for an increased Membership Interest or otherwise) will constitute an Additional Capital Contribution. Only the owner of the Membership Interest shall be entitled to recover amounts received by the Company pursuant to this Section.

         2.3  Advances  from the Member.  Any  advance  other than the Initial
              -------------------------
Capital Contribution or Additional Capital Contributions made by the Member to the Company will not be deemed a capital contribution to, or be reflected on the balance of, any capital account of the Company. The amount of any such advance will be a debt due from the Company to the Member and, except as otherwise expressly provided in this Agreement, will be repaid as soon as practicable to the Member. Advances from the Member may not be sold, pledged, assigned, or otherwise transferred (each a "Transfer"), except to the transferee permitted under Section 5.1 in connection with a corresponding permitted Transfer of the Membership Interest under that Section. Any Transfer of the Membership Interest permitted under Section 5.1 must be accompanied by a corresponding Transfer of all advances to the same transferee.

         2.4 No Interest.  No interest  will be paid by the Company (a) on any
             -----------
capital contribution, or (b) unless otherwise agreed to by the Member, on any advance to the Company from the Member.


                        III. MANAGEMENT AND OPERATIONS
                             -------------------------

         3.1 Management by Managers.  All management  powers over the business
             ----------------------
and affairs of the Company, other than the power to amend this Agreement, will be vested in one or more managers who shall be appointed by the Member (the "Managers"). Until otherwise established by the Member, the initial number of Managers of the Company shall be five (5). The Managers will have no ownership interest in the Company. The Managers will conduct, direct, and exercise full control over all activities of the Company. Each Manager shall hold office until his or her successor is appointed or until his or her earlier resignation or removal by the Member. A majority of the Managers will constitute a quorum and the majority vote of the Managers at a meeting at which a quorum is present will be the act of the Managers. Any Manager of the Company may be removed or replaced without cause by the Member.

         3.2 Officers. The Managers, by written resolution, may designate such
             --------
officers ("Officers") of the Company as they deem necessary or proper in the conduct of the affairs of the Company, delegating to such Officers the titles, duties, responsibilities, and authorities reflected in such resolutions. The Officers so designated may be appointed or removed by the Managers. At all times, the actions of the Officers will be subject to the review, delegation, redetermination, direction, and control of the Managers. Each Officer shall hold office until his or her resignation or removal by the Managers. Any Officer of the Company may be removed or replaced with or without cause by the Managers.

         3.3 Committees.  The Managers,  by written resolution,  may designate
             ----------
one or more committees (a "Committee") consisting of one or more Managers. A Committee will have and may exercise powers to the extent provided in the applicable resolution. Except as may be otherwise provided in a resolution adopted by the Managers, a majority of the members of a Committee will constitute a quorum and the majority vote of the Committee members at a meeting at which a quorum is present will be the act of the Committee. A Committee will keep minutes of its meetings and will remain an active Committee consisting of the appointed members thereof until otherwise directed or reconstituted by written resolution of the Managers.


3.4      Action by the Member, Managers, Officers or Committees.
         ------------------------------------------------------

                  3.4.1 Ordinary  Course  Transactions.  Except as provided in
                        ------------------------------
Section 3.4.2, any action required to, or which may, be taken by the Member, Managers, Officers, or Committee may be taken without a meeting by telephone conference call among a majority of the members thereof or by consent thereto in writing, setting forth the action so taken, and unanimously signed by the Member, Managers, Officers, or the Committees.

                  3.4.2   Restrictions  on  Transfers  of  Certain   Leasehold
                          ----------------------------------------------------
Interests.  Proper inquiry and appropriate due diligence will be excercised in
---------
light of potential adverse tax consequences to effect a Transfer of any position or interest held (directly or indirectly) (i) in which the LLC participates as an investor in a leasing transaction involving property (a) located outside of the United States or (b) owned by any State, possession of the United States, District of Columbia, or the United States (or any agency, instrumentality, or political subdivision of any of the foregoing), or (ii) in a Foreign sales Corporation (within the meaning of Sections 921 et. Seq. Of the Internal Revenue Code of 1986).

         3.5      Indemnity.
                  ---------

                  3.5.1 Indemnity of the Member and Managers.  To the fullest
                         ------------------------------------
extent permitted by law, the Company, to the extent of its assets legally available for that purpose, will indemnify and hold harmless (i) each person who is or was a Manager, Officer, Committee member, employee, agent, or the Member, (ii) each person who serves or may have served at the Company's request as a member, director, manager, officer, or employee of any company or corporation that the Company owns directly or indirectly, and (iii) the Member's respective shareholders, directors, officers, agents, affiliates, and professional or other advisors (collectively, the "Indemnified Persons") from and against any and all loss, cost, damage, expense (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with the business or affairs of, the Company and its subsidiaries and affiliates, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense or liability resulted primarily from the Indemnified Person's negligence, misconduct in the performance of his or her duty, or willful breach of a material provision of this Agreement which in any event causes actual material damage to the Company. The Company may pay in advance or reimburse reasonable expenses
(including advancing the reasonable cost of defense) incurred by an Indemnified Person who is, or is threatened to be, named or made a defendant or a respondent in a proceeding concerning the business and affairs of the Company.

                  3.5.2  Insurance.  The Company  may  purchase  and  maintain
                         ---------
insurance on behalf of the Indemnified Persons against any liability or expense asserted against or incurred by them in any capacity or arising out of their status as Indemnified Persons, whether or not the Company could under this Agreement indemnify them against liability.

                  3.5.3  Future  Laws.  To the  extent  future  enactments  or
                         ------------
judicial decisions permit an expansion of the rights of indemnification afforded to the Indemnified Persons by the Company, then it is the Member's express intention and agreement that this Section 3.5 immediately and automatically will be deemed to be amended so as to permit and authorize the indemnification of the Indemnified Persons by the Company to the maximum extent permitted by law.

         3.6      Limitations on Indemnity.
                  ------------------------
                  3.6.1 Additional  Indemnity.  The Company, at the discretion
                        ---------------------
of the Member, may indemnify any of the Indemnified Persons for any loss, cost, damage, expense, or liability for which the Indemnified Persons would not be entitled to mandatory indemnification under Section 3.5.

                  3.6.2 Waiver of Indemnity  Rights.  Indemnified  Persons may
                        ---------------------------
waive the benefits of indemnification under Section 3.5, but only by an instrument in writing executed by such Indemnified Person.

                  3.6.3 Certain Related Rights.  The rights to indemnification
                        ----------------------
under Section 3.5 do not in any way limit, and are not exclusive of, other rights which any Indemnified Person may otherwise have at law or in equity, including without limitation common law rights to indemnification or contribution. Nothing in Section 3.5 or this Section 3.6 will affect the rights or obligations of any Indemnified Person (or the limitations on those rights or obligations) under any other agreement or instrument to which that Indemnified Person is a party.

         3.7  Company  Liabilities.  All of the  liabilities  of the  Company,
              --------------------
including without limitation indemnity obligations under Section 3.5, will be liabilities of the Company as an entity and will be paid or satisfied from the assets of the Company only. No liability of the Company will be payable in whole or in part by the Member in its capacity as a Member or by any manager, shareholder, director, officer, agent, affiliate, employee, or advisor of the Member or any of its subsidiaries or affiliates.

         3.8 Mandated  Formalities.  Except as specifically  set forth in this
             ---------------------
Agreement, there are no mandated formalities required in the management of the Company.


                               IV. DISTRIBUTIONS
                                   -------------

         4.1 Distributions. Distributions may be made from time to time as the
             -------------
Managers may decide provided that such distributions may be made only if, after the distribution, the assets of the Company will not be less than all liabilities of the Company.

         4.2  Reimbursements.  All of the  Company's  expenses  will be billed
              --------------
directly to and paid by the Company. The Company is specifically authorized to make reimbursements to the Member should the Member provide, at market rates, goods, materials, or services used for or by the Company.

    V. TRANSFER OR ISSUANCE OF MEMBERSHIP INTEREST AND WITHDRAWAL OF MEMBER
       --------------------------------------------------------------------

         5.1 Transfer of Membership  Interest.  The Member cannot Transfer the
             --------------------------------
Membership Interest to any other person except upon (i) Merger or (ii) a Transfer of the entire Membership Interest by the Member to another corporation or other legal entity in a transfer to which Section 381 of the Internal Revenue Code of 1986 applies (a "Reorganizational Exchange"). The shareholder of the Member following a Merger, or the transferee corporation following a Reorganizational Exchange (each, as the case may be, the "Successor Member"), shall become the sole owner of the Membership Interest and shall agree to be bound by the terms and conditions of this Agreement. References in this Agreement to the Member shall thereafter be references to the Successor Member and the Successor Member shall be subject to the comparable limitations on Transfer of the Membership Interest and will be bound by the terms of this Agreement. As provided in Section 2.3, any permitted Transfer must be accompanied by a corresponding Transfer of all advances to the same transferee.

         5.2 Records of the Company;  Void Transfers or Issuance.  The Company
             ---------------------------------------------------
will not record a Transfer of the Membership Interest or any advance from the Member, or record the issuance of a new equity interest in the Company, on its books, except for Transfers permitted under Sections 2.3 and 5.1. Any purported Transfer of the Membership Interest or an advance from the Member, or the issuance of a new equity interest, that is not in compliance with the terms and conditions of this Agreement is null and void, and the transferee under any purported Transfer or issuance will acquire no title or ownership thereby.

         5.3  Withdrawal.  The Member may resign  from the  Company,  effect a
              ----------
partial or complete withdrawal from the Company, or effect a voluntary dissolution or voluntary bankruptcy of the Company only if there is a Successor Member to succeed its interests in the Company.

         5.4 Only One Member.  It is the intent of the Company that the Member
             ---------------
(or the Successor Member) shall be the only member and that only one Membership Interest shall exist at any time.

                        VI. DISSOLUTION AND LIQUIDATION
                            ---------------------------

         6.1  Dissolution.  Notwithstanding  anything  in  Article  V  to  the
              -----------
contrary, this Agreement will terminate, and the Company will be dissolved, upon the written agreement of the Member. The dissolution or bankruptcy of the Member will not affect the status of or cause the dissolution or liquidation of the Company and will not cause the Member to cease being the Member of the Company. There cannot be a voluntary filing of bankruptcy by the Company without the consent of the Member.

         6.2 Certificate of  Dissolution.  In accordance with the Act, as soon
             ---------------------------
as possible following the occurrence of the actions specified in Section 6.1 effecting the dissolution of the Company, the Member will cause to be executed and filed a Certificate of Dissolution to dissolve the Company in such form as is prescribed by the Act.

         6.3 Procedures.
             ----------

                   6.3.1   Liquidation   of  Assets.   In  the  event  of  the
                           ------------------------
dissolution of the Company, the Member or the person required by law to wind up the Company's affairs (the Member or such other person being referred to in this Agreement as the "Liquidating Agent") will commence to wind up the affairs of the Company and liquidate its assets as promptly as is consistent with obtaining the fair value thereof. In connection with any such winding up and liquidation, a financial statement of the Company as of the date of dissolution will be prepared and furnished to the Member by the Liquidating Agent.

                   6.3.2  Authority of Liquidating  Agent.  In connection with
                          -------------------------------
the winding up and dissolution of the Company, the Liquidating Agent will have all of the rights and powers with respect to the assets and liabilities of the Company that a Member or a Manager would have pursuant to the Act or any other applicable law.

                   6.3.3 Distribution of Assets.  Following the payment of, or
                         ----------------------
provision for, all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Liquidating Agent to set up such cash reserves as the Liquidating Agent may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds (or other remaining assets) of the Company will be distributed to the Member.

         6.4   Termination  of  the  Company.   Upon  the  completion  of  the
               -----------------------------
liquidation of the Company and the distribution of all Company funds and other assets, the Company and this Agreement will terminate and the Liquidating Agent will have the authority to take or cause to be taken such actions as are necessary or reasonable in order to obtain a certificate of dissolution of the Company as well as any and all other documents required by the Act or any other applicable law to effectuate the dissolution and termination of the Company.

                    VII. FISCAL AND ADMINISTRATIVE MATTERS
                         ---------------------------------

         7.1 Fiscal Year.  The fiscal year of the Company will be the calendar
             -----------
year unless otherwise determined by the Managers.

         7.2 Deposit.  All funds of the Company will be deposited from time to
             -------
time to the credit of the Company in such banks, trust companies, or other depositories as the Managers or Officers may select.

         7.3 Checks,  Drafts, Etc. All checks,  drafts or other orders for the
             --------------------
payment of money, and all notes or other evidences of indebtedness issued in the name of the Company, will be signed by an Officer or any other person selected by the Managers.

         7.4  Books and  Records.  The  Company  will keep or cause to be kept
              ------------------
accurate and complete minutes and records of the meetings or consents in lieu of meeting of the Member, the Managers, and any Committee of the Managers, and books and records of account of the Company, which will be kept at the principal place of business of the Company or at such other places as the Managers will from time to time determine. The Member will have the right to examine at any reasonable time or times for any purpose, the minutes and records of the Managers and the books and records of account of the Company, and to make copies thereof.

                             VIII. MISCELLANEOUS
                                   -------------

         8.1  Amendments.  The  Member  and the  Company  may at any  time and
              ----------
without limitation, vary, modify, or change this Agreement by, and only by, a written amendment duly adopted by both the Member and the Company.

         8.2  Effect  of  Headings.   The  Section  headings  herein  are  for
              --------------------
convenience only and shall not affect the construction hereof.

         8.3  Successors  and  Assigns.  All  terms  and  conditions  in  this
              ------------------------
Agreement shall bind the Company's successors and assigns, whether expressed or not.

         8.4  Severability  Clause.  In case any  provision in this  Agreement
              --------------------
shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.5 Governing Law. This Agreement  shall be governed by and construed
             -------------
in accordance with the laws of the State of Michigan, as though fully performed therein, without reference to its conflict of laws provisions.

         8.6 Effectiveness. This Agreement shall take effect on the date first
             -------------
written above.

         8.7 Entire Agreement. This Agreement constitutes the entire Operating
             ----------------
Agreement of the Company and supersedes all other prior Operating Agreements.


         IN WITNESS WHEREOF, this Agreement has been adopted as of the day and year first above written.

                                        CHRYSLER FINANCIAL CORPORATION

                                        By:   /s/ D. L. Davis
                                                 ---------------
                                        Name:    D. L. Davis
                                                 ---------------

                                        Title: Chairman of the Board

                                        Acknowledged and Approved By:

                                        CHRYSLER FINANCIAL COMPANY L.L.C.

                                        By:       /s/ D. L. Davis

                                        Name:    D. L. Davis
                                                 ---------------
                                        Title: Chairman of the Board

                                                                   EXHIBIT 4.1

                              [FORM OF INDENTURE]

===============================================================================





                                   INDENTURE

                                    between

                          PREMIER AUTO TRUST [___-_],

                                   as Issuer

                                      and

                             [INDENTURE TRUSTEE],

                             as Indenture Trustee

                        Dated as of [________] 1, [___]

===============================================================================

                               TABLE OF CONTENTS

                                                                          PAGE

                                   ARTICLE I

                  Definitions and Incorporation by Reference

SECTION 1.01.     Definitions..................................................2
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act............8
SECTION 1.03.     Rules of Construction........................................9

                                  ARTICLE II

                                   The Notes

SECTION 2.01.     Form.........................................................9

SECTION 2.02.     Execution, Authentication and Delivery......................10
SECTION 2.03.     Temporary Notes.............................................10
SECTION 2.04.     [Reserved]..................................................11
SECTION 2.05.     Registration; Registration of Transfer and Exchange.........11
SECTION 2.06.     Mutilated, Destroyed, Lost or Stolen Notes..................12
SECTION 2.07.     Persons Deemed Owner........................................13
SECTION 2.08.     Payment of Principal and Interest; Defaulted Interest.......13
SECTION 2.09.     Cancellation................................................14
SECTION 2.10.     Release of Collateral.......................................14
SECTION 2.11.     Book-Entry Notes............................................14
SECTION 2.12.     Notices to Clearing Agency..................................15
SECTION 2.13.     Definitive Notes............................................15
SECTION 2.14.     Tax Treatment...............................................16

                                  ARTICLE III

                                   Covenants

SECTION 3.01.     Payment of Principal and Interest...........................16
SECTION 3.02.     Maintenance of Office or Agency.............................16
SECTION 3.03.     Money for Payments To Be Held in Trust......................16
SECTION 3.04.     Existence...................................................18
SECTION 3.05.     Protection of Trust Estate..................................18
SECTION 3.06.     Opinions as to Trust Estate.................................18
SECTION 3.07.     Performance of Obligations; Servicing of Receivables........19
SECTION 3.08.     Negative Covenants..........................................21
SECTION 3.09.     Annual Statement as to Compliance...........................21
SECTION 3.10.     Issuer May Consolidate, etc., Only on Certain Terms.........22
SECTION 3.11.     Successor or Transferee.....................................23
SECTION 3.12.     No Other Business...........................................23
SECTION 3.13.     No Borrowing................................................23
SECTION 3.14.     Servicer's Obligations......................................23
SECTION 3.15.     Guarantees, Loans, Advances and Other Liabilities...........24
SECTION 3.16.     Capital Expenditures........................................24
SECTION 3.17.     Removal of Administrator....................................24
SECTION 3.18.     Restricted Payments.........................................24
SECTION 3.19.     Notice of Events of Default.................................24
SECTION 3.20.     Further Instruments and Acts................................24

                                  ARTICLE IV

                          Satisfaction and Discharge

SECTION 4.01.     Satisfaction and Discharge of Indenture.....................24
SECTION 4.02.     Application of Trust Money..................................26
SECTION 4.03.     Repayment of Moneys Held by Paying Agent....................26

                                   ARTICLE V

                                   Remedies

SECTION 5.01.     Events of Default...........................................26
SECTION 5.02.     Acceleration of Maturity; Rescission and Annulment..........27
SECTION 5.03.     Collection of Indebtedness and Suits for Enforcement
                    by Indenture Trustee......................................28
SECTION 5.04.     Remedies; Priorities........................................30
SECTION 5.05.     Optional Preservation of the Receivables....................31
SECTION 5.06.     Limitation of Suits.........................................32
SECTION 5.07.     Unconditional Rights of Noteholders To Receive
                    Principal and Interest....................................32
SECTION 5.08.     Restoration of Rights and Remedies..........................33
SECTION 5.09.     Rights and Remedies Cumulative..............................33
SECTION 5.10.     Delay or Omission Not a Waiver..............................33
SECTION 5.11.     Control by Noteholders......................................33
SECTION 5.12.     Waiver of Past Defaults.....................................34
SECTION 5.13.     Undertaking for Costs.......................................34
SECTION 5.14.     Waiver of Stay or Extension Laws............................34
SECTION 5.15.     Action on Notes.............................................35
SECTION 5.16.     Performance and Enforcement of Certain Obligations..........35

                                  ARTICLE VI

                             The Indenture Trustee

SECTION 6.01.     Duties of Indenture Trustee.................................35
SECTION 6.02.     Rights of Indenture Trustee.................................36
SECTION 6.03.     Individual Rights of Indenture Trustee......................37
SECTION 6.04.     Indenture Trustee's Disclaimer..............................37
SECTION 6.05.     Notice of Defaults..........................................37
SECTION 6.06.     Reports by Indenture Trustee to Holders.....................37
SECTION 6.07.     Compensation and Indemnity..................................38
SECTION 6.08.     Replacement of Indenture Trustee............................38
SECTION 6.09.     Successor Indenture Trustee by Merger.......................39
SECTION 6.10.     Appointment of Co-Indenture Trustee or Separate
                    Indenture Trustee.........................................39
SECTION 6.11.     Eligibility; Disqualification...............................40
SECTION 6.12.     Preferential Collection of Claims Against Issuer............41
SECTION 6.13.     Pennsylvania Motor Vehicle Sales Finance Act Licenses.......41

                                  ARTICLE VII

                        Noteholders' Lists and Reports

SECTION 7.01.     Issuer To Furnish Indenture Trustee Names and
                    Addresses of Noteholders..................................41
SECTION 7.02.     Preservation of Information; Communications to
                    Noteholders...............................................41
SECTION 7.03.     Reports by Issuer...........................................41
SECTION 7.04.     Reports by Indenture Trustee................................42

                        ARTICLE VIII

            Accounts, Disbursements and Releases

SECTION 8.01.     Collection of Money.........................................42
SECTION 8.02.     Trust Accounts..............................................42
SECTION 8.03.     General Provisions Regarding Accounts.......................43
SECTION 8.04.     Release of Trust Estate.....................................44
SECTION 8.05.     Opinion of Counsel..........................................45

                         ARTICLE IX

                   Supplemental Indentures

SECTION 9.01.     Supplemental Indentures Without Consent of Noteholders......45
SECTION 9.02.     Supplemental Indentures with Consent of Noteholders.........46
SECTION 9.03.     Execution of Supplemental Indentures........................48
SECTION 9.04.     Effect of Supplemental Indenture............................48
SECTION 9.05.     Conformity with Trust Indenture Act.........................48
SECTION 9.06.     Reference in Notes to Supplemental Indentures...............48

                          ARTICLE X

                     Redemption of Notes

SECTION 10.01.    Redemption..................................................48
SECTION 10.02.    Form of Redemption Notice...................................49
SECTION 10.03.    Notes Payable on Redemption Date............................49

                         ARTICLE XI

                        Miscellaneous

SECTION 11.01.    Compliance Certificates and Opinions, etc...................49
SECTION 11.02.    Form of Documents Delivered to Indenture Trustee............51
SECTION 11.03.    Acts of Noteholders.........................................52
SECTION 11.04.    Notices, etc., to Indenture Trustee, Issuer and Rating
                    Agencies..................52
SECTION 11.05.    Notices to Noteholders; Waiver..............................53
SECTION 11.06.    Alternate Payment and Notice Provisions.....................53
SECTION 11.07.    Conflict with Trust Indenture Act...........................54
SECTION 11.08.    Effect of Headings and Table of Contents....................54
SECTION 11.09.    Successors and Assigns......................................54
SECTION 11.10.    Separability................................................54
SECTION 11.11.    Benefits of Indenture.......................................54
SECTION 11.12.    Legal Holidays..............................................54
SECTION 11.13.    GOVERNING LAW...............................................54
SECTION 11.14.    Counterparts................................................54
SECTION 11.15.    Recording of Indenture......................................55
SECTION 11.16.    Trust Obligation............................................55
SECTION 11.17.    No Petition.................................................55
SECTION 11.18.    Inspection..................................................55


SCHEDULE A     -    Schedule of Receivables

EXHIBIT A-1    -    Form of Class A-1 Note
EXHIBIT A-2    -    Form of Class A-2 Note
EXHIBIT A-3    -    Form of Class A-3 Note
EXHIBIT A-4    -    Form of Class A-4 Note
EXHIBIT A-5    -    Form of Class B Note
EXHIBIT B      -    Form of Note Depository Agreement

         INDENTURE dated as of [________] 1, [___], between PREMIER AUTO TRUST [___-_], a Delaware business trust (the "Issuer"), and [INDENTURE TRUSTEE], a [____________________], as trustee and not in its individual capacity (the "Indenture Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 [____%] Asset Backed Notes (the "Class A-1 Notes"), Class A-2 [____%] Asset Backed Notes (the "Class A-2 Notes"), Class A-3 [____%] Asset Backed Notes (the "Class A-3 Notes"), Class A-4 [____%] Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and Class A-3 Notes, the "Class A Notes") and Class B [____%] Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"):

                                GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to (a) the Receivables and all moneys received thereon on and after [________ __, ____]; (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Vehicles;
(c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (d) any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (e) any Financed Vehicle that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Issuer; (f) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (g) the Sale and Servicing Agreement (including the Issuer's right to cause the Seller to repurchase Receivables from the Issuer under certain circumstances described therein); and (h) all present and future claims, demands, causes of action and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                   ARTICLE I

                  Definitions and Incorporation by Reference

         SECTION 1.01. (a) Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

         "Act" has the meaning specified in Section 11.03(a).

         "Administration Agreement" means the Administration Agreement dated as of [_________] 1, [___], among the Administrator, the Issuer and the Indenture Trustee.

         "Administrator"  means Chrysler  Financial Company L.L.C., a Michigan
limited  liability  company,   or  any  successor   Administrator   under  the
Administration Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Note Depository Agreement and other documents and certificates delivered in connection therewith.

         "Book-Entry Notes" means a beneficial interest in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

         "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

         "Class A Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

         "Class A-1 Interest Accrual Period" means the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, the Closing Date) to but excluding the following Distribution Date.

         "Class A-1 Interest Rate" means [____%] per annum (computed on the basis of the actual number of days in the Class A-1 Interest Accrual Period divided by 360).

         "Class A-1 Notes" means the Class A-1 [____%] Asset Backed Notes, substantially in the form of Exhibit A-1.

         "Class A-2 Interest Rate" means [____%] per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class A-2 Notes" means the Class A-2 [____%] Asset Backed Notes, substantially in the form of Exhibit A-2.

         "Class A-3 Interest Rate" means [____%] per annum (computed on the basis of a 360 day year consisting of twelve 30-day months).

         "Class A-3 Notes" means the Class A-3 [____%] Asset Backed Notes, substantially in the form of Exhibit A-3.

         "Class A-4 Interest Rate" means [____%] per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class A-4 Notes" means the Class A-4 [____%] Asset Backed Notes, substantially in the form of Exhibit A-4.

         "Class B Interest Rate" means [____%] per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "Class B Notes" means the Class B [____%] Asset Backed Notes, substantially in the form of Exhibit A-5.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means [________ __, ____].

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral" has the meaning specified in the Granting Clause of this Indenture.

         "Company" means Premier Receivables L.L.C., a Michigan limited liability company, any successor in interest and any transferee of the Rights (as defined in the Purchase Agreement) that becomes such transferee in accordance with Section 5.06 of the Purchase Agreement.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is
located       at       [__________________________________],        Attention:
[____________________], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" has the meaning specified in Section 2.11.

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         "Indenture     Trustee"     means     [Indenture      Trustee],     a
[___________________], as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

         "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "Interest Accrual Period" means, with respect to any Distribution Date and the Notes, other than the Class A-1 Notes, the period from and including the [_______] day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) to and including the  [________]  day of the month of such  Distribution
Date.

         "Interest Rate" means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Class B Interest Rate.

         "Issuer" means Premier Auto Trust [___-_] until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

         "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Notes" means Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes or Class B Notes.

         "Note Depository Agreement" means the agreement dated [________ __, ____], among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, substantially in the form of Exhibit B.

         "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05.

         "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

              (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

              (ii) Notes or  portions  thereof  the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

              (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

         "Owner Trustee" means [Owner Trustee], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

         "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

         "Payment Date" means a Distribution Date.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Purchase Agreement" means the Purchase Agreement dated as of [________] 1, [___], between the Seller and the Company.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

         "Rating Agency" means Moody's Investor's Service ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's"). If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

         "Record Date" means, with respect to a Distribution Date or Redemption Date, the close of business on the day immediately preceding such Distribution Date or Redemption Date or, if Definitive Notes have been issued pursuant to Section 2.13, the 15th day of the preceding month.

         "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.01, the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.01.

         "Redemption Price" means in connection with a redemption of the Notes pursuant to Section 10.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date.

         "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of [________] 1, [___], between the Issuer and Chrysler Financial Company L.L.C., as Seller and Servicer.

         "Schedule of Receivables" means the list of the Receivables set forth in Schedule A (which Schedule may be in the form of microfiche).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means Chrysler Financial Company L.L.C., in its capacity as seller under the Sale and Servicing Agreement, and its successor in interest.

         "Servicer" means Chrysler Financial Company L.L.C., in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

         "State" means any one of the 50 States of the United States of America or the District of Columbia.

         "Successor Servicer" has the meaning specified in Section 3.07(e).

         "Telerate Page 3750" means the page so designated on the Dow Jones Telerate Service or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks.

         "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

              (iii) "or" is not exclusive;

              (iv) "including" means including without limitation;

              (v) words in the singular include the plural and words in the plural include the singular; and

              (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                   The Notes

         SECTION 2.01.  Form.  The Class A-1 Notes,  the Class A-2 Notes,  the
Class A-3 Notes, the Class A-4 Notes and the Class B Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5 are part of the terms of this Indenture.

         SECTION 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of [$____________], Class A-2 Notes for original issue in an aggregate principal amount of [$____________], Class A-3 Notes for original issue in an aggregate principal amount of [$____________], Class A-4 Notes for original issue in an aggregate principal amount of [$____________] and Class B Notes for original issue in an aggregate principal amount of [$____________]. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.

         Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.03. Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.04.     [Reserved].

         SECTION 2.05. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

         The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

         SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 and 8-406 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 2.08. Payment of Principal and Interest;  Defaulted Interest.
(a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes shall accrue interest at the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate and the Class B Interest Rate, respectively, as set forth in Exhibits A-1, A-2, A-3, A-4 and A-5, respectively, and such interest shall be payable on each Distribution Date as specified therein, subject to
Section 3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable class final scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

         (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of the Notes set forth in Exhibits A-1, A-2, A-3, A-4 and A-5. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

         (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.09. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; PROVIDED, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 2.10. Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Section 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         SECTION 2.11. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.13:

              (i) the provisions of this Section shall be in full force and effect;

              (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

              (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

              (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

              (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         SECTION 2.12. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

         SECTION 2.13. Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of an Event of Default or a Servicer Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         SECTION 2.14. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                                  ARTICLE III

                                   Covenants

         SECTION 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (ii) for the benefit of the Class A-2 Notes, to the Class A-2
Noteholders,  (iii) for the  benefit of the Class A-3 Notes,  to the Class A-3
Noteholders, (iv) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders and (v) for the benefit of the Class B Notes, to the Class B Noteholders; PROVIDED that on any Distribution Date no payment shall be made on the Class B Notes until payments of interest then due on the Class A Notes have been made. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

         SECTION 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         SECTION 3.03.  Money for Payments To Be Held in Trust. As provided in
Section 8.02(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

         On or before the Business Day preceding each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

              (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

              (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

              (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

              (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

              (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         SECTION 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

         SECTION 3.05. Protection of Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

              (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

              (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

              (iii) enforce any of the Collateral; or

              (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

         SECTION 3.06. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) On or before March 31, in each calendar year, beginning in [____], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 in the following calendar year.

         SECTION 3.07.  Performance of Obligations;  Servicing of Receivables.
(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes.

         (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

         (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its affiliates, provided that it shall be fully liable for the actions and omissions of such affiliate in such capacity as Successor Servicer.

         (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

         (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Seller under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

         SECTION  3.08.  Negative   Covenants.   So  long  as  any  Notes  are
Outstanding, the Issuer shall not:

              (i) except as expressly permitted by this Indenture, the Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

              (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

              (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate.

         SECTION 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year [____]), an Officer's
Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

              (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

              (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.10.  Issuer May  Consolidate,  etc., Only on Certain Terms.
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

              (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

              (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

              (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

              (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

              (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

              (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
         (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

              (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

              (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income or Michigan income or single business tax consequence to the Issuer, any Noteholder or any Certificateholder;

              (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

              (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Premier Auto Trust [___-_] will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that Premier Auto Trust [___-_] is to be so released.

         SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto. The Issuer shall not fund the purchase of any new Contracts.

         SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness.

         SECTION 3.14. Servicer's Obligations. The Issuer shall cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09(b) and Article IX of the Sale and Servicing Agreement.

         SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         SECTION 3.17. Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

         SECTION 3.18. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         SECTION 3.19. Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement and each default on the part of the Company or the Seller of its obligations under the Purchase Agreement.

         SECTION 3.20. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE IV

                          Satisfaction and Discharge

         SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture
Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

              (A) either

              (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

              (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                   a. have become due and payable,

                   b. will become due and payable at the Class B Final Scheduled Distribution Date within one year, or

                   c. are to be called  for  redemption  within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

              and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable final scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

              (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

              (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         SECTION 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         SECTION 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                   Remedies

         SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; PROVIDED that, prior to the Class B Final Scheduled Distribution Date, a default in the payment of interest on the Class B Notes shall not be an Event of Default until the Outstanding Amount of the Class A-4 Notes has been reduced to zero; or

              (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

              (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

              (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

              (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                   (A) all  payments of  principal  of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                   (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

              (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable; provided that, in the case of a default in the payment of interest, on the Class B Notes, prior to the Class B Final Scheduled Distribution Date, the Indenture Trustee shall not institute such Proceeding solely in respect of such default unless the Outstanding Amount of the Class A-4 Notes has been reduced to zero.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

              (i) to file and  prove a claim or claims  for the whole  amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

              (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

              (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

              (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         SECTION 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

              (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

              (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

              (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

              (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66 2/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and
(C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

              (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                   FIRST: to the Indenture Trustee for amounts due under Section
              6.07;

                   SECOND:  to Holders of the Class A Notes for  amounts due and unpaid on the Class A Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest (including any premium);

                   THIRD:  to Holders of the Class B Notes for  amounts  due and unpaid on the Class B Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for interest (including any premium);

                   FOURTH:  to the Class A Noteholders in the following order of priority:

                   (a) to  Holders  of the Class A-1 Notes for  amounts  due and unpaid on the Class A-1 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-1 Notes for principal, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

                   (b) to  Holders  of the Class A-2 Notes for  amounts  due and unpaid on the Class A-2 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2 Notes for principal, until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

                   (c) to  Holders  of the Class A-3 Notes for  amounts  due and unpaid on the Class A-3 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-3 Notes for principal, until the Outstanding Amount of the Class A-3 Notes is reduced to zero; and

                   (d) to  Holders  of the Class A-4 Notes for  amounts  due and unpaid on the Class A-4 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-4 Notes for principal, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

                   FIFTH:  to Holders of the Class B Notes for  amounts  due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal, until the Outstanding Amount of the Class B Notes is reduced to zero; and

                   SIXTH: to the Issuer for  distribution  pursuant to the Trust
              Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

         SECTION 5.05. Optional Preservation of the Receivables. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         SECTION 5.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

              (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

              (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

              (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

              (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

              (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         SECTION 5.07. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided that, until the Outstanding Amount of the Class A-4 Notes has been reduced to zero, the Holder of any Class B Note shall have the right to receive payment of principal and interest due on such Class B Note only to the extent that there are funds in the Note Distribution Account after applying the funds therein to the payment of all principal and interest then due on the Class A Notes.

         SECTION 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         SECTION 5.11. Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; PROVIDED that:

              (i) such direction shall not be in conflict with any rule of law or with this Indenture;

              (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

              (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

              (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

         SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

         SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller or the Company, as applicable, of each of their obligations under or in connection with the Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

         (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66 2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, or against the Company or the Seller under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, or the Company or the Seller, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI

                             The Indenture Trustee

         SECTION 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

              (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

              (ii) in the  absence  of bad  faith  on its  part,  the  Indenture
         Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (a) of this Section;

              (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

         (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a) , (b), (c) and (g) of this Section.

         (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

         (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

         SECTION 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 6.06. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

         SECTION 6.07. Compensation and Indemnity. The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         SECTION 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

              (i) the Indenture Trustee fails to comply with Section 6.11;

              (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

              (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

              (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring
Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

         SECTION 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; PROVIDED, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

              (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and P-1 by Moody's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         SECTION 6.13. Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Indenture Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.

                                  ARTICLE VII

                        Noteholders' Lists and Reports

         SECTION 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

         SECTION 7.02. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

         SECTION 7.03. Reports by Issuer. (a) The Issuer shall:

              (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

              (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
          Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         SECTION 7.04. Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each February 1 beginning with [________] 1, [___], the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

         SECTION 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         SECTION 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Section 5.01 of the Sale and Servicing Agreement.

         (b) On or before each Distribution Date, the Total Distribution Amount (net of the Servicing Fee for such Distribution Date and any previously unpaid Servicing Fees and any other distributable amounts that are to be deposited into the Certificate Account or released to the Seller or the Company) with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 5.02 of the Sale and Servicing Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding Collection Period pursuant to Sections 5.06 and 5.07 of the Sale and Servicing Agreement will be transferred from the Collection Account and/or the Reserve Account to the Note Distribution Account.

         (c) On each Distribution Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b)):

              (i) accrued and unpaid interest on the Class A Notes; PROVIDED, that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Class A Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on the Class A Notes pro rata on the basis of the total such interest due on the Class A Notes;

              (ii) accrued and unpaid interest on the Class B Notes; and

              (iii) the Noteholders' Principal Distributable Amount (or on each Distribution Date in the Release Period, the Release Period Noteholders' Principal Distributable Amount) in the following order of priority:

              (1) to the Holders of the Class A-1 Notes on account of principal until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

              (2) to the Holders of the Class A-2 Notes on account of principal until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

              (3) to the Holders of the Class A-3 Notes on account of principal until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

              (4) to the Holders of the Class A-4 Notes on account of principal until the Outstanding Amount of the Class A-4 Notes is reduced to zero; and

              (5) to the Class B Noteholders until the Outstanding Amount of the Class B Notes is reduced to zero.

         SECTION 8.03. General Provisions Regarding Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee (or the investment manager referred to in clause (2) of Section 5.01(b) of the Sale and Servicing Agreement) upon Issuer Order, subject to the provisions of Section 5.01(b) of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

         (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

         (c) If (i) the Issuer (or the Servicer or any investment manager pursuant to Section 5.01(b) of the Sale and Servicing Agreement) shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or
(ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

         SECTION 8.04. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

         (c) Upon the written notification from the Servicer pursuant to Section 5.06(a)(ii)(E) of the Sale and Servicing Agreement, on the related Distribution Date the Issuer shall deliver to the Indenture Trustee an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01, and upon its receipt of such items on such Distribution Date the Indenture Trustee shall deposit the Cash Release Amount (to the extent of funds available pursuant to Section 5.06(a)(ii)(E) of the Sale and Servicing Agreement) in the Certificate Distribution Account.

         SECTION 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; PROVIDED, HOWEVER, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX

                            Supplemental Indentures

         SECTION 9.01.  Supplemental  Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

              (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

              (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

              (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

              (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

              (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; PROVIDED, that such action shall not adversely affect the interests of the Holders of the Notes;

              (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

              (vii)  to  modify,  eliminate  or add to the  provisions  of  this
         Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         SECTION 9.02. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

              (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

              (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

              (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

              (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

              (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

              (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

              (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         SECTION 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                              Redemption of Notes

         SECTION 10.01. Redemption. The outstanding Class A-4 Notes and the Class B Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 9.01(a), for a purchase price equal to the Redemption Price; PROVIDED that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the outstanding Class A-4 Notes and the Class B Notes are to be redeemed pursuant to this Section, the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Class A-4 Notes and the Class B Notes to be redeemed, whereupon all such Class A-4 Notes and Class B Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

         SECTION 10.02.  Form of Redemption  Notice.  Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

         All notices of redemption shall state:

              (i) the Redemption Date;

              (ii) the Redemption Price; and

              (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

         SECTION 10.03. Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by
Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                  ARTICLE XI

                                 Miscellaneous

         SECTION 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

              (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

              (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause
         (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

              (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

              (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

              (v)  Notwithstanding  Section 2.10 or any other  provision of this
         Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing [________ __, ____], an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) and (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

         SECTION 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         SECTION 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

              (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

              (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Premier Auto Trust [___-_], in care of [Owner Trustee], [_____________________], Attention [_____________________], or at any
         other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (iii) in the case of Fitch IBCA, Inc., at the following address:
One State Street Plaza, New York, N.Y. 10004, and (iv) in the case of Duff & Phelps Credit Rating Co., at the following address: 17 State Street, 12th Floor, New York, N.Y. 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

         SECTION 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         SECTION 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         SECTION 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         SECTION 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         SECTION 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Company or the Issuer, or join in any institution against the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                         PREMIER AUTO TRUST [___-_],

                         by: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee,

                                   by:__________________________________
                                        Name:
                                        Title:

                         [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,

                         by:_________________________________________
                              Name:
                              Title:

                                   SCHEDULE A

                    Provided to the Owner Trustee at Closing

                                                                     EXHIBIT A-1

                            [FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                   $___________

No. R-__                                            CUSIP NO. ___________

                           PREMIER AUTO TRUST [___-_]

                      CLASS A-1 [____%] ASSET BACKED NOTES

         Premier Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________________ and the denominator of which is $____________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [________________], as Indenture Trustee (the "Indenture Trustee"); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-1 Final Scheduled Distribution Date"). Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid
(in the case of the first Distribution Date, from the Closing Date) to but excluding such current Distribution Date. Interest will be computed on the basis of the actual number of days in the Class A-1 Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                       PREMIER AUTO TRUST [___-_],

                            by: [OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee under the Trust Agreement,

                                 by:___________________________________________
                                      Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This  is  one  of  the  Notes   designated   above  and  referred  to  in  the
within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,

                            by: _______________________________________________
                                        Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 [____%] Asset Backed Notes (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The   Issuer  is   permitted   by  the   Indenture,   under   certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________________________________________________________
                         (name and address of assignee)

_______________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________________________________ , attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:______________________________         _________________________________*/
                                                    Signature Guaranteed:

                                             ___________________*/

-------------------------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT A-2

                           [FORM OF CLASS A-2 NOTE]

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                        $____________

No. R-__                                                     CUSIP NO.

                          PREMIER AUTO TRUST [___-_]

                     CLASS A-2 [____%] ASSET BACKED NOTES

         Premier Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________________________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [__________________], as Indenture Trustee (the "Indenture Trustee"); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-2 Final Scheduled Distribution Date"). No payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                           PREMIER AUTO TRUST [___-_],

                                by:  [OWNER TRUSTEE], not in its individual
                                     capacity but solely as Owner Trustee under
                                     the Trust Agreement,

                                        by:_________________________________
                                                 Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This  is  one  of  the  Notes   designated   above  and  referred  to  in  the
within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,

                               by: ________________________________________
                                        Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 [____%] Asset Backed Notes (herein called the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-2 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The   Issuer  is   permitted   by  the   Indenture,   under   certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________                 __________________________________*/
                                                  Signature Guaranteed:

                                           ______________________*/

------------------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT A-3

                           [FORM OF CLASS A-3 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                        $____________

No. R-__                                                      CUSIP NO.

                          PREMIER AUTO TRUST [___-_]

                     CLASS A-3 [____%] ASSET BACKED NOTES

         Premier Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________________________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [_______________], as Indenture Trustee (the "Indenture Trustee"); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-3 Final Scheduled Distribution Date"). No payments of principal of the Class A-3 Notes shall be made until the Class A-1 Notes and the Class A-2 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                          PREMIER AUTO TRUST [___-_],

                               by: [OWNER TRUSTEE], not in its individual
                                   capacity but solely as Owner Trustee under
                                   the Trust Agreement,

                                    by:______________________________________
                                                 Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This  is  one  of  the  Notes   designated   above  and  referred  to  in  the
within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,

                                   by:_________________________________________
                                            Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 [____%] Asset Backed Notes (herein called the "Class A-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-3 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-3 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The   Issuer  is   permitted   by  the   Indenture,   under   certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:
____________________________________________________________________________
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                        (name and address of assignee)

_____________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

____________________________________________________________________, attorney,

transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_________________________                 _____________________________*/
                                                    Signature Guaranteed:

                                                   __________________________*/

-----------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT A-4

                           [FORM OF CLASS A-4 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                       $____________

No. R-__                                                     CUSIP NO.

                          PREMIER AUTO TRUST [___-_]

                     CLASS A-4 [____%] ASSET BACKED NOTES

         Premier Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________________________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture
Trustee], a [________________], as Indenture Trustee (the "Indenture Trustee"); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the [________ ____] Distribution Date (the "Class A-4 Final Scheduled Distribution Date"). No payments of principal of the Class A-4 Notes shall be made until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                                PREMIER AUTO TRUST [___-_],

                                     by: [OWNER TRUSTEE], not in its individual
                                         capacity but solely as Owner Trustee
                                         under the Trust Agreement,

                                         by________________________________
                                                 Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This  is  one  of  the  Notes   designated   above  and  referred  to  in  the
within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,

                                     by:_______________________________________
                                              Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-4 [____%] Asset Backed Notes (herein called the "Class A-4 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-4 Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class A-4 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [________] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class A-4 Interest Rate to the extent lawful.

         As provided in the Indenture, the Class A-4 Notes may be redeemed in whole but not in part at the option of the Servicer on any Distribution Date on and after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The   Issuer  is   permitted   by  the   Indenture,   under   certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:
_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints ________________________________________________________, attorney,

transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_________________________                 _____________________________*/
                                                     Signature Guaranteed:

                                                  ___________________________*/

------------------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT A-5

                            [FORM OF CLASS B NOTE]

THE CLASS B NOTES ARE SUBORDINATED TO THE PAYMENT OF THE CLASS A NOTES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                     $____________

No. R-__                                                   CUSIP NO.

                          PREMIER AUTO TRUST [___-_]

                      CLASS B [____%] ASSET BACKED NOTES

         Premier Auto Trust [___-_], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________ DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $____________ and the denominator of which is [$____________] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.01 of the Indenture dated as of [________] 1, [___] (the "Indenture"), between the Issuer and [Indenture Trustee], a [________________], as Indenture Trustee (the "Indenture Trustee"); PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the [________ ____] Distribution Date (the "Class B Final Scheduled Distribution Date") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. No payments of principal of the Class B Notes shall be made until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

         The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture; provided that until the Outstanding Amount of the Class A-4 Notes has been reduced to zero, interest on the Class B Notes will be due and payable only to the extent of funds in the Note Distribution Account after the application of funds in the Note Distribution Account to the payment of interest then due and payable on the Class A Notes. Interest on this Note will accrue for each Distribution Date from the eighth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the seventh day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                              PREMIER AUTO TRUST [___-_],

                                   by: [OWNER TRUSTEE], not in its individual
                                       capacity but solely as Owner Trustee
                                       under the Trust Agreement,

                                       by: ___________________________
                                             Authorized Signatory

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This  is  one  of  the  Notes   designated   above  and  referred  to  in  the
within-mentioned Indenture.

Date: [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee,

                             by: _________________________________
                                     Authorized Signatory

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class B [____%] Asset Backed Notes (herein called the "Class B Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class B Notes are subject to all terms of the Indenture.

         The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

         Principal of the Class B Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the [_______] day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [________ __, ____].

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class B Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

         Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

         The Issuer shall pay interest on overdue installments of interest at the Class B Interest Rate to the extent lawful.

         As provided in the Indenture, the Class B Notes may be redeemed in whole but not in part at the option of the Servicer on any Distribution Date on and after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The   Issuer  is   permitted   by  the   Indenture,   under   certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Owner Trustee] in its individual capacity, [Indenture Trustee] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:
_____________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_____________________________________________________________________________
                        (name and address of assignee)

the within Note and all rights thereunder,  and hereby irrevocably constitutes and appoints _______________________________________________________, attorney,

transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:___________________                 ____________________________________*/
                                                   Signature Guaranteed:

                                                       ______________________*/

------------------------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT B

                      [Form of Note Depository Agreement]

                           LETTER OF REPRESENTATIONS

                    [To be Completed by Issuer and Trustee]

                               [Name of Issuer]

                               [Name of Trustee]

                                                                        [Date]

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

         Re:  _______________________________________________________________
              _______________________________________________________________
              _______________________________________________________________
                                   [Issue Description]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated _________________________ , 199 _____ (the "Document").
_____________________________________________________  (the  "Underwriter") is
distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

         1. Prior to closing on the Securities on _____________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

         3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (E.G., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                                    Manager; Call Notification Department
                                    The Depository Trust Company
                                    711 Stewart Avenue
                                    Garden City, NY 11530-4719

         4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                                  Manager; Reorganization Department
                                  Reorganization Window
                                  The Depository Trust Company
                                  7 Hanover Square, 23rd Floor
                                  New York, NY 10004-2695

         5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                                    Manager; Announcements
                                    Dividend Department
                                    The Depository Trust Company
                                    7 Hanover Square, 22nd Floor
                                    New York, NY 10004-2695

         7. [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

         8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

         9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                                The Chase Manhattan Bank
                                ABA 021000021
                                For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                                            Manager, Announcements
                                            Dividend Department
                                            The Depository Trust Company
                                            7 Hanover Square; 22nd Floor
                                            New York, NY  10004-2695

         10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                             The Chase Manhattan Bank
                             ABA 021000021
                             For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS PAYING AGENT OPERATING PROCEDURES, a copy of which has previously been furnished to Trustee.

         11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                                 The Chase Manhattan Bank
                                 ABA 021000021
                                 For credit to A/C The Depository Trust Company Reorganization Account 066-027608

         12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         13. In the event of a redemption, acceleration, or any other similar transaction (E.G., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

         14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.



Notes:                                         Very truly yours,

A. If there is a Trustee  (as defined in       ________________________________
this Letter of Representations), Trustee                    (Issuer)
as well as Issuer must sign this Letter.
If there is no Trustee,  in signing this       By:_____________________________
Letter  Issuer   itself   undertakes  to       (Authorized Officer's Signature)
perform all of the obligations set forth
herein.
                                               ________________________________
B. Schedule B contains  statements  that                    (Trustee)
DTC believes  accurately  describe  DTC,
the  method  of   effecting   book-entry       By:_____________________________
transfers  of   securities   distributed        (Authorized Officer's Signature)
through   DTC,   and   certain   related
matters.


Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: ________________________

cc:      Underwriter
         Underwriter's Counsel

                                                                    SCHEDULE A

                      _________________________________

                      _________________________________
                               (Describe Issue)

CUSIP     Principal Amount          Maturity Date                Interest Rate

                                                                    SCHEDULE B

                      SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee [or Tender/Remarketing Agent's] DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                                                     EXHIBIT 4.2

===============================================================================








                          [FORM OF AMENDED AND RESTATED

                                TRUST AGREEMENT]


                                      Among

                       CHRYSLER FINANCIAL COMPANY L.L.C.,
                                  as Depositor,

                              [_____________________]


                                       And
                              [_____________________],

                                as Owner Trustee



                         Dated as of [____________], 199__




===============================================================================

                                Table of Contents
                                                                    Page
                                                                    ----

                                    ARTICLE I

                                   Definitions

  SECTION 1.01.Capitalized Terms.......................................1
  SECTION 1.02.Other Definitional Provisions...........................4

                                   ARTICLE II
                                  Organization
 SECTION 2.01.Name ....................................................4
 SECTION 2.02.Office ................................................. 5
 SECTION 2.03.Purposes and Powers......................................5
 SECTION 2.04.Appointment of Owner Trustee.............................5
 SECTION 2.05.Initial Capital Contribution of Owner Trust Estate.......5
 SECTION 2.06.Declaration of Trust.....................................5
 SECTION 2.07.Liability of Owners......................................6
 SECTION 2.08.Title to Trust Property..................................6
 SECTION 2.09.Situs of Trust...........................................6
 SECTION 2.10.Representations and Warranties of Depositor and Company..6

                                   ARTICLE III
                     Certificates and Transfer of Interests
 SECTION 3.01.Initial Ownership........................................8
 SECTION 3.02.The Certificates.........................................8
 SECTION 3.03.Authentication of Certificates...........................9
 SECTION 3.04.Registration of Transfer and Exchange of Certificates;
              Limitations on Transfer..................................9
 SECTION 3.05.Mutilated, Destroyed, Lost or Stolen Certificates.......10
 SECTION 3.06.Persons Deemed Owners...................................11
 SECTION 3.07.Access to List of Certificateholders'
              Names and Addresses.....................................11
 SECTION 3.08.Maintenance of Office or Agency.........................11
 SECTION 3.09.Appointment of Paying Agent.............................11
 SECTION 3.10.Definitive Certificates.................................12

                                   ARTICLE IV
                            Actions by Owner Trustee
 SECTION 4.01.Prior Notice to Owners with Respect to Certain Matters..12
 SECTION 4.02.Action by Owners with Respect to Certain Matters........13
 SECTION 4.03.Action by Owners with Respect to Bankruptcy.............13
 SECTION 4.04.Restrictions on Owners'Power............................13
 SECTION 4.05.Majority Control........................................13

                                    ARTICLE V
                   Application of Trust Funds; Certain Duties
 SECTION 5.01.Establishment of Collection Account.....................13
 SECTION 5.02.Application of Trust Funds..............................13
 SECTION 5.03.Method of Payment.......................................14
 SECTION 5.04.[Reserved]..............................................14
 SECTION 5.05.Accounting and Reports to Owners, Internal Revenue
              Service and Others......................................14

                                   ARTICLE VI
                      Authority and Duties of Owner Trustee
 SECTION 6.01.General Authority.......................................15
 SECTION 6.02.General Duties..........................................15
 SECTION 6.03.Action upon Instruction.................................15
 SECTION 6.04.No Duties Except as Specified in this Agreement or in Instructions......................................16
 SECTION 6.05.No Action Except Under Specified Documents or
              Instructions............................................16
 SECTION 6.06.Restrictions............................................17

                                   ARTICLE VII
                            Concerning Owner Trustee
 SECTION 7.01.Acceptance of Trusts and Duties.........................17
 SECTION 7.02.Furnishing of Documents.................................18
 SECTION 7.03.Representations and Warranties..........................18
 SECTION 7.04.Reliance; Advice of Counsel.............................18
 SECTION 7.05.Not Acting in Individual Capacity.......................19
 SECTION 7.06.Owner Trustee Not Liable for Certificates
              or Receivables..........................................19
 SECTION 7.07.Owner Trustee May Own Certificates and Notes............19
 SECTION 7.08.Pennsylvania Motor Vehicle Sales Finance Act Licenses...20

                                  ARTICLE VIII
                          Compensation of Owner Trustee
 SECTION 8.01.Owner Trustee's Fees and Expenses.......................20
 SECTION 8.02.Indemnification.........................................20
 SECTION 8.03.Payments to Owner Trustee...............................20

                                   ARTICLE IX
                         Termination of Trust Agreement
 SECTION 9.01.Termination of Trust Agreement..........................21

                                    ARTICLE X
             Successor Owner Trustees and Additional Owner Trustees
 SECTION 10.01. Eligibility Requirements for Owner Trustee.............22
 SECTION 10.02. Resignation or Removal of Owner Trustee................22
 SECTION 10.03. Successor Owner Trustee................................22
 SECTION 10.04. Merger or Consolidation of Owner Trustee...............23
 SECTION 10.05. Appointment of Co-Trustee or Separate Trustee..........23

                                   ARTICLE XI
                                  Miscellaneous
 SECTION 11.01. Supplements and Amendments.............................24
 SECTION 11.02. No Legal Title to Owner Trust Estate in Owners.........26
 SECTION 11.03. Limitations on Rights of Others........................26
 SECTION 11.04. Notices................................................26
 SECTION 11.05. Severability...........................................26
 SECTION 11.06. Separate Counterparts..................................26
 SECTION 11.07. Successors and Assigns.................................26
 SECTION 11.08. Covenants of Company...................................27
 SECTION 11.09. No Petition............................................27
 SECTION 11.10. No Recourse............................................27
 SECTION 11.11. Headings...............................................27
 SECTION 11.12. GOVERNING LAW..........................................27
 SECTION 11.13. Certificate Transfer Restrictions......................27
 SECTION 11.14. Depositor Payment Obligation...........................28


                                    EXHIBITS


EXHIBIT A-1 Form of Trust Certificate...............................A-1-1
EXHIBIT A-2 Form of Overcollateralization Certificate...............A-2-1
EXHIBIT B   Form of Certificate of Trust of Premier Auto
            Trust ____-_..............................................B-1
EXHIBIT C   Form of Transferor Certificate............................C-1
EXHIBIT D   Form of Investment Letter.................................D-1
EXHIBIT E   Form of Rule 144A Letter..................................E-1

         AMENDED AND RESTATED TRUST AGREEMENT dated as of [___________], 199_, among CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as depositor (the "Depositor"), [___________________] (the "Company"), a
         [___________________][___________________],               and
         [___________________],                                      a
         [___________________][___________________], as owner trustee.

         WHEREAS, the Depositor, the Owner Trustee and the Company entered into a Trust Agreement dated [___________________], 199_ (the "Trust Agreement");

         WHEREAS, the Trust Agreement is being amended and restated as of [___________________], 199_;

         WHEREAS, the Depositor and the Company have entered into a Purchase Agreement dated as of [___________________], 199_ (the "Purchase Agreement"), pursuant to which the Depositor will assign to the Company any and all of the Depositor's rights and interests with respect to the receipt of amounts from the Reserve Account; and

         WHEREAS, in connection therewith, the Company is willing to assume certain obligations pursuant hereto;

         NOW, THEREFORE, the Depositor, the Company and the Owner Trustee hereby agree as follows:

                                   ARTICLE I

                                   Definitions
                                   -----------

         SECTION 1.01.  Capitalized  Terms.  For all purposes of this Agreement,
                        ------------------
the following terms shall have the meanings set forth below:

         "Administration  Agreement"  shall  mean the  Administration  Agreement
          -------------------------
dated as of [___________], 199_, among the Trust, the Indenture Trustee and CFC, as Administrator.

         "Agreement"  shall mean this Amended and Restated Trust  Agreement,  as
          ---------
the same may be amended and supplemented from time to time.

         "Basic  Documents"  shall  mean the  Purchase  Agreement,  the Sale and
          ----------------
Servicing Agreement, the Indenture, the Administration Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

         "Benefit Plan" shall have the meaning  assigned to such term in Section
          ------------
11.13.

         "Business  Trust  Statute"  shall  mean  Chapter  38 of Title 12 of the
          ------------------------
Delaware Code, 12 Del. Codess. 3801 et seq., as the same may be amended from time to time.

         "Certificate  Balance" shall mean the outstanding  principal balance of
          --------------------
the Overcollateralization Certificates and shall equal the Initial Certificate Balance less the aggregate amount previously distributed to the Holders of the Overcollateralization Certificates pursuant to Section 5.06(a)(ii)(E) of the Sale and Servicing Agreement.

         "Certificates"    shall   mean   the   Trust   Certificates   and   the
          ------------
Overcollateralization Certificates.

         "Certificate  of Trust" shall mean the Certificate of Trust in the form
          ---------------------
of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate  Register"  and  "Certificate  Registrar"  shall  mean the
          --------------------          ----------------------
register mentioned in and the registrar appointed pursuant to Section 3.04.

         "Certificateholder"  or  "Holder"  shall  mean a Person in whose name a
          -----------------        ------
Certificate is registered.

         "CFC" shall mean Chrysler  Financial Company L.L.C., a Michigan limited
          ---
liability company, and any successor in interest.

         "Code" shall mean the Internal  Revenue Code of 1986,  as amended,  and
          ----
Treasury Regulations promulgated thereunder.

         "Company"  shall mean  [___________________],  a  [___________________]
          -------
[___________________], and any successor in interest.

         "Corporate Trust Office" shall mean, with respect to the Owner Trustee,
          ----------------------
the principal corporate trust office of the Owner Trustee located at [___________________], [___________________], or at such other address as the
Owner Trustee may designate by notice to the Owners, the Depositor and the Company, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners, the Depositor and the Company.

         "Depositor" shall mean CFC in its capacity as depositor hereunder.
          ---------

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

         "Exchange  Act"  shall mean the  Securities  Exchange  Act of 1934,  as
          -------------
amended.

         "Expenses"  shall  have the  meaning  assigned  to such term in Section
          --------
8.02.

         "Indemnified  Parties" shall have the meaning  assigned to such term in
          --------------------
Section 8.02.

         "Indenture" shall mean the Indenture dated as of [___________________],
          ---------
199_ between the Trust and [___________________], as Indenture Trustee.

         "Initial Certificate Balance" shall mean $[___________________].
          ---------------------------

         "Note   Depository   Agreement"   shall   mean  the   agreement   dated
          -----------------------------
[___________________], 199_ among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as the same may be amended and supplemented from time to time.

         "Opinion of Counsel" means one or more written opinions of counsel, who
          ------------------
may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

         "Overcollateralization Certificate" shall mean a certificate evidencing
          ---------------------------------
the beneficial interest of an Owner in the Trust entitled to receive the Certificate Balance pursuant to Section 5.06(a)(ii)(E) of the Sale and Servicing Agreement, substantially in the form attached hereto as Exhibit A-2.

         "Owner" shall mean each Holder of a Certificate.
          -----

         "Owner Trust  Estate"  shall mean all right,  title and interest of the
          -------------------
Trust in and to the  property  and  rights  assigned  to the Trust  pursuant  to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Collection Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

         "Owner     Trustee"     shall     mean     [___________________],     a
          -----------------
[___________________] [___________________],  not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Paying Agent" shall mean any paying agent or co-paying agent appointed
          ------------
pursuant to Section 3.09 and shall initially be the Indenture Trustee.

         "Percentage   Interest"  means,  as  to  any  Trust  Certificate,   the
          ---------------------
percentage interest, specified on the face thereof, in the distributions on the Trust Certificates pursuant to this Agreement.

         "Record Date" shall mean,  with respect to any  Distribution  Date, the
          -----------
15th day of the month preceding such Distribution Date.

         "Sale  and  Servicing  Agreement"  shall  mean the  Sale and  Servicing
          ------------------------------
Agreement dated as of [___________________], 199_, between the Trust, as issuer, and the Depositor, as seller and servicer, as the same may be amended or supplemented from time to time.

         "Secretary  of State" shall mean the Secretary of State of the State of
          -------------------
Delaware.

         "Treasury  Regulations"  shall mean regulations,  including proposed or
          ---------------------
temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

         "Trust" shall mean the trust established by this Agreement.
          ----

         "Trust Certificate" shall mean a certificate  evidencing the beneficial
          -----------------
interest of an Owner in the Trust, substantially in the form attached hereto as Exhibit A-1.

         SECTION 1.02 Other Definitional Provisions.  (a) Capitalized terms used
                      -----------------------------
and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  Organization
                                  -------------

         SECTION 2.01. Name. The Trust created hereby shall be known as "Premier
                       ----
Auto Trust ____-_," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.02. Office.  The office of the Trust shall be in care of the
                       ------
Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor and the Company.

         SECTION  2.03.  Purposes  and  Powers.  The  purpose of the Trust is to
                         ---------------------
engage in the following activities:

              (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates;

              (ii) with the proceeds of the sale of the Notes and the Certificates, to purchase the Receivables, to fund the Reserve Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

              (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

              (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

              (v) to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith; and (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         SECTION  2.04.  Appointment  of Owner  Trustee.  The  Depositor  hereby
                         ------------------------------
appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.05.  Initial Capital  Contribution of Owner Trust Estate. The
                        ---------------------------------------------------
Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.06.  Declaration of Trust.  The Owner Trustee hereby declares
                        --------------------
that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, (i) so long as there is a sole Owner, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Receivables and other assets held by the Trust, the owner of the Receivables being the sole Owner and the Notes being non-recourse debt of the sole Owner and (ii) if there is more than one Owner, the Trust shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Owners (including the Company as assignee of the Depositor pursuant to the Purchase Agreement, in its capacity as recipient of distributions from the Reserve Account) and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         SECTION 2.07.  Liability of Owners.  The Owners (including the Company)
                        -------------------
shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

         SECTION  2.08.  Title to Trust  Property.  Legal title to all the Owner
                          -----------------------
Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION  2.09.   Situs  of  Trust.   The  Trust  will  be  located  and
                          ----------------
administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

         SECTION 2.10.  Representations and Warranties of Depositor and Company.
                        -------------------------------------------------------
(a) The Depositor hereby represents and warrants to the Owner Trustee that:

              (i) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

              (ii) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

              (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

              (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

              (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

              (vi) The representations and warranties of the Company and the Depositor in Sections 3.01 and 3.02 of the Purchase Agreement are true and correct.

         (b) The Company hereby represents and warrants to the Owner Trustee that:

              (i) The Company has been duly organized and is validly existing as a [___________________] in good standing under the laws of the jurisdiction of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

              (ii) The Company is duly qualified to do business as a foreign [___________________] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

              (iii) The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; the Company has full power and authority to purchase the Certificates; and the execution, delivery and performance of this Agreement has been duly authorized by the Company by all necessary action.

              (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

              (v) There are no proceedings or investigations pending or, to the Company's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

                                  ARTICLE III

                     Certificates and Transfer of Interests
                     --------------------------------------

         SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the
                       -----------------
contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

         SECTION 3.02. The Certificates.  The Trust Certificates shall be issued
                       ----------------
in minimum denominations of a one percent Percentage Interest in the Trust. The Overcollateralization Certificates shall be issued in minimum denominations of $1,000,000 principal amount of Certificate Balance. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04.

         SECTION 3.03. Authentication of Certificates.  On the Closing Date, the
                       ------------------------------
Owner Trustee shall cause the Trust Certificates in an aggregate Percentage Interest equal to 100% and the Overcollateralization Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in the respective authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A-1 with respect to the Trust Certificates and Exhibit A-2 with respect to the Overcollateralization Certificates, executed by the Owner Trustee or [___________], as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.04.  Registration  of Transfer and Exchange of  Certificates;
                        --------------------------------------------------------
Limitations on Transfer.  The  Certificate  Registrar  shall keep or cause to be
-----------------------
kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. [___________] shall be the initial Certificate Registrar.

         The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the "Transferor Certificate") and either Exhibit D (the "Investment Letter") or Exhibit E (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Owner Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust or the Owner Trustee; provided that such Opinion of Counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. The Owner Trustee shall cause each Certificate to contain a legend in the form set forth on the form of Certificate attached hereto as Exhibit A-1 or Exhibit A-2, as applicable.

         Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08 and subject to the satisfaction of the preceding paragraph, the Owner Trustee shall execute, authenticate and deliver (or shall cause [___________________] as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of like tenor and in authorized denominations of a like aggregate Percentage Interest or principal amount, as applicable, dated the date of authentication by the Owner Trustee or any authenticating agent; provided that prior to such execution, authentication and delivery, the Owner Trustee shall have received an Opinion of Counsel to the effect that the proposed transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation or alter the tax characterization of the Notes for federal income tax purposes or Michigan income and single business tax purposes. At the option of a Holder, Certificates may be exchanged for other Certificates of like tenor and of authorized denominations of a like aggregate Percentage Interest or principal amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificates.

         SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a)
                       -------------------------------------------------
any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or [___________], as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.06.  Persons Deemed Owners.  Prior to due  presentation  of a
                        ---------------------
Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         SECTION  3.07.  Access  to  List  of   Certificateholders'   Names  and
                         -------------------------------------------------------
Addresses.  The Owner  Trustee  shall  furnish or cause to be  furnished  to the
---------
Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If a Certificateholder applies in writing to the Owner Trustee, and such application states that the applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Company, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.08.  Maintenance of Office or Agency. The Owner Trustee shall
                        -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates [___________], [___________], [___________]as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09.  Appointment of Paying Agent. The Paying Agent shall make

                        ---------------------------
distributions  to  Certificateholders  from the Collection  Account  pursuant to
Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Subject to the provisions of Section 5.06 of the Sale and Servicing Agreement, any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or that it is in the interest of the Certificateholders to do so. The Paying Agent initially shall be the Indenture Trustee, and any co-paying agent chosen by the Indenture Trustee and acceptable to the Owner Trustee. The Person acting as Indenture Trustee shall not be permitted to resign as Paying Agent so long as such Person is acting as the Indenture Trustee. The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and
8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.10. Definitive Certificates. The Certificates,  upon original
                       -----------------------
issuance, will be issued in definitive, fully registered form.

                                   ARTICLE IV

                            Actions by Owner Trustee
                            -------------------------

         SECTION 4.01.  Prior Notice to Owners with Respect to Certain  Matters.
                        --------------------------------------------------------
With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Owners;

         (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

         (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

         SECTION  4.02.  Action by Owners with Respect to Certain  Matters.  The
                         -------------------------------------------------
Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator under the Administration Agreement pursuant to
Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

         SECTION 4.03.  Action by Owners with Respect to  Bankruptcy.  The Owner
                        --------------------------------------------
Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         SECTION  4.04.  Restrictions  on Owners'  Power.  The Owners  shall not
                         -------------------------------
direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.05.  Majority Control.  Except as expressly  provided herein,
                        ----------------
any action that may be taken by the Owners under this Agreement may be taken by the Holders of the Certificates that include the Holders of Trust Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates and the Holders of Overcollateralization Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by the Holders of the Certificates that include Holders of Trust Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates and the Holders of Overcollateralization Certificates evidencing not less than a majority of the Certificate Balance, in each case, at the time of the delivery of such notice.

                                   ARTICLE V

                   Application of Trust Funds; Certain Duties
                   ------------------------------------------

         SECTION 5.01.  Establishment  of  Collection  Account.  The  Collection
                         -------------------------------------
Account shall be established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of Noteholders and the Certificateholders, as applicable in accordance with the Sale and Servicing Agreement.

         SECTION 5.02. Application of Trust Funds. (a) On each Distribution Date, the Servicer is obligated to instruct the Indenture Trustee to make distributions and allocations in accordance with Section 5.06(a)(ii) of the Sale and Servicing Agreement. Distributions to Certificateholders will be made in accordance with Section 5.06(a)(ii) of the Sale and Servicing Agreement.

         (b) [Reserved].

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

         SECTION  5.03.   Method  of  Payment.   Subject  to  Section   9.01(c),
                          -------------------
distributions required to be made to Certificateholders on any Distribution Date shall be made by the Paying Agent to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

         SECTION 5.04. [Reserved]

         SECTION  5.05.  Accounting  and  Reports  to Owners,  Internal  Revenue
                         ------------------------------------------------------
Service  and  Others.  The  Owner  Trustee  shall  deliver  to each  Owner  such
--------------------
information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Owner to prepare its federal and state income tax returns. Consistent with the Trust's characterization for tax purposes, as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Company permitted by Section 3.04, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. Notwithstanding the preceding sentence, the Owner Trustee shall file Internal Revenue Service Form 8832 and elect for the Trust to be treated as a domestic eligible entity with a single owner that is disregarded as a separate entity, which election shall remain in effect so long as the Company or any other party is the sole Owner. In the event that the Trust is required to file tax returns, the Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Company (or if the Company no longer owns any Certificates, the Owner designated for such purpose by the Company to the Owner Trustee in writing) at least five (5) days before such returns are due to be filed. The Company (or such designee Owner, as applicable) shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by the Owner Trustee with the appropriate tax authorities. In no event shall the Owner Trustee or the Company (or such designee Owner, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee or the Company (or such designee Owner, as applicable), as the case may be, in breach of its obligations under this Agreement.

                                   ARTICLE VI

                      Authority and Duties of Owner Trustee
                      --------------------------------------

         SECTION 6.01.  General  Authority.  The Owner Trustee is authorized and

                        ------------------
directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Section 3.11, in each case, in such form as the Company shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

         SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee
                       --------------
to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

         SECTION 6.03. Action upon Instruction. (a) Subject to Article IV and in
                       -----------------------
accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         SECTION  6.04.  No Duties  Except as Specified in this  Agreement or in
                         -------------------------------------------------------
Instructions. The Owner Trustee shall not have any duty or obligation to manage,
------------
make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION   6.05.  No  Action   Except  Under   Specified   Documents  or
                          ------------------------------------------------------
Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of
------------
or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION 6.06. Restrictions. The Owner Trustee shall not take any action
                       ------------
(a) that is  inconsistent  with the  purposes  of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE VII

                            Concerning Owner Trustee

         SECTION  7.01.  Acceptance  of Trusts  and  Duties.  The Owner  Trustee
                         ----------------------------------
accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

         (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

         (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or any amounts payable on the Certificates;

         (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Company or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

         (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, CFC, as Seller or Depositor, the Company, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or CFC, as Depositor or as Seller, under the Sale and Servicing Agreement; and

         (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION 7.02. Furnishing of Documents.  The Owner Trustee shall furnish
                       -----------------------
to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         SECTION 7.03.  Representations and Warranties. The Owner Trustee hereby
                        ------------------------------
represents and warrants to the Company, for the benefit of the Owners, that:

         (a) It is a banking corporation duly organized and validly existing in good standing under the laws of [________]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

         (c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION 7.04. Reliance;  Advice of Counsel. (a) The Owner Trustee shall
                       ----------------------------
incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

         SECTION 7.05. Not Acting in Individual Capacity.  Except as provided in
                       ---------------------------------
this Article VII, in accepting the trusts hereby created [___________________] acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         SECTION 7.06. Owner Trustee Not Liable for Certificates or Receivables.
                       ---------------------------------------------------------
The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

         SECTION 7.07.  Owner Trustee May Own  Certificates and Notes. The Owner
                        --------------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         SECTION  7.08.  Pennsylvania  Motor Vehicle Sales Finance Act Licenses.
                         -------------------------------------------------------
The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                  ARTICLE VIII

                          Compensation of Owner Trustee
                          -----------------------------

         SECTION 8.01.  Owner  Trustee's  Fees and  Expenses.  The Owner Trustee
                        ------------------------------------
shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02. Indemnification. The Depositor shall be liable as primary
                       ---------------
obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         SECTION 8.03. Payments to Owner Trustee.  Any amounts paid to the Owner
                       -------------------------
Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                         Termination of Trust Agreement

         SECTION 9.01. Termination of Trust Agreement. (a) This Agreement (other
                       ------------------------------
than Article VIII) and the Trust shall terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (x) operate to terminate this Agreement or the Trust or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.01(a), none of the Depositor, the Company or any Owner shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.02.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Paying Agent to the Company.

         (d) Upon the  winding  up of the Trust and its  termination,  the Owner
Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                   ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.01.  Eligibility  Requirements for Owner Trustee.  The Owner
                         -------------------------------------------
Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION  10.02.  Resignation  or  Removal of Owner  Trustee.  The Owner
                          ------------------------------------------
Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner
Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.03.  Successor  Owner Trustee.  Any successor  Owner Trustee
                         ------------------------
appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION  10.04.   Merger  or  Consolidation   of  Owner  Trustee.   Any
                           ----------------------------------------------
corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION  10.05.   Appointment   of  Co-Trustee  or  Separate   Trustee.
                           -----------------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

         (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

         SECTION  11.01.  Supplements  and  Amendments.  This  Agreement  may be
                          ----------------------------
amended by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, the consent of the Holders of Trust Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates and the consent of the Holders of Overcollateralization Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes or of the Percentage Interests evidenced by the Trust Certificates or of the principal amount of the Certificate Balance with respect to the Overcollateralization Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes, Trust Certificates and Overcollateralization Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with the execution of any amendment to this Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

         SECTION  11.02.  No Legal  Title to Owner Trust  Estate in Owners.  The
                          ------------------------------------------------
Owners shall not have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 11.03.  Limitations on Rights of Others. The provisions of this
                         -------------------------------
Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.04.  Notices.  (a) Unless otherwise  expressly  specified or
                         -------
permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary; if to the Company, addressed to [___________________], [___________________],
[___________________], Attention of Assistant Secretary; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION  11.05.  Severability.  Any provision of this Agreement that is
                          ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.06. Separate Counterparts. This Agreement may be executed by
                        ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION  11.07.  Successors  and Assigns.  All covenants and agreements
                          -----------------------
contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Company and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         SECTION 11.08.  Covenants of Company.  In the event that any litigation
                         --------------------
with claims in excess of $1,000,000 to which the Company is a party which shall be reasonably likely to result in a material judgment against the Company that the Company will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Company, such judgment has been satisfied), the Company shall not make any distribution on or in respect of its membership interests to any of its members, or repay the principal amount of any indebtedness of the Company held by CFC, unless (i) after giving effect to such distribution or repayment, the Company's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such distribution or repayment. The Company will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

         SECTION 11.09.  No Petition.  The Owner Trustee,  by entering into this
                         -----------
Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

         SECTION  11.10.  No  Recourse.  Each  Certificateholder  by accepting a
                          ------------
Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Company, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

         SECTION  11.11.  Headings.  The  headings of the various  Articles  and
                         ---------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION  11.12.  GOVERNING  LAW. THIS  AGREEMENT  SHALL BE CONSTRUED IN
                          --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.13. Certificate Transfer Restrictions.  The Certificates may
                        ---------------------------------
not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         SECTION 11.14.  Depositor  Payment  Obligation.  The Depositor shall be
                         ------------------------------
responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                  CHRYSLER FINANCIAL COMPANY L.L.C.,
                                  as Depositor



                                  By: _________________________________
                                      Name:
                                      Title:



                                  [_______________________]


                                  By:[_________________________],




                                  By: __________________________________
                                      Name:
                                      Title:



                                  [______________________],
                                   not in its individual capacity but solely as Owner Trustee



                                  By:___________________________________
                                     Name:
                                     Title:

                                                                EXHIBIT A-1

                            Form of Trust Certificate
                            -------------------------


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN
SECTION 3.04 OF THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.

NUMBER                                                                Percentage
R-__                                                             Interest: ____%


                            PREMIER AUTO TRUST ____-_

                                TRUST CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks.

(This Trust Certificate does not represent an interest in or obligation of Chrysler Financial Company L.L.C. or any of its affiliates, except to the extent described below.)

         THIS  CERTIFIES  THAT  ______________________________________.  is  the
registered owner of a __________________________________ PERCENT nonassessable, fully-paid, undivided percentage interest in Premier Auto Trust ___-_ (the "Trust"), formed by Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Depositor"), and [___________________]., a [__________]
[___________________] (the "Company").

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

                                        [____________________________________],
[____________________________________], or  as Owner Trustee
as Owner Trustee

                                         By:    [____________________________],
                                                 as Authenticating Agent

by:___________________________________   by: ___________________________________
         Authorized Signatory                     Authorized Signatory

         The Trust was created pursuant to a Trust Agreement dated as of [______________], 199_, as amended and restated by an Amended and Restated Trust Agreement dated as of [______________], 199_, (as so amended and restated and further amended or supplemented from time to time, the "Trust Agreement"), among the Depositor, the Company and [______________], as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of [______________], 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and the Depositor, as seller and as servicer (in such capacity, the "Servicer"), as applicable.

         This Trust Certificate is one of the duly authorized class of certificates designated as "Trust Certificates" (herein called the "Trust Certificates"). Also issued under the Trust Agreement is a duly authorized class of certificates designated as "Overcollateralization Certificates" (the "Overcollateralization Certificates" and, together with the Trust Certificates, the "Certificates"). Also issued under an Indenture dated as of [______________], 199_ (the "Indenture"), between the Trust and [______________], as indenture trustee, are the four classes of Notes designated as "Class A-1 [___]% Asset Backed Notes," "Class A-2 [___]% Asset Backed Notes," "Class A-3 [___]% Asset Backed Notes" and "Class A-4 [___]% Asset Backed Notes" (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of a pool of retail installment sale contracts for new and used automobiles and light duty trucks (collectively, the "Receivables"), all monies received on or after [___________], 199_, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

         It is the intent of the Depositor, the Company, the Servicer and the Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a security arrangement for the issuance of debt by the sole Certificateholder. The Company, by acceptance of the Trust Certificates, agrees to treat, and to take no action inconsistent with the above treatment for so long as the Company is the sole Owner.

         Solely in the event the Certificates are held by more than a single Owner, it is the intent of the Depositor, the Company, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in the partnership. The Company and the other Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the Treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder, by its acceptance of a Certificate covenants and agrees that such Certificateholder will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Paying Agent in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

                                     PREMIER AUTO TRUST _____-_

                                      by: [___________], not in its individual
                                          capacity but solely as Owner Trustee




Dated:  _________________             by: ____________________________________
                                                Authorized Signatory

                         [REVERSE OF TRUST CERTIFICATE]


         The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Company, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Company and the Owner Trustee with the consent of the Holders of the Trust Certificates, the Overcollateralization Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Percentage Interests evidenced by the outstanding Trust Certificates, or a majority of the Certificate Balance evidenced by the Overcollateralization Certificates or a majority of the outstanding principal balance of the Notes of each such class. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is [___________], [___________], [_______________].

         Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates. As provided in the Trust
Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; provided, however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         The Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.


                                   ASSIGNMENT


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



--------------------------------------------------------------------------------
 (Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                             ________________________________________*/
                                              Signature Guaranteed:


                                          ____________________________*/


-----------------

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  EXHIBIT A-2

                    Form of Overcollateralization Certificate
                    -----------------------------------------


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN
SECTION 3.04 OF THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.


No. R-__                                Initial Principal Balance: $____________


                           PREMIER AUTO TRUST _____-_

                        OVERCOLLATERALIZATION CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks.

(This Overcollateralization Certificate does not represent an interest in or obligation of Chrysler Financial Company L.L.C. or any of its affiliates, except to the extent described below.)

         THIS CERTIFIES THAT _________________________________ is the registered
owner    of    _______________________________________________    nonassessable,
fully-paid, fractional undivided interest in Premier Auto Trust ___-__ (the "Trust"), formed by Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Depositor"), and [___________] , a [___________] [___________] (the "Company").

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Overcollateralization Certificates referred to in the within-mentioned Trust Agreement.

[___________], as Owner Trustee                  [___________],
                                               or  as Owner Trustee

                                               by:    [___________],
                                                      as Authenticating Agent

by:________________________________
          Authorized Signatory                by: _____________________________
                                                       Authorized Signatory

         The Trust was created pursuant to a Trust Agreement dated as of [___________], 199_, as amended and restated by an Amended and Restated Trust Agreement dated as of [___________], 199_, (as so amended and restated and further amended or supplemented from time to time, the "Trust Agreement"), among the Depositor, the Company and [___________], as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of [___________], 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and the Depositor, as seller and as servicer (in such capacity, the "Servicer"), as applicable.

         This Overcollateralization Certificate is one of the duly authorized class of certificates designated as "Overcollateralization Certificates" (herein called the "Overcollateralization Certificates"). Also issued under the Trust Agreement is a duly authorized class of certificates designated as "Trust
Certificates" (the "Trust Certificates" and, together with the Overcollateralization Certificates, the "Certificates"). Also issued under an Indenture dated as of [___________], 199_ (the "Indenture"), between the Trust and [__________], as indenture trustee, are the four classes of Notes designated as "Class A-1 [___]% Asset Backed Notes," "Class A-2 [___]% Asset Backed Notes," "Class A-3 [___]% Asset Backed Notes" and "Class A-4 [___]% Asset Backed Notes" (collectively, the "Notes"). This Overcollateralization Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Overcollateralization Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of a pool of retail installment sale contracts for new and used automobiles and light duty trucks (collectively, the "Receivables"), all monies received on or after [___________], 199_, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

         It is the intent of the Depositor, the Company, the Servicer and the Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a security arrangement for the issuance of debt by the sole Certificateholder. The Company, by acceptance of the Overcollateralization Certificates, agrees to treat, and to take no action inconsistent with the above treatment for so long as the Company is the sole Owner.

         Solely in the event the Certificates are held by more than a single Owner, it is the intent of the Depositor, the Company, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in the partnership. The Company and the other Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the Treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder, by its acceptance of a Certificate covenants and agrees that such Certificateholder will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Overcollateralization Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Overcollateralization Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Overcollateralization Certificate or the making of any notation hereon. Except as otherwise provided in the Trust
Agreement and notwithstanding the above, the final distribution on this Overcollateralization Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Overcollateralization Certificate at the office or agency maintained for that purpose by the Paying Agent in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Overcollateralization Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Overcollateralization Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS OVERCOLLATERALIZATION CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Overcollateralization Certificate to be duly executed.

                                     PREMIER AUTO TRUST ____-_

                                     by: [___________], not in its
                                         individual capacity but solely
                                         as Owner Trustee




Dated: _____________________          by: __________________________________
                                                Authorized Signatory

                 [REVERSE OF OVERCOLLATERALIZATION CERTIFICATE]


         The Overcollateralization Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Company, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Overcollateralization Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Company and the Owner Trustee with the consent of the Holders of the Trust Certificates, the Overcollateralization Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Percentage Interests evidenced by the outstanding Trust Certificates, or a majority of the Certificate Balance evidenced by the Overcollateralization Certificates or a majority of the outstanding principal balance of the Notes of each such class. Any such consent by the Holder of this Overcollateralization Certificate shall be conclusive and binding on such Holder and on all future Holders of this Overcollateralization Certificate and of any Overcollateralization Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Overcollateralization Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Overcollateralization Certificate is registerable in the Certificate Register upon surrender of this Overcollateralization Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Overcollateralization Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is [___________], [___________], [___________].

         Except as provided in the Trust Agreement, the Overcollateralization Certificates are issuable only as registered Overcollateralization Certificates in minimum denominations of $1,000,000 principal amount of Certificate Balance and in integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Overcollateralization Certificates are exchangeable for new Overcollateralization Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Overcollateralization Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Overcollateralization Certificates; provided, however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         The Overcollateralization Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Overcollateralization Certificates (each, a "Benefit Plan"). By accepting and holding this Overcollateralization Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                   ASSIGNMENT


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________
 (Please print or type name and address, including postal zip code, of assignee)

the within Overcollateralization Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Overcollateralization Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                               ________________________________________*/
                                                  Signature Guaranteed:


                                              ____________________________*/


-----------------

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Overcollateralization Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B

            Form of Certificate of Trust of Premier Auto Trust ___-_
            --------------------------------------------------------


         THIS Certificate of Trust of Premier Auto Trust ____-_ (the "Trust"), dated ___________, 199_, is being duly executed and filed by [___________], a [___________], as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

         1. Name.  The name of the business  trust formed hereby is PREMIER AUTO
            ----
TRUST ____-_.

         2. Delaware  Trustee.  The name and business  address of the trustee of
            -----------------
the Trust in the State of Delaware is [___________], [___________],[___________]
, Attention: Corporate Trustee Administration Department.

         3. Effective  Date.  This  Certificate of Trust shall be effective upon
            ---------------
its filing with the Secretary of State of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                     [-----------],
                                     not in its individual capacity but
                                     as owner trustee under the Trust Agreement dated as of ____________, 199__-__



                                     by:_______________________________________
                                        Name:
                                        Title:

                                                                   EXHIBIT C


                         FORM OF TRANSFEROR CERTIFICATE
                         ------------------------------


                         [DATE]


[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

                  Re:      Premier Auto Trust ____-_
                           [Trust] [Overcollateralization] Certificates
                           --------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above-referenced [Trust] [Overcollateralization] Certificates (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                    Very truly yours,

                                    [NAME OF TRANSFEROR]




                                    By:_______________________________________
                                          Authorized Officer

                                                                    EXHIBIT D


                           FORM OF INVESTMENT LETTER

                  [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

                  Re:      Premier Auto Trust ____-_
                           [Trust] [Overcollateralization] Certificates
                           --------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-referenced [Trust] [Overcollateralization] Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addresses of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust dated as of [___________], 199_, between Chrysler Financial Company L.L.C., as Depositor, [___________] and [___________], as Owner Trustee.

                                    Very truly yours,

                                    [NAME OF TRANSFEROR]



                                    By:___________________________________
                                       Authorized Officer

                                                                     EXHIBIT E


                            FORM OF RULE 144A LETTER


                           [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

                  Re:      Premier Auto Trust ___-_
                           [Trust] [Overcollateralization] Certificates
                           --------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-referenced [Trust] [Overcollateralization] Certificates (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.

                                    Very truly yours,

                                    [NAME OF TRANSFEROR]



                                    By:_________________________________________
                                          Authorized Officer

                                                                   EXHIBIT 4.3



==============================================================================








                             AMENDED AND RESTATED

                                TRUST AGREEMENT


                                     among


                      Chrysler Financial Company L.L.C.,
                      ----------------------------------
                                 as Depositor,


                          [                         ]
                           -------------------------

                                      and

                          [                         ]
                           -------------------------
                               as Owner Trustee



                          Dated as of          , 199
                                      ---------     -









==============================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I

                                  Definitions

   SECTION  1.01. Capitalized Terms........................................  1
   SECTION  1.02. Other Definitional Provisions............................  4

ARTICLE II

                                 Organization

   SECTION  2.01. Name.....................................................  4
   SECTION  2.02. Office...................................................  4
   SECTION  2.03. Purposes and Powers......................................  5
   SECTION  2.04. Appointment of Owner Trustee.............................  5
   SECTION  2.05. Initial Capital Contribution of Series Owner Trust
                  Estate...................................................  6
   SECTION  2.06. Declaration of Trust.....................................  6
   SECTION  2.07. Liability of Owners......................................  6
   SECTION  2.08. Title to Trust Property..................................  6
   SECTION  2.09. Situs of Trust...........................................  6
   SECTION  2.10. Subdivision..............................................  7
   SECTION  2.11. Representations and Warranties of Depositor and
                  Company..................................................  8

ARTICLE III

                 Trust Certificates and Transfer of Interests

   SECTION  3.01. Initial Ownership; Beneficial Interests in the Trust..... 10
   SECTION  3.02. The Trust Certificates................................... 10
   SECTION  3.03. Authentication of Trust Certificates..................... 10
   SECTION  3.04. Registration of Transfer and Exchange of Trust
                  Certificates............................................. 10
   SECTION  3.05. Mutilated, Destroyed, Lost or Stolen Trust
                  Certificates............................................. 12
   SECTION  3.06. Persons Deemed Owners.................................... 12
   SECTION  3.07. Access to List of Certificateholders' Names and
                  Addresses................................................ 12
   SECTION  3.08. Maintenance of Office or Agency.......................... 13
   SECTION  3.09. Appointment of Paying Agent.............................. 13
   SECTION  3.10. Fixed Value Securities................................... 13
   SECTION  3.11. Definitive Trust Certificates............................ 15

ARTICLE IV

                           Actions by Owner Trustee

   SECTION  4.01. Prior Notice to Owners with Respect to Certain Matters... 15
   SECTION  4.02. Action by Owners with Respect to Certain Matters......... 15
   SECTION  4.03. Action by Owners with Respect to Bankruptcy.............. 16
   SECTION  4.04. Restrictions on Owners' Power............................ 16
   SECTION  4.05. Majority Control......................................... 16

ARTICLE V

                  Application of Trust Funds; Certain Duties

   SECTION  5.01. Establishment of Trust Account........................... 16
   SECTION  5.02. Application of Trust Funds............................... 17
   SECTION  5.03. Method of Payment........................................ 17
   SECTION  5.04. No Segregation of Moneys; No Interest.................... 17
   SECTION  5.05. Accounting and Reports to Owners, Internal Revenue
                  Service and Others....................................... 17

ARTICLE VI

                     Authority and Duties of Owner Trustee

   SECTION  6.01. General Authority........................................ 18
   SECTION  6.02. General Duties........................................... 18
   SECTION  6.03. Action upon Instruction.................................. 19
   SECTION  6.04. No Duties Except as Specified in this Agreement or in
                  Instructions............................................. 20
   SECTION  6.05. No Action Except Under Specified Documents or
                  Instructions............................................. 20
   SECTION  6.06. Restrictions............................................. 20

ARTICLE VII

                           Concerning Owner Trustee

   SECTION  7.01. Acceptance of Trusts and Duties.......................... 20
   SECTION  7.02. Furnishing of Documents.................................. 22
   SECTION  7.03. Representations and Warranties........................... 22
   SECTION  7.04. Reliance; Advice of Counsel.............................. 22
   SECTION  7.05. Not Acting in Individual Capacity........................ 23
   SECTION  7.06. Owner Trustee Not Liable for Trust Certificates or
                  Receivables.............................................. 23
   SECTION  7.07. Owner Trustee May Own Trust Certificates and Notes....... 23
   SECTION  7.08. Pennsylvania Motor Vehicle Sales Finance Act Licenses.... 23

ARTICLE VIII

                         Compensation of Owner Trustee

   SECTION  8.01. Owner Trustee's Fees and Expenses........................ 24
   SECTION  8.02. Indemnification.......................................... 24
   SECTION  8.03. Payments to Owner Trustee................................ 24

ARTICLE IX

                Dissolution and Termination of Trust Agreement

   SECTION  9.01. Dissolution of the Trust and Termination of Trust
                  Agreement................................................ 24

ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees

   SECTION  10.01.   Eligibility Requirements for Owner Trustee............ 26
   SECTION  10.02.   Resignation or Removal of Owner Trustee............... 26
   SECTION  10.03.   Successor Owner Trustee............................... 26
   SECTION  10.04.   Merger or Consolidation of Owner Trustee.............. 27
   SECTION  10.05.   Appointment of Co-Trustee or Separate Trustee......... 27

ARTICLE XI

                                 Miscellaneous

   SECTION  11.01.   Supplements and Amendments............................ 28
   SECTION  11.02.   No Legal Title to any Series Owner Trust Estate in
                     Owners................................................ 30
   SECTION  11.03.   Limitations on Rights of Others....................... 30
   SECTION  11.04.   Notices............................................... 30
   SECTION  11.05.   Severability.......................................... 30
   SECTION  11.06.   Separate Counterparts................................. 30
   SECTION  11.07.   Successors and Assigns................................ 31
   SECTION  11.08.   Covenants of Company.................................. 31
   SECTION  11.09.   No Petition........................................... 31
   SECTION  11.10.   No Recourse........................................... 31
   SECTION  11.11.   Headings.............................................. 31
   SECTION  11.12.   GOVERNING LAW......................................... 31
   SECTION  11.13.   Trust Certificate Transfer Restrictions............... 32
   SECTION  11.14.   Depositor Payment Obligation.......................... 32

                                   EXHIBITS

   EXHIBIT A   Form of Trust Certificate...................................A-1
   EXHIBIT B   Form of Certificate of Trust of Premier Auto Trust   - .....B-1
                                                                  -- -
   EXHIBIT C   Form of Transferor Certificate..............................C-1
   EXHIBIT D   Form of Investment Letter...................................D-1
   EXHIBIT E   Form of Rule 144A Letter....................................E-1
   EXHIBIT F   Form of Supplement .........................................F-1

     AMENDED AND RESTATED TRUST  AGREEMENT  dated as of        ,  199 ,  among
                                                        -------      -
     Chrysler  Financial Company L.L.C., a Michigan limited liability company,
     as  depositor  (the   "Depositor"),   [                          ]   (the
                                            --------------------------
     "Company"),       a                                          ,        and
                                ----------------------------------
     [                              ],  a                           , as owner
      ------------------------------      ----------- --------------
     trustee (the "Owner Trustee").

     WHEREAS, the Depositor,  the Owner Trustee and the Company entered into a
Trust Agreement dated as of            , 199  (the "Trust Agreement");
                            -----------     -

     WHEREAS, the Trust Agreement is being amended and restated as of        ,
                                                                      -------
199 ;
   -

     WHEREAS, the Trust may purchase Receivables from the Depositor from time to time; each group of Receivables so purchased will support a separate series of Notes and/or Certificate issued by the Trust from time to time;

     WHEREAS, the Depositor and the Company may enter into separate Purchase Agreements from time to time, pursuant to which the Depositor will assign to the Company any and all of the Depositor's rights and interests with respect to the receipt of amounts from the Reserve Account for a Series and with respect to any Fixed Value Payments for a Series; and

     WHEREAS, in connection therewith, the Company is willing to assume certain obligations pursuant hereto;

     NOW, THEREFORE, the Depositor, the Company and the Owner Trustee hereby agree as follows:


                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Capitalized Terms. For all purposes of this Agreement,  the
                   -----------------
following terms shall have the meanings set forth below:

     "Administration  Agreement:" with respect to a Series,  as defined in the
      -------------------------
related Supplement.

     "Administration"  shall mean Chrysler  Financial  Company L.L.C.  and its
      --------------
successors and permitted assigns.

     "Agreement"  shall mean this Amended and Restated Trust Agreement and all
      ---------
amendments hereof and supplements hereto, including each Supplement.

     "Basic  Documents"  shall mean,  with  respect to a Series,  the Purchase
      ----------------
Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Note Depository Agreement, each as defined in the related Supplement, and the other documents and certificates delivered in connection therewith.

     "Benefit  Plan" shall have the  meaning  assigned to such term in Section
      -------------
11.13.

     "Business  Trust  Statute"  shall  mean  Chapter  38 of  Title  12 of the
      ------------------------
Delaware  Code,  12 Del. Code Section 3801 et seq., as the same may be amended
                    ---- ----
from time to time.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of
      --------------------
Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate  Register" and  "Certificate  Registrar"  shall mean the
          ---------------------        ----------------------
register mentioned in and the registrar appointed pursuant to Section 3.04.

         "Certificateholder"  or "Holder"  shall mean a Person in whose name a
          -----------------       ------
Trust Certificate is registered.

         "CFC"  shall  mean  Chrysler  Financial  Company  L.L.C.,  a Michigan
          ---
limited liability company, and any successor in interest.

         "Code" shall mean the Internal Revenue Code of 1986, as amended,  and
          ----
Treasury Regulations promulgated thereunder.

         "Company":  with  respect  to a Series,  as  defined  in the  related
          -------
Supplement.

         "Corporate  Trust  Office"  shall  mean,  with  respect  to the Owner
          ------------------------
Trustee, the principal corporate trust office of the Owner Trustee located at ______________________________, ______________, or at such other address as the Owner Trustee may designate by notice to the Owners, the Depositor and the Company, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners, the Depositor and the Company.

         "Depositor" shall mean CFC in its capacity as depositor hereunder.
          ---------

         "ERISA"  shall mean the Employee  Retirement  Income  Security Act of
          -----
1974, as amended.

         "Exchange  Act" shall mean the  Securities  Exchange Act of 1934,  as
          -------------
amended.

         "Expenses"  shall have the  meaning  assigned to such term in Section
          --------
8.02.

         "Indemnified Parties" shall have the meaning assigned to such term in
          -------------------
Section 8.02.

         "Indenture":  with  respect to a Series,  as  defined in the  related
          ---------
Supplement.

         "Note Depository Agreement":  with respect to a Series, as defined in
          -------------------------
the related Supplement.

         "Opinion of Counsel"  means one or more written  opinions of counsel,
          ------------------
who may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

         "Owner" shall mean each Holder of a Trust Certificate.
          -----

         "Owner   Trustee"   shall   mean   _____________________________,   a
          ---------------
___________________________ corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Paying  Agent"  shall  mean  any  paying  agent or  co-paying  agent
          -------------
appointed    pursuant    to   Section    3.09   and   shall    initially    be
________________________.

         "Percentage  Interest"  means,  as to any  Trust  Certificate  of any
          --------------------
Series, the percentage interest, specified on the face thereof, in the distributions on the Trust Certificates of such Series pursuant to this Agreement and the related Supplement.

         "Record Date" shall mean, with respect to any Distribution  Date, the
          -----------
15th day of the month preceding such Distribution Date.

         "Sale and Servicing Agreement":  with respect to a Series, as defined
          ----------------------------
in the related Supplement.

         "Secretary  of State" shall mean the  Secretary of State of the State
          -------------------
of Delaware.

         "Series"  shall mean any series of Notes and/or  Trust  Certificates,
          ------
which may include a class or classes of Notes and/or Trust Certificates.

         "Series  Certificate  Distribution  Account"  shall have the  meaning
          ------------------------------------------
assigned to such term in Section 5.01.

         "Series Owner Trust Estate":  with respect to a Series, as defined in
          -------------------------
the related Supplement.

         "Subdivision"  shall  mean,  with  respect  to a Series,  a  separate
          -----------
subdivision of this Trust, within the meaning of Section 3806(b)(2) of the Business Trust Statute, containing assets separate and apart from all other assets of the Trust, all as specified in the related Supplement.

         "Supplement"  shall mean,  with respect to a Series,  a supplement to
          ----------
this Agreement executed in connection with the issuance of a Series of Notes and/or Trust Certificates.

         "Treasury Regulations" shall mean regulations,  including proposed or
          --------------------
temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" shall mean the trust established by this Agreement.
          -----

         "Trust   Certificate"   shall  mean  a  certificate   evidencing  the
          -------------------
beneficial interest of an Owner in the Trust, or, if specified in such certificate, in a separate Subdivision for a Series substantially in the form attached hereto as Exhibit A.

         SECTION 1.02. Other  Definitional  Provisions.  (a) With respect to a
                       -------------------------------
Series, capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement for such Series or, if not defined therein, in the Indenture for such Series.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 Organization
                                 ------------

         SECTION  2.01.  Name.  The  Trust  created  hereby  shall be known as
                         ----
"Premier Auto Trust ____-_," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.02. Office. The office of the Trust shall be in care of the
                       ------
Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor and the Company.

         SECTION 2.03. Purposes and Powers. (a) The purpose of the Trust is to
                       -------------------
engage in the following activities:

                   (i) to issue one or more Series of Notes pursuant to the related Indenture or Indentures and one or more Series of the Trust Certificates pursuant to this Agreement and the related Supplement or Supplements and to sell the Notes and the Trust Certificates;

                   (ii) with the proceeds of the sale of the Notes and the Trust Certificates of a Series, to purchase the Receivables for such Series, to fund the Reserve Account, if any, for such Series, and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement for such Series;

                   (iii) to pay the organizational, start-up and transactional expenses of the Trust for each Series;

                   (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate of a Series pursuant to the Indenture for such Series and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement for such Series any portion of the Trust Estate of such Series released from the Lien of, and remitted to the Trust pursuant to, such Indenture;

                   (v) to enter into and perform its obligations under the Basic Documents for each Series to which it is to be a party;

                   (vi) to sell the Fixed Value Payments of a Series to the Depositor and, if requested by the Company for such Series (as assignee of the Depositor), subsequently to acquire the related Fixed Value Payments and to issue and sell the Fixed Value Securities;

                   (vii) to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith; and

                   (viii) subject to compliance with the Basic Documents of each Series, to engage in such other activities as may be required in connection with conservation of the Series Owner Trust Estate for such Series and the making of distributions to the related Owners and the related Noteholders and in respect of the Fixed Value Securities for such Series.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents for a Series.

         SECTION 2.04.  Appointment  of Owner  Trustee.  The Depositor  hereby
                        ------------------------------
appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute.

         SECTION  2.05.  Initial  Capital  Contribution  of Series Owner Trust
                         -----------------------------------------------------
Estate. The Depositor hereby sells, assigns, transfers,  conveys and sets over
------
to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial
Series Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares
                       --------------------
that it will hold each Series Owner Trust Estate in trust upon and subject to the conditions set forth herein and the related Supplement for the use and benefit of the related Owners, subject to the obligations of the Trust under the related Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, with respect to each Series and the related Subdivision (i) so long as there is a sole Owner with respect to such Subdivision, such Subdivision shall be treated as a security arrangement, with the assets of such Subdivision being the Receivables and other assets held in such Subdivision, the owner of such Receivables being the sole Owner and the Notes of such Series being non-recourse debt of such sole Owner and (ii) if there is more than one Owner, such Subdivision shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the related Receivables and other assets held by the Trust in such Subdivision, the partners of the partnership being such Owners (including the Company as assignee of the Depositor pursuant to the Purchase Agreement for such Series, in its capacity as recipient of distributions from the Reserve Account for such Series) and such Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust and its Subdivisions as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         SECTION 2.07. Liability of Owners. The Owners (including the Company)
                       -------------------
shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

         SECTION  2.08.  Title to Trust  Property.  Legal  title to all of the
                         ------------------------
Series Owner Trust Estate of each Series shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of a Series Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION  2.09.  Situs  of  Trust.  The  Trust  will  be  located  and
                         ----------------
administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

         SECTION  2.10.  Subdivision.  (a) Each  Supplement  for a Series will
                         -----------
create a separate Subdivision, which shall contain the Series Owner Trust Estate for such Series, which will consist of the Receivables and other assets specified in such Supplement. The holders of the Notes and Trust Certificates of a Series shall only have an interest in and rights and claims to the Subdivision for such Series and the Series Owner Trust Estate for such Subdivision, and shall not have, and hereby agree that they will not have, any interest in or rights or claims to the Subdivision for any other Series and the related Series Owner Trust Estate. The holders of the Trust Certificates of any Series shall not have legal title to any part of the Series Owner Trust Estate related to such Series of Trust Certificates.

         (b) Upon the written direction of the Depositor, the Owner Trustee and the Depositor shall enter into one or more Supplements, providing for the issuance of separate Series of Trust Certificates. Each Series shall be a separate Series of the Trust within the meaning of Section 3806(b)(2) of the Business Trust Statute. Separate and distinct records (including tax records) shall be maintained for each Series and the Series Owner Trust Estate associated with each such Series shall be maintained for each Series and the Series Owner Trust Estate associated with each such Series shall be held in the Trust and accounted for separately from the Series Owner Trust Estate of any other Series. Except as specified in this Agreement or in any Supplement, the Series Owner Trust Estate of any Series shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to the Trust or any other Series. The debts, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the related Series Owner Trust Estate only and not against the assets of the Trust generally or any other Series. Notice of this limitation on inter-series liabilities shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed with the Secretary of State pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate Trust) shall become applicable to the Trust and each Series of Trust Certificates.

         (c) Each Supplement shall contain provisions requiring that neither the Depositor nor any Holder of a Trust Certificate of the related Series of Trust Certificates shall direct the Owner Trustee to (i) take any action that would cause the Series Owner Trust Estate of the related Series to be substantively consolidated into any other Series Owner Trust Estate of any other Series such that it will have its separate existence disregarded in the event of an insolvency event with respect to any Certificateholder of such Series, the Trust or another Series, (ii) to commingle any of the Series Owner Trust Estate of the related Series with the Series Owner Trust Estate of any other Series, (iii) to maintain the corporate, financial and accounting books and records and statements of the related Series, if any, in a manner such that they cannot be separated from those of any other Series, (iv) to take any action that would cause (a) the funds and other assets of the related Series, if any, not be identifiable or the bank accounts, corporate records and books of account, if any, of the related Series not to be inseparable from those of any other Series and (b) the Trust to pay, other than from assets of the related Series, any obligations or indebtedness of any kind incurred by the related Series and payable by the Trust pursuant to this agreement, (v) to maintain the assets and liabilities of the related Series so that they are not readily ascertainable from those of any other Series and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities, (vi) to take any actions with respect to the related Series except in its capacity as Owner Trustee in respect of such Series. The Administrator shall have the right to take any action on behalf of the Trust to enforce the foregoing provisions of each Supplement for the benefit of the Trust and of each Series.

         SECTION  2.11.   Representations  and  Warranties  of  Depositor  and
                          ----------------------------------------------------
Company.  (a) The Depositor hereby represents and warrants,  as of the date on
-------
which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Owner Trustee that:

                   (i) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                   (ii) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

                   (iii) The Depositor has the power and authority to execute and deliver this Agreement and any Supplement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary action.

                   (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents for a Series); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                   (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement or any Supplement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Supplement.

                   (vi) The representations and warranties of the Company and the Depositor in Sections 3.01 and 3.02 of the Purchase Agreement for each Series are true and correct.

         (b) The Company hereby represents and warrants, as of the date on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Owner Trustee that:

                   (i) The Company has been duly organized and is validly existing as a [limited liability company] in good standing under the laws of the jurisdiction of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                   (ii) The Company is duly qualified to do business as a foreign [limited liability company] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

                   (iii) The Company has the power and authority to execute and deliver this Agreement and any Supplement and to carry out its terms; the Company has full power and authority to purchase the Trust Certificates; and the execution, delivery and performance of this Agreement and any Supplement has been duly authorized by the Company by all necessary action.

                   (iv) The consummation of the transactions contemplated by this Agreement and any Supplement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents for a Series); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

                   (v) There are no proceedings or investigations pending or, to the Company's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

                                  ARTICLE III

                 Trust Certificates and Transfer of Interests
                 --------------------------------------------

         SECTION 3.01. Initial Ownership;  Beneficial  Interests in the Trust.
                       ------------------------------------------------------
(a) Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates for a Series, the Depositor shall be the sole beneficiary of the Trust.

         (b) Each holder of a Trust Certificate of a Series shall hold an exclusive, divided beneficial interest in the Series Owner Trust Estate of such Series.

         SECTION 3.02. The Trust  Certificates.  The Trust  Certificates  of a
                       -----------------------
Series shall be issued in minimum denominations of a one percent Percentage Interest in the related Subdivision. A Trust Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement and the related Supplement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

         A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder and the related Supplement upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to Section 3.04.

         SECTION 3.03.  Authentication of Trust  Certificates.  On the Closing
                        -------------------------------------
Date, the Owner Trustee shall cause the Trust Certificates of a Series in an aggregate Percentage Interest equal to 100% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or the related Supplement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or ________________________, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

         SECTION  3.04.   Registration  of  Transfer  and  Exchange  of  Trust
                          ----------------------------------------------------
Certificates; Limitations on Transfer. The Certificate Registrar shall keep or
-------------------------------------
cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register for each Series in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates of such Series and of transfers and exchanges of such Trust Certificates as herein provided. ________________________ shall be the initial Certificate Registrar.

         Unless otherwise provided in the related Supplement, the Trust Certificates of a Series will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the "Transferor Certificate") and either Exhibit D (the "Investment Letter") or Exhibit E (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Owner Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust or the Owner Trustee; PROVIDED that such Opinion of Counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Depositor shall provide to any Holder of a Trust Certificate and any prospective transferee designated by any such Holder, information regarding the Trust Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Trust Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Trust Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. The Owner Trustee shall cause each Trust Certificate to contain a legend in the form set forth on the form of Trust Certificate attached hereto as Annex A.

         Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08 and subject to the satisfaction of the preceding paragraph, the Owner Trustee shall execute, authenticate and deliver (or shall cause __________________________ as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates of the same Series in authorized denominations of a like aggregate Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent; PROVIDED that, unless otherwise specified in the related Supplement, prior to such execution, authentication and delivery, the Owner Trustee shall have received an Opinion of Counsel to the effect that the proposed transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation or alter the tax characterization of the Notes of such Series for federal income tax purposes or Michigan income and single business tax purposes. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of such Series of authorized denominations of a like aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

         Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

         The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates of a Series for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates of such Series.

         SECTION   3.05.   Mutilated,   Destroyed,   Lost  or   Stolen   Trust
                           ---------------------------------------------------
Certificates.  If (a) any mutilated Trust  Certificate shall be surrendered to
------------
the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or [______________________], as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of the same Series of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate of a Series issued pursuant to this Section shall constitute conclusive evidence of ownership in the related Subdivision, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         SECTION 3.06.  Persons Deemed Owners.  Prior to due presentation of a
                        ---------------------
Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         SECTION  3.07.  Access  to  List  of  Certificateholders'  Names  and
                         -----------------------------------------------------
Addresses.  The Owner  Trustee  shall  furnish or cause to be furnished to the
---------
Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If a Certificateholder of a Series applies in writing to the Owner Trustee, and such application states that the applicant desires to communicate with other Certificateholders of such Series with respect to their rights under this Agreement and the related Supplement or under the Trust Certificates of such Series, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Certificateholders of such Series. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Company, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION  3.08.  Maintenance  of Office or Agency.  The Owner  Trustee
                         --------------------------------
shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates _________ _________________________________________________________ as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09.  Appointment  of Paying  Agent.  The Paying Agent shall
                        -----------------------------
make distributions to Certificateholders of a Series from the Certificate Distribution Account of such Series pursuant to the related Supplement and shall report the amounts of such distributions to the Owner Trustee. Any
Paying Agent shall have the revocable power to withdraw funds from a Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be ________________________, and any co-paying agent chosen by _________
______________  and acceptable to the Owner Trustee.  ________________________
shall be permitted to resign as Paying Agent upon 30 day's written notice to the Owner Trustee. In the event that ________________________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which successor shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of
Section 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION  3.10.  Fixed  Value  Securities.  Pursuant  to the  Sale and
                         ------------------------
Servicing Agreement and the Purchase Agreement for a Series, promptly following the sale of the Standard Receivables and Fixed Value Receivables for such Series to the Trust on the Closing Date, the Trust will sell to the Depositor the related Fixed Value Payments in accordance with such Sale and Servicing Agreement. Neither the Depositor nor the Company (as assignee of the Depositor) shall transfer such Fixed Value Payments to any Person other than the Trust and except as contemplated by such Purchase Agreement. At any time after the Trust sells the Fixed Value Payments of a Series to the Depositor, at the option of the Company (as assignee of the Depositor) and upon 10 days prior written notice to the Owner Trustee and the Indenture Trustee for such Series, the Company will be permitted to sell to the Trust, and the Trust shall be obligated to purchase from the Company (subject to the availability of funds), all or any portion of such Fixed Value Payments due under the Receivables for such Series, subject to the terms and conditions of such Sale and Servicing Agreement. Upon any such sale, (i) the Depositor, the Company and the Owner Trustee will enter into an amendment to this Agreement and the related Supplement to provide for, at the election of the Company, the issuance of certificates representing ownership interests in the related Subdivision to the extent of such Fixed Value Payments due under such Receivables or the issuance of indebtedness by the Trust secured by such Fixed Value Payments due under such Receivables and to make any other provisions herein that are necessary or desirable in connection therewith and (ii) the Owner Trustee and the Depositor will enter into any other agreements or instruments related thereto as may be requested by the Company; provided, however, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement; and provided, further, that the obligation of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

         (a) Such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee for such Series, such Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee;

         (b) The Company shall have delivered to the Owner Trustee and such Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

         (c) The Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

         (d) Such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder of such Series, and the Company shall have provided to the Owner Trustee and such Indenture Trustee an Officer's Certificate to such effect;

         (e) The Owner Trustee and such Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material adverse tax consequence to the Trust, the related Subdivision or to any Noteholder or Certificateholder of such Series; and

         (f) All filings and other actions required to continue the first perfected interest of the Trust in the Series Owner Trust Estate and of such Indenture Trustee in the related Trust Estate shall have been duly made or taken by the Company.

         SECTION  3.11.   Definitive  Trust  Certificates.   Unless  otherwise
                          -------------------------------
provided in the related Supplement, the Trust Certificates of a Series, upon original issuance, will be issued in definitive, fully registered form.

                                  ARTICLE IV

                           Actions by Owner Trustee
                           ------------------------

         SECTION 4.01. Prior Notice to Owners with Respect to Certain Matters.
                       ------------------------------------------------------
With respect to the following matters with respect to a Series and the related Subdivision, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders of such Series in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture for such Series by a supplemental indenture in circumstances where the consent of any related Noteholder is required;

         (d) the amendment of the Indenture for such Series by a supplemental indenture in circumstances where the consent of any related Noteholder is not required and such amendment materially adversely affects the interests of the Owners of such Series;

         (e) the amendment, change or modification of the Administration Agreement for such Series, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners of such Series; or

         (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee for such Series or pursuant to this Agreement of a successor Certificate Registrar for such Series, or the consent to the assignment by such Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture for such Series or this Agreement, as applicable.

         SECTION 4.02.  Action by Owners with Respect to Certain Matters.  The
                        ------------------------------------------------
Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator for a Series under the related Administration Agreement pursuant to the terms thereof, (b) appoint a successor Administrator pursuant to the terms of an Administration Agreement,
(c) remove the Servicer under a Sale and Servicing Agreement pursuant to the terms thereof or (d) except as expressly provided in the Basic Documents of a Series, sell the related Receivables after the termination of the related Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners of the related Series.

         SECTION 4.03. Action by Owners with Respect to Bankruptcy.  The Owner
                       -------------------------------------------
Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         SECTION 4.04.  Restrictions  on Owners'  Power.  The Owners shall not
                        -------------------------------
direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents of any Series or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.05. Majority Control.  Except as expressly provided herein,
                       ----------------
any action that may be taken by the Owners of a Series under this Agreement and the related Supplement may be taken by the Holders of Trust Certificates of such Series evidencing not less than a majority of the Percentage Interests evidenced by such Trust Certificates. Except as expressly provided herein or the related Supplement, any written notice of the Owners of a Series delivered pursuant to this Agreement and the related Supplement shall be effective if signed by Holders of Trust Certificates of such Series evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates of such Series at the time of the delivery of such notice.

                                   ARTICLE V

                  Application of Trust Funds; Certain Duties
                  ------------------------------------------

         SECTION 5.01.  Establishment of Trust Account. The Owner Trustee, for
                        ------------------------------
the benefit of the Certificateholders of each Series, shall establish and maintain in the name of the Trust an Eligible Deposit Account for a single Series or two or more Series, as specified in the related Supplements (the "Series Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held solely for the benefit of the Certificateholders of the specified Series.

         The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in each Series Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein or the related Supplement, each Series Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee solely for the benefit of the Certificateholders of the related Series. If, at any time, a Series Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if such Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series Certificate Distribution Account.

         SECTION  5.02.  Application  of Trust  Funds.  (a) The holders of any
                         ----------------------------
Series of Trust Certificates shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with the provisions of this Article V.

         (b) With respect to each Series on each Distribution Date, the Owner Trustee will distribute to Certificateholders of such Series, on the basis of the Percentage Interest evidenced by their Trust Certificates, amounts deposited in the Series Certificate Distribution Account for such Series pursuant to the applicable provisions of the Sale and Servicing Agreement for such Series with respect to such Distribution Date.

         (c) On each Distribution Date for a Series, the Owner Trustee shall send to each Certificateholder of such Series the statement or statements provided to the Owner Trustee by the Servicer pursuant to the applicable provisions of the Sale and Servicing Agreement for such Series with respect to such Distribution Date.

         (d) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to such Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners of a Series sufficient funds from the related Series Certificate Distribution Account for the payment of any tax that is legally owed by the Trust in respect of such Owners (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

         SECTION  5.03.  Method  of  Payment.   Subject  to  Section  9.01(c),
                         -------------------
distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

         SECTION  5.04.  No  Segregation  of Moneys;  No Interest.  Subject to
                         ----------------------------------------
Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the related Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         SECTION  5.05.  Accounting  and Reports to Owners,  Internal  Revenue
                         -----------------------------------------------------
Service and Others.  The Owner Trustee shall deliver to each Owner of a Series
------------------
such information, reports or statements with respect to such Series as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Owner to prepare its federal and state income tax returns. Unless otherwise provided in respect of a Series in the related Supplement, consistent with the Trust's characterization for tax purposes, as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Company permitted by Section 3.04, the Code requires such a filing or
(ii) the Internal Revenue Service shall determine that the Trust, or a Subdivision, is required to file such a return. Notwithstanding the preceding sentence, the Owner Trustee shall file Internal Revenue Service Form 8832 and elect for the Trust and each Subdivision to be treated as a domestic eligible entity with a single owner that is disregarded as a separate entity, which election shall remain in effect so long as the Company or any other party is the sole Owner. In the event that the Trust is required to file tax returns, the Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Company (or if the Company no longer owns any Certificates, the Owner designated for such purpose by the Company to the Owner Trustee in writing) at least five (5) days before such returns are due to be filed. The Company (or such designee Owner, as applicable) shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by the Owner Trustee with the appropriate tax authorities. In no event shall the Owner Trustee or the Company (or such designee Owner, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee or the Company (or such designee Owner, as applicable), as the case may be, in breach of its obligations under this Agreement.

                                  ARTICLE VI

                     Authority and Duties of Owner Trustee
                     -------------------------------------

         SECTION 6.01. General Authority.  The Owner Trustee is authorized and
                       -----------------
directed to execute and deliver the Basic Documents for each Series to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents of a Series to which the Trust is to be a party and any amendment or other agreement or instrument described in Section 3.10, in each case, in such form as the Company for the related Series shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents of each Series. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents for each Series.

         SECTION  6.02.  General  Duties.  It shall  be the duty of the  Owner
                         ---------------
Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement, each Supplement and the Basic Documents for each Series to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents for each Series and in accordance with the provisions of this Agreement and each Supplement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under a Supplement and the Basic Documents for each Series to the extent the Administrator has agreed in the Administration Agreement for the related Series to perform any act or to discharge any duty of the Owner Trustee hereunder or under such Supplement and any Basic Document, and the Owner
Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement for the related Series.

         SECTION 6.03. Action upon Instruction.  (a) Subject to Article IV and
                       -----------------------
in accordance with the terms of the Basic Documents of a Series and the related Supplement, the Owners of such Series may by written instruction direct the Owner Trustee in the management of the related Subdivision. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Supplement or related Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of such Supplement or Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Supplement or related Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners of the related Series requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of such Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement, the related Supplement, or the related Basic Documents, as it shall deem to be in the best interests of the Owners of such Series, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Supplement or related Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or a Supplement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners of the related Series requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the related Supplement and Basic Documents, as it shall deem to be in the best interests of the Owners of the related Series, and shall have no liability to any Person for such action or inaction.

         SECTION 6.04.  No Duties Except as Specified in this  Agreement or in
                        ------------------------------------------------------
Instructions.  The  Owner  Trustee  shall not have any duty or  obligation  to
------------
manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Series Owner Trust Estate of any Series, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby or by any Supplement to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or such Supplement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement, any Supplement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or any Subdivision or to record this Agreement, any Supplement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of any Series Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of such Series Owner Trust Estate.

         SECTION  6.05.  No  Action  Except  Under   Specified   Documents  or
                         -----------------------------------------------------
Instructions.  The Owner Trustee shall not manage, control, use, sell, dispose
------------
of or otherwise deal with any part of Series Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement or the related Supplement, (ii) in accordance with the related Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION  6.06.  Restrictions.  The Owner  Trustee  shall not take any
                         ------------
action (a) that is  inconsistent  with the  purposes of the Trust set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust or any Subdivision becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE VII

                           Concerning Owner Trustee
                           ------------------------

         SECTION  7.01.  Acceptance  of Trusts and Duties.  The Owner  Trustee
                         --------------------------------
accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement and each Supplement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of any Series Owner Trust Estate upon the terms of this Agreement and the related Supplement and Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under the related Supplement and the related Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

         (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

         (c) No provision of this Agreement, any Supplement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Supplement or any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes of any Series;

         (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or any Supplement or for the due execution hereof by the Depositor or the Company or for the form, character, genuineness, sufficiency, value or validity of any Series Owner Trust Estate, or for or in respect of the validity or sufficiency of any Basic Documents, other than the certificate of authentication on the Trust Certificates of any Series, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the related Basic Documents;

         (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, CFC, as Seller or Depositor, the Company, the Indenture Trustee or the Servicer of any Series under any of the related Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement, any Supplement or any Basic Documents that are required to be performed by the Administrator under the related Administration Agreement, the Indenture Trustee under the related Indenture or the Servicer or CFC, as Depositor or as Seller, under the related Sale and Servicing Agreement; and

         (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation under this Agreement or any Supplement or otherwise or in relation to this Agreement, any Supplement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement, any Supplement or any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION  7.02.  Furnishing  of  Documents.  The Owner  Trustee  shall
                         -------------------------
furnish to the Owners of a Series, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents for such Series.

         SECTION  7.03.  Representations  and  Warranties.  The Owner  Trustee
                         --------------------------------
hereby represents and warrants, as of the date on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Depositor and the Company and for the benefit of the Owners that:

         (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and such Supplement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and such Supplement, and this Agreement and such Supplement have been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and such Supplement on its behalf.

         (c) Neither the execution or the delivery by it of this Agreement and such Supplement, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with any of the terms or provisions hereof or thereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION  7.04.  Reliance;  Advice of Counsel.  (a) The Owner  Trustee
                         ----------------------------
shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, any Supplement or any Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement, any Supplement or any Basic Document.

         SECTION 7.05. Not Acting in Individual  Capacity.  Except as provided
                       ----------------------------------
in this Article VII, in accepting the trusts hereby created _____________________________ acts solely as Owner Trustee hereunder and under each Supplement and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the applicable Series Owner Trust Estate for payment or satisfaction thereof.

         SECTION  7.06.  Owner  Trustee Not Liable for Trust  Certificates  or
                         -----------------------------------------------------
Receivables.  The  recitals  contained  herein and in any  Supplement  and the
-----------
related Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Supplement or any Basic Document or of the Trust Certificates of any Series (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes of any series, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of any Series Owner Trust Estate or its ability to generate the payments to be distributed to the related Certificateholders under this Agreement or the related Supplement or the Noteholders under the Indenture for the related Series, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer for any Series or any subservicer taken in the name of the Owner Trustee.

         SECTION 7.07. Owner Trustee May Own Trust Certificates and Notes. The
                       --------------------------------------------------
Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         SECTION 7.08.  Pennsylvania Motor Vehicle Sales Finance Act Licenses.
                        -----------------------------------------------------
The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement, each Supplement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                 ARTICLE VIII

                         Compensation of Owner Trustee
                         -----------------------------

         SECTION 8.01.  Owner  Trustee's Fees and Expenses.  The Owner Trustee
                        ----------------------------------
shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder and under each Supplement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION  8.02.  Indemnification.  The  Depositor  shall be  liable as
                         ---------------
primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, any Supplement, any Basic Documents, any Series Owner Trust Estate, the administration of any Series Owner Trust Estate or the action or inaction of the Owner Trustee hereunder or under any Supplement, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement or any Supplement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         SECTION  8.03.  Payments to Owner  Trustee.  Any amounts  paid to the
                         --------------------------
Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of any Series Owner Trust Estate immediately after such payment.

                                  ARTICLE IX

                Dissolution and Termination of Trust Agreement
                ----------------------------------------------

         SECTION  9.01.  Dissolution  of the  Trust and  Termination  of Trust
                         -----------------------------------------------------
Agreement.  (a) This  Agreement  (other than Article VIII) and the Trust shall
---------
terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of each Series Owner Trust Estate in accordance with the terms of the related Supplement, Indenture, Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (x) operate to terminate this Agreement, the Trust or the related Supplement or Subdivision or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or such Series Owner Trust Estate or Subdivision or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.01(a), none of the Depositor, the Company or any Owner shall be entitled to revoke or terminate the Trust or any Subdivision.

         (c) Notice of any dissolution and termination of the Trust, specifying the Distribution Date upon which Certificateholders of each Series then outstanding shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to such Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to each related Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of such Trust Certificates shall be made upon presentation and surrender of such Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to such Certificateholders. Upon presentation and surrender of such Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

         In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Company for the related Series.

         (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                   ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees
            ------------------------------------------------------

         SECTION 10.01.  Eligibility Requirements for Owner Trustee. The Owner
                         ------------------------------------------
Trustee  shall at all times be a  corporation  satisfying  the  provisions  of
Section  3807(a)  of  the  Business  Trust  Statute;  authorized  to  exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02.  Resignation  or Removal of Owner  Trustee.  The Owner
                         -----------------------------------------
Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.03.  Successor Owner Trustee.  Any successor Owner Trustee
                         -----------------------
appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, each Indenture Trustee, the Noteholders of each Series and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION  10.04.  Merger  or  Consolidation  of  Owner  Trustee.   Any
                          ---------------------------------------------
corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION  10.05.   Appointment  of  Co-Trustee  or  Separate  Trustee.
                           --------------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Series Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of any Series Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section
10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any Series Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement or any Supplement; and

         (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement or the related Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

         SECTION 11.01.  Supplements  and  Amendments.  This Agreement and any
                         ----------------------------
Supplement may be amended by the Depositor, the applicable Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders of any Series, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders of any Series; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement and any Supplement may also be amended from time to time by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the related Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of each Series adversely affected thereby and the consent of the Holders of Trust Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates of each Series adversely affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables of a Series or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders of a Series or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes of a Series or of the Percentage Interests evidenced by the Trust Certificates of a Series required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Trust Certificates of a Series.

         Promptly after the execution of any such amendment or consent in respect of a Series, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder of such Series, the Indenture Trustee of such Series and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement, any Supplement or any Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement, any Supplement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

         In connection with the execution of any amendment to this Trust Agreement, any Supplement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the related Basic Documents and that all conditions precedent in such Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

         SECTION  11.02.  No Legal Title to any Series  Owner Trust  Estate in
                          ----------------------------------------------------
Owners.  The Owners shall not have legal title to any part of any Series Owner
------
Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX and the related Supplement. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners of a Series to and in their ownership interest in the related Series Owner Trust Estate shall operate to terminate this Agreement or the related Supplement or the trusts hereunder or thereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of such Series Owner Trust Estate.

         SECTION 11.03.  Limitations  on Rights of Others.  Subject to Section
                         --------------------------------
2.10 the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and, to the extent expressly provided herein, each Indenture Trustee and the Noteholders of each Series, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Series Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.04.  Notices.  (a) Unless otherwise expressly specified or
                         -------
permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary; if to the Company, addressed to [___________], [______________________________________]; Attention of Assistant Secretary;
or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the related Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.05. Severability.  Any provision of this Agreement that is
                        ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.06. Separate Counterparts.  This Agreement may be executed
                        ---------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.07.  Successors and Assigns.  All covenants and agreements
                         ----------------------
contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Company and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         SECTION 11.08. Covenants of Company. In the event that any litigation
                        --------------------
with claims in excess of $1,000,000 to which the Company is a party which shall be reasonably likely to result in a material judgment against the Company that the Company will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Company, such judgment has been satisfied), the Company shall not make any distribution on or in respect of its membership interests to any of its members, or repay the principal amount of any indebtedness of the Company held by CFC, unless (i) after giving effect to such distribution or repayment, the Company's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such distribution or repayment. The Company will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         SECTION 11.09. No Petition.  The Owner Trustee, by entering into this
                        -----------
Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee of each Series and each Noteholder of each Series, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates of any Series, the Notes of any Series, this Agreement or any of the Basic Documents for any Series.

         SECTION 11.10.  No Recourse.  Each  Certificateholder  by accepting a
                         -----------
Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the related Subdivision only and do not represent interests in or obligations of the Depositor, the Servicer, the Company, the Administrator, the Owner Trustee, the Indenture Trustee of any Series or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement and the related Supplement, the related Trust Certificates or the related Basic Documents.

         SECTION  11.11.  Headings.  The headings of the various  Articles and
                          --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.12.  GOVERNING  LAW. THIS AGREEMENT  SHALL BE CONSTRUED IN
                         --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION  11.13.  Trust  Certificate  Transfer  Restrictions.   Unless
                          ------------------------------------------
otherwise specified in any Supplement, the Trust Certificates of any Series may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         SECTION 11.14.  Depositor Payment Obligation.  The Depositor shall be
                         ----------------------------
responsible for payment of the Administrator's fees under the Administration Agreement for any Series and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee for each Series paid by any of them in connection with any of their obligations under the related Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   Chrysler Financial Company L.L.C.,
                                   as Depositor

                                   By: ______________________________
                                       Name:
                                       Title:

                                   [___________________________]

                                   By:



                                   By: ______________________________
                                       Name:
                                       Title:

                                   [___________________________]
                                   not in its individual capacity but solely as Owner Trustee

                                   By: ______________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT A

                           Form of Trust Certificate
                           -------------------------

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN
SECTION 3.04 OF THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.

NUMBER                                                              Percentage
R-__                                                        Interest: _______%


                    PREMIER AUTO TRUST ___-_, Series ____-_

                    ASSET BACKED CERTIFICATE, Series ____-_

evidencing a fractional undivided interest in the Subdivision of the Trust for Series 199_-_, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed Value Receivables (each, as defined herein) secured by new and used automobiles and light duty trucks.

(This Trust Certificate does not represent an interest in or obligation of Chrysler Financial Company L.L.C. or any of its affiliates, except to the extent described below.)

         THIS CERTIFIES THAT _______________________________ is the registered owner of a ________________ PERCENT nonassessable, fully-paid, undivided percentage interest in the Subdivision for Series 199_-_ of Premier Auto Trust ____-_ (the "Trust"), formed by Chrysler Financial Company L.L.C., a Michigan limited liability (the "Depositor"), and [Premier Receivables L.L.C., a Michigan limited liability company] (the "Company").

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

______________________________,           ______________________________,
as Owner Trustee                        or     as Owner Trustee

                                               by:  ________________________,
                                                    as Authenticating Agent

by: ______________________________
         Authorized Signatory

                                                    by: _____________________
                                                        Authorized Signatory

         The Trust was created pursuant to a Trust Agreement dated as of ________ __, 199_, as amended and restated by an Amended and Restated Trust Agreement dated as of ________, 199_ (as so amended and restated and further amended or supplemented from time to time, the "Trust Agreement"), among the Depositor, the Company and ____________________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. The Subdivision for Series 199_-_ of the Trust (the "Series 199_-_ Subdivision") was created pursuant to the Supplement (the "Series 199_-_ Supplement") dated ___________, 199_-_ to the Trust Agreement. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement, the Series 199_-_ Supplement or the Sale and Servicing Agreement dated as of _______, 199_ (as amended and supplemented from time to time, the "Sale and Servicing
Agreement"), between the Trust and the Depositor, as seller and as servicer (in such capacity, the "Servicer"), as applicable.

         This Certificate is one of the duly authorized certificates designated as "Asset Backed Certificates, Series 199_-_" (herein called the "Series 199_-_ Trust Certificates"). Also issued under an Indenture dated as of _______, 199_ (the "Indenture"), between the Trust and [______________], as indenture trustee, are the five classes of Notes designated as "Class A-1 ____% Asset Backed Notes," "Class A-2 ____% Asset Backed Notes," "Class A-3
____% Asset Backed  Notes,"  "Class A-4 ____% Asset Backed Notes" and "Class B
____% Asset Backed Notes" (collectively, the "Series 199_-_ Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Series 199_-_ Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Series 199_-_ Subdivision consists of a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies received on or after ________ __, 1997, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement, the Series 199_-_ Supplement and the Sale and Servicing Agreement and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment. Distributions, if any, in respect of this Series 199_-_ Trust Certificate will be made pursuant to Section 5.02 of the Trust Agreement.

         It is the intent of the Depositor, the Company, the Servicer and the Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Series 199_-_ Subdivision will be treated as a security arrangement for the issuance of debt by the sole Certificateholder. The Company, by acceptance of the Series 199_-_ Trust Certificates, agrees to treat, and to take no action inconsistent with the above treatment for so long as the Company is the sole Owner.

         Solely in the event the Series 199_-_ Trust Certificates are held by more than a single Owner, it is the intent of the Depositor, the Company, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Series 199_-_ Subdivision will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in the partnership. The Company and the other Certificateholders, by acceptance of a Series _-_ Trust Certificate, agree to treat, and to take no action inconsistent with the Treatment of, the Series _-_ Trust Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series _-_ Trust Certificates, the Series _-_ Notes, the Trust Agreement or any of the Basic Documents.

         The holders of the Series 199_ Trust Certificates shall not have legal title to any part of the Series Owner Trust Estate of any other Series of Trust Certificates.

         Distributions on this Series 199_-_ Trust Certificate will be made as provided in the Trust Agreement and the Series 199_-_ Supplement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Series 199_-_ Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and the Series 199_-_ Supplement and notwithstanding the above, the final distribution on this Series 199_-_ Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Series 199_-_ Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Series 199_-_ Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Series 199_-_ Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement, the Series 199_-_ Supplement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS SERIES 199_-_ TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Series 199_-_ Trust Certificate to be duly executed.

                                     PREMIER AUTO TRUST ____-_

                                     By:  _________________________________
                                          Not in its individual capacity but
                                          solely as Owner Trustee

Dated:                               By:   ______________________________
                                                Authorized Signatory

                 [REVERSE OF SERIES 199_-_ TRUST CERTIFICATE]

         The Series 199_-_ Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Company, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement, the Series 199_-_ Supplement or the Basic Documents. In addition, this Series 199_-_ Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement, the Trust Agreement and the Series 199_-_ Supplement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and of the Series 199_-_ Supplement and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement and the Series 199_-_ Supplement at any time by the Depositor, the Company and the Owner Trustee with the consent of the Holders of the Series 199_-_ Trust Certificates and the Series 199_-_ Notes, each voting as a class, evidencing not less than a majority of the Percentage Interests evidenced by the outstanding Series 199_-_ Trust Certificates or a majority of the outstanding principal balance of the Series 199_-_ Notes of each class. Any such consent by the Holder of this Series 199_-_ Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Series 199_-_ Trust Certificate and of any Series 199_-_ Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Series 199_-_ Trust Certificate. The Trust Agreement also permits the amendment thereof, and of the Series 199_-_ Supplement, in certain limited circumstances, without the consent of the Holders of any of the Series 199_-_ Trust Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Series 199_-_ Trust Certificate is registerable in the Certificate Register upon surrender of this Series 199_-_ Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Series 199_-_ Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is ________________________, New York, New York.

         Except as provided in the Trust Agreement and the Series 199_-_ Supplement, the Series 199_-_ Trust Certificates are issuable only as registered Trust Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Series 199_-_ Trust Certificates are exchangeable for new Series 199_-_ Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement as they related to the Series 1997 _-_ Subdivision shall terminate upon the payment to Series 199_-_ Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Series 199_-_ Supplement and the Sale and Servicing Agreement and the disposition of all property held as part of the Series Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Series Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; provided, however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Series 199_-_ Pool Balance is less than or equal to 10% of the Series 199_-_ Original Pool Balance.

         The Series 199_-_ Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Series 199_-_ Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                  ASSIGNMENT

         FOR  VALUE  RECEIVED  the  undersigned  hereby  sells,   assigns  and
transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________________________
_______________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                               ___________________________________________*/
                                            Signature Guaranteed:

                                       ____________________________*/

-----------------

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT B

           Form of Certificate of Trust of Premier Auto Trust ____-_
           ---------------------------------------------------------

               THIS Certificate of Trust of Premier Auto Trust ____-_ (the "Trust"), dated ___________, 199_, is being duly executed and filed by
_____________________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code,
                                                                     ----------
Section 3801 et seq.).

               1.  Name.  The name of the  business  trust  formed  hereby  is
                   ----
PREMIER AUTO TRUST ____-_.

               2.  Delaware  Trustee.  The name and  business  address  of the
                   -----------------
trustee of the Trust in the State of Delaware is _____________________________, Attention: Corporate Trustee Administration Department.

               3.  Series  Trust.  The Trust  shall be a series  trust and the
                   -------------
debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

               4. Effective Date. This Certificate of Trust shall be effective
                  --------------
upon its filing with the Secretary of State of the State of Delaware.

               IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                 _____________________________________________
                                 not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of ____________, 199_-_



                                 By: _______________________________________
                                     Name:
                                     Title:

                                                                     EXHIBIT C

                        FORM OF TRANSFEROR CERTIFICATE

                        [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

         Re:     Premier Auto Trust ___-_
                 Asset Backed Certificates, Series 199_-_
                 ----------------------------------------

Ladies and Gentlemen:

    In connection with our disposition of the above-referenced Asset Backed Certificates Series 199_-_ (the "Series 199_-_ Certificates") we certify that
(a) we understand that the Series 199_-_ Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Series 199_-_ Certificates to, or solicited offers to buy any Series 199_-_Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                  Very truly yours,

                                  [NAME OF TRANSFEROR]

                                  By: _______________________________
                                      Authorized Officer

                                                                     EXHIBIT D

                           FORM OF INVESTMENT LETTER

                           [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

         Re:     Premier Auto Trust ____-_
                 Asset Backed Certificates Series ___-_

Ladies and Gentlemen:

    In connection with our acquisition of the above-referenced Asset Backed Certificates, Series 199_-_ (the "Series 199_-_ Certificates") we certify that
(a) we understand that the Series 199_-_ Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Series 199_-_ Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Series 199_-_ Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Series 199_-_ Certificates,
(d) we are acquiring the Series 199_-_ Certificates for investment for our own account and not with a view to any distribution of such Series 199_-_
Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Series 199_-_ Certificates in accordance with clause
(f) below), (e) we have not offered or sold any Series 199_-_ Certificates to, or solicited offers to buy any Series 199_-_ Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Series 199_-_ Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addresses of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Series 199_-_ Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust dated as of _______, 199_, between Chrysler Financial Company L.L.C., as Depositor, Premier Receivables L.L.C. and [____________], as Owner Trustee and the Series 199_-_ Series Supplement thereto dated as of ________________, 199_-_.

                              Very truly yours,

                              [NAME OF TRANSFEREE]

                              By: ____________________________
                                  Authorized Officer

                                                                     EXHIBIT E

                           FORM OF RULE 144A LETTER

                           [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

         Re:     Premier Auto Trust 199_-_
                 Asset Backed Certificates, Series 199_-_
                 ----------------------------------------

Ladies and Gentlemen:

    In connection with our acquisition of the above-referenced Asset Backed Certificates, Series 199_-_ (the "Series 199_-_ Certificates") we certify that
(a) we understand that the Series 199_-_ Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Series 199_-_ Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Series 199_-_ Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Series 199_-_ Certificates,
(d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Series 199_-_ Certificates or any interest in the Series 199_-_ Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Series 199_-_ Certificates or any interest in the Series 199_-_ Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Series 199_-_ Certificates under the Act or that would render the disposition of the Series 199_-_ Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Series 199_-_ Certificates, and (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Series 199_-_ Certificates for our own account or for resale pursuant to Rule 144A and understand that such Series 199_-_ Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.

                                  Very truly yours,

                                  [NAME OF TRANSFEREE]

                                  By: __________________________
                                      Authorized Officer

                                                                     EXHIBIT F


                             [FORM OF SUPPLEMENT]

     SERIES 199_-_ SUPPLEMENT, dated as of ____________, 199_ (this "Series Supplement") among CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as Depositor (the "Depositor"), ______________, a ____________ (the "Company") and _____________, a Delaware banking corporation, as Owner Trustee (the "Owner Trustee") is made pursuant to the Amended and Restated Trust Agreement dated as of ____________, 199_ (as amended or supplemented from time to time, the "Trust Agreement") among the Depositor, the Company and the Owner Trustee.

     The Trust Agreement provides, among other things, that the parties thereto may from time to time enter into a supplement to the Trust Agreement to provide for the issuance by Trust of one or more Series of Notes and/or Trust Certificates.

     Pursuant to this Series Supplement, the Trust shall create a new series of Trust Certificates and authorize the issuance of a new Series of Notes.

     SECTION 1.  Designation  of Series  199_-_ Trust  Certificates.  There is
                 --------------------------------------------------
hereby created a Series of Trust Certificates to be issued under the Trust Agreement and this Series Supplement that shall be known as the "Series 199_-_ Trust Certificates."

     SECTION  2.1.  Conflicts;  Definitions.  In the  event  that  any term or
                    -----------------------
provision contained herein shall conflict with or be inconsistent with any provision contained in the Trust Agreement, the terms and provisions of this Series Supplement shall govern with respect to the Series 199_-_ Trust Certificates. Each capitalized term defined herein shall relate only to the Series 199_-_ Trust Certificates and no other Series of Trust Certificates issued by the Trust.

     "Administration  Agreement" shall mean the Administration Agreement dated
      -------------------------
as of ______________, 199_ among the Trust, the Indenture Trustee and CFC, as Administrator.

     "Administrator"  shall  mean  CFC and  its  successors  as  Administrator
      -------------
pursuant to the terms of the Administration Agreement.

     "Company"  shall  mean  ________,  a  __________  and  any  successor  in
      -------
interest.

     "Series 199_ Note Depository Agreement" shall mean the Agreement dated as
      -------------------------------------
of _______, 199_ among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, as the same may be amended and supplemented from time to time.

     "Series 199_ Indenture" shall mean the Indenture dated  __________,  199_
      ---------------------
between the Trust and ____________, as Indenture Trustee.

     "Series 199_ Owner Trust Estate" shall mean all right, title and interest
      ------------------------------
of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Series 199_ Trust Accounts and the Series 199_ Certificate Distribution Account and all other property of the Trust allocated to the Series 199_ Subdivision from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

     "Series 199_ Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of ________, 199_, between the Trust, as issuer, and the Depositor, as seller and servicer, as the same may be amended or supplemented from time to time.

     SECTION 2.2. Other Definitional Provisions.
                  -----------------------------

          (a) Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Trust Agreement and the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

          (b) All terms defined in this Series Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Series Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Series Supplement or in any such certificate or other document, and accounting terms partly defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Series Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series
Supplement as a whole and not to any particular provisions of this Series Supplement; and the term "including" and its variants shall mean "including without limitation".

          (e)  The  definitions   contained  in  this  Series  Supplement  are
applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplements and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     SECTION 3.1. Creation of Series 199_ Subdivision. There is hereby created
                  -----------------------------------
a Subdivision of the Trust for Series 199_ (the "Series 199_ Subdivision"). The Series 199_ Owner Trust Estate shall be the only assets of the Series 199_ Subdivision.

     Separate and distinct records (including tax records) shall be maintained for the Series 199_ Trust Certificates, the Series 199_ Subdivision and the Series 199_ Owner Trust Estate, and the Series 199_ Owner Trust Estate shall be maintained and accounted for separately from the Series Owner Trust Estate of any other Series. The Series 199_ Owner Trust Estate shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to any other Series or the Trust generally. The debts, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series 199_ Subdivision shall be enforceable against the Series 199_ Owner Trust Estate only and not against the assets of the Trust generally or any other Series. The statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate Trust) are applicable to the Trust and each Series of Trust Certificates.

     Neither the Depositor, the Company nor any Holder of a Series 199_ Trust Certificate shall direct the Owner Trustee to (i) take any action that would cause the Series 199_ Owner Trust Estate to be substantively consolidated into any other Series Owner Trust Estate of any other Series such that it will have its separate existence disregarded in the event of any insolvency event with respect to any Certificateholder of such Series, the Trust or another Series,
(ii) to commingle any of the Series 199_ Owner Trust Estate with the Series Owner Trust Estate of any other Series, (iii) to maintain the financial and accounting books and records and statements of the Series 199_ Subdivision, if any, in a manner such that they cannot be separated from those of any other Series, (iv) to take any action that would cause (a) the funds and other assets of the Series 199_ Subdivision, if any, not be identifiable or the bank accounts, records and books of account, if any, of the Series 199_ Subdivision, not to be inseparable from those of any other Subdivision and (b) the Trust to pay, other than from assets of the Series 199_ Subdivision, any obligations or indebtedness of any kind incurred by the Series 199_ Subdivision and payable by the Trust pursuant to this Series Supplement, (v) to maintain the assets and liabilities of the Series 199_ Subdivision so that they are not readily ascertainable from those of any other Subdivision and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities, (vi) to take any actions with respect to the Series 199_ Subdivision except in its capacity as Owner Trustee in respect of such Subdivision. The Administrator shall have the right to take any action on behalf of the Trust to enforce the foregoing provisions of this Series Supplement for the benefit of the Trust and of the Series 199_ Subdivision.

     SECTION  3.2.  Issuance  of Series  199_  Trust  Certificates.  The Owner
                    ----------------------------------------------
Trustee shall execute, authenticate and deliver to the Company the Series 199_ Trust Certificates in accordance with Article III of the Trust Agreement.

     SECTION 4. Series 199_ Basic Documents. The Owner Trustee shall cause the
                ---------------------------
Trust to execute and deliver the Series 199_ Indenture, the Series 199_ Notes, the Sale and Servicing Agreement and the Administration Agreement. The Trust shall perform its obligations under such agreements.

     SECTION  5.  Application  of Series  199_  Subdivision  Funds.  The Owner
                  ------------------------------------------------
Trustee shall establish the Series 199_ Certificate Distribution Account in accordance with Section 5.01 of the Trust Agreement. The Owner Trustee shall distribute the funds deposited into the Series 199_ Certificate Distribution Account pursuant to the Sale and Servicing Agreement to the Series 199_ Certificateholders in accordance with Section 5.02 on each Distribution Date.

     SECTION 6.  Ratification  of Trust  Agreement.  As  supplemented  by this
                 ---------------------------------
Series Supplement, the Trust Agreement is in all respects ratified and confirmed and the Trust Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

     SECTION 7.  Counterparts.  This Series  Supplement may be executed in any
                 ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 8.  GOVERNING LAW. THIS SERIES  SUPPLEMENT  SHALL BE CONSTRUED IN
                 -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                            CHRYSLER FINANCIAL COMPANY L.L.C.,

                            as Depositor

                            By:____________________________
                                  Name:
                                  Title:

                            [                              ]
                             ------------------------------

                                  By:

                            By:____________________________
                                  Name:
                                  Title:

                            [                              ]
                             ------------------------------
                            not in its individual capacity by
                            solely as Owner Trustee

                            By:____________________________
                                  Name:
                                  Title:

                                                                   EXHIBIT 4.4





                   [FORM OF POOLING AND SERVICING AGREEMENT]


                                     among


                       CHRYSLER FINANCIAL COMPANY L.L.C.
                            as Seller and Servicer,


                                      and


                                [             ]
                                 -------------
                                  as Trustee
                      on behalf of the Certificateholders






                           Dated as of [__________]



                           PREMIER AUTO TRUST ____-_

                   [___]% Asset Backed Certificates, Class A
                   [___]% Asset Backed Certificates, Class B

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE I

                         Special Definitions and Terms

SECTION 1.01.  Special Definitions and Terms.................................1


                                  ARTICLE II

                            Establishment of Trust

SECTION 2.01.  Creation of Trust.............................................4
SECTION 2.02.  Acceptance by Trustee.........................................4


                                  ARTICLE III

                           Conveyance of Receivables

SECTION 3.01.  Conveyance of Initial Standard Receivables....................4
SECTION 3.02.  Conveyance of Subsequent Standard Receivables.................5
SECTION 3.03.  Conveyance of Fixed Value Receivables to Agent................8


                                  ARTICLE IV

                Incorporation of Standard Terms and Conditions

SECTION 4.01.  Incorporation of Standard Terms and Conditions
               Agreement.....................................................9


                                   ARTICLE V

                   Additional Representations and Warranties

SECTION 5.01.  Additional Representations and Warranties of the
               Seller........................................................9


                                  ARTICLE VI

                Additional Provisions Relating to the Servicer

SECTION 6.01.  Chrysler Financial Company L.L.C. Not to Resign as
               Servicer.....................................................10

SECTION 6.02.  Additional Covenant of the Servicer..........................10

SCHEDULE A     Schedule of Receivables
SCHEDULE B     Location of Receivable Files
SCHEDULE C     Schedule of Eligible Investment Receivables

     POOLING AND SERVICING AGREEMENT dated as of [          ],  among CHRYSLER
                                                  ----------
FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as seller (the
"Seller")  and  servicer  (the  "Servicer"),  and  [                    ],   a
                                                    --------------------
[                      ] banking corporation, as trustee (the "Trustee").
 ----------------------

     WHEREAS, the Seller owns or will acquire certain receivables arising in connection with motor vehicle retail installment sale contracts (the "Contracts") generated by Chrysler Financial Company L.L.C. in the ordinary course of its business; and

     WHEREAS, the Seller, the Servicer and the Trustee wish to set forth the terms and conditions pursuant to which the Trust (as hereinafter defined) will acquire the Contracts from the Seller, and the Servicer will service the Contracts on behalf of the Trust;

     NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements hereinafter set forth, the Seller, the Servicer and the Trustee agree as follows:


                                  ARTICLE I.

                         Special Definitions and Terms

     Section 1.01. Special  Definitions and Terms.  Capitalized terms used and
                   ------------------------------
not defined herein have the meanings assigned thereto in the Standard Terms and Conditions of Agreement. Whenever used in this Agreement and the Standard Terms and Conditions of Agreement, the following words and phrases shall have the following meanings:

     "Agency Agreement" means the agreement dated as of the date hereof among the Seller, the Servicer, the Trustee and the Agent.

     "Agent" means                       , or a successor thereto.
                   ----------------------

     "Agreement" means this Pooling and Servicing Agreement, including the Standard Terms and Conditions of Agreement of Premier Auto Grantor Trusts,
dated as of           , in the form attached hereto.
            ----------

     "Certificates"   means  the  Class  A   Certificates   and  the  Class  B
Certificates.

     "Class A  Certificate"  means a    % Asset Backed  Certificate,  Class A,
                                     ---
evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A to the Standard Terms and Conditions of Agreement.

     "Class A Pass-Through Rate" means    %.
                                       ---

     "Class A Percentage" means    %.
                                ---

     "Class A Prepayment Premium" means an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Pre-Funded Percentage with respect to the Class A Certificates of any remaining Pre-Funded Amount (the "Class A Prepayment Amount") at the Class A Pass-Through Rate during the period commencing on and including the Distribution Date on which such Class A Prepayment Amount is required to be deposited in the Distribution Account pursuant to Section 14.08(b) to but
excluding                  ,  over (ii) the amount of interest that would have
           ----------------
accrued on such Class A Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
                             .  Such excess shall be  discounted  on a monthly
-----------------------------
basis to present value to such Distribution Date at the yield described in clause (ii) above.

     "Class B  Certificate"  means a    % Asset Backed  Certificate,  Class B,
                                     ---
evidencing a beneficial interest in the Trust, substantially in the form of Exhibit B to the Standard Terms and Conditions of Agreement.

     "Class B Pass-Through Rate" means    %.
                                       ---

     "Class B Percentage" means    %.
                                ---

     "Class B Prepayment Premium" means an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Pre-Funded Percentage with respect to the Class B Certificates of any remaining Pre-Funded Amount (the "Class B Prepayment Amount") at the Class B Pass-Through Rate during the period commencing on and including the Distribution Date on which such Class B Prepayment Amount is required to be deposited in the Distribution Account pursuant to Section 14.08(b) to but
excluding                  ,  over (ii) the amount of interest that would have
           ----------------
accrued on such Class B Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the
                             .  Such excess shall be  discounted  on a monthly
-----------------------------
basis to present value to such Distribution Date at the yield described in clause (ii) above.

     "Closing Date" means                       .
                          ----------------------

     "Corporate  Trust Office" means the principal  corporate  trust office of
the  Trustee,   which  at  the  time  of   execution  of  this   agreement  is
                      , Attention:             .
----------------------             ------------

     "Depository Agreement" means the agreement dated              , among the
                                                      -------------
Trustee, the Administrator, and The Depository Trust Company, as the initial Clearing Agency, substantially in the form attached as Exhibit C to the Standard Terms and Conditions of Agreement.

     "Distribution  Date" means, with respect to each Collection  Period,  the day of the following  calendar month or, if such day is not a Business
-------
Day, the immediately following Business Day, commencing on                  .
                                                           -----------------

     "Final Scheduled Distribution Date" means                       .
                                               ----------------------

     "Final Scheduled Maturity Date" means                       .
                                           ----------------------

     "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the Determination Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Trustee on such Determination Date) is less than or equal to
$             , (b) the date on which an Event of Default occurs, (c) the date
 -------------
on which an Insolvency Event occurs with respect to the Seller or the Servicer, and (d) the Determination Date with respect to the
                                                              ----------------
Distribution Date.

     "Initial Certificate Balance" means $                      .
                                          ----------------------

     "Initial Class A Balance" means $                      .
                                      ----------------------

     "Initial Class B Balance" means $                      .
                                      ----------------------

     "Initial Collection Period" means the period beginning on, and including,
                to and including                       .
---------------                  ----------------------

     "Initial  Cutoff  Date"  means                          with  respect  to
                                     ----------------------
Initial     Receivables     that    are     Precomputed     Receivables    and
                        with  respect to Initial  Receivables  that are Simple
----------------------
Interest Receivables.

     "Initial Receivable" means any Standard Receivable conveyed to the Trustee hereunder on the Closing Date and any Fixed Value Receivable conveyed to the Agent on the Closing Date pursuant to the Agency Agreement.

     "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account, which initially shall be
$                .
 ----------------

     "Reserve Account Initial Deposit" means, with respect to the Closing Date and taking into account any transfer of Subsequent Receivables on such date, an amount equal to the Specified Reserve Account Balance on the Closing Date
(which is equal to  $                )  and,  with respect to each  Subsequent
                     ----------------
Transfer Date after the Closing Date, an amount equal to    % of the Principal
                                                         ---
Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date.

     "Servicing Rate" means    % per annum.
                            ---

     "Specified Reserve Account Balance" means [STATE FORMULA].

     "Standard Terms and Conditions of Agreement" means the Standard Terms and
Conditions  of  Agreement  of  Premier  Auto  Grantor  Trusts,   dated  as  of
                      , in the form attached hereto.
----------------------

     "Subsequent Receivable" means any Subsequent Standard Receivable conveyed to the Trustee hereunder on a Subsequent Transfer Date and any Subsequent Fixed Value Receivable conveyed to the Agent on a Subsequent Transfer Date pursuant to the Agency Agreement.

     "Trustee" means                        ,  a                       banking
                      ----------------------      -------------------
corporation, its successors in interest and any successor Trustee hereunder.


                                 ARTICLE II.

                            Establishment of Trust

     Section 2.01.  Creation of Trust. Upon the execution of this Agreement by
                    -----------------
the parties hereto, there is hereby created a separate trust, which shall be known as Premier Auto Trust - (the "Trust"). The Trust shall be
                                 ---- -
administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

     Section  2.02.  Acceptance  by Trustee.  The Trustee  hereby  accepts all
                     ----------------------
consideration conveyed by the Seller pursuant to Section 3.01 and declares that it will hold such consideration upon the trusts set forth herein for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.


                                 ARTICLE III.

                           Conveyance of Receivables

     Section   3.01.   Conveyance   of  Initial   Standard   Receivables.   In
                       -------------------------------------------------
consideration of the Trustee's delivery on the Closing Date to or upon the order of the Seller of Class A Certificates in an initial aggregate principal amount equal to the Initial Class A Balance and Class B Certificates in an initial aggregate principal amount equal to the Initial Class B Balance, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

          (1) the Initial Standard Receivables,  and all moneys due thereon on
          or after           , in the case of Precomputed Receivables, and all
                   ----------
          moneys  received  thereon  on and after            ,  in the case of
                                                   ----------
          Simple Interest Receivables;

          (2) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Standard Receivables and any other interest of the Seller in such Financed Vehicles;

          (3) any proceeds with respect to the Initial Standard Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

          (4) any proceeds from recourse to Dealers on Initial Standard Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (5) any Financed Vehicle that shall have secured any such Initial Standard Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; and

          (6) the proceeds of any and all of the foregoing.

     Section 3.02. Conveyance of Subsequent Standard Receivables.  (a) Subject
                   ---------------------------------------------
to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 14.08(a), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

          (1) the Subsequent Standard Receivables listed on Schedule A to the related Subsequent Transfer Assignment, and all moneys due thereon on or after the related Subsequent Cutoff Date in the case of Precomputed Receivables, and all moneys received thereon on and after the related Subsequent Cutoff Date in the case of Simple Interest Receivables;

          (2) the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Standard Receivables and any other interest of the Seller in such Financed Vehicles;

          (3) any proceeds with respect to such Subsequent Standard Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors;

          (4) any proceeds from recourse to Dealers with respect to determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (5) any Financed Vehicle that shall have secured any such Subsequent Standard Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; and

          (6) the proceeds of any and all of the foregoing.

     (b) (1) The Seller shall transfer to the Trustee, for the benefit of the Certificateholders, the Subsequent Standard Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

               (i) the  Seller  shall  have  delivered  to the  Trustee a duly
          executed  Subsequent  Transfer   Assignment,   which  shall  include
          supplements to Schedule A listing the Subsequent Receivables;

               (ii) the Seller shall have deposited in the Collection Account, to the extent required by Section 14.02, all collections in respect of the Subsequent Receivables;

               (iii) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date,
          (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

               (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made pursuant to Section 14.08(a);

               (v) the Funding Period shall not have terminated;

               (vi) the Subsequent Receivables transferred to the Trustee pursuant hereto and to the Agent pursuant to the Agency Agreement, including the Subsequent Receivables to be so conveyed to the Trustee and the Agent on such Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (A) not more than % of the Principal Balances of the Receivables transferred
               ---
          to the Trustee and the Agent, as applicable, shall represent vehicles financed at the Seller's used vehicle rates; and (B) the weighted average APR of the Receivables transferred to the Trustee and the Agent, as applicable, shall not be less than %, unless,
                                                                ---
          with the prior consent of the Rating Agencies, the Seller increases the Reserve Account Initial Deposit by the Additional Amount solely relating thereto; and the weighted average remaining term of the Receivables transferred to the Trustee and the Agent, as applicable, including the Subsequent Receivables to be conveyed to the Trustee and the Agent on such Subsequent Transfer Date, shall not be greater
          than      months;
               ----

               (vii) each of the representations and warranties made by the Seller pursuant to Section 12.01 with respect to the Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

               (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Standard Receivables identified in the Subsequent Transfer Assignment have been sold to the Trustee pursuant to this Agreement;

               (ix) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Trustee in the Trust property;

               (x) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

               (xi) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Certificateholders; and

               (xii) the Seller shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b)(1).


          (2) In addition, any such conveyance of Subsequent Standard Receivables made on one or more Subsequent Transfer Dates occurring during any Collection Period also will be subject to the
          satisfaction, on or before the            day of the month following
                                         ----------
          the end of such Collection  Period (or if such            day is not
                                                         ----------
          a Business Day, then on the next succeeding Business Day), of the following conditions subsequent:

               (i) the Seller shall have delivered to the Trustee and the Rating Agencies a statement listing the aggregate Principal Balance of the Subsequent Standard Receivables so transferred to the Trustee and the Subsequent Fixed Value Receivables transferred to the Agent during the related Collection Period, and any other information reasonably requested by any of the foregoing with respect to such Subsequent Standard Receivables and Subsequent Fixed Value Receivables;

               (ii) each of the Rating Agencies shall have notified the Seller in writing that, following the transfer of all such Subsequent Standard Receivables to the Trustee and Subsequent Fixed Value Receivables to the Agent, as applicable, during the related Collection Period, the (Class A) Certificates continue to be rated in the highest investment rating category by each such Rating Agency;

               (iii) the Seller shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Standard Receivables and Subsequent Fixed Value Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Trustee the Opinion of Counsel required by Section 21.02(i)(1);

               (iv) the Seller shall have delivered to the Trustee a letter of a firm of independent certified public accountants confirming that the conditions set forth in Section 3.02(c)(1)(vi) were satisfied with respect to those Subsequent Standard Receivables conveyed to the Trustee and the Subsequent Fixed Value Receivables conveyed to the Agent on each Subsequent Transfer Date during the related Collection Period, covering substantially the same matters with respect to such Subsequent Receivables as are set forth on Exhibit D to the Standard Terms and Conditions of Agreement, and, if any of such Subsequent Receivables are OMSC Receivables, setting forth the aggregate Principal Balance thereof; and

               (v) the Seller shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b)(2).

The Seller covenants that in the event any of the foregoing conditions subsequent are not satisfied with respect to any Subsequent Standard Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Standard Receivable from the Trustee, at a price equal to the Purchase Amount thereof, in the manner specified in
Section 14.05.

     (c) The Seller covenants to transfer Subsequent Standard Receivables to the Trustee pursuant to paragraph (a) above and/or Subsequent Fixed Value Receivables to the Agent pursuant to the Agency Agreement with an aggregate
Principal  Balance  equal to  $          .  In the event that the Seller shall
                               ----------
fail to deliver and sell to the Trustee and/or the Agent any or all of such Subsequent Receivables by the date on which the Funding Period ends and the
Pre-Funded  Amount is greater than  $           on such date, the Seller shall
                                     ----------
be obligated to deposit an amount equal to the Prepayment Premium into the Certificate Distribution Account on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period); provided, however, that the foregoing shall be the sole remedy of the Trustee, the Agent or the Certificateholders with respect to a failure of the Seller to comply with such covenant.

     Section 3.03.  Conveyance of Fixed Value Receivables to Agent. The Seller
                    ----------------------------------------------
hereby confirms that the Seller, on the date hereof, has sold, transferred, assigned and otherwise conveyed and, during the Funding Period (subject to the conditions set forth in Section 3.02 of the Agency Agreement), will sell, transfer, assign and otherwise convey, to the Agent for the benefit of the Trust and the Seller, without recourse, all right, title and interest of the Seller in and to:

          (1) the Initial Fixed Value Receivables and the Subsequent Fixed Value Receivables, as applicable, and all moneys due thereon on or after the related Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon on and after the related Cutoff Date, in the case of Simple Interest Receivables;

          (2) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Fixed Value Receivables and the Subsequent Fixed Value Receivables and any other interest of the Seller in such Financed Vehicles;

          (3) any proceeds with respect to the Initial Fixed Value Receivables and the Subsequent Fixed Value Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors;

          (4) any proceeds from recourse to Dealers on Initial Fixed Value Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; and

          (5) the proceeds of any and all of the foregoing.


                                 ARTICLE IV.

                Incorporation of Standard Terms and Conditions

     Section  4.01.   Incorporation   of  Standard  terms  and  Conditions  of
                      --------------------------------------------------------
Agreement.  This Pooling and Servicing  Agreement  does hereby  incorporate by
---------
reference  the  Standards  Terms and  Conditions of Agreement for Premier Auto
Grantor Trusts dated as of                          (the  "Standard  Terms and
                            ----------------------
Conditions of Agreement"), in the form attached hereto.

                                  ARTICLE V.

            Additional Representations and Warranties of the Seller

     Section 5.01.  Additional  Representations  and Warranties of the Seller.
                    ---------------------------------------------------------
The Seller makes the following representations and warranties on which the Trustee relies in accepting the Standard Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Initial Standard Receivables and the Subsequent Standard Receivables to the Trustee.

               (i) Maturity of Receivables. Each Standard Receivable and Fixed Value Receivable has a final maturity date not later than
                        ;  the weighted average  remaining term of the Initial
          --------------
          Receivables is             months as of the Initial Cutoff Date.
                         -----------

               (ii) Financing. Approximately      % of the aggregate principal
                                             -----
          balance  of the  Initial  Receivables,  constituting       %  of the
                                                                -----
          number of Initial Receivables as of the Initial Cutoff Date, represent vehicles financed at new vehicle rates; the remainder of the Initial Receivables represent financing of used vehicles;
          approximately       %  of the  aggregate  principal  balance  of the
                         -----
          Initial Receivables represent financing of vehicles manufactured or distributed by DaimlerChrysler Corporation; approximately % of
                                                                     -----
          the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date represent Precomputed Receivables and the remainder of the Initial Receivables represent Simple Interest Receivables; and % of the aggregate principal balance of the
                            -----
          Initial Receivables as of the Initial Cutoff Date consists of Fixed Value Receivables. The aggregate Principal Balance of the Initial
          Receivables, as of the Initial Cutoff Date, is $          .
                                                          ----------


                                 ARTICLE VI.

                  Additional Provisions Relating to Servicer

     Section  6.01.  Chrysler  Financial  Company  L.L.C.  Not  to  Resign  as
                     ---------------------------------------------------------
Servicer. Subject to the provisions of Section 17.03 of the Standard Terms and
--------
Conditions of Agreement, Chrysler Financial Company L.L.C. shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Chrysler Financial Company L.L.C. shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Chrysler Financial Company L.L.C. in accordance with Section 18.02 of the Standard Terms and Conditions of Agreement.

     Section 6.02.  Additional Covenant of the Servicer. If the Servicer takes
                    -----------------------------------
any action pursuant to Section 13.02 of the Standard Terms and Conditions of Agreement that impairs the rights of the Certificateholders in any Receivable, the Servicer shall purchase such Receivable pursuant to Section 13.07 of the Standard Terms and Conditions of Agreement.

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                     CHRYSLER FINANCIAL COMPANY L.L.C.


                                     By:
                                        -------------------------
                                     Name:
                                     Title:



                                     CHRYSLER FINANCIAL COMPANY L.L.C.


                                     By:
                                        -------------------------
                                     Name:
                                     Title:



                                     [                            ],
                                      ----------------------------
                                      as Trustee


                                     By:
                                        -------------------------
                                     Name:
                                     Title:

                                  Schedule A

                            Schedule of Receivables



(To be delivered to the Trustee at Closing and supplemented on each Subsequent Transfer Date on which Subsequent Standard Receivables are transferred to the Trust)

                                  Schedule B

                         Location of Receivable Files


                       Chrysler Financial Company L.L.C.
                              27777 Franklin Road
                        Southfield, Michigan 48034-8288

                                  Schedule C

                  Schedule of Eligible Investment Receivables

(To be delivered on each Subsequent Transfer Date on which Eligible Investment Receivables are delivered to the Trust)

                          PREMIER AUTO GRANTOR TRUSTS

                  STANDARD TERMS AND CONDITIONS OF AGREEMENT

                          Dated as of_______________

                                 INTRODUCTION

     These Standard Terms and Conditions of Agreement shall be applicable to Premier Auto Trust grantor trusts formed on or after the date hereof with respect to which a Pooling and Servicing Agreement incorporating by reference these Standard Terms and Conditions of Agreement shall have been executed.


                                 ARTICLES I-X

                                   Reserved


                                  ARTICLE XI

                                  Definitions
                                  -----------

     SECTION 11.01 Definitions. Whenever used in this Agreement, the following
                   -----------
words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Additional  Amount"  means the  aggregate of all amounts  required to be
      ------------------
deposited to the Reserve Account in connection with any conveyance of Subsequent Receivables pursuant to an Agreement.

     "Advance" means either a Precomputed Advance or a Simple Interest
      -------
Advance or both, as applicable.

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means a pooling and servicing  agreement among CFC, as seller
      ---------
and servicer, and the Trustee named in such agreement in respect of any Premier Auto Trust that is a grantor trust.

     "Amortizing Payment" means with respect to each Fixed Value Receivable or
      ------------------
Eligible Investment Fixed Value Receivable, as applicable, and each Collection Period prior to the date on which the Fixed Value Payment is due, the amount specified on the applicable Contract prepayment schedule as the "Amount of Each Payment," except that in the case of a prepayment, liquidation or repurchase by the Servicer, the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" that has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

     "Amount  Financed"  means (a) with  respect to a Standard  Receivable  or
      ----------------
Eligible Investment Standard Receivable, as applicable, the amount advanced under such Standard Receivable or Eligible Investment Standard Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle; and (b) with respect to a Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) thereunder, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable.

     "Annual  Percentage  Rate" or "APR" of a Receivable means the annual rate
      ------------------------      ---
of finance charges stated in the related Contract.

     "Benefit Plan" has the meaning set forth in Section 15.04(b).
      ------------

     "Book-Entry  Certificates"  means,  unless  otherwise  specified  in  the
      ------------------------
Agreement, a beneficial interest in the Class A Certificates, ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section 15.09.

     "Business Day" means any day other than a Saturday,  a Sunday or a day on
      ------------
which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

     "Certificate  Balance" means,  as of any date, the aggregate  outstanding
      --------------------
principal amount of the Certificates at such date.

     "Certificate Owner" means, with respect to a Book-Entry Certificate,  the
      -----------------
Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificateholder"   or  "Holder"   means  a  Person  in  whose  name  a
      -----------------         ------
Certificate is registered in the Certificate Register.

     "Certificate  Register"  and  "Certificate  Registrar"  mean the register
      ---------------------         ----------------------
maintained and the registrar appointed pursuant to Section 15.03.

     "Certificates" shall have the meaning set forth in the Agreement.
      ------------

     "CFC"  means  Chrysler  Financial  Company  L.L.C.,  a  Michigan  limited
      ---
liability company, or its successors.

     "Class A Certificate Balance" means, as of any date of determination, the
      ---------------------------
Initial Class A Certificate Balance, as specified in the Agreement, reduced by all amounts previously distributed to Holders of Class A Certificates and allocable to principal.

     "Class A Distributable  Amount" means,  with respect to any  Distribution
      -----------------------------
Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount for such date.

     "Class  A  Interest  Carryover  Shortfall"  means,  with  respect  to any
      ----------------------------------------
Distribution Date, the excess of the sum of the Class A Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class A Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "Class A  Interest  Distributable  Amount"  means,  with  respect  to any
      ----------------------------------------
Distribution Date, the sum of the Class A Monthly Interest Distributable Amount for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date. Unless otherwise specified in the Agreement, interest with respect to the Class A Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     "Class A Monthly Interest  Distributable  Amount" means,  with respect to
      -----------------------------------------------
any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Class A Pass-Through Rate on the Class A Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date).

     "Class A Monthly Principal  Distributable  Amount" means, with respect to
      ------------------------------------------------
any Distribution Date, the Class A Percentage of the Principal Distribution Amount.

     "Class A  Pass-Through  Rate"  shall have the  meaning  specified  in the
      ---------------------------
Agreement.

     "Class A Percentage" means the aggregate  undivided ownership interest in
      ------------------
the Trust represented by the Class A Certificates, as specified in the Agreement.

     "Class A Principal  Carryover  Shortfall"  means,  as of the close of any
      ---------------------------------------
Distribution Date, the excess of the Class A Monthly Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class A Certificates on such current Distribution Date.

     "Class A  Principal  Distributable  Amount"  means,  with  respect to any
      -----------------------------------------
Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and the Class A Principal Carryover Shortfall as of the closing of the preceding Distribution Date; PROVIDED, HOWEVER, that the Class A Principal Distributable Amount shall not exceed the Class A Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of
(i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     "Class B Certificate Balance" means, as of any date of determination, the
      ---------------------------
Initial Class B Certificate Balance, as specified in the Agreement, reduced by all amounts previously distributed to Holders of Class B Certificates and allocable to principal.

     "Class B Distributable  Amount" means,  with respect to any  Distribution
      -----------------------------
Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

     "Class  B  Interest  Carryover  Shortfall"  means,  with  respect  to any
      ----------------------------------------
Distribution Date, the excess of the sum of the Class B Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class B Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "Class B  Interest  Distributable  Amount"  means,  with  respect  to any
      ----------------------------------------
Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date. Unless otherwise specified in the Agreement, interest with respect to the Class B Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     "Class B Monthly Interest  Distributable  Amount" means,  with respect to
      -----------------------------------------------
any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Class B Pass-Through Rate on the Class B Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date).

     "Class B Monthly Principal  Distributable  Amount" means, with respect to
      ------------------------------------------------
any Distribution Date, the Class B Percentage of the Principal Distribution Amount.

     "Class B  Pass-Through  Rate"  shall have the  meaning  specified  in the
      ---------------------------
Agreement.

     "Class B Percentage" means the aggregate  undivided ownership interest in
      ------------------
the Trust represented by the Class B Certificates, as specified in the Agreement.

     "Class B Principal  Carryover  Shortfall"  means,  as of the close of any
      ---------------------------------------
Distribution Date, the excess of the Class B Monthly Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class B Certificates on such current Distribution Date.

     "Class B  Principal  Distributable  Amount"  means,  with  respect to any
      -----------------------------------------
Distribution Date, the sum of the Class B Monthly Principal Distributable Amount for such Distribution Date and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that the Class B Principal Distributable Amount shall not exceed the Class B Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of
(i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     "Clearing Agency" means an organization registered as a "clearing agency"
      ---------------
pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing  Agency  Participant"  means  a  broker,  dealer,  bank,  other
      -----------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing  Date" with  respect to each Trust  shall have the  meaning  set
      -------------
forth in the applicable Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collection  Account" means the account  designated as such,  established
      -------------------
and maintained pursuant to Section 14.01.

     "Collection  Period" means a calendar  month (or in the case of the first
      ------------------
Distribution Date, the period from and including the Initial Cutoff Date to and including the last day of the calendar month in which the Closing Date occurs). Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances, (4) all Advances and reductions of Advances and (5) all distributions to be made on the following Distribution Date.

     "Corporate Trust Office" means the principal office of the Trustee at the
      ----------------------
address set forth in the related Agreement or at such other address as the Trustee may designate from time to time by notice to Certificateholders, the Seller and the Servicer, or the principal corporate trust office of any successor Trustee (of which address such successor Trustee shall notify the Certificateholders, the Seller and Servicer).

     "Cutoff  Date"  means,   with  respect  to  any  Receivable  or  Eligible
      ------------
Investment Receivable, as applicable, the date as of which collections on such Receivable or Eligible Investment Receivable will be included in a Trust pursuant to the related Agreement.

     "Dealer" means the dealer who sold a Financed  Vehicle and who originated
      ------
and assigned the related Receivable to , under an existing agreement between such dealer and CFC.

     "Definitive  Certificates"  shall have the meaning  specified  in Section
      ------------------------
15.11.

     "Delivery" when used with respect to Trust Account Property means:
      --------

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in
Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either, subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

     (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

     "Determination  Date"  means the          Business  Day of each  calendar
      -------------------              ------
month, unless a different date is identified in an Agreement as the Determination Date for the purposes of such Agreement.

     "Distribution  Account" means the account designated as such, established
      ---------------------
and maintained pursuant to Section 14.01.

     "Distribution Date" with respect to each Trust shall have the meaning set
      -----------------
forth in the applicable Agreement.

     "Duff &  Phelps"  means  Duff &  Phelps  Credit  Rating  Company,  or its
      --------------
successor.

     "Eligible Deposit Account" means either (a) a segregated  account with an
      ------------------------
Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Colombia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "Eligible  Institution"  means (a) the corporate trust  department of the
      ---------------------
Trustee or any other entity specified in the Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee or any such other entity specified in the Agreement may be considered an Eligible Institution for the purposes of clause
(b) of this definition.

     "Eligible Investment Fixed Value Receivable" means any contract listed on
      ------------------------------------------
Schedule C to an Agreement (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Eligible Investment Receivables to the related Trust on Subsequent Transfer Dates, which contract provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with certain conditions.

     "Eligible  Investment  Receivable"  means  (i)  any  Eligible  Investment
      --------------------------------
Standard Receivable and (ii) the Amortizing Payments with respect to any Eligible Investment Fixed Value Receivable.

     "Eligible  Investment Standard Receivable" means any contract that is not
      ----------------------------------------
an Eligible Investment Fixed Value Receivable, which contract is listed on Schedule C to an Agreement (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Eligible Investment Receivables to the related Trust on Subsequent Transfer Dates.

     "Eligible  Investment  Transfer  Assignment"  means a written  assignment
      ------------------------------------------
substantially in the form of Exhibit K.

     "Eligible Investments" mean book-entry securities, negotiable instruments
      --------------------
or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (of any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

     (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

     (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

     (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the provision in such clause (b) shall be A-1 or higher in the case of Standard & Poor's)(such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"),
(iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, that guarantees such subsidiary's obligations under such repurchase agreement; PROVIDED that the following conditions are satisfied:

          (1) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which Standard & Poor's unsecured short-term ratings are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the Rated Holding Company) shall not exceed 20% of the Certificate Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed
     Counterparty,  such  rating  being  that  of the  related  Rated  Holding
     Company));

          (2) in the case of the Reserve Account and the Pre-Funding Account, the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

          (3) the repurchase obligation must mature within 30 days of the date on which the Trustee on behalf of the Trust, enters into such repurchase obligation;

          (4) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

          (5) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee;

          (6) the repurchase obligation shall require that the collateral subject thereto shall be marked to market daily;

          (7) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

               (A) the Trustee shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditor's rights generally and to general equitable principles;

               (B) the Trustee shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, (y) a resolution, certified by an officer of the Rated Holding Company and (z) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

               (C) the only conditions to the obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that not notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that Trustee or the Trust shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

               (D) the guarantee of the Rated Holding Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

               (E) each of Standard & Poor's and Moody's has confirmed in writing to the Trustee that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Certificates.

          (8) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

     (h) Eligible Investment Receivables; PROVIDED that Eligible Investment Receivables shall be Eligible Investments only for funds in the Reserve Account and only to the extent of the portion of the Specified Reserve Account Balance specified in the Agreement in clause (ii) of the definition of "Specified Reserve Account Balance"; and

     (i) any other investment with respect to which the Trustee or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings of the Certificates.

     "ERISA"  means the Employee  Retirement  Income  Security Act of 1974, as
      -----
amended.

     "Event of Default" means an event specified in Section 18.01.
      ----------------

     "FDIC" means the Federal Deposit Insurance Corporation.
      ----

     "Final  Scheduled  Distribution  Date"  means  the date  specified  in an
      ------------------------------------
Agreement as the final scheduled distribution date with respect to the related Certificates.

     "Final Scheduled  Maturity Date" means the final scheduled  maturity date
      ------------------------------
specified in an Agreement in respect of the Receivables transferred to the Trust under such Agreement.

     "Financed Vehicle" means an automobile or light-duty truck, together with
      ----------------
all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable, Fixed Value Receivable or Eligible Investment Receivable, as the case may be.

     "Fitch" means Fitch Investors Service, Inc., or its successor.
      -----

     "Fixed Value Payment" means,  with respect to each Fixed Value Receivable
      -------------------
or Eligible Investment Fixed Value Receivable, as applicable, the amount specified in the applicable Contract as the "amount of Fixed Value Payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the Contract allocable to such payment in accordance with the Servicer's customary procedures and (ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

     "Fixed Value  Receivable"  means any contract  listed on Schedule A to an
      -----------------------
Agreement (which Schedule may be in the form of a microfiche), as such Schedule shall be supplemented to reflect the transfer of Subsequent Receivables to the Trust on each Subsequent Transfer Date pursuant to Section 3.02, which provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and such final payment is due after payment of such scheduled monthly payments and may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with certain conditions.

     "Funding  Period"  with  respect to each Trust shall have the meaning set
      ---------------
forth in the applicable Agreement.

     "Initial  Cutoff  Date"  means  the date or  dates  as of  which  Initial
      ---------------------
Receivables,  if  any,  are  conveyed  to a  Trust  pursuant  to  the  related
Agreement.

     "Initial  Receivables"  means the Standard  Receivables,  if any, and the
      --------------------
Fixed Value Receivables, if any, conveyed to a Trust on the Closing Date and listed on Schedule A to the related Agreement.

     "Insolvency  Event" means,  with respect to a specified  Person,  (a) the
      -----------------
filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Interest  Distribution  Amount" means,  with respect to any Distribution
      ------------------------------
Date, the sum of the following amounts in respect of the preceding  Collection
Period: (i) that portion of all collections on Receivables (including Payaheads) allocable to interest, (ii) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on Receivables, (iv) the Purchase Amount of each Receivable that became a Purchased Receivable during the related Collection Period to the extent attributable to accrued interest on such Receivable (v) Recoveries for such Collection Period, and (vi) Investment Earnings for such Collection Period; PROVIDED, HOWEVER, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (v) the sum for all Simple Interest Receivables of collections on each such Simple Interest Receivable received during the preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of the related Contract; (vi) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and (vii) amounts released from the Pre-Funding Account.

     "Investment  Earnings" means, with respect to any Distribution  Date, the
      --------------------
investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited to the Distribution Account on such Distribution Date pursuant to Section 14.01(b).

     "Lien"  means a security  interest,  lien,  charge,  pledge,  equity,  or
      ----
encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated  Receivable"  means any  Receivable  or  Eligible  Investment
      ----------------------
Receivable, as applicable, liquidated by the Servicer through sale of a Financed Vehicle or otherwise.

     "Liquidation  Proceeds" means,  with respect to a Liquidated  Receivable,
      ---------------------
the monies collected in respect thereof, from whatever source, during the Collection Period in which such Receivable or Eligible Investment Receivable, as applicable, became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation, plus any amounts required by law to be remitted to the Obligor.

     "Moody's" means Moody's Investors Service, Inc., or its successor.
      -------

     "Obligor" on a Receivable  means the  purchaser or  co-purchasers  of the
      -------
Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officers' Certificate" means a certificate signed by the (a) chairman of
      ---------------------
the board, the president, any executive vice president or any vice president and (b) any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

     "OMSC" means Overseas Military Sales Corporation, or its successor.
      ----

     "OMSC  Receivable"  means any  Standard  Receivable  acquired by CFC from
      ----------------
OMSC.

     "Opinion of Counsel" means one or more written  opinions of counsel,  who
      ------------------
may be an employee of or counsel to the Seller or the Servicer, which counsel shall be acceptable to the Trustee or Rating Agencies, as applicable.

     "Original  Pool  Balance"  means  the sum,  as of any  date,  of the Pool
      -----------------------
Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Cutoff Dates.

     "Outstanding  Precomputed Advances" on the Precomputed  Receivables means
      ---------------------------------
the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances, reduced as provided by Section 14.04(a).

     "Outstanding Simple Interest Advances" on the Simple Interest Receivables
      ------------------------------------
means the sum,  as of the close of  business  on the last day of a  Collection
Period,  of all  Simple  Interest  Advances,  reduced as  provided  in Section
14.04(b).

     "Payahead"  on a Receivable  that is a Precomputed  Receivable  means the
      --------
amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 14.03 with respect to such Receivable.

     "Payahead  Balance" on a Precomputed  Receivable means the sum, as of the
      -----------------
close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 14.03 and 14.04.

     "Person" means any individual,  corporation,  estate, partnership,  joint
      ------
venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Physical  Property"  has  the  meaning  assigned  to  such  term  in the
      ------------------
definition of "Delivery" above.

     "Pool  Balance"  means,  as of the close of business on the last day of a
      -------------
Collection Period, the aggregate Principal Balance of the Receivables as of such date (excluding Purchased Receivables and Liquidated Receivables).

     "Pool  Factor"  means,  as of the close of  business on the last day of a
      ------------
Collection Period, a seven-digit decimal figure equal to the Pool Balance divided by the Original Pool Balance. The Pool Factor will be 1.0000000 as of the Initial Cutoff Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

     "Precomputed  Advance"  means the amount,  as of the close of business on
      --------------------
the last day of a Collection Period, which the Servicer is required to advance on any Precomputed Receivable pursuant to Section 14.04(a).

     "Precomputed  Receivable"  means any  Receivable  or Eligible  Investment
      -----------------------
Receivable, as applicable, under which the portion of each payment allocable to earned interest (which may be referred to in the Receivable as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method, or which is a monthly actuarial receivable.

     "Pre-Funded  Amount" means,  with respect to any  Distribution  Date, the
      ------------------
amount on deposit in the Pre-Funding Account. The amount, if any, to be deposited initially to the PreFunding Account will be specified in the Agreement.

     "Pre-Funded  Percentage"  means, with respect to the Class A Certificates
      ----------------------
and the Class B Certificates, the quotient (expressed as a percentage) of (i) the initial Class A Certificate Balance or Class B Certificate Balance, as the case may be, and (ii) the Initial Certificate Balance.

     "Pre-Funding  Account"  means the Trust Account  established  pursuant to
      --------------------
Section 14.01(a)(ii).

     "Prepayment  Premium" means the Class A Prepayment Premium or the Class B
      -------------------
Prepayment Premium, or both, as specified in the Agreement.

     "Principal  Balance"  means the Amount  Financed minus the sum, as of the
      ------------------
close of business on the last day of a Collection Period, of (a) with respect to a Precomputed Receivable (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance and (b) with respect to a Simple Interest Receivable (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount allocable to principal.

     "Principal Distribution Amount" means, for any Distribution Date, the sum
      -----------------------------
of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such Final Scheduled Distribution Date with respect to principal on the Receivables.

     "Purchase  Amount"  means the amount,  as of the close of business on the
      ----------------
last day of a Collection Period, required to prepay in full a Receivable or Eligible Investment Receivable, as applicable, under the terms thereof including interest to the end of the month of purchase.

     "Purchased   Receivable"  means  a  Receivable  or  Eligible   Investment
      ----------------------
Receivable, as applicable, purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 13.07 or by the Seller pursuant to Section 12.04.

     "Rating  Agency" means Moody's and Standard & Poor's and, for purposes of
      --------------
Section 3.02(b) of the Agreement only, Fitch and Duff & Phelps. If no such organization or successor is any longer in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch and Duff & Phelps, although, except as set forth above, neither shall be deemed a Rating Agency for any purposes of this Agreement.

     "Rating Agency Condition"  means,  with respect to any action,  that each
      -----------------------
Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Certificates.

     "Realized  Losses"  means,  with  respect to any  Receivable  or Eligible
      ----------------
Investment Receivable, as applicable, that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Receivable"  means (i) any Standard  Receivable  and (ii) the Amortizing
      ----------
Payments with respect to any Fixed Value Receivable. An Eligible Investment Receivable is not a Receivable.

     "Receivable Files" means the documents specified in Section 12.05.
      ----------------

     "Record Date" with respect to each  Distribution Date means the first day
      -----------
of the calendar month in which such Distribution Date occurs, unless otherwise specified in the Agreement.

     "Recoveries" means, with respect to any Receivable or Eligible Investment
      ----------
Receivable, as applicable, that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable or Eligible Investment Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

     "Reserve Account" means the account  designated as such,  established and
      ---------------
maintained pursuant to Section 14.01(a)(iv).

     "Reserve  Account Initial Deposit" with respect to a Trust shall have the
      --------------------------------
meaning set forth in the Agreement.

     "Scheduled Payment" on a Precomputed Receivable means that portion of the
      -----------------
payment required to be made by the Obligor during each Collection Period sufficient to amortize the Principal Balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR.

     "Seller" means Chrysler  Financial  Company  L.L.C.,  a Michigan  limited
      ------
liability company, and its successors in interest to the extent permitted hereunder.

     "Servicer"  means Chrysler  Financial  Company L.L.C., a Michigan limited
      --------
liability company, as the servicer of the Receivables, and each successor Servicer pursuant to Section 17.03 or 18.02.

     "Servicer's  Certificate" means an Officers'  Certificate of the Servicer
      -----------------------
delivered pursuant to Section 13.09, substantially in the form of Exhibit E.

     "Servicing  Fee"  means the fee  payable  to the  Servicer  for  services
      --------------
rendered during each Collection Period, determined pursuant to Section 13.08.

     "Servicing  Rate" means,  unless  otherwise  specified in the  Agreement,
      ---------------
1.00%

     "Simple Interest  Advance" means the amount of interest,  as of the close
      ------------------------
of business on the last day of a Collection Period, which the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 14.04(b).

     "Simple  Interest  Method"  means the method of  allocating a fixed level
      ------------------------
payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "Simple Interest  Receivable" means any Receivable or Eligible Investment
      ---------------------------
Receivable, as applicable, under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified  Reserve Account  Balance" means the amount of funds generally
      -----------------------------------
required to be maintained in the Reserve Account, determined as specified in the Agreement.

     "Standard  &  Poor's"  means  Standard  & Poor's  Ratings  Group,  or its
      -------------------
successor.

     "Standard  Receivable"  means  any  contract  that is not a  Fixed  Value
      --------------------
Receivable and that is listed on Schedule A (which schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Subsequent Receivables, if any, to the Trust pursuant to the Agreement.

     "Subsequent Cutoff Date" means any date as of which particular Subsequent
      ----------------------
Receivables are conveyed to a Trust pursuant to the Agreement.

     "Subsequent  Receivables" means the Standard  Receivables and Fixed Value
      -----------------------
Receivables transferred to a Trust pursuant to the Agreement, which shall be listed on Schedule A to the related Subsequent Transfer Assignment.

     "Subsequent Transfer Assignment" means a written assignment substantially
      ------------------------------
in the form of Exhibit J.

     "Subsequent Transfer Date" means, with respect to Subsequent Receivables,
      ------------------------
any date during the Funding Period on which Subsequent Receivables are to be transferred to a Trust and a Subsequent Transfer Assignment is executed and delivered to the related Trustee pursuant to the Agreement and, with respect to Eligible Investment Receivables, any date on which Eligible Investment
Receivables are to be transferred to a Trust and an Eligible Investment Transfer Assignment is executed and delivered to the related Trustee pursuant to the Agreement.

     "Total Distribution Amount" means, for each Distribution Date, the sum of
      -------------------------
the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

     "Trust" shall have the meaning set forth in the Agreement.
      -----

     "Trust  Account  Property"  with  respect to each  Trust  means the Trust
      ------------------------
Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

     "Trust Accounts" has the meaning assigned thereto in Section 14.01.
      --------------

     "Trustee"  with  respect to each Trust  shall have the  meaning  assigned
      -------
thereto in the Agreement.

     "Trustee  Officer" means any officer within the Corporate Trust Office of
      ----------------
the Trustee, including the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "UCC" means the Uniform  Commercial Code as in effect in the State of New
      ---
York on the date hereof.

     SECTION 11.02.  Other Definitional  Provisions.  (a) All terms defined in
                     ------------------------------
this Standard Terms and Conditions of Agreement or any Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

     (b) As used herein, in any Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or in such Agreement or in any such certificate or other document, and accounting terms partly defined herein or in such Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein, in any related Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein, in such Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and word of similar import when used herein shall refer to these Standard Terms and Conditions of Agreement and the Agreement as a whole and not to any particular provision of the Standard Terms and Conditions of Agreement or the Agreement; Article, Section, Schedule and Exhibit references contained in the Standard Terms and Conditions of Agreement or any Agreement are references to Articles, Sections, Schedules and Exhibits in or to the Standard Terms and Conditions of Agreement and the Agreement, respectively; and the term "including" shall mean "including without limitation".

     (d) The definitions contained in these Standard Terms and Conditions of Agreement and the Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE XII

                                The Receivables
                                ---------------

     SECTION 12.01. Representations and Warranties of Seller. The Seller makes
                    ----------------------------------------
the following representations and warranties as to the Receivables on which the Trustee shall be deemed to rely in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, if any, but shall survive the sale, transfer and assignment of any Initial Receivables and Subsequent Receivables to the Trustee.

          (i)  Characteristics  of Receivables.  Each Standard  Receivable and
               -------------------------------
     each Fixed Value Receivable (a) shall have been originated in the United States of America (except for any OMSC Receivables) by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from CFC, which, in turn, shall have purchased such Standard Receivable or Fixed Value Receivable from such Dealer under an existing dealer agreement with CFC,
     (b) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of CFC in the Financed Vehicle, which security interest has been assigned by CFC to the Seller, and shall be assignable by the Seller, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (PROVIDED that the payment in the first or last month in the life of the Standard Receivable or Fixed Value Receivable may be minimally different from the level payments and that the payment in the last month of a Fixed Value Receivable may be a Fixed Value Payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (v) in the case of a Precomputed Receivable, in the event that such contract is prepaid, shall provide for a prepayment that fully pays the Principal Balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate. The Obligor on each OMSC Receivable was in the service of the United States of America military at the time such OMSC Receivable was originated.

          (ii) Schedule of Receivables.  The information set forth in Schedule
               -----------------------
     A to each Agreement and Schedule A to any Subsequent Transfer Assignment shall be true and correct in all material respects as of the opening of business on the related Cutoff Date, and no selection procedures believed to be adverse to the Certificateholders shall have been utilized in selecting the Standard Receivables or the Fixed Value Receivables. Each computer tape or other listing regarding the Standard Receivables and Fixed Value Receivables made available to the Trustee shall be true and correct in all respects.

          (iii) Compliance with Law. Each Standard  Receivable and Fixed Value
                -------------------
     Receivable and the sale of the Financed Vehicle shall comply at the time of the execution of the Agreement in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder (or, in the case of OMSC Receivables, Swiss laws and regulations and the laws and regulations of the jurisdiction where the Receivable was originated), including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (iv) Binding  Obligation.  Each Standard  Receivable and Fixed Value
               -------------------
     Receivable shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

          (v) No Government Obligor. None of the Standard Receivables or Fixed
              ---------------------
     Value Receivables shall be due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

          (vi) Security Interest in Financed Vehicle. Immediately prior to the
               -------------------------------------
     sale, assignment and transfer thereof, each Standard Receivable and each Fixed Value Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

          (vii)  Receivables in Force.  No Standard  Receivable or Fixed Value
                 --------------------
     Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Standard Receivable or Fixed Value Receivable in whole or in part.

          (viii) No Waiver.  No  provision of a Standard  Receivable  or Fixed
                 ---------
     Value Receivable shall have been waived.

          (ix) No Amendments. No Standard Receivable or Fixed Value Receivable
               -------------
     shall have been amended such that the amount of the Obligor's Scheduled Payments shall have been increased except for increases resulting from the inclusion of any premiums for forced placed physical damage insurance covering the Financed Vehicle.

          (x) No Defenses.  No right of rescission,  setoff,  counterclaim  or
              -----------
     defense shall have been asserted or threatened with respect to any Standard Receivable or Fixed Value Receivable.

          (xi) No Liens.  To the best of the Seller's  knowledge,  no liens or
               --------
     claims shall have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Standard Receivable or Fixed Value Receivable.

          (xii) No Default.  No Standard  Receivable or Fixed Value Receivable
                ----------
     has a payment that is more than 90 days overdue as of the related Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

          (xiii)  Insurance.  The Seller,  in  accordance  with its  customary
                  ---------
     procedures, shall have determined that the Obligor has obtained physical damage insurance covering the Financed Vehicle and under the terms of the Standard Receivable or Fixed Value Receivable the Obligor is required to maintain such insurance.

          (xiv) Title. It is the intention of the Seller that the transfer and
                -----
     assignment herein contemplated constitute a sale of the Standard Receivables and Fixed Value Receivables from the Seller to the Trust and that the beneficial interest in and title to the Standard Receivables and Fixed Value Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Standard Receivable or Fixed Value Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Standard Receivable and Fixed Value Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Trustee, for the benefit of the Certificateholders, shall have good and marketable title to each such Standard Receivable and Fixed Value Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

          (xv)  Lawful  Assignment.  No  Standard  Receivable  or Fixed  Value
                ------------------
     Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Standard Receivable or Fixed Value Receivable under the Agreement or any Subsequent Transfer Assignment or pursuant to transfers of the Certificates shall be unlawful, void or voidable.

          (xvi)  All  Filings  Made.  All  filings   (including  UCC  filings)
                 ------------------
     necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Standard Receivables and the Fixed Value Receivables shall have been made.

          (xvii) One Original.  There shall be only one original executed copy
                 ------------
     of each Standard Receivable and each Fixed Value Receivable.

          (xviii) Scheduled  Payments.  (a) Each Standard Receivable and Fixed
                  -------------------
     Value Receivable has a first Scheduled Payment due, in the case of Precomputed Receivables, or a scheduled due date, in the case of Simple Interest Receivables, on or prior to the end of the month following the related Cutoff Date and (b) no Standard Receivable or Fixed Value Receivable has a payment that is more than 90 days overdue as of the related Cutoff Date, and has a final scheduled payment date no later than the Final Scheduled Maturity Date.

          (xix) Location of Receivable Files. The Receivable Files are kept at
                ----------------------------
     one or more of the locations listed in Schedule B to the Agreement.

          (xx)  Remaining  Maturity.  The  latest  scheduled  maturity  of any
                -------------------
     Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

          (xxi) Outstanding  Principal Balance.  Each Standard  Receivable and
                ------------------------------
     Fixed  Value  Receivable  has an  outstanding  gross  balance of at least
     $1,000.

          (xxii) No  Bankruptcies  or  First-Time  Buyers.  No  Obligor on any
                 ----------------------------------------
     Standard Receivable or Fixed Value Receivable as of the related Subsequent Cutoff Date was noted in the related Receivable File as having filed for bankruptcy, and no such Obligor financed a Financed Vehicle under CFC's "New Finance Buyer Plan" program.

          (xxiii) No Repossessions.  No Financed Vehicle securing any Standard
                  ----------------
     Receivable or Fixed Value Receivable is in repossession status.

          (xxiv) Chattel Paper. Each Standard  Receivable and each Fixed Value
                 -------------
     Receivable constitutes "chattel paper" under the UCC.

          (xxv) Agreement. The representations and warranties contained herein
                ---------
     and in the Agreement shall be true and correct.

          (xxvi)  Remaining  Maturity.  The latest  scheduled  maturity of any
                  -------------------
     Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

     SECTION 12.02. Conveyance of Fixed Value Payments. (a) Promptly following
                    ----------------------------------
the transfer to the Trustee of the Initial Receivables on the Closing Date and of Subsequent Receivables on any Subsequent Transfer Date, the Trustee shall, and without further action hereunder or thereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Closing Date or the related Subsequent Transfer Date, as applicable, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to the related Fixed Value Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 14.03(b).

     (b) The Seller shall not, after any such transfer to it of Fixed Value Payments by the Trustee, sell, transfer, assign, set over or otherwise convey such Fixed Value Payments to any other Person.

     SECTION 12.03. Purchase of Eligible Investment Receivables.  (a) Pursuant
                    -------------------------------------------
to Section 14.01(b), the Trustee may invest funds in the Reserve Account in Eligible Investment Receivables, but only up to the portion of the Specified Reserve Account Balance, if any, specified in the definition "Specified
Reserve Account Balance" contained in the Agreement. Eligible Investment Receivables shall be part of the Reserve Account and shall not be Receivables hereunder and, except for Investment Earnings in respect of the Eligible Investment Receivables (which Investment Earnings shall be deposited in the Collection Account pursuant to Section 14.01(b) and are part of the Interest Distribution Amount), collections on and Purchase Amounts in respect of Eligible Investment Receivables shall be applied as part of the Reserve Account pursuant to Section 14.07 and shall not be part of the Total Distribution Amount. Upon delivery by the Trustee to the Seller of an amount equal to the aggregate Principal Balance of the Eligible Investment Receivables then being purchased by the Trustee, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

          (i) the Eligible Investment Receivables listed on Schedule A to the related Eligible Investment Transfer Assignment, and all moneys due thereon, on or after the related Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon, on and after the related Cutoff Date, in the case of Simple Interest Receivables;

          (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Eligible Investment Receivables and any other interest of the Seller in such Financed Vehicles;

          (iii)  any  proceeds  with  respect  to  such  Eligible   Investment
     Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

          (iv) any proceeds from recourse to Dealers with respect to Eligible Investment Receivables in respect of which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (v) any Financed Vehicle that shall have secured any such Eligible Investment Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trustee; and

          (vi) the proceeds of any and all of the foregoing.

     (b) The Seller shall transfer to the Trustee the Eligible Investment Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

          (i) the Seller shall have delivered to the Trustee a duly executed Eligible Investment Transfer Assignment substantially in the form of Exhibit K, which shall include supplements to Schedule C listing the Eligible Investment Receivables;

          (ii) the Seller shall, to the extent required by Section 14.02, have deposited in the Reserve Account all amounts (A) due on or after the applicable Cutoff Date in respect of such Eligible Investment Receivables that are Precomputed Receivables or (B) received on or after the applicable Cutoff Date in respect of such Eligible Investment Receivables that are Simple Interest Receivables;

          (iii) as of each related Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Eligible Investment Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature,
     (C) such transfer shall not be made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

          (iv) each of the representations and warranties made by the Seller pursuant to Section 12.01 (other than clause (xxi)) shall be true and correct with respect to the Eligible Investment Receivables as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

          (v) not more than [30]% of the Principal Balances of the Eligible Investment Receivables in the Reserve Account, including the Eligible Investment Receivables to be conveyed to the Trustee on such Subsequent Transfer Date (based on the characteristics of all of the Eligible Investment Receivables included in the Reserve Account of their related Cutoff Dates) shall represent vehicles financed at CFC's used vehicle rates;

          (vi) the Seller shall, at its own expense, on or prior to the related Subsequent Transfer Date indicate in its computer files that the Eligible Investment Receivables identified in the Eligible Investment
     Transfer Assignment have been sold to the Trustee pursuant to this Agreement and the related Eligible Investment Transfer Assignment;

          (vii) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Trustee in the Trust Estate;

          (viii) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Eligible Investment Receivables;

          (ix) the addition of any such Eligible Investment Receivables shall not result in a material adverse tax consequence to the Trust or the Certificateholders;

          (x) the Seller shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Eligible Investment Receivables in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Trustee the Opinion of Counsel required by Section 21.02(i)(1); PROVIDED that the Opinions of Counsel referred to in clauses (A) and (B) shall be delivered only (X) during the Funding Period, on the date on which the Opinion of Counsel required by the Agreement is required to be delivered and shall relate to the Eligible Investment Receivables transferred in the preceding Collection Period and (Y) after the Pre-Funding Period, on the Subsequent Transfer Date on which the aggregate Principal Balance (calculated as of the respective Cutoff Dates) of the Eligible Investment Receivables delivered under this Section 12.03 and not previously covered by an Opinion of Counsel required by this clause (Y) equals or exceeds $5,000,000; and

          (xi) the Seller shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b).

     (c) Promptly following the transfer to the Trustee of Eligible Investment Receivables on any Subsequent Transfer Date, the Trustee shall, and without further action hereunder or thereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the related Transfer Date, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to the related Fixed Value Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 14.03(b).

     (d) Except as described in Section 21.08, the Seller shall not sell, transfer, assign, set over or otherwise convey the Fixed Value Payments derived from the Eligible Investment Receivables.

     (e) Except as otherwise provided herein, all of the provisions of this Agreement (exclusive of Section 12.01(xxi) and Section 14.04) applicable to a Receivable shall also apply to the Eligible Investment Receivables, except that, pursuant to Section 14.02, collections on and Purchase Amounts in respect of the Eligible Investment Receivables shall be deposited into the Reserve Account at the time when collections on and Purchase Amounts in respect of the Receivables are required to be deposited into the Collection Account. For purposes of calculating the amount in the Reserve Account, the amount represented by an Eligible Investment Receivable shall be its Principal Balance. The Servicer shall receive a Servicing Fee in respect of the Eligible Investment Receivables calculated in the manner specified in Section 13.08 and payable out of any collections on the Eligible Investment Receivables allocable to interest.

     SECTION 12.04.  Repurchase Upon Breach.  The Seller,  the Servicer or the
                     ----------------------
Trustee, as the case may be, shall inform the other parties to the Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 12.01 or 16.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Trustee or receipt by the Trustee of notice from the Seller or the Servicer of such breach, the Seller shall be obligated to repurchase any Standard Receivable or Fixed Value Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following such discovery or notice). In consideration of the repurchase of any Standard Receivable or Fixed Value Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 14.05. Subject to the provisions of Section 16.03, the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 12.01 or 16.01 and the agreement contained in this Section shall be to require the Seller to repurchase Standard Receivables or Fixed Value Receivables pursuant to this Section 12.04, subject to the conditions contained herein.

     SECTION 12.05.  Custody of Receivable Files. To assure uniform quality in
                     ---------------------------
servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee as of the earlier of the Initial Cutoff Date and the Closing Date (in the case of Initial Receivables) and as of each Subsequent Transfer Date (in the case of Subsequent Receivables) with respect to each Receivable:

          (i) the original of the Standard Receivable or the Fixed Value Receivable;

          (ii) the original credit application fully executed by the Obligor;

          (iii) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

          (iv) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Standard Receivable or a Fixed Value Receivable, an Obligor or a Financed Vehicle.

     SECTION  12.06.  Duties of Servicer as Custodian.  (a)  Safekeeping.  The
                      -------------------------------
Servicer shall hold the Receivable Files as custodian on behalf of the Trustee for the benefit of all present and future Certificateholders, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with these Standard Terms and Conditions of Agreement and the Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under the Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

     (b)  Maintenance  of and Access to Records.  The Servicer  shall maintain
          -------------------------------------
each Receivable File at one of its offices specified in Schedule B to the Agreement or at such other office as shall be specified to the Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct.

     (c) Release of Documents. Upon instruction from the Trustee, the Servicer
         --------------------
shall release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

     SECTION  12.07.  Instructions;  Authority to Act.  The Servicer  shall be
                      -------------------------------
deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trustee Officer.

     SECTION  12.08.  Custodian's  Indemnification.  The Servicer as custodian
                      ----------------------------
shall indemnify the Trustee and each of its officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or any of its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; PROVIDED, HOWEVER, that the Servicer shall not be liable to the Trustee or any such officers, director, employee or agent of the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee or any such officer, director, employee or agent of the Trustee.

     SECTION 12.09. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date or, if no Initial Receivables are conveyed to the Trustee, the Closing Date and shall continue in full force and effect until terminated pursuant to this
Section 12.09. If CFC shall resign as Servicer in accordance with the provisions hereof or if all of the rights and obligations of any Servicer shall have been terminated under Section 18.01, the appointment of such Servicer as custodian shall be terminated by the Trustee, or by Holders of the [Class A] Certificates evidencing not less than 25% of the [Class A] Certificate Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 18.01. The Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

                                 ARTICLE XIII

                  Administration and Servicing of Receivables
                  -------------------------------------------

     SECTION 3.01. Duties of Servicer.  The Servicer, as agent for the Trustee
                   ------------------
(to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and making Advances pursuant to Section 14.04. Subject to the provisions of
Section 13.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of any Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall, upon written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION  13.02.  Collection and  Allocation of Receivable  Payments.  The
                      --------------------------------------------------
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or a Fixed Value Receivable, which shall not, for the purposes of the Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; PROVIDED, HOWEVER, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Trust in accordance with the terms of Section 13.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed Receivables or the originally scheduled payments on Simple Interest Receivables.

     SECTION 13.03. Realization Upon Receivables.  On behalf of the Trust, the
                    ----------------------------
Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 13.04.  Physical Damage  Insurance.  The Servicer,  in accordance
                     --------------------------
with its customary servicing procedures, shall require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or the Fixed Value Receivable.

     SECTION 13.05.  Maintenance of Security  Interests in Financed  Vehicles.
                     --------------------------------------------------------
The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and each Fixed Value Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 13.06.  Covenants of Servicer. The Servicer shall not release the
                     ---------------------
Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Trust or the Certificateholders in such Receivables, nor shall the Servicer increase the number of scheduled payments due under a Standard Receivable or a Fixed Value Receivable.

     SECTION 13.07.  Purchase of Receivables Upon Breach.  The Servicer or the
                     -----------------------------------
Trustee shall inform the other party and the Seller promptly, in writing, upon the discovery of any breach pursuant to Section 13.02, 13.05 or 13.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action in any Collection Period pursuant to
Section 13.02 that impairs the right of the Trustee, the Trust or the Certificateholders in any Receivable or as otherwise provided in Section 13.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 14.05. For purposes of this Section 13.07, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Precomputed Advances or Outstanding Simple Interest Advances on the Receivable. Subject to Section 17.02, the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach pursuant to Section 13.02, 13.05 or 13.06 shall be to require the Servicer to repurchase Receivables pursuant to this Section 13.07. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     SECTION 13.08.  Servicing Fee. The Servicing Fee for a Distribution  Date
                     -------------
shall equal the product of (a) one twelfth, (b) the Servicing Rate and (c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s") and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to Section 17.02.

     SECTION 13.09. Servicer's Certificate.  Not later than 11:00 am (New York
                    ----------------------
time) on each Determination Date, the Servicer shall deliver to the Trustee, the Rating Agencies and the Seller, a Servicer's Certificate containing all information necessary to make the distributions on the related Distribution Date pursuant to Section 14.06 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

     SECTION 13.10. Annual Statement as to Compliance;  Notice of Default. (a)
                    -----------------------------------------------------
The Servicer shall deliver to the Trustee, on or before April 30 of each year, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing Date) and of its performance hereunder and under the Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations hereunder and under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 13.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 13.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) The Servicer shall deliver to the Trustee and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (iii) or (iv) of Section 18.01(a) or (b).

     SECTION 13.11. Annual Independent  Certified Public Accountant's  Report.
                    ---------------------------------------------------------
The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Trustee on or before April 30 of each year beginning April 30, 199__, a report addressed to the Board of Directors of the Servicer to the effect that such firm has examined the financial statements of CFC and issued its report thereon and that such examination (1) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth herein; and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

     The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 13.12. Access to Certain  Documentation and Information Regarding
                    ----------------------------------------------------------
Receivables.  The Servicer shall provide to the  Certificateholders  access to
-----------
the Receivable Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 13.13.  Servicer Expenses.  The Servicer shall be required to pay
                     -----------------
all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.

     SECTION 13.14.  Appointment of Subservicer.  The Servicer may at any time
                     --------------------------
appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; PROVIDED that the Rating Agency Condition shall have been satisfied in connection therewith; and, PROVIDED, FURTHER, that the Servicer shall remain obligated and shall be liable to the Trustee and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Trust, the Trustee or the Certificateholders shall have any responsibility therefor.

                                  ARTICLE XI.

                        Distributions; Reserve Account;
                       Statements to Certificateholders
                       --------------------------------

     SECTION 14.01.  Establishment of Trust Accounts. (a)(i) The Servicer, for
                     -------------------------------
the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

          (i) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

          (ii) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Account (the "Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

                (iii) The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     (b) Funds on deposit in the Collection Account, the Pre-Funding Account, the Distribution Account and the Reserve Account (collectively the "Trust Accounts") shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of these Standard Terms and Conditions of Agreement and the Agreement as they relate to investing such funds; PROVIDED, HOWEVER, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders; PROVIDED, that on each Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Interest Distribution Amount; and, PROVIDED, FURTHER, that any interest and other investment income on Eligible Investment Receivables in the Reserve Account earned in respect of a Collection Period shall be deposited in the Collection Account on the second Determination Date following such Collection Period and shall be deemed to constitute a portion of the Interest Distribution Amount for the related Distribution Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Pre-Funding Account, the Reserve Account and the Distribution Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Collection Account, the Pre-Funding Account, the Reserve Account or the Distribution Account, as applicable, is then maintained and is invested in a time deposit of [the Trustee] rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the trust department of [the Trustee]) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (i) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or
(ii) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date; PROVIDED that Eligible Investment Receivables need not satisfy such maturity requirements. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in a Trust Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight.

     (c) (i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

          (ii) With respect to the Trust Account Property, the Trustee agrees, by its acceptance hereof, that:

               (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 14.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

               (B)  any  Trust  Account  Property  that  constitutes  Physical
          Property shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee;

               (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

               (D) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security.

          (iii) The Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer to carry out its respective duties hereunder.

     (d) (i) The Servicer shall establish and maintain with the Trustee an Eligible Deposit Account (the "Payahead Account"). The Payahead Account shall not be property of the Trust.

          (ii) The Servicer shall on or prior to each Distribution Date (and prior to deposits to the Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in
     Section 14.03 received by the Servicer during the Collection Period. Notwithstanding the foregoing and the first sentence of Section 14.02, for so long as the Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 14.02, Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such condition is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with
     Section 14.06(a).

     SECTION 14.02. Collections.  The Servicer shall remit within two Business
                    -----------
Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) CFC remains the Servicer, (ii) no Event of Default shall have occurred and be continuing and (iii)(x) CFC is a wholly-owned subsidiary of CFC and CFC maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Determination Date immediately preceding the related Distribution Date. For purposes of this Article XIV the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

     SECTION  14.03.  Application  of  Collections.  All  collections  for the
                      ----------------------------
Collection Period shall be applied by the Servicer as follows:

          With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed
     Advances as described in Section 14.04(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances to the extent described in Section 14.04(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

     (b) All Liquidation Proceeds and any subsequent recoveries with respect to any Fixed Value Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any Liquidation Proceeds or recoveries be applied to, or constitute, the related Fixed Value Payment.

     SECTION 14.04.  Advances. (a) As of the close of business on the last day
                     --------
of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of Precomputed Receivables, or payments of the Purchase Amount in respect of Precomputed Receivables.

     If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables in the Trust, and Outstanding Precomputed Advances with respect to such Precomputed Receivable shall be reduced accordingly.

     (b) At the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to such negative number shall be paid to the Servicer and the amount of
Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to such Simple Interest
Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance with respect to principal of Simple Interest Receivables or in respect of Eligible Investment Receivables.

     SECTION  14.05.  Additional  Deposits.  The Servicer shall deposit in the
                      --------------------
Collection Account the aggregate Advances pursuant to Section 14.04. To the extent that the Servicer fails to make a Simple Interest Advance pursuant to
Section 14.04(b) on the date required, the Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables, and the Servicer shall deposit therein all amounts to be paid under Section 20.02. The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 14.02.

     SECTION 14.06. Distributions.  (a) On each Distribution Date, the Trustee
                    -------------
shall cause to be transferred

          (i) From the Collection Account to the Distribution Account, in immediately available funds, the entire amount then on deposit in the Collection Account; PROVIDED, HOWEVER, that in the event that the Servicer is required to make deposits to the Collection Account on a daily basis pursuant to Section 14.02, the amount of the funds transferred from the Collection Account to the Distribution Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

          (ii) From the Payahead Account, or from the Servicer in the event that the second and third sentences of Section 14.01(d)(ii) are applicable, to the Distribution Account, in immediately available funds, the aggregate previous Payaheads to be applied to Scheduled Payments on Precomputed Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Sections 14.03 and 14.04, in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer may be made.

     (b) On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 14.09) shall distribute amounts on deposit in the Distribution Account and, if applicable, the Reserve Account in the manner and priority set forth below:

          (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Class A Certificateholders:

               (A) from the Class A Percentage of the Interest Distribution Amount (except as provided in the proviso to subsection (c)(i) below) (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the Class A Interest Distributable Amount;

               (B) from the Class A Percentage of the Principal Distribution Amount, the Class A Principal Distributable Amount;

          (iii) to the Class B Certificateholders:

               (A) from the Class B Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the Class B Interest Distributable Amount; and

               (B) from the Class B Percentage of the Principal Distribution Amount, the sum of the Class B Principal Distributable Amount.

     (c) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicing Fees from prior
Collection Periods) in the event of delinquency or defaults on the Receivables. Such subordination shall be effected as follows, and all payments shall be effected pursuant to clause (i) below prior to any payments pursuant to clause (ii):

          (i) If the Class A Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments) is less than the Class A Interest Distributable Amount on any Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount; PROVIDED, HOWEVER, that if the amount of Simple Interest Advances required to be made for the Collection Period have not been paid by the Servicer or withdrawn from the Reserve Account, the shortfall in either such amount shall be allocated pro rata between the Class A Certificates and the Class B Certificates and any such shortfall with respect to the Class A Certificates (and any Class A Carryover Shortfalls attributable thereto) shall be paid only from amounts that are or become available in the Reserve Account after giving effect to any deposit thereto on such day.

          (ii) If the Class A Percentage of the Principal Distribution Amount is less than the sum of the Class A Principal Distributable Amount on any Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Principal Distribution Amount; second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount.

     (d) Subject to Section 20.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Servicer appropriate instructions prior to such Distribution Date and such Holder's Certificates of either Class in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such Holder's Certificates.

     SECTION 14.07. Reserve Account. (a) On the Closing Date, the Trustee will
                    ---------------
deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Certificates.

     (b) If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Trustee to distribute the amount of such excess to the Seller, which distribution may include Eligible Investment Receivables; PROVIDED, that no such excess shall be distributed unless the letter from a firm of independent certified public accountants required to be delivered under the Agreement in respect of the Collection Period immediately following the Closing Date has been delivered to the Trustee.

     (c) If the Servicer determines pursuant to Section 14.04 that it is required to make an Advance on any Distribution Date and does not do so from its own funds, the Servicer shall instruct the Trustee to withdraw funds from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 14.04 for purposes of making distributions pursuant to the Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.

     (d) (i) In the event that the Class A Distributable Amount for a Distribution Date exceeds the sum of the amounts distributed to Holders of the Class A Certificates pursuant to Section 14.06(b)(ii) on such Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, and distribute such amount to the Holders of the Class A Certificates.

          (ii) In the event that the Class A Principal Distributable Amount on the Final Scheduled Distribution Date exceeds the amount distributed to Holders of Class A Certificates pursuant to Section 14.06(b)(ii)(B) on such Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, and distribute such amount to the Holders of the Class A Certificates.

     (e) (i) In the event that the Class B Distributable Amount for a Distribution Date exceeds the sum of the amounts distributed to Holders of the Class B Certificates pursuant to Section 14.06(b)(iii) on such Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (c) and (d) above, and distribute such amount to the Holders of the Class B Certificates.

          (ii) In the event that the Certificateholders' Principal Distributable Amount on the Final Scheduled Distribution Date exceeds the amount distributed to Holders of the Class B Certificates pursuant to
     Section 14.06(b)(iii)(B), the Servicer shall instruct the Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (d) and (e)(i) above, and distribute such amount to the Holders of the Class B Certificates.

    (f) Following the payment in full of the Certificate Balance and of all other amounts owing or to be distributed under the Agreement to Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Seller and any Eligible Investment Receivables in the Reserve Account shall be transferred to the Seller.

    SECTION 14.08.  Pre-Funding  Account. (a) On the Closing Date, the Trustee
                    --------------------
will deposit the amount, if any, specified in the Agreement in the Pre-Funding Account on behalf of the Seller from the net proceeds of the sale of the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to (i) the Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date less the Reserve Account Initial Deposit for such Subsequent Transfer Date, and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in the Agreement with respect to such transfer, and (ii) the Reserve Account Initial Deposit for such Subsequent Transfer Date and, on behalf of the Seller, to deposit such amount in the Reserve Account. If Subsequent Receivables are transferred to the Trust on the Closing Date, the Closing Date shall also be a Subsequent Transfer Date for the purposes of this Section.

    (b) If (x) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period) or (y) the Pre-Funded Amount has been reduced
to $        or less on any  Determination  Date,  in either case after  giving
    -------
effect to any reductions in the Pre-Funded Amount on such Distribution Date or Determination Date pursuant to paragraph (a) above, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account, in the case of
(x), on such Distribution Date or, in the case of (y), on the Distribution Date immediately succeeding such Determination Date, (i) if the Pre-Funded
Amount is equal to or less than  $       ,  the Pre-Funded Amount and  deposit
                                  -------
such amount in the Distribution Account for payment as principal of the Class A-1 Certificates up to the Class A Certificate Balance and then for payment of principal of the Class A-2 Certificates, and (ii) if the Pre-Funded Amount is
greater than $          ,  amounts equal to the Pre-Funded Percentage for each
              ----------
Class of Certificates of the Pre-Funded Amount and deposit such amounts in the Distribution Account. In addition, if the Pre-Funded Amount is greater than
$         ,  the Seller will deposit into the  Distribution  Account an amount
 ---------
equal to the sum of the Class A Prepayment Premium and the Class B Prepayment Premium.

    SECTION  14.09.  Statements to  Certificateholders.  On each  Distribution
                     ---------------------------------
Date, the Servicer shall provide to the Trustee for the Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement substantially in the form of Exhibit E setting forth at least the following information as to each Class of Certificates to the extent applicable:

          (i) the amount of such distribution allocable to principal allocable to each class of Certificates;

          (ii) the amount of such distribution allocable to interest allocable to each class of Certificates;

          (iii) for the final Distribution Date with respect to the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables;

          (iv) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under (i) above;

          (v) the Class A Certificate Balance and the Class B Certificate Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under (i) above;

          (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (vii) the amount of the Class A Principal Carryover Shortfall and Class A Interest Carryover Shortfall and Class B Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, if any, on such Distribution Date and the change in the Class A Principal Carryover Shortfall and Class A Interest Carryover Shortfall and Class B Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, from the preceding Distribution Date;

          (viii) the amount of Realized Losses, if any, with respect to the related Collection Period;

          (ix)   the   amount   otherwise   distributable   to  the   Class  B
     Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;

          (x) the balance of the Reserve Account on such Distribution Date, after giving effect to deposits and withdrawals made on such Distribution Date;

          (xi) the aggregate Payahead Balance and the change in such balance from the preceding Distribution Date; and

          (xii)  for  Distribution   Dates  during  the  Funding  Period,  the
     remaining Pre-Funded Amount.

Each amount set forth pursuant to subclauses (i), (ii), (vi) or (vii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Class A or Class B Certificate, as applicable.

     SECTION 14.10. Accounting and Tax Returns. The Trustee shall (a) maintain
                    --------------------------
(or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting and (b) deliver to each Holder of a Certificate, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Holder to prepare its federal and state income tax returns.

     SECTION 14.11. Net Deposits. As an administrative convenience, unless the
                    ------------
Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and Purchase Amounts for or with respect to each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

     [SECTION 14.12.  Transfer of the Class B  Certificates.  In the event any
                      -------------------------------------
Holder of a Class B Certificate shall wish to transfer such Certificate, the Seller shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Class B Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Class B Certificate without registration thereof under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 144A.]


                                  ARTICLE XV

                               The Certificates
                               ----------------

     SECTION  15.01.  The  Certificates.  Unless  otherwise  specified  in the
                      -----------------
Agreement, the Certificates shall be issued in fully registered form in minimum denominations of $1,000. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of the Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 15.03.

     SECTION 15.02.  Authentication  of Certificates.  The Trustee shall cause
                     -------------------------------
the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president, any vice president, secretary, or assistant treasurer, without further corporate action by the Seller, in authorized denominations, pursuant to the Agreement. No Certificate shall entitle its Holder to any benefit under the Agreement or shall be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B to the Agreement, as appropriate, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 15.03. Registration of Transfer and Exchange of Certificates. The
                    -----------------------------------------------------
Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 15.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Unless otherwise specified in the Agreement, the Trustee shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender at the Corporate Trust Office of the Certificates to be exchanged.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     [SECTION 15.04. Limitations on Transfer of the Class B Certificates.  (a)
                     ---------------------------------------------------
Unless otherwise set forth in the Agreement, the Class B Certificates shall not have been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Class B Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Trustee an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Trust or Trustee; PROVIDED that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Seller shall provide to any Holder of a Class B Certificate and any prospective transferee designated by any such Holder, information regarding the Class B Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Class B Certificates without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Class B Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

     (b) No transfer of a Class B Certificate shall be made unless the Trustee shall have received a representation from the transferee of such Class B Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan, trust or account (each a "Benefit Plan") subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or a Person acting on behalf of any such Benefit Plan or using assets of a Benefit Plan to acquire Class B Certificates. For purposes of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of a Class B Certificate. Notwithstanding anything else to the contrary herein, any proposed transfer of a Class B Certificate to or on behalf of a Benefit Plan subject to ERISA or to the Code without the delivery to the Trustee of an opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any Class B Certificate that is in fact not permitted by this Section 15.04 or for making any payments due on such Class B Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any Class B Certificate that was in fact a Benefit Plan subject to Section 406 of ERISA or to Section 4975 of the Code or a Person acting on behalf of any such Benefit Plan at the time it became a Holder or subsequently became such a Benefit Plan or Person acting on behalf of such a Benefit Plan, all payments made on such Class B Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not, and was not at the time it held such Certificate, such a Benefit Plan or Person acting on behalf of a Benefit Plan.

     (c) The Trustee shall cause each Class B Certificate to contain a legend stating that transfer of the Class B Certificates is subject to certain restrictions and referring prospective purchasers of the Class B Certificates to this Section 15.04 with respect to such restrictions.

     (d) Unless otherwise set forth in the Agreement, no transfer of a Class B Certificate or any interest therein shall be made unless prior to such transfer the Holder of such Class B Certificate delivers to the Seller and the Trustee either a ruling of the Internal Revenue Service or an Opinion of Counsel, to the effect that the proposed transfer will not result in the arrangement contemplated by the Agreement being treated as an association taxable as a corporation under either the Code or [the tax laws of the State of New York].]

     SECTION 15.05. Mutilated, Destroyed, Lost, or Stolen Certificates. If (a)
                    --------------------------------------------------
any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION  15.06.  Persons Deemed Owners.  Prior to due  presentation  of a
                      ---------------------
Certificate  for  registration  of  transfer,  the Trustee or the  Certificate
Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 14.06 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 15.07. Access to List of Certificateholders' Names and Addresses.
                    ---------------------------------------------------------
The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of [Class A] Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt for such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION  15.08.  Maintenance  of  Office or  Agency.  The  Trustee  shall
                      ----------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in the Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 15.09. Book-Entry Certificates.  The Class A Certificates and, if
                    -----------------------
so specified in the Agreement, the Class B Certificates may be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, to be delivered by, or on behalf of, the Seller to the initial Clearing Agency, which, unless otherwise specified in the Agreement, shall be The Depository Trust Company. In such case, the Certificates delivered to the Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 15.11. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to such Certificate Owners pursuant to Section 15.11:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on such Certificates) as the sole Holder of such Certificates and shall have no obligation to the related Certificate Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

          (iv) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 15.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on such Certificates to such Clearing Agency Participants; and

          (v) whenever the Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Certificates and has delivered such instructions to the Trustee.

     SECTION  15.10.  Notices to  Clearing  Agency.  Whenever  notice or other
                      ----------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 15.11, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Certificate Owners to the Clearing Agency.

     SECTION 15.11. Definitive  Certificates.  If (i) the Servicer advises the
                    ------------------------
Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding principal amount of the Book-Entry Certificates advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Trustee of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Seller, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof.


                                  ARTICLE XVI

                                  The Seller
                                  ----------

     SECTION 16.01.  Representations of Seller. The Seller makes the following
                     -------------------------
representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

          (i) Organization and Good Standing. The Seller is duly organized and
              ------------------------------
     validly existing as a limited liability company in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Standard Receivables and the Fixed Value Receivables.

          (ii) Due Qualification.  The Seller is duly qualified to do business
               -----------------
     as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (iii) Power and Authority. The Seller has the power and authority to
                -------------------
     execute and deliver the Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust, and the Seller shall have duly authorized such sale and assignment to the Trustee by all necessary action; and the execution, delivery and performance of the Agreement and of each Subsequent Transfer Assignment or Eligible Investment Transfer Assignment, as applicable, shall have been duly authorized by the Seller by all necessary action.

          (iv) Binding  Obligation.  The Agreement,  each Subsequent  Transfer
               -------------------
     Assignment and Eligible Investment Transfer Assignment, when executed and delivered by the Seller, shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

          (v) No Violation. The consummation of the transactions  contemplated
              ------------
     by the Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Agreement); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (vi) No Proceedings.  To the Seller's best  knowledge,  there are no
               --------------
     proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
     (i) asserting the invalidity of the Agreement or the Certificates; (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or (iv) that might adversely affect the federal income tax attributes of the Certificates.

     SECTION 16.02.  Existence.  During the term of the Agreement,  the Seller
                     ---------
will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Agreement and each other instrument or agreement necessary or appropriate to the proper administration of the Agreement and the transactions contemplated hereby.

     SECTION 16.03.  Liabilities of Seller;  Indemnities.  The Seller shall be
                     -----------------------------------
liable  in  accordance   herewith  only  to  the  extent  of  the  obligations
specifically undertaken by the Seller under the Agreement.

          (i) The Seller shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in the Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables or Eligible Investment Receivables, or federal or other income taxes arising out of the distributions on the Certificates) and costs and expenses in defending against the same.

          (ii) The Seller shall indemnify, defend and hold harmless the Trustee and the Certificateholders from and against any loss, liability or expense incurred by reason of (a) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under the Agreement, or by reason of reckless disregard of its obligations and duties under the Agreement, and (b) the Seller's or Trust's violation of federal or state securities laws in connection with the offering and sale of the Certificates.

          (iii) The Seller shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Agreement contained, except to the extent that such cost, expense, loss, claim, damage or liabilities shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee.

     Indemnification under this Section 16.03 shall survive the resignation or removal of the Trustee and the termination of the Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trustee pursuant to this Section and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall promptly repay such amounts to the Seller, without interest.

     SECTION  16.04.   Merger  or  Consolidation  of,  or  Assumption  of  the
                       -------------------------------------------------------
Obligations of, Seller.  Any Person (a) into which the Seller may be merged or
----------------------
consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under the Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to the Agreement; PROVIDED, HOWEVER, that
(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 12.01 shall have been breached and no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Seller shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in the Agreement relating to such transaction have been complied with, (iii) the Rating Agency Requirement shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses
(a), (b) or (c) above.

     SECTION 16.05.  Limitation on Liability of Seller and Others.  The Seller
                     --------------------------------------------
and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the Agreement and that in its opinion may involve it in any expense or liability.

     SECTION 16.06. Seller May Own Certificates.  The Seller and any Affiliate
                    ---------------------------
thereof may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided herein.


                                 ARTICLE XVII

                                 The Servicer
                                 ------------

     SECTION  17.01.  Representations  of  Servicer.  The  Servicer  makes the
                      -----------------------------
following representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables or Eligible Investment Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

     (a)  Organization  and Good Standing.  The Servicer is duly organized and
          -------------------------------
validly existing as a limited liability company in good standing under the laws of the state of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

     (b) Due Qualification. The Servicer is duly qualified to do business as a
         -----------------
foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Standard Receivables and the Fixed Value Receivables as required by the Agreement) shall require such qualifications.

     (c) Power and  Authority.  The  Servicer  has the power and  authority to
         --------------------
execute and deliver the Agreement and to carry out its terms; and the execution, delivery and performance of the Agreement have been duly authorized by the Servicer by all necessary action.

     (d) Binding  Obligation.  The Agreement  constitutes  a legal,  valid and
         -------------------
binding obligation of the Servicer enforceable in accordance with its terms.

     (e) No Violation.  The consummation of the  transactions  contemplated by
         ------------
the Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (f) No  Proceedings.  To the  Servicer's  best  knowledge,  there  are no
         ---------------
proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of the Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates, or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

     (g) No Insolvent Obligors. As of the related Cutoff Date, no Obligor on a
         ---------------------
Standard Receivable or Fixed Value Receivable shall be shown on the Receivable Files as the subject of a bankruptcy proceeding.

     SECTION 17.02.  Indemnities of Servicer.  The Servicer shall be liable in
                     -----------------------
accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement.

     (a) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

     (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Seller, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

     For purposes of this Section, in the event of the termination of the rights and obligations of CFC (or any successor thereto pursuant to Section 17.03) as Servicer pursuant to Section 18.01, or a resignation by such Servicer pursuant to the Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 18.02.

     Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of the Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION  17.03.   Merger  or  Consolidation  of,  or  Assumption  of  the
                       -------------------------------------------------------
Obligations of, Servicer. Any Person (a) into which the Servicer may be merged
------------------------
or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by DaimlerChrysler Corporation, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder shall be the successor to the Servicer under the Agreement without further act on the part of any of the parties to the Agreement; PROVIDED, HOWEVER, that (i) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in the Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i),
(ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION  17.04.  Limitation on Liability of Servicer and Others.  Neither
                      ----------------------------------------------
the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement.

     Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with the Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.


                                 ARTICLE XVIII

                                    Default
                                    -------

     SECTION  18.01.  Events of Default.  If any one of the  following  events
                      -----------------
("Events of Default") shall occur and be continuing:

     (a) Any failure by the Servicer to deliver to the Trustee for deposit to any Trust Account any proceeds or payment required to be so delivered under the terms of the Certificates and the Agreement that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Trustee or after discovery of such failure by an officer of the Servicer; or

     (b) Failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Certificates or in the Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller (as the case may be) by the Trustee or (2) to the Servicer or the Seller (as the case may be) and to the Trustee by the Holders of [Class A] Certificates evidencing not less than 25% of the [Class A] Certificate Balance; or

     (c) The occurrence of an Insolvency Event with respect to the Servicer or the Seller;

then, and in each and every case, so long as the Event of Default shall not have been remedied, either the Trustee or the Holders of [Class A]
Certificates evidencing not less than 25% of the [Class A] Certificate Balance, by notice then given in writing to the Servicer (and to the Trustee if given by Certificateholders) may terminate all of the rights and obligations (other than the obligations set forth in Section 17.02) of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 18.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Event of Default, the Trustee shall give notice thereof to the Rating Agencies.

     SECTION 18.02.  Appointment of Successor. (a) Upon the Servicer's receipt
                     ------------------------
of notice of termination pursuant to Section 18.01 or the Servicer's resignation in accordance with the terms of the Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under the Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of the Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Trustee without further action shall automatically be appointed the successor Servicer and shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables as the successor to the Servicer under the Agreement.

     (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of the Agreement.

     (c) The Servicer may not resign unless it is prohibited from serving as such by law.

     SECTION 18.03.  Repayment of Advances.  If the Servicer shall change, the
                     ---------------------
predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 14.03 and 14.04 with respect to all Advances made by the predecessor Servicer.

     SECTION 18.04.  Notification to Certificateholders.  Upon any termination
                     ----------------------------------
of, or appointment of a successor to, the Servicer pursuant to this Article XVIII, the Trustee shall give prompt written notice thereof to Certificateholders and to the Rating Agencies.

     SECTION  18.05.  Waiver  of Past  Defaults.  The  Holders  of  [Class  A]
                      -------------------------
Certificates evidencing not less than a majority of the [Class A] Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Trust Accounts in accordance with the Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                  ARTICLE XIX

                                  The Trustee
                                  -----------

     SECTION 19.01. Duties of Trustee. (a) If an Event of Default has occurred
                    -----------------
and is continuing, the Trustee shall exercise the rights and powers vested in it by the Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; PROVIDED, HOWEVER, that if the Trustee shall assume the duties of the Servicer pursuant to Section 18.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Agreement and no implied covenants or obligations shall be read into the Agreement against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement; PROVIDED, HOWEVER, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Agreement.

     (c) The Trustee shall take and maintain custody of the Schedule of Receivables included as an exhibit to the Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables and Liquidated Receivables.

     (d) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the Agreement or at the direction of the Holders of [Class A] Certificates evidencing not less than 25% of the [Class A] Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Agreement;

     (e) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of clause (d) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the Agreement.

     (f) No provision of the Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 19.02.  Certain Matters  Affecting  Trustee.  Except as otherwise
                     -----------------------------------
provided in Section 19.01:

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters or relating to the Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under the Agreement in good faith and in accordance with such advice or opinion of such counsel.

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of the Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

     (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Agreement; PROVIDED, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

     (e) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence of any such agent, attorney or custodian appointed with due care by it hereunder.

     SECTION 19.03.  Trustee Not Liable for  Certificates or Receivables.  The
                     ---------------------------------------------------
recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or Eligible Investment Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable or Eligible Investment Receivable, or the perfection and priority of any security interest created by any Receivable or Eligible Investment Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to
Certificateholders under the Agreement, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or Eligible Investment Receivable or any computer or other record thereof; the validity of the assignment of any Receivable or Eligible Investment Receivable to the Trust or of any intervening assignment; the completeness of any Receivable or Eligible Investment Receivable; the performance or enforcement of any Receivable or Eligible Investment Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation or any action of the Servicer taken in the name of the Trustee.

     SECTION  19.04.  Trustee  May  Own  Certificates.   The  Trustee  in  its
                      -------------------------------
individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

     SECTION 19.05. Trustee's Fees and Expenses. The Servicer shall pay to the
                    ---------------------------
Trustee, and the Trustee shall be entitled to receive, reasonable compensation as shall have been separately agreed upon before the date of the Agreement between the Seller and the Trustee (which shall not be limited by any provision of law regarding the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by the Agreement and in the exercise and performance of any of the Trustee's powers and duties under the Agreement. The Trustee shall be entitled to be reimbursed by the Seller for its reasonable expenses under the Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under the Agreement.

     SECTION 19.06. Eligibility Requirements for Trustee. The Trustee shall at
                    ------------------------------------
all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 19.07.

     SECTION 19.07.  Resignation or Removal of Trustee. The Trustee may at any
                     ---------------------------------
time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 19.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Servicer shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 19.08 and payment of all fees and expenses owed to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

     SECTION  19.08.   Successor  Trustee.  Any  successor  Trustee  appointed
                       ------------------
pursuant  to Section  19.07  shall  execute,  acknowledge  and  deliver to the
Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under the Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 19.06.

     Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 19.09.  Merger or Consolidation of Trustee.  Any corporation into
                     ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be eligible pursuant to Section 19.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies

     SECTION   19.10.   Appointment   of  Co-Trustee   or  Separate   Trustee.
                        -----------------------------------------------------
Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to
Section 19.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 19.08.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co-trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee under the Agreement shall be personally liable by reason of any act or omission of any other trustee under the Agreement; and

          (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

     SECTION 19.11.  Representations  and  Warranties of Trustee.  The Trustee
                     -------------------------------------------
shall make the following representations and warranties on which the Seller and Certificateholders shall be deemed to rely:

          (i) The Trustee is a banking  corporation  duly  organized,  validly
     existing  and  in  good   standing   under  the  laws  of  its  place  of
     incorporation.

          (ii) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, the Agreement, and shall have taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, the Agreement.

          (iii) The Agreement shall have been duly executed and delivered by the Trustee.

     SECTION 19.12. No Bankruptcy Petition.  The Trustee, by entering into the
                    ----------------------
Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against, or join any other Person in instituting against, the Seller or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law in connection with the Certificates or the Agreement.


                                  ARTICLE XX

                                  Termination
                                  -----------

     SECTION 20.01.  Termination of the Trust. (a) The respective  obligations
                     ------------------------
and responsibilities of the Seller, the Servicer and the Trustee created hereby and the Trust created by the Agreement shall terminate (i) upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust and (ii) at the time provided in Section 20.02; PROVIDED, HOWEVER, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section.

     (b) Except as provided in Section 20.01(a), neither the Seller nor any Owner shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 14.06.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Seller.

     SECTION 20.02.  Optional Purchase of All Receivables.  On the last day of
                     ------------------------------------
any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust; provided, however, that the Servicer may not effect any such purchase if at such time the rating of CFC's long-term debt obligations is less than Baa3 by Moody's, unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit an amount into the Collection Account pursuant to Section 14.05 equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee. The Servicer thereafter shall succeed to all interests in and to the Trust.


                                  ARTICLE XXI

                           Miscellaneous Provisions
                           ------------------------

     SECTION 21.01. Amendment. The Agreement may be amended by the Seller, the
                    ---------
Servicer and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in the Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any provision in the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates (which consent shall be conclusive and binding on such Holders and on all future Holders of such Certificates and of any Certificates issued upon the transfer therefor or in exchange thereof or in lieu thereof, whether or not notation of such consent is made upon the Certificates), each voting as a class, evidencing not less than a majority of the Class A Certificate Balance and Class B Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or (b) reduce the aforesaid percentage of the Class A Certificate Balance and Class B Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

     Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Agreement and the Opinion of Counsel referred to in Section 21.02(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

     SECTION 21.02. Protection of Title to Trust. (a) The Seller shall execute
                    ----------------------------
and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) Each of the Seller and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Standard Receivable and each Fixed Value Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Distribution Account and Payahead Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Agreement of the Standard Receivables and the Fixed Value Receivables, the Servicer's master computer records (including any back-up archives) that refer to a Standard Receivable or a Fixed Value Receivable shall indicate clearly the interest of the Trust in such Standard
Receivable or Fixed Value Receivable and that such Standard Receivable or Fixed Value Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Standard Receivable or Fixed Value Receivables shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Standard Receivable or Fixed Value Receivable, shall indicate clearly that such Standard Receivable or such Fixed Value Receivable has been sold and is owned by the Trustee.

     (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i) The Servicer shall deliver to the Trustee:

          (1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 21.01, of each amendment hereto and on certain Distribution Dates as required by Sections 3.02(b)(2)(iii) (B) and 12.03(b)(x)(B) of the Agreement, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

          (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (l) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

     SECTION 21.03.  Separate  Counterparts.  The Agreement may be executed by
                     ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 21.04. Limitation on Rights of Certificateholders.  (a) The death
                    ------------------------------------------
or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to the Agreement or any of them.

     (b) No Certificateholder shall have any right to vote (except as provided in Section 21.01 or 18.05) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties to the Agreement; nor shall any provision in the Agreement or contained in the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of the Agreement.

     (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Agreement, unless: (i) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default; (ii) the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and (iv) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing of, any provisions of the Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Agreement, except in the manner provided in the Agreement.

     SECTION  21.05.  Governing  Law.  THE  AGREEMENT  SHALL BE  CONSTRUED  IN
                      --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 21.06.  Notices. All demands,  notices and communications upon or
                     -------
to the Seller, the Servicer, the Trustee or the Rating Agencies under the Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Secretary, ((810) 948-3060); (b) in the case of the Servicer, to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Secretary ((810) 948-3060); (c) in the case of the Trustee, at the Corporate Trust Office; (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; (f) in the case of Duff and Phelps, to Duff & Phelps Credit Rating Company, 55 East Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: Structured Finance; and (g) in the case of Fitch, to Fitch Investors Service, Inc., One State Street Plaza, New York, New York 10004, Attention: Structured Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     SECTION 21.07. Severability of Provisions. Any provision of the Agreement
                    --------------------------
that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION  21.08.  Assignment.  Notwithstanding  anything  to the  contrary
                      ----------
contained herein, except as provided in Sections 16.04 and 17.03 and as provided in the provisions of the Agreement concerning the resignation of the Servicer, the Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Holders of Certificates evidencing not less than 66% of the Certificate Balance.

    SECTION    21.09.    Certificates    Nonassessable    and   Fully   Paid.
                         ---------------------------------------------------
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

     SECTION 21.10.  Limitations  on Rights of Others.  The provisions of this
                     ---------------------------------
Agreement are solely for the benefit of the Seller, the Servicer, the Trustee and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of the Agreement or any covenants, conditions or provisions contained herein.

     SECTION  21.11.  Headings.  The  headings  of the  various  Articles  and
                      --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION  21.12.  Nonpetition  Covenants.  (a)  Notwithstanding  any prior
                      ----------------------
termination of this Agreement, the Servicer and the Seller shall not, prior to the date that is one year and one day after the termination of the Agreement with respect to the Trust, acquiesce to, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

     (b) Notwithstanding any prior termination of the Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of the Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

                                                                     EXHIBIT A

                          FORM OF CLASS A CERTIFICATE
                          ---------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS A CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                                $
R-                                                               CUSIP NO.

                           PREMIER AUTO TRUST 199 -
                                                 - -

                        % ASSET BACKED CERTIFICATE, CLASS A
                    ----

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed Value Receivables (each, as defined herein) secured by new and used automobiles and light duty trucks.

(This Class A Certificate does not represent an interest in or obligation of Chrysler Financial Company L.L.C., Chrysler Financial Company L.L.C. or any of their respective affiliates, except to the extent described below.)

     THIS  CERTIFIES  THAT                       is the  registered  owner  of
                            -------------------
                             DOLLARS  nonassessable,   fully-paid,  fractional
---------------------------
undivided  interest in Premier Auto Trust 199 -  (the "Trust") formed pursuant
                                             - -
to  the  Pooling  and  Servicing  Agreement  (the  "Agreement")  dated  as  of
                 , among Chrysler Financial Company L.L.C., a Michigan limited
-----------------
liability company, as seller (the "Seller"), Chrysler Financial Company L.L.C., a Michigan limited liability company, as servicer (the "Servicer") and
                      ,     a                                          banking
----------------------            --------------------------------
association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of a duly authorized series of Certificates, designated as the % Asset Backed Certificates, Class A (herein called the
                  --
"Class A Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Seller, the Servicer, the Trustee and Holders of the Certificates. The Class A Certificates are subject to all terms of the Agreement.

     The property of the Trust includes a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the
Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies due under such Receivables on or after the related Cutoff Date, in the case of Precomputed Receivables, or received on or after the related Cutoff Date, in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment.

     Under the  Agreement,  there will be  distributed on the      day of each
                                                              ----
month or, if such      day is not a Business Day, the next Business Day (each,
                  ----
a "Distribution Date"), commencing on                       , to the Person in
                                      ----------------------
whose name this Class A Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class A Certificateholders on such Distribution Date.

     It is the intent of the Seller, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the Certificates will be treated as interests in a grantor trust. The Seller, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

     Distributions on this Class A Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the
Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Class A Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class A Certificate to be duly executed.

Date:                               PREMIER AUTO TRUST 199   -
                                                           -- --

                                    By:                         , not in its
                                        ------------------------
                                             individual capacity but solely as
                                             Trustee

                                             By:
                                                 -----------------------------
                                                  Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates referred to in the within-mentioned Agreement.


Date:
                                             ---------------------------------
                                                      as Trustee

                                             By:
                                                 -----------------------------
                                                      Authorized Signatory

                       [REVERSE OF CLASS A CERTIFICATE]

     The Class A Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class A Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Seller and at such other places, if any, designated by the Seller.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer and the Trustee and the rights of the Certificateholders at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class A
Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registerable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is
                                .
--------------------------------

     Except as provided in the Agreement, the Class A Certificates are issuable only as registered certificates without coupons in a minimum
denomination of $        . As provided in the Agreement and subject to certain
                 --------
limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; HOWEVER, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

                                  ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



-------------------------------------------------------------------------------
the within Class A Certificate, and all rights thereunder,  hereby irrevocably
constituting  and  appointing                                               to
                                ------------------------------------------
transfer said Class A Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                                            */
                 -------------------------------------------
                             Signature Guaranteed:


                                                    */
                        ----------------------------



-----------------------

*/ NOTICE:  The signature to this  assignment must correspond with the name as
-
it appears upon the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                     EXHIBIT B

                          FORM OF CLASS B CERTIFICATE
                          ---------------------------

THIS CLASS B CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE TRANSFER OF THIS CLASS B CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE AGREEMENT UNDER WHICH THIS CLASS B CERTIFICATE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE TRUSTEE UPON REQUEST), INCLUDING RECEIPT BY THE TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE SHALL MAKE CERTAIN REPRESENTATIONS.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS B CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                                $
R-                                                               CUSIP NO.

                           PREMIER AUTO TRUST 199 -
                                                 - -

                        % ASSET BACKED CERTIFICATE, CLASS B
                    ----

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed Value Receivables (each, as defined herein) secured by new and used automobiles and light duty trucks.

(This Class B Certificate does not represent an interest in or obligation of Chrysler Financial Company L.L.C., Chrysler Financial Company L.L.C. or any of their respective affiliates, except to the extent described below.)

     THIS   CERTIFIES   THAT                                          is   the
                               ------------------------------------
registered  owner  of                                  DOLLARS  nonassessable,
                        ----------------------------
fully-paid,  fractional  undivided  interest in Premier Auto Trust 199 -  (the
                                                                      - -
"Trust")   formed   pursuant  to  a  Pooling  and  Servicing   Agreement  (the
"Agreement") dated as of                   ,  among Chrysler Financial Company
                          -----------------
L.L.C., a Michigan limited liability company, as seller (the "Seller"), Chrysler Financial Company L.L.C., a Michigan limited liability company, as
servicer (the "Servicer") and                      ,  a
                               --------------------      ---------------------
banking association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of a duly authorized series of Certificates, designated as the % Asset Backed Certificates, Class B (herein called the
                  --
"Class B Certificates") all, issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Seller, the Servicer, the Trustee and HolderS of the Certificates. The Class B Certificates are subject to all terms of the Agreement.

     The property of the Trust includes a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the
Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies due under such Receivables on or after
                ,  in the case of Precomputed  Receivables,  or received on or
----------------
after                 ,  in the case of Simple Interest Receivables,  security
       ---------------
interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment.

     Under the  Agreement,  there will be  distributed  on the          day of
                                                               --------
each month or, if such         day is not a Business  Day,  the next  Business
                       -------
Day (each, a "Distribution Date"),  commencing on                        ,  to
                                                   ----------------------
the Person in whose name this Class B Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class B Certificateholders on such Distribution Date.

     It is the intent of the Seller, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the Certificates will be treated as interests in a grantor trust. The Seller, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

     Distributions on this Class B Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the
Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Class B Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B Certificate to be duly executed.


                                  PREMIER AUTO TRUST 199_-_

                                   by:                            , not in its
                                         -------------------------
                                         individual capacity but solely as
                                         Trustee



Date:                                     by:
                                              --------------------------------
                                                    Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the within-mentioned Trust Agreement.

Date:
                                      -----------------------------------
                                         as Trustee

                                      by: ------------------------------------
                                                  Authorized Signatory

                       [REVERSE OF CLASS B CERTIFICATE]

     The Class B Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class B Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Seller and at such other places, if any, designated by the Seller.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event that the Holder hereof desires to make such a transfer, the Holder and such Holder's transferee will be required to comply with certain procedures set forth in the Agreement, including the delivery of certain certificates and investment letters. The Holder hereof, by acceptance of this Certificate, does hereby agree to indemnify the Trustee, the Seller, the Servicer and the Certificate Registrar against any liability that may result if any such transfer is not so exempt or is not made in accordance with federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depository with respect to certain matters described in the Agreement.

     Except as provided in the Agreement, the Class B Certificates are issuable only as registered certificates without coupons in a minimum
denominations  of  $        .  As  provided  in the  Agreement  and subject to
                    --------
certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; HOWEVER, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

                                  ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



-------------------------------------------------------------------------------
the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing
                            ---------------------------------------------------
to transfer said Class B Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                            */
                 -------------------------------------------
                             Signature Guaranteed:


                                                    */
                        ----------------------------

-----------------------

*/ NOTICE:  The signature to this  assignment must correspond with the name as
-
it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                     EXHIBIT C

                        [FORM OF DEPOSITORY AGREEMENT]

                                                                     EXHIBIT D

                        FORM OF SERVICER'S CERTIFICATE

                    PREMIER AUTO RECEIVABLES TRUST 199  -
                                                      -- --
                       % Asset Backed Certificates, Class A
                    ---
                       % Asset Backed Certificates, Class B
                    ---

Distribution Date:

Collection Period:

     Under the Pooling and Servicing  Agreement dated as of             by and
                                                            -----------
among Chrysler Financial Company L.L.C., as Seller, Chrysler Financial Company
L.L.C., as Servicer, and            ,  as Trustee, the Servicer is required to
                         -----------
prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate, as appropriate, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A.  Information Regarding the Current Monthly Distribution.
    ------------------------------------------------------

    1.  Class A Certificates.
        --------------------

        (a)    The aggregate amount of the distribution
               to Class A Certificateholders ...........................$
                                                                         -------

        (b)    The amount of the distribution set forth in
               paragraph A.1.(a) above in respect of interest...........$
                                                                         -------

        (c)    The amount of the distribution set forth in
               paragraph A.1.(a) above in respect of principal..........$
                                                                         -------

        (d)    The amount of the distribution set forth in
               paragraph A.1.(a) above per $1,000 interest..............$
                                                                         -------

        (e)    The amount of the distribution set forth in
               paragraph A.1.(b) above per $1,000 interest..............$
                                                                         -------

        (f)    The amount of the distribution set forth in
               paragraph A.1.(c) above per $1,000 interest..............$
                                                                         -------

    2.  Class B Certificates.
        --------------------

        (a)    The aggregate amount of the distribution
               to Class B Certificateholders ...........................$
                                                                         -------

        (b)    The amount of the distribution set forth in
               paragraph A.2(a) above in respect of interest............$
                                                                         -------

        (c)    The amount of the distribution set forth in
               paragraph A.2(a) above in respect of principal...........$
                                                                         -------

        (d)    The amount of the distribution set forth in
               paragraph A.2(a) above per $1,000 interest...............$
                                                                         -------

        (e)    The amount of the distribution set forth in
               paragraph A.2(b) above per $1,000 interest...............$
                                                                         -------

        (f)    The amount of the distribution set forth in
               paragraph A.2(c) above per $1,000 interest...............$
                                                                         -------

B.  Information Regarding the Performance of the Trust.
    --------------------------------------------------

    1.  Pool Balance and Certificate Balances.
        -------------------------------------

        (a)    The Pool Balance close of business on the last
               day of the preceding Collection Period...................$
                                                                         -------

        (b)    The  Class A  Certificate  Balance  as of the  close of
               business  on the last day of the  preceding  Collection
               Period,  after giving  effect to payments  allocated to
               principal set forth in Paragraph A.1(c) above............$
                                                                         -------

        (c)    The  Class B  Certificate  Balance  as of the  close of
               business  of the last day of the  preceding  Collection
               Period,  after giving  effect to payments  allocated to
               principal set forth in paragraph A.2(c) above............$
                                                                         -------

        (d)    The Pool Factor as of the close of business on
               the last day of the preceding Collection Period..........$
                                                                         -------

    2.  Servicing Fee and Advances.
        --------------------------

        (a)    The aggregate amount of the Servicing
               Fee paid to the Servicer with respect
               to the preceding Collection Period.......................$
                                                                         -------

        (b)    The amount of such Servicing Fee per
               $1,000 interest..........................................$
                                                                         -------

        (c)    The amount of any unpaid Servicing Fee...................$
                                                                         -------

        (d)    The change in the amount of any  unpaid  Servicing  Fee
               from the previous Distribution Date......................$
                                                                         -------

        (e)    Aggregate Advances on such
               Distribution Date........................................$
                                                                         -------

    3.  Payment Shortfalls.
        ------------------

        (a)    The amount of the Class A Interest Carryover  Shortfall
               after giving effect to the payments
               set forth in paragraph A.1(b) above.....................$
                                                                         -------

        (b)    The amount of the Class A Principal Carryover Shortfall
               after giving effect to the payment
               set forth in paragraph A.1(c) above.....................$
                                                                         -------

        (c)    The amount of the Class B Interest Carryover  Shortfall
               after giving effect to the payments
               set forth in paragraph A.2(b) above.....................$
                                                                         -------

        (d)    The amount of the Class B Principal Carryover Shortfall
               after giving effect to the payments
               set forth in paragraph A.2(c) above.....................$
                                                                         -------

        (e)    The   amount   otherwise   distributable   to  Class  B
               Certificateholders that is distributed
               to Class A Certificateholders ..........................$
                                                                         -------

    4.  Payahead Account.
        ----------------

        (a)    The aggregate Payahead Balance .........................$
                                                                         -------

        (b)    The change in the Payahead Balance from
               the previous Distribution Date..........................$
                                                                         -------

    5.  Reserve Account.

        (a)    The Reserve Account balance after
               giving effect to distributions made on
               such Distribution Date..................................$
                                                                         -------

        (b)    The change in the Reserve Account
               on such Distribution Date ..............................$
                                                                         -------

                                                                     EXHIBIT E


                         [FORM OF ACCOUNTANTS' LETTER]

                                                                     EXHIBIT F





                        FORM OF TRANSFEROR CERTIFICATE

                                                                     [DATE]

[Seller]
[Seller Address]
[Trustee]
[Trustee Address]

            Re:  Premier Auto Trust 199  -
                                       -- --
                 Asset Backed Certificates, Class B
                 ----------------------------------

Ladies and Gentlemen:

     In connection with our disposition of the above-referenced        % Asset
                                                                 ------
Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                 Very truly yours,

                                 [NAME OF TRANSFEROR]



                                 By:
                                    ---------------------------------
                                        Authorized Officer

                                                                     EXHIBIT G


                           FORM OF INVESTMENT LETTER

                                                                     [DATE]

[Seller]
[Seller Address]
[Trustee]
[Trustee Address]

            Re:  Premier Auto Trust 199  -
                                       -- --
                 Asset Backed Certificates, Class B
                 ----------------------------------

Ladies and Gentlemen:

     In connection with our acquisition of the above-referenced Asset Backed Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan or trust account that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such Plan or using the assets of any such Plan to acquire Class B Certificates, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement
dated as of           ,  among Chrysler  Financial  Company  L.L.C.,  Chrysler
            ----------
Financial Company L.L.C. and           .
                             ----------

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]



                                       By:
                                          ----------------------------------
                                            Authorized Officer

                                                                     EXHIBIT H


                           FORM OF RULE 144A LETTER

                                                                     [DATE]

[Seller]
[Seller Address]
[Trustee]
[Trustee Address]

            Re:  Premier Auto Trust 199  -
                                       -- --
                 Asset Backed Certificates, Class B
                 ----------------------------------

Ladies and Gentlemen:

     In connection with our acquisition of the  above-referenced       % Asset
                                                                  -----
Backed Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan, trust or account that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such Plan or using the assets of any such Plan to acquire Class B Certificates, (e) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only
(i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]



                                       By:
                                          ---------------------------------
                                           Authorized Officer

                                                                     EXHIBIT J

                    SUBSEQUENT TRANSFER ASSIGNMENT NO.
                                                       ---

     For value  received,  in  accordance  with and subject to the Pooling and
Servicing  Agreement dated as of            ,  199  (the  "Agreement"),  among
                                 -----------      -
Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Seller"), Chrysler Financial Company L.L.C., a Michigan limited liability
company (the "Servicer"),  and             , a                (the "Trustee"),
                               ------------    --------------
the Seller does hereby sell, assign, transfer and otherwise convey unto the Trustee, for the benefit of the Certificateholders, without recourse (except as expressly provided in the Agreement), all right, title and interest of the Seller in and to (i) the Subsequent Receivables, having an aggregate Principal Balance equal to $ , set forth on Schedule A hereto (which shall supplement Schedule A to the Agreement) and all monies due thereon on or after the date hereof (the "Subsequent Cutoff Date"), in the case of Precomputed Receivables, and all monies received thereon on and after the Subsequent Cutoff Date, in the case of Simple Interest Receivables; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to such Subsequent Receivable and any other interest of the Seller in such Financed Vehicles;
(iii) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (iv) any proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (v) any Financed Vehicle that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; and
(vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Trust of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Standard Receivables, Fixed Value Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Agreement (including the Officers' Certificate of the Seller accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly
executed as of          , 199 .
                             -

                                  Chrysler Financial Company L.L.C.


                                  By:
                                     -------------------------------------
                                      Name:
                                      Title:

                                                                 SCHEDULE A TO
                                                Subsequent Transfer Assignment


                      Schedule of Subsequent Receivables
                      ----------------------------------

                                                                    ANNEX A TO
                                                Subsequent Transfer Assignment

                       Chrysler Financial Company L.L.C.

                             OFFICERS' CERTIFICATE

     The undersigned,               and               , the duly qualified and
                      -------------     --------------
elected            and                    of Chrysler Financial Company L.L.C.
        ----------      ----------------
(the "Seller"), in connection with the conveyance of Subsequent Receivables to Premier Auto Trust 199 - (the "Trust") pursuant to Section 3.02(b) of the
Pooling  and  Servicing   Agreement   dated  as  of           ,   199 ,   (the
                                                     ---------       -
"Agreement"),   among  the  Seller,             ,  as  trustee,  and  Chrysler
                                     -----------
Financial Company L.L.C., as servicer,  and Subsequent Transfer Assignment No.
    dated as of the date hereof from the Seller, hereby certify that:
---

          (a)        % of the  Principal  Balances of the  Receivables  in the
               ------
     Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) represent vehicles financed at CFC's used vehicle rate.

          (b) The weighted average APR of the Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust
     on the date hereof) is      %.
                            -----

          (c)  The  weighted   average   remaining   term  of  the  Subsequent
     Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) is
                                                                  ------------
     months.

          (d) All other conditions precedent set forth in Section 3.02(b)(1) of the Agreement relating to the conveyance of Subsequent Receivables to the Trust have been satisfied.

     All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     IN WITNESS  WHEREOF,  I have  hereunto set my hand as of this      day of
                                                                   ----
             , 199 .
-------------     -


                                 ----------------------------------------
                                     Name:
                                     Title:



                                 ----------------------------------------
                                     Name:
                                     Title:

                                                                     EXHIBIT K

                ELIGIBLE INVESTMENT TRANSFER ASSIGNMENT NO.
                                                            ---

     For value  received,  in  accordance  with and subject to the Pooling and
Servicing  Agreement dated as of            ,  199   (the "Agreement"),  among
                                 -----------      --
Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Seller"), Chrysler Financial Company L.L.C., a Michigan limited liability
company (the  "Servicer"),  and         ,  as trustee,  the Seller does hereby
                                --------
sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as expressly provided in the Agreement), all right, title and interest of the Seller in and to (i) the Eligible Investment Receivables, having an
aggregate  Principal  Balance  equal to  $         ,  set forth on  Schedule A
                                          ---------
hereto (which shall supplement Schedule C to the Agreement) and all monies due thereon on or after the date hereof (the "Subsequent Cutoff Date"), in the case of Precomputed Receivables, and all monies received thereon on and after the Subsequent Cutoff Date, in the case of Simple Interest Receivables; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to such Eligible Investment Receivables and any other interest of the Seller in such Financed Vehicles, (iii) any proceeds with respect to such Eligible Investment Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;
(iv) any proceeds with respect to such Eligible Investment Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely, (v) any Financed Vehicle that shall have secured any such Eligible Investment Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer or the Trust, and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Trust of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Eligible Investment Standard Receivables, Eligible Investment Fixed Value Receivables, Receivable File, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Agreement (including the Officers' Certificate of the Seller accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly
executed as of                   , 199 .
               ------------------     -

                                       Chrysler Financial Company L.L.C.



                                       By:
                                          -----------------------------------
                                            Name:
                                            Title:

                                                                 SCHEDULE A TO
                                       Eligible Investment Transfer Assignment


                  Schedule of Eligible Investment Receivables
                  -------------------------------------------

                                                                    ANNEX A TO
                                       Eligible Investment Transfer Assignment



                       Chrysler Financial Company L.L.C.

                             OFFICER'S CERTIFICATE

     The undersigned                           and                           ,
                     -------------------------     --------------------------
the   duly   qualified   and   elected                                     and
                                          ------------------------------
                              of  Chrysler   Financial   Company  L.L.C.  (the
---------------------------
"Seller'),   in  connection   with  the  conveyance  of  Eligible   Investment
Receivables to Premier Auto Trust  199  -   (the "Trust")  pursuant to Section
                                      -- --
12.03  of the  Pooling  and  Servicing  Agreement  dated as of       ,  199
                                                               ------      ---
(the "Agreement"), among the Seller, as trustee, and Chrysler Financial Company
L.L.C.,  as servicer,  and Eligible  Investment  Transfer  Assignment No.    ,
                                                                          ---
dated as of the date hereof from the Seller, hereby certify that:

          (a)      % of the  Principal  Balances  of the  Eligible  Investment
               ----
     Receivables in the Reserve Account on the date hereof (including the Eligible Investment Receivables conveyed to the Reserve Account on the date hereof) represent vehicles financed at CFC's used vehicle rate.

          (b) All other conditions precedent set forth in Section 12.03 of the Agreement relating to the conveyance of Eligible Investment Receivables to the Reserve Account have been satisfied.

     All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF,  I have hereunto set my hand as of this      day   of
                                                                 ----
          , 199 .
----------     -




                                          -----------------------------------
                                            Name:
                                            Title:




                                          -----------------------------------
                                            Name:
                                            Title:

                                                                  EXHIBIT 5.1

                         [Brown & Wood LLP Letterhead]

                                                January 26, 1999

Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034

Re:      Chrysler Financial Company L.L.C.
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $4,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates ("Certificates" and, together with the Notes, the "Securities"). Each series of such Securities will be issued pursuant to (i) a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among Chrysler Financial Company L.L.C. (the "Registrant") and a trustee to be identified in the prospectus supplement for such series of Securities, (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement.

         We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

         Based on the foregoing, we are of the opinion that:

         1. When each Pooling and Servicing Agreement and/or Indenture in respect of which we have participated has been duly authorized by all necessary action and has been duly executed and delivered, the Pooling and Servicing Agreement will constitute a valid and binding obligation of the Registrant and the Indenture will constitute a valid and binding obligation of the trust referred to therein, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

         2. When the issuance, execution and delivery of the Securities issued pursuant to a Pooling and Servicing Agreement or an Indenture in respect of which we have participated have been duly authorized by all necessary action, and when such Securities have been duly executed and delivered and sold and paid for as described in the Registration Statement, such Securities will be legally and validly issued and the holders of such Securities will be entitled to the benefits provided by the Pooling and Servicing Agreement or the Indenture, as applicable, pursuant to which such Securities were issued.

         In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Indenture and the related Securities, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Securities will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                Very truly yours,

                                                /s/ Brown & Wood LLP
                                                --------------------

                                                                  EXHIBIT 5.2

                [Letterhead of Richards, Layton & Finger, P.A.]

                                                  January 25, 1999

Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034

         Re:      Chrysler Financial Company L.L.C.
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Chrysler Financial Company L.L.C. (the "Registrant") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $4,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates"; and together with the Notes, the "Securities"). Each series of such Securities may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement. This opinion is being delivered to you at your request.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The form of Trust Agreement (including the form of Certificate of Trust (the "Certificate of Trust") attached as Exhibit B thereto); and

         (b)      The Registration Statement.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered  and  express  no  opinion  on the laws of any other  jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:


         1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms; and

         2. When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed and delivered and sold as described in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such Certificates were issued.

         The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                          /s/ Richards, Layton & Finger, P.A.

EAM

                                                                 Exhibit 8.1

                         [Brown & Wood LLP Letterhead]

                                                   January 26, 1999

Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034

Re: Chrysler Financial Company L.L.C.
    Registration Statement on Form S-3
    ----------------------------------

Ladies and Gentlemen:

         We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Registrant"), of a Registration Statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto as of the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") in an aggregate principal amount of up to $4,000,000,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Registrant pursuant to a Trust Agreement (each, a "Trust Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant and an owner trustee, or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") between the Registrant and a trustee. Each series may include one or more classes of Notes, which will be issued pursuant to an Indenture between the related Trust and an indenture trustee. Each series may include one or more classes of Certificates, which will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

         We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the notes and the Certificates. This advice is summarized under the headings "Summary of Terms -- Tax Status" and "Certain Federal Income Tax Consequences" in the Prospectus and "Summary of Terms - Tax Status" in the Prospectus Supplements, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to the Trust) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                 Very truly yours,

                                                /s/ Brown & Wood LLP

                                                                 EXHIBIT 24.1

                                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Managers of Chrysler Financial Company L.L.C. hereby severally constitutes and appoints CHRISTOPHER TARAVELLA, BYRON C. BABBISH and SILVIA M. KLEER, or any one or more of them, to be his agents, proxies and attorneys-in-fact, to sign and execute in his name, place and stead and on his behalf as a Manager of Chrysler Financial Company L.L.C., and to file with the Securities and Exchange Commission, the Registration Statement of Chrysler Financial Company L.L.C. on Form S-3, registering under the Securities Act of 1933, as amended, asset backed securities having an aggregate initial public offering price of $ billion and any and all further amendments (including post-effective amendments) to such Registration Statement, and to file all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing required to be done that may be necessary or desirable, hereby approving, ratifying and confirming all that the aforesaid agents, proxies and attorneys-in-fact do, or that any one of them does or causes to be done, on his behalf pursuant to this Power of Attorney.


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 25th day of January, 1999.

/s/  T. P. Capo
----------------------
     T. P. Capo

/s/ D. L. Davis
----------------------
    D. L. Davis

/s/ R. L. Franson
----------------------
    R. L. Franson

/s/ W. J. O'Brien III
----------------------
    W. J. O'Brien III

/s/ G. C. Valade
----------------------
    G. C. Valade

                                                           EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_____

                                   --------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                         (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS 60670-0286
            ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  --------
                   PREMIER AUTO TRUST ____-__ AND EACH OTHER
                PREMIER AUTO TRUST _____ - __ THAT ISSUES NOTES
            UNDER THE RELATED PROSPECTUS AND PROSPECTUS SUPPLEMENT
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                             APPLIED FOR
 (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

C/O CHASE MANHATTAN BANK DELAWARE, AS OWNER TRUSTEE
1201 MARKET STREET
9TH FLOOR
WILMINGTON, DELAWARE
or such other address specified in
the applicable Prospectus Supplement                            19801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                              Asset Backed Notes
                     (title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING  INFORMATION AS TO THE
         -------------------
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         -----------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF  EXHIBITS.  LIST BELOW ALL  EXHIBITS  FILED AS A
         -----------------
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.


         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of January, 1999.

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY /S/ STEVEN M. WAGNER
                         -------------------------
                           STEVEN M. WAGNER
                           FIRST VICE PRESIDENT

* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).


                                                      EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT

                                               January 21, 1999

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Premier Auto Trust _____-__ and each other Premier Auto Trust ____ - __ that issues notes under the related prospectus and prospectus supplement and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO

                           BY: /S/ STEVEN M. WAGNER
                               ----------------------
                                   STEVEN M. WAGNER
                                   FIRST VICE PRESIDENT



                                   EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago
Call Date:                 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460   Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                               DOLLAR AMOUNTS IN THOUSANDS       C400
                                                                                                                 ----
                                                                               RCFD          BIL MIL THOU
                                                                               ----          ------------

ASSETS

1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                     RCFD
                                                                               ----
    a. Noninterest-bearing balances and currency and coin(1) .........         0081          4,898,646            1.a
    b. Interest-bearing balances(2)..................                          0071          4,612,143            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .....         1754                  0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...         1773          9,817,318            2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                     1350          6,071,229            3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                 RCFD
                                                                               ----
    RC-C).............................................................         2122         26,327,215            4.a
    b. LESS: Allowance for loan and lease losses .....................         3123            412,850            4.b
    c. LESS: Allocated transfer risk reserve .........................         3128                  0            4.c
    d. Loans and leases, net of unearned income, allowance, and                RCFD
                                                                               ----
       reserve (item 4.a minus 4.b and 4.c) ..........................         2125         25,914,365            4.d
5.  Trading assets (from Schedule RD-D)...............................         3545          6,924,064            5.
6.  Premises and fixed assets (including capitalized leases) .........         2145            731,747            6.
7.  Other real estate owned (from Schedule RC-M) .....................         2150              6,424            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ...................................         2130            153,385            8.
9.  Customers' liability to this bank on acceptances outstanding               2155            352,324            9.
10. Intangible assets (from Schedule RC-M)............................         2143            295,823           10.
11. Other assets (from Schedule RC-F) ................................         2160          2,193,803           11.
12. Total assets (sum of items 1 through 11)..........................         2170         61,971,271           12.


--------
(1) Includes  cash items in process of  collection  and unposted  debits.
(2) Includes time certificates of deposit not held for trading.


Legal Title of Bank:    The First National Bank of Chicago
Call Date:              09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460      Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS

LIABILITIES


13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                       RCON
                                                                                   ----
       from Schedule RC-E, part 1).....................                            2200          20,965,124       13.a
       (1) Noninterest-bearing(1)......................                            6631           9,191,662       13.a1
       (2) Interest-bearing............................                            6636          11,773,462       13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                    RCFN
                                                                                   ----
       IBFs (from Schedule RC-E, part II)..............                            2200          15,912,956       13.b
       (1) Noninterest bearing.........................                            6631             475,182       13.b1
       (2) Interest-bearing............................                            6636          15,437,774       13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                 RCFD 2800      4,245,925       14
15. a. Demand notes issued to the U.S. Treasury                                    RCON 2840        359,381       15.a
    b. Trading Liabilities(from Sechedule RC-D)........                            RCFD 3548      5,614,049       15.b

16. Other borrowed money:                                                          RCFD
                                                                                   ----
    a. With original maturity of one year or less......                            2332           4,603,402       16.a
    b. With original  maturity of more than one year...                            A547             328,001       16.b
    c.  With original maturity of more than three years..                          A548             324,984       16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..                     2920             352,324       18.
19. Subordinated notes and debentures................                              3200           2,400,000       19.
20. Other liabilities (from Schedule RC-G)...........                              2930           1,833,935       20.
21. Total liabilities (sum of items 13 through 20)...                              2948          56,940,081        21.
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus....                              3838                    0       23.
24. Common stock.....................................                              3230              200,858       24.
25. Surplus (exclude all surplus related to preferred stock)                       3839            3,192,857       25.
26. a. Undivided profits and capital reserves........                              3632            1,614,511       26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................                              8434               27,815       26.b
27. Cumulative foreign currency translation adjustments                            3284               (4,851)      27.
28. Total equity capital (sum of items 23 through 27)                              3210             5,031,190      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............                              3300            61,971,271      29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the  statement  below that best  describes the most  comprehensive  level of auditing work performed
     for the  bank by  independent  external  Number  auditors  as of any date                     Number
     during  1996 . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724. . . .    /N.A./          M.1.



1 = Independent  audit of the bank  conducted in accordance      4. =   Directors' examination  of the bank  performed  by other
     with generally accepted auditing standards by a certified          external  auditors (may be required by state
     public  accounting  firm  which  submits a report on the           chartering  authority)
     bank
2 = Independent audit of the bank's parent holding company       5 =    Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which       6 =    Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                            7 =    Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in              8 =    No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                            EXHIBIT 25.2

========================================================================

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           STATEMENT OF ELIGIBILITY

                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A

                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE

                     ELIGIBILITY OF A TRUSTEE PURSUANT TO

                            SECTION 305(b)(2) |__|

                             THE BANK OF NEW YORK

              (Exact name of trustee as specified in its charter)

New York                                         13-5160382
(State of incorporation                          (I.R.S. employer
if not a U.S. national bank)                     identification no.)

One Wall Street, New York, N.Y.                  10286
(Address of principal executive offices)         (Zip code)

                    PREMIER AUTO TRUST ___-_ AND EACH OTHER
                  PREMIER AUTO TRUST ___-_ THAT ISSUES NOTES
            UNDER THE RELATED PROSPECTUS AND PROSPECTUS SUPPLEMENT

              (Exact name of obligor as specified in its charter)

Delaware                                         Applied for
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                   identification no.)

c/o Chase Manhattan Bank
Delaware, as Owner Trustee
1201 Market Street
9th Floor
Wilmington, DE                                    19801
or such other address specified in                (Zip code)
the applicable Prospectus Supplement
(Address of principal executive offices)

                                 -------------

                              Asset Backed Notes

                      (Title of the indenture securities)

========================================================================

1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (A) ____ NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

--------------------------------------------------------------------------------
                  Name                                        Address

--------------------------------------------------------------------------------

Superintendent of Banks of the State of    2 Rector Street, New York,
New York                                   N.Y.  10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York           33 Liberty Plaza, New York,
                                           N.Y. 10045

Federal Deposit Insurance Corporation      Washington, D.C.  20429

New York Clearing House Association        New York, New York   10005

        (B) ____ WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

2.      AFFILIATIONS WITH OBLIGOR.

        IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None.

16.     LIST OF EXHIBITS.

        EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(D).

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4.     A copy of the existing By-laws of the Trustee.    (Exhibit 4 to
               Form T-1 filed with Registration Statement No. 33-31019.)

        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement
               No. 33-44051.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of January, 1999.

                                    THE BANK OF NEW YORK

                                    By:       /s/  VAN K. BROWN
                                       ---------------------------------------
                                        Name:    VAN K. BROWN
                                        Title:      ASSISTANT VICE PRESIDENT

-----------------------------------------------------------------------------

                Exhibit 7 - Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286

                    And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                  Dollar Amounts
ASSETS                                                                                            in Thousands

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..                                           $7,301,241
   Interest-bearing balances...........................                                            1,385,944
Securities:
   Held-to-maturity securities.........................                                            1,000,737
   Available-for-sale securities.......................                                            4,240,655
Federal funds sold and Securities purchased under
   agreements to resell................................                                              971,453
Loans and lease financing receivables:
   Loans and leases, net of unearned
     income............................................                                           38,788,269
   LESS: Allowance for loan and
     lease losses......................................                                              632,875
   LESS: Allocated transfer risk
     reserve...........................................                                                    0
   Loans and leases, net of unearned income,
     allowance, and reserve............................                                           38,155,394
Assets held in trading accounts........................                                            1,307,562
Premises and fixed assets (including capitalized
   leases).............................................                                              670,445
Other real estate owned................................                                               13,598
Investments in unconsolidated subsidiaries and
   associated companies................................                                              215,024
Customers' liability to this bank on acceptances
   outstanding.........................................                                              974,237
Intangible assets......................................                                            1,102,625
Other assets...........................................                                            1,944,777
                                                                                                  ----------
Total assets...........................................                                          $59,283,692
                                                                                                  ==========
LIABILITIES
Deposits:
   In domestic offices.................................                                          $26,930,258
   Noninterest-bearing.................................                                           11,579,390
   Interest-bearing....................................                                           15,350,868
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................                                           16,117,854
   Noninterest-bearing.................................                                              187,464
   Interest-bearing....................................                                           15,930,390
Federal funds purchased and Securities sold under
   agreements to repurchase............................                                            2,170,238
Demand notes issued to the U.S.Treasury................                                              300,000
Trading liabilities....................................                                            1,310,867
Other borrowed money:
   With remaining maturity of one year or less.........                                            2,549,479
   With remaining maturity of more than one year
     through three years...............................                                                    0
   With remaining maturity of more than three years....                                               46,654
Bank's liability on acceptances executed and
   outstanding.........................................                                              983,398
Subordinated notes and debentures......................                                            1,314,000
Other liabilities......................................                                            2,295,520
                                                                                                  ----------
Total liabilities......................................                                           54,018,268
                                                                                                  ==========
EQUITY CAPITAL
Common stock...........................................                                            1,135,284
Surplus................................................                                              731,319
Undivided profits and capital reserves.................                                            3,385,227
Net unrealized holding gains (losses) on
   available-for-sale securities.......................                                               51,233
Cumulative foreign currency translation adjustments....                                         (     37,639)
                                                                                                  ----------
Total equity capital...................................                                            5,265,424
                                                                                                  ----------
Total liabilities and equity capital...................                                          $59,283,692
                                                                                                  ==========

         I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


J. Carter Bacot
Thomas A. Renyi                     Directors
Alan R. Griffith

                                                                    EXHIBIT 99.1
================================================================================








                     [FORM OF SALE AND SERVICING AGREEMENT]

                          SALE AND SERVICING AGREEMENT


                                     between


                            PREMIER AUTO TRUST ___-_
                                     Issuer,


                                       and


                       CHRYSLER FINANCIAL COMPANY L.L.C.,
                               Seller and Servicer



                           Dated as of [_______], 199_









===============================================================================

                                Table of Contents
                                                                           Page

                                    ARTICLE I
                                   Definitions

SECTION 1.01.     Definitions.................................................1
SECTION 1.02.     Other Definitional Provisions..............................16

                                   ARTICLE II
                           Conveyance of Receivables

SECTION 2.01.     Conveyance of Receivables..................................17
SECTION 2.02.     Conveyance of Fixed Value Payments and Fixed Value
                  Finance Charges............................................17
SECTION 2.03.     Fixed Value Securities.....................................18

                                  ARTICLE III
                                The Receivables

SECTION 3.01.     Representations and Warranties of Seller with
                  Respect to the Receivables.................................19
SECTION 3.02.     Repurchase upon Breach.....................................22
SECTION 3.03.     Custody of Receivable Files................................23
SECTION 3.04.     Duties of Servicer as Custodian............................23
SECTION 3.05.     Instructions; Authority To Act.............................24
SECTION 3.06.     Custodian's Indemnification................................24
SECTION 3.07.     Effective Period and Termination...........................24

                                   ARTICLE IV
                  Administration and Servicing of Receivables

SECTION 4.01.     Duties of Servicer.........................................25
SECTION 4.02.     Collection and Allocation of Receivable Payments...........25
SECTION 4.03.     Realization upon Receivables...............................26
SECTION 4.04.     Physical Damage Insurance..................................26
SECTION 4.05.     Maintenance of Security Interests in Financed Vehicles.....26
SECTION 4.06.     Covenants of Servicer......................................26
SECTION 4.07.     Purchase of Receivables upon Breach........................26
SECTION 4.08.     Servicing Fee..............................................27
SECTION 4.09.     Servicer's Certificate.....................................27
SECTION 4.10.     Annual Statement as to Compliance; Notice of Default.......27
SECTION 4.11.     Annual Independent Certified Public Accountants' Report....28
SECTION 4.12.     Access to Certain Documentation and Information Regarding
                  Receivables................................................28
SECTION 4.13.     Servicer Expenses..........................................28
SECTION 4.14.     Appointment of Subservicer.................................28

                                   ARTICLE V
                        Distributions; Reserve Account;
                        Statements to Certificateholders
                                and Noteholders

SECTION 5.01.     Establishment of Collection Account........................29
SECTION 5.02.     Collections................................................31
SECTION 5.03.     Application of Collections.................................31
SECTION 5.04.     [ Reserved ]...............................................32
SECTION 5.05.     Additional Deposits........................................32
SECTION 5.06.     Distributions..............................................32
SECTION 5.07.     Reserve Account............................................34
SECTION 5.08.     [ Reserved ]...............................................35
SECTION 5.09.     Statements to Noteholders and Certificateholders...........35
SECTION 5.10.     Net Deposits...............................................36

                                   ARTICLE VI
                                   The Seller

SECTION 6.01.     Representations of Seller..................................36
SECTION 6.02.     Existence..................................................37
SECTION 6.03.     Liability of Seller; Indemnities...........................37
SECTION 6.04.     Merger or Consolidation of, or Assumption of
                  Obligations of, Seller.....................................38
SECTION 6.05.     Limitation on Liability of Seller and Others...............39
SECTION 6.06.     Seller May Own Notes.......................................39

                                  ARTICLE VII
                                  The Servicer

SECTION 7.01.     Representations of Servicer................................39
SECTION 7.02.     Indemnities of Servicer....................................40
SECTION 7.03.     Merger or Consolidation of, or Assumption of
                  Obligations of, Servicer...................................41
SECTION 7.04.     Limitation on Liability of Servicer and Others.............42
SECTION 7.05.     CFC Not To Resign as Servicer..............................42

                                  ARTICLE VIII
                                    Default

SECTION 8.01.     Servicer Default...........................................43
SECTION 8.02.     Appointment of Successor...................................44
SECTION 8.03.     Notification to Noteholders and Certificateholders.........44
SECTION 8.04.     Waiver of Past Defaults....................................45

                                   ARTICLE IX
                                  Termination

SECTION 9.01.     Optional Purchase of All Receivables.......................45

                                   ARTICLE X
                                 Miscellaneous

SECTION 10.01.    Amendment..................................................46
SECTION 10.02.    Protection of Title to Trust...............................47
SECTION 10.03.    Notices....................................................49
SECTION 10.04.    Assignment by the Seller or the Servicer...................49
SECTION 10.05.    Limitations on Rights of Others............................49
SECTION 10.06.    Severability...............................................49
SECTION 10.07.    Separate Counterparts......................................50
SECTION 10.08.    Headings...................................................50
SECTION 10.09.    Governing Law..............................................50
SECTION 10.10.    Assignment by Issuer.......................................50
SECTION 10.11.    Nonpetition Covenants......................................50
SECTION 10.12.    Limitation of Liability of Owner Trustee and
                  Indenture Trustee..........................................50


SCHEDULE A        Schedule of Receivables
SCHEDULE B        Location of Receivable Files

EXHIBIT A         [ Reserved ]
EXHIBIT B         Form of Distribution Statement to Noteholders.............B-1
EXHIBIT C         Form of Servicer's Certificate............................C-1

         SALE AND SERVICING AGREEMENT dated as of [_______], 199_, between PREMIER AUTO TRUST ____-_, a Delaware business trust (the "Issuer"), and CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as seller and servicer.

         WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts generated by Chrysler Financial Company L.L.C. in the ordinary course of business; and

         WHEREAS Chrysler Financial Company L.L.C. is willing to sell such receivables to, and to service such receivables on behalf of, the Issuer;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

         SECTION  1.01.  Definitions.  Whenever  used  in  this  Agreement,  the
                         -----------
following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Accelerated  Principal Distribution Amount" means, with respect to any
          ------------------------------------------
Distribution Date, an amount equal to that portion, if any, of the Total Distribution Amount for such Distribution Date that remains after the payment of
(i) the Servicing Fee (together with any Servicing Fee that remains unpaid from prior Distribution Dates), (ii) the Noteholders' Interest Distributable Amount,
(iii) the Regular Principal Distribution Amount and (iv) the amount, if any, required to be allocated to the Reserve Account on such Distribution Date pursuant to Section 5.06(a)(ii)(C).

         "Amortizing Payment" means, with respect to each Fixed Value Receivable
          ------------------
and each Collection Period prior to the date on which the Fixed Value Payment relating to such Receivable is due, the amount specified in the applicable Contract in the payment schedule as the "Amount of Each Payment", except that in the case of a prepayment, liquidation or repurchase by the Seller or purchase by the Servicer, the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" that has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

         "Amortizing Payment Finance Charge" means, with respect to each payment
          ---------------------------------
collected on a Fixed Value Receivable, the finance charge included in such payment (as determined in accordance with the Servicer's customary procedures) that is allocable to the related Principal Balance.

         "Amount Financed" means (i) with respect to a Standard Receivable,  the
          ---------------
amount advanced under such Standard Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle; and (ii) with respect to a Fixed Value Receivable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) under such Fixed Value Receivable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate
          ----------------------
of finance charges stated in the related Contract.

         "Basic  Documents"  means  the  Indenture,  the  Trust  Agreement,  the
          ----------------
Administration Agreement and the Purchase Agreement.

         "Cash  Release  Amount"  means on each  Distribution  Date  during  the
          ---------------------
Release Period, the portion, if any, of the Total Distribution Amount which remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Release Period Noteholders' Principal Distributable Amount and (d) the amount, if any, required to increase the amount in the Reserve Account to the Specified Reserve Amount; provided that on the Last Release Distribution Date the Cash Release Amount shall equal the Initial Overcollateralization Amount less the aggregate of the Cash Release Amounts for all prior Distribution Dates.

         "Certificate Balance"  has  the  meaning  assigned  to such term in the
          -------------------
Trust Agreement.

         "Certificateholders" has the meaning assigned to such term in the Trust
          ------------------
Agreement.

         "Certificates" means the Trust Certificates and  the Overcollateraliza-
          ------------
tion Certificates.

         "CFC"  means  Chrysler  Financial  Company  L.L.C., a Michigan  limited
          ---
liability company, or its successors.

         "Class" means any one of the classes of Notes
          -----

         "Class A-1 Final Scheduled  Distribution Date" means the [_______] 199_
          --------------------------------------------
Distribution Date.

         "Class A-1 Initial Principal  Balance" shall mean $[_______].
          ------------------------------------

         "Class A-1 Noteholder"  means the Person in whose name a Class A-1 Note
          --------------------
is registered in the Note Register.

         "Class A-2  Final  Scheduled  Distribution  Date" means  the April 2001
          -----------------------------------------------
Distribution Date.

         "Class A-2 Noteholder"  means the Person in whose name a Class A-2 Note
          --------------------
is registered in the Note Register.

         "Class  A-3 Final  Scheduled  Distribution  Date" mean  the  July  2002
          -------------------------------------------
Distribution Date.

         "Class A-3 Noteholder"  means the Person in whose name a Class A-3 Note
          --------------------
is registered in the Note Register.

         "Class  A-4 Final  Scheduled  Distribution  Date"  means the April 2003
          -----------------------------------------------
Distribution Date.

         "Class A-4 Noteholder"  means the Person in whose name a Class A-4 Note
          --------------------
is registered in the Note Register.

         "Collection Account" means the account designated as such,  established
          ------------------
and maintained pursuant to Section 5.01(a)(i).

         "Collection Period" means a calendar month. Any amount stated as of the
          -----------------
last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, and (2) all distributions to be made on the following Distribution Date.

         "Company"  means  [__________],  a [__________]  [__________],  and any
          -------
successor in interest or, if the Rights (as defined in the Purchase Agreement) have been assigned to a Person that becomes a transferee in accordance with
Section 5.06 of the Purchase Agreement, such transferee Person and any successor in interest.

         "Contract" means a motor vehicle retail installment sale contract.
          --------

         "Corporate  Trust Office"  means the principal  office of the Indenture
          -----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at [________], [___], [___], [___]; Corporate Trust Services Division; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

         "Cutoff Date" means [_______], 199_.
          -----------

         "Dealer"  means  the  dealer  who  sold  a  Financed  Vehicle  and  who
          ------
originated and assigned the related Receivable to CFC under an existing agreement between such dealer and CFC.

         "Delivery" when used with respect to Trust Account Property means:
          --------

                  (a) with respect to bankers'  acceptances,  commercial  paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102 of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities (as defined in Section 8-102 of the UCC) of the Indenture Trustee or its nominee or custodian or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102 of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation on its books and records that the certificated securities are credited to the sole and exclusive securities account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or a custodian or the nominee of such clearing corporation subject to the clearing corporation's exclusive control, and the making by such securities intermediary of entries on its books and records identifying such certificated securities as being credited to the securities account of the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the securities intermediary's securities account; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal
         Reserve System pursuant to Federal book-entry regulations as being credited to the Indenture Trustee's securities account; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (a) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

         "Depositor"  means the Seller in its  capacity as  Depositor  under the
          ---------
Trust Agreement.

         "Distribution  Date" means, with respect to each Collection Period, the
          ------------------
eighth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on [_______], 199_.

         "Eligible  Deposit Account" means either (a) a segregated  account with
          -------------------------
an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible  Institution" means (a) the corporate trust department of the
          ---------------------
Indenture Trustee, the Owner Trustee or [__________] or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee or [__________] may be considered an Eligible Institution for the purposes of clause (b) of this definition.

         "Eligible   Investments"   means  book-entry   securities,   negotiable
          ----------------------
instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

                  (c) commercial paper, variable amount notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

                  (d) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest applicable rating category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause;

                  (g)  repurchase  obligations  with  respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"), (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

                           (A) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of the Notes (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                           (B) in the case of the  Reserve  Account,  the rating
                  from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

                           (C) the repurchase  obligation  must mature within 30
                  days of the date on which the Indenture Trustee or the Issuer, as applicable, enters into such repurchase obligation;

                           (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

                           (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Issuer, as applicable;

                           (F) the repurchase  obligation shall require that the
                  collateral subject thereto shall be marked to market daily;

                           (G) in  the  case  of a  repurchase  obligation  of a
                  Guaranteed Counterparty, the following conditions shall also be satisfied:

                                            (i)  the  Indenture  Trustee  or the
                           Issuer, as applicable, shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                                            (ii) the  Indenture  Trustee  or the
                           Issuer, as applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                                            (iii)  the  only  conditions  to the
                           obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Issuer shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                                            (iv)  the  guarantee  of  the  Rated
                           Holding Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                                            (v) each of  Standard  & Poor's  and
                           Moody's has confirmed in writing to the Indenture Trustee or Issuer, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes.

                           (H) the repurchase  obligation shall require that the
                  repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation;

                  (h) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes.

         "FDIC" means the Federal Deposit Insurance Corporation.
          ----

         "Final Scheduled Maturity Date" means October 23, 2004.
          -----------------------------

         "Financed  Vehicle" means an automobile or light-duty  truck,  together
          -----------------
with all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable or Fixed Value Receivable.

         "First Release  Distribution  Date" means the first  Distribution  Date
          ---------------------------------
that is the later of (a) the Distribution Date following the Distribution Date on which the Overcollateralization Amount is at least equal to the sum of (i) the Initial Overcollateralization Amount and (ii) the product of (x) 2% and (y) the excess of the Related Pool Balance for such preceding Distribution Date over the Initial Overcollateralization Amount and (b) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes have been paid in full.

         "Fixed  Value  Finance  Charge"  means,  with  respect to each  payment
          -----------------------------
collected on a Fixed Value Receivable, the finance charge included in such payment (as determined in accordance with the Servicer's customary procedures) that is allocable to the related Fixed Value Payment.

         "Fixed  Value  Payment"  means,   with  respect  to  each  Fixed  Value
          ---------------------
Receivable, the amount specified on the applicable Contract as the "Amount of Fixed Value Payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the Contract allocable to such payment in accordance with the Servicer's customary procedures and (ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

         "Fixed Value Receivable" means any Contract listed on Schedule A (which
          ----------------------
Schedule may be in the form of microfiche) that provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the simple interest method, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with specified conditions.

         "Fixed  Value  Securities"  has the  meaning  assigned  to such term in
          ------------------------
Section 2.03.

          "Indenture" means the Indenture dated as of [_______],  199_,  between
           ---------
the Issuer and the Indenture Trustee.

         "Indenture  Trustee" means the Person acting as Indenture Trustee under
          ------------------
the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Initial Overcollateralization Amount" means $[_______].
          ------------------------------------

         "Insolvency  Event" means, with respect to a specified Person,  (a) the
          -----------------
filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Interest  Distribution Amount" means, with respect to any Distribution
          -----------------------------
Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Distribution
Date: (a) that portion of all collections on Receivables allocable to interest (exclusive of collections allocable to Fixed Value Finance Charges in accordance with Section 5.03(b)), (b) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable, (d) Recoveries for such Collection Period, and (e) Investment Earnings for the related Distribution Date; provided, however, that in calculating the Interest Distribution Amount all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period shall be excluded.

         "Investment Earnings" means, with respect to any Distribution Date, the
          -------------------
investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account to be applied on such Distribution Date pursuant to Section 5.01(b).

         "Issuer" means Premier Auto Trust ____-_.
          ------

         "Last Release  Distribution  Date" means the Distribution Date on which
          --------------------------------
the aggregate amount of the Cash Release Amounts released from the lien of the Indenture pursuant to Section 5.06(a)(ii)(D) on such Distribution Date and all prior Distribution Dates is equal to the Initial Overcollateralization Amount.

         "Lien"  means a security  interest,  lien,  charge,  pledge,  equity or
          ----
encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any  Receivable liquidated by the Service
          ---------------------
through the sale of a Financed Vehicle or otherwise.

         "Liquidation   Proceeds"   means,   with  respect  to  any   Liquidated
          ----------------------
Receivable, the moneys collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

         "Moody's" means Moody's Investors Service, Inc., or its successor.
          -------

         "Note Pool Factor" means, with respect to each Class of Notes as of the
          ----------------
close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

         "Noteholders'   Distributable   Amount"  means,  with  respect  to  any
          -------------------------------------
Distribution Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Distribution Date.

         "Noteholders'  Interest Carryover Shortfall" means, with respect to any
          -----------
Distribution Date, the excess of the sum of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each Class of the Notes for the related Interest Period.

         "Noteholders' Interest Distributable Amount" means, with respect to any
          ------------------------------------------
Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Classes of Notes other than the Class A-1 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; and interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in each applicable Class A-1 Interest Accrual Period divided by 360.

         "Noteholders'  Monthly  Interest   Distributable  Amount"  means,  with
          -------------------------------------------------------
respect to any Distribution Date, interest accrued for the related Interest Accrual Period or, in the case of the Class A-1 Notes, the related Class A-1 Interest Accrual Period, on each Class of Notes at the respective Interest Rate for such Class on the outstanding principal balance of the Notes of such Class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all distributions of principal to the Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

         "Noteholders'  Monthly  Principal  Distributable  Amount"  means,  with
          -------------------------------------------------------
respect to any Distribution Date, the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount plus
(iii) any accelerated payments of principal required to be made from amounts allocated to the Reserve Account pursuant to Section 5.07(b)(ii).

         "Noteholders'  Principal Carryover Shortfall" means, as of the close of
          -------------------------------------------
any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually paid as principal of the Notes on such current Distribution Date.

         "Noteholders'  Principal  Distributable  Amount" means, with respect to
          ----------------------------------------------
any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class A-1 Final Scheduled Distribution Date, the principal required to be allocated for distribution to the Class A-1 Noteholders will include the amount necessary (after giving effect to the other amounts to be allocated for distribution to the Class A-1 Noteholders on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero; (b) on the Class A-2 Final Scheduled Distribution Date, the principal required to be allocated for distribution to the Class A-2 Noteholders will include the amount necessary (after giving effect to the other amounts to be allocated for distribution to the Class A-2 Noteholders on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero; (c) on the Class A-3 Final Scheduled Distribution Date, the principal required to be allocated for distribution to the Class A-3 Noteholders will include the amount necessary (after giving effect to the other amounts to be allocated for distribution to the Class A-3 Noteholders on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-3 Notes to zero; (d) on the Class A-4 Final Scheduled Distribution Date, the principal required to be allocated for distribution to the Class A-4 Noteholders will include the amount necessary (after giving effect to the other amounts to be allocated for distribution to the Class A-4 Noteholders on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-4 Notes to zero.

         "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and
          -----
Class A-4 Notes.

         "Obligor" on a Receivable  means the purchaser or  co-purchasers of the
          -------
Financed Vehicle and any other Person who owes payments under the Receivable.

         "Officers'  Certificate" means a certificate signed by (a) the chairman
          ----------------------
of the board, any vice president, the controller or any assistant controller and
(b) the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Seller, the Company or the Servicer, as appropriate.

         "OMSC" means Overseas Military Sales Corporation, or its successor.
          ----

         "OMSC Receivable" means any Standard  Receivable  acquired by CFC from
          ---------------
OMSC.

         "Opinion of Counsel" means one or more written opinions of counsel, who
          ------------------
may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

         "Original Pool Balance" means $[_______].
          ---------------------

         "Overcollateralization  Amount" means, with respect to any Distribution
          -----------------------------
Date, (i) the Related Pool Balance minus (ii) the Securities Amount.

         "Overcollateralization Certificates"  has the meaning assigned to such
          ----------------------------------
term in the Trust Agreement.

         "Overcollateralization   Percentage"   means,   with   respect  to  any
          ----------------------------------
Distribution Date, the percentage derived from the fraction, the numerator of which is the Overcollateralization Amount for such Distribution Date and the denominator of which is the Related Pool Balance.

         "Owner Trust Estate" has the meaning assigned to such term in the Trust
          ------------------
Agreement.

         "Owner  Trustee"  means the Person  acting as Owner  Trustee  under the
          --------------
Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

         "Payment  Determination  Date" means,  with respect to any Distribution
          ----------------------------
Date, the Business Day immediately preceding such Distribution Date.

         "Physical  Property"  has the  meaning  assigned  to  such  term in the
          ------------------
definition of "Delivery" above.

         "Pool Balance"  means, as of the close of business on the last day of a
          ------------
Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

         "Principal Balance" of a Receivable, as of the close of business on the
          -----------------
last day of a Collection Period, means the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

         "Purchase   Agreement"  means  the  Purchase   Agreement  dated  as  of
          --------------------
[_______], 199_, between the Seller and the Company.

         "Purchase  Amount" means the amount, as of the close of business on the
          ----------------
last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

         "Purchased  Receivable" means a Receivable purchased as of the close of
          ---------------------
business  on the last day of a  Collection  Period by the  Servicer  pursuant to
Section 4.07 or by the Seller pursuant to Section 3.02.

         "Rating  Agency"  means  Moody's  and  Standard & Poor's or, if no such
          --------------
organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

         "Rating Agency Condition" means, with respect to any action,  that each
          -----------------------
Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Company, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

         "Realized  Losses" means, with respect to any Receivable that becomes a
          ----------------
Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

         "Receivable" means (i) any Standard  Receivable and (ii) the Amortizing
          ----------
Payments with respect to any Fixed Value Receivable.

         "Receivable Files" means the documents specified in Section 3.03.
          ----------------

         "Recoveries"  means,  with  respect to any  Receivable  that  becomes a
          ----------
Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         "Regular  Principal  Distribution  Amount"  means,  with respect to any
          ----------------------------------------
Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Distribution Date: (a) that portion of all collections on Receivables allocable to principal, (b) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables and (c) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period.

         "Related Pool Balance" means,  with respect to any  Distribution  Date,
          --------------------
the Pool Balance as of the end of the related Collection Period.

         "Release  Period" means the period from and including the First Release
          ---------------
Distribution Date to and including the Last Release Distribution Date.

         "Release Period  Noteholders'  Principal  Distributable  Amount" means,
          --------------------------------------------------------------
with respect to any Distribution Date during the Release Period, the amount equal to the excess, if any, of (a) the Securities Amount on such Distribution Date (but prior to giving effect to any distributions on such Distribution Date) over (b) the product of (1) 95.00% and (2) the Related Pool Balance; provided further that on the Last Release Distribution Date, the Release Period Noteholders' Principal Distributable Amount shall equal (x) the Noteholders' Principal Distributable Amount less (y) the Cash Release Amount.

         "Reserve  Account"  means the  account  that is part of the  Collection
          ----------------
Account  and is  designated  as such,  established  and  maintained  pursuant to
Section 5.01.

         "Reserve Account Initial Deposit" means the initial deposit of cash and
          -------------------------------
Eligible Investments in the amount of $[_______] made by the Seller into the Collection Account on the Closing Date.

         "Securities  Amount" means, with respect to any Distribution  Date, the
          ------------------
sum of the aggregate Outstanding Principal Amount of the Notes and the Certificate Balance of the Overcollateralization Certificates after giving effect to payments of principal made on the Notes and the Overcollateralization Certificates on such Distribution Date.

         "Seller"  means  CFC and  its  successors  in  interest  to the  extent
          ------
permitted hereunder.

         "Servicer"  means CFC,  as the  servicer of the  Receivables,  and each
          --------
successor to CFC (in the same capacity) pursuant to Section 7.03 or 8.02.

         "Servicer Default" means an event specified in Section 8.01.
          ----------------

         "Servicer's Certificate" means an Officers' Certificate of the Servicer
          ----------------------
delivered pursuant to Section 4.09, substantially in the form of Exhibit C.

         "Servicing  Fee" means the fee  payable to the  Servicer  for  services
          --------------
rendered during each Collection Period, determined pursuant to Section 4.08.

         "Servicing Fee Rate" means 1.00% per annum.
          ------------------

         "Simple  Interest  Method" means the method of allocating a fixed level
          ------------------------
payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made, the denominator of which is 365, and the remainder of such payment is allocable to principal.

         "Simple  Interest  Receivable"  means any  Receivable  under  which the
          ----------------------------
portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Specified  Reserve  Amount"  means,  with respect to any  Distribution
          --------------------------
Date, an amount equal to the Reserve Account Initial Deposit.

         "Standard  &  Poor's"  means  Standard  & Poor's  Ratings  Services,  a
          -------------------
division of The McGraw-Hill Companies, Inc., or its successor.

         "Standard  Receivable"  means any Contract  listed on Schedule A (which
          --------------------
Schedule may be in the form of microfiche) that is not a Fixed Value Receivable.

         "Total Distribution  Amount" means, for each Distribution Date, the sum
          --------------------------
of the applicable Interest Distribution Amount and the applicable Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

         "Trust" means the Issuer.
          -----

         "Trust Account Property" means the Collection Account,  all amounts and
          ----------------------
investments  held from time to time in the  Collection  Account  (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

         "Trust  Agreement" means the Amended and Restated Trust Agreement dated
          ----------------
as of [_______], 199_, among the Seller, the Company and the Owner Trustee.

         "Trust Certificates" has the meaning assigned to such term in the Trust
          ------------------
Agreement.

         "Trust  Officer"  means,  in the  case of the  Indenture  Trustee,  any
          --------------
Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

         SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used
                       -----------------------------
herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                            Conveyance of Receivables
                            -------------------------

         SECTION  2.01.  Conveyance  of  Receivables.  In  consideration  of the
                         ---------------------------
Issuer's delivery to or upon the order of the Seller of (x) $[_______] (which amount represents the Original Pool Balance less (i) the Reserve Account Initial Deposit, (ii) the Initial Overcollateralization Amount, (iii) the Class A-1 Initial Principal Balance, (iv) the Initial Certificate Balance (as defined in the Trust Agreement) and (v) certain other expenses of the Issuer), and (y) the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), all right, title and interest of the Seller in and to:

              (a) the Receivables and all moneys received thereon on and after [_______], 199_;

              (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

              (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

              (d) any proceeds from recourse to Dealers with respect to Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

              (e) any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Trust;

              (f) all right, title and interest in all funds on deposit from time to time in the Collection Account, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); and

              (g) the proceeds of any and all of the foregoing.

              (h) The Seller hereby directs the Issuer to issue the Certificates to the Company. The Seller and the Issuer acknowledge that $[_______] of the purchase price of the Receivables owed by the Issuer to the Seller pursuant to this Section 2.01 shall be offset by the Issuer against delivery of the Class A-1 Notes to the Seller.

         SECTION  2.02.  Conveyance  of Fixed  Value  Payments  and Fixed  Value
                         -------------------------------------------------------
Finance  Charges.   Promptly  following  the  transfer  to  the  Issuer  of  the
----------------
Receivables on the Closing Date, the Issuer shall, without further action hereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Closing Date, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the Fixed Value Payments and the Fixed Value Finance Charges, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 5.03(b).

         SECTION 2.03. Fixed Value Securities. (a) At any time after the Closing
                       ----------------------
Date, at the option of the Seller and upon 10 days prior notice to the Owner Trustee and the Indenture Trustee, the Seller will be permitted to sell to the Issuer, and the Issuer shall be obligated to purchase from the Seller (subject to the availability of funds), all or any portion of the Fixed Value Payments and/or Fixed Value Finance Charges, subject to the terms and conditions described below. Upon any such sale, (x) the Seller and the Owner Trustee will enter into an amendment to this Agreement and the Basic Documents to provide for, at the election of the Seller, the issuance of certificates representing ownership interests in the Trust to the extent of such Fixed Value Payments and/or Fixed Value Finance Charges or the issuance of indebtedness by the Issuer secured by such Fixed Value Payments (collectively, the "Fixed Value Securities") and to make any other provisions herein or therein that are necessary or desirable in connection therewith and (y) the Owner Trustee will enter into any other agreements or instruments related thereto as requested by the Seller; provided, however, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement or any other Basic Document; and provided, further, that the obligation of the Issuer to purchase such Fixed Value Payments and/or Fixed Value Finance Charges and of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

              (i) such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee, in forms satisfactory to the Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee or the Indenture Trustee as appropriate;

              (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

              (iii) the Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

              (iv) such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder, and the Depositor shall have provided to the Owner Trustee and the Indenture Trustee an Officers' Certificate to such effect;

              (v) the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material tax consequence to any Noteholder or Certificateholder; and

              (vi) all filings and other actions required to continue the first perfected interest of the Trust in the Owner Trust Estate and the Indenture Trustee in the Collateral shall have been duly made or taken by the Seller.

         (b) Except as described in Section 10.04, the Seller will not sell, transfer, assign, set over or otherwise convey the Fixed Value Payments and Fixed Value Finance Charges other than to the Issuer pursuant to paragraph (a) .


                                  ARTICLE III

                                The Receivables
                                ---------------

         SECTION 3.01.  Representations and Warranties of Seller with Respect to
                        --------------------------------------------------------
the Receivables.  The Seller makes the following  representations and warranties
---------------
as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

              (a)  Characteristics of Receivables.  Each Standard Receivable and
                   ------------------------------
         Fixed Value Receivable (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing dealer agreement, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller and is assignable by the Seller to the Issuer and by the Issuer to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) provides for level monthly payments (provided, that the payment in the first or last month in the life of the Standard Receivable or Fixed Value Receivable may be minimally different from the level payments and that the payment in the last month of a Fixed Value Receivable may be a Fixed Value Payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate. No Receivable conveyed to the Issuer on the Closing Date is an OMSC Receivable.

              (b) Schedule of Receivables. The information set forth in Schedule
                  -----------------------
         A to this Agreement is true and correct in all material respects as of the opening of business on the applicable Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or Certificateholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Standard Receivables and the Fixed Value Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all respects.

              (c) Compliance with Law. Each Standard  Receivable and Fixed Value
                  -------------------
         Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder (or, in the case of the OMSC Receivables, Swiss laws and regulations and the laws and regulations of the jurisdiction where the Receivable was originated), including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

              (d) Binding  Obligation.  Each Standard Receivable and Fixed Value
                  -------------------
         Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

              (e) No Government  Obligor.  None of the Standard  Receivables  or
                  ----------------------
         Fixed Value Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

              (f) Security  Interest in Financed  Vehicle.  Immediately prior to
                  ---------------------------------------
         the sale, assignment and transfer thereof, each Standard Receivable and Fixed Value Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

              (g)  Receivables in Force.  No Standard  Receivable or Fixed Value
                   --------------------
         Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Standard Receivable or Fixed Value Receivable in whole or in part.

              (h)  No  Amendments.   No  Standard   Receivable  or  Fixed  Value
                   --------------
         Receivable has been amended such that the amount of the Obligor's scheduled payments has been increased except for increases resulting from the inclusion of any premiums for forced placed physical damage insurance covering the Financed Vehicle.

              (i) No Waiver.  No  provision  of a Standard  Receivable  or Fixed
                  ---------
         Value Receivable has been waived.

              (j) No Defenses. No right of rescission,  setoff,  counterclaim or
                  -----------
         defense has been asserted or threatened with respect to any Standard Receivable or Fixed Value Receivable.

              (k) No Liens. To the best of the Seller's  knowledge,  no liens or
                  --------
         claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Standard Receivable or Fixed Value Receivable.

              (l) No Default.  No Standard  Receivable or Fixed Value Receivable
                  ----------
         has a payment that is more than 30 days overdue as of the related Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

              (m)  Insurance.  The  Seller,  in  accordance  with its  customary
                   ---------
         procedures, has determined that, at the origination of the Standard Receivable or Fixed Value Receivable, the Obligor had obtained physical damage insurance covering the Financed Vehicle and under the terms of the Standard Receivable and Fixed Value Receivable the Obligor is required to maintain such insurance.

              (n) Title. It is the intention of the Seller that the transfer and
                  -----
         assignment herein contemplated constitute a sale of the -------------- Standard Receivables and Fixed Value Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Standard Receivables and Fixed Value Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Standard Receivable or Fixed Value Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Standard Receivable and Fixed Value Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Standard Receivable and Fixed Value Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

              (o) Lawful  Assignment.  No  Standard  Receivable  or Fixed  Value
                  ------------------
         Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Standard Receivable or Fixed Value Receivable or any Receivable under this Agreement or the Indenture is unlawful, void or voidable.

              (p)  All  Filings  Made.  All  filings   (including  UCC  filings)
                   ------------------
         necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Standard Receivable and Fixed Value Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

              (q) One Original. There is only one original executed copy of each
                  ------------
         Standard Receivable and Fixed Value Receivable.

              (r) Maturity of  Receivables.  Each Standard  Receivable and Fixed
                  ------------------------
         Value Receivable has a final maturity date not later than October 31, 2004.

              (s) Scheduled  Payments.  (A) Each Standard  Receivable  and Fixed
                  -------------------
         Value Receivable has a first scheduled due date on or prior to the end of the month following the related Cutoff Date and (B) no Standard Receivable or Fixed Value Receivable has a payment that is more than 30 days overdue as of the related Cutoff Date, and has a final scheduled payment date no later than the Final Scheduled Maturity Date.

              (t) Location of Receivable Files. The Receivable Files are kept at
                  ----------------------------
         one or more of the locations listed in Schedule B.

              (u)  Remaining  Maturity.  The latest  scheduled  maturity  of any
                   -------------------
         Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

              (v) Outstanding  Principal Balance.  Each Standard  Receivable and
                  ------------------------------
         Fixed Value Receivable has an outstanding principal balance of at least $300.00.

              (w) No  Bankruptcies  or  First-Time  Buyers.  No  Obligor  on any
                  ----------------------------------------
         Standard Receivable or Fixed Value Receivable as of the related Cutoff Date was noted in the related Receivable File as the subject of a bankruptcy proceeding, and no such Obligor financed a Financed Vehicle under the Seller's "New Finance Buyer Plan" program.

              (x) No  Repossessions.  No Financed  Vehicle securing any Standard
                  -----------------
         Receivable or Fixed Value Receivable is in repossession status.

              (y)  Chattel  Paper.  Each  Standard  Receivable  and Fixed  Value
                   --------------
         Receivable constitutes "chattel paper" as defined in the UCC.

              (z) Agreement.  The  representations of the Seller in Section 6.01
                  ---------
         are true and correct.

              (aa) Financing. As of the Cutoff Date, approximately [___]% of the
                   ---------
         aggregate principal balance of the Receivables, constituting [___]% of the number of Receivables, represents previously titled vehicles; approximately [___]% of the aggregate principal balance of the Receivables, constituting [___]% of the number of Receivables, represents financing of vehicles manufactured or distributed by DaimlerChrysler Corporation; all of the Receivables are Simple Interest Receivables; by aggregate principal balance, approximately [___]% of the Receivables are Fixed Value Receivables. The aggregate principal balance of the Receivables, as of the Cutoff Date is $[_______]. Receivable shall mean only that portion of the Receivables with respect to which the Trust has an ownership interest.

         SECTION 3.02.  Repurchase upon Breach.  The Seller, the Servicer or the
                        ----------------------
Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.01 or 6.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, the Seller shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the repurchase of any such Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.05. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

         SECTION 3.03. Custody of Receivable Files. To assure uniform quality in
                       ---------------------------
servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

              (a) the fully executed original of the Standard Receivable or Fixed Value Receivable;

              (b) the original credit application fully executed by the Obligor;

              (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

              (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Standard Receivable or Fixed Value Receivable, an Obligor or a Financed Vehicle.

         SECTION 3.04.  Duties of Servicer as Custodian.  (a)  Safekeeping.  The
                        -------------------------------        -----------
Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

         (b)  Maintenance of and Access to Records.  The Servicer shall maintain
              ------------------------------------
each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

         (c) Release of Documents.  Upon instruction from the Indenture Trustee,
             --------------------
the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

         SECTION  3.05.  Instructions;  Authority To Act. The Servicer  shall be
                         -------------------------------
deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

         SECTION 3.06.  Custodian's  Indemnification.  The Servicer as custodian
                        ----------------------------
shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

         SECTION  3.07.   Effective  Period  and  Termination.   The  Servicer's
                          -----------------------------------
appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If CFC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and, without cause, upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.


                                   ARTICLE IV

                  Administration and Servicing of Receivables
                  -------------------------------------------

         SECTION 4.01. Duties of Servicer.  The Servicer, for the benefit of the
                       ------------------
Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.02.  Collection  and Allocation of Receivable  Payments.  The
                        --------------------------------------------------
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or Fixed Value Receivable, which shall not, for the purposes of this Agreement, modify the original due dates or amounts of the originally scheduled payments of interest on such Standard Receivable or Fixed Value Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Standard Receivable or Fixed Value Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Standard Receivable or Fixed Value Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Standard Receivable or Fixed Value Receivable.

         SECTION 4.03.  Realization upon  Receivables.  On behalf of the Issuer,
                        -----------------------------
the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

         SECTION  4.04.  Physical  Damage  Insurance.  The  Servicer  shall,  in
                         ---------------------------
accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or Fixed Value Receivable.

         SECTION 4.05.  Maintenance of Security  Interests in Financed Vehicles.
                        -------------------------------------------------------
The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and Fixed Value Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

         SECTION 4.06. Covenants of Servicer. The Servicer shall not release the
                       ---------------------
Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Standard Receivable or Fixed Value Receivable.

         SECTION 4.07.  Purchase of Receivables upon Breach. The Servicer or the
                        -----------------------------------
Owner Trustee shall inform the other party and the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach pursuant to
Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

         SECTION 4.08.  Servicing Fee. The Servicing Fee for a Distribution Date
                        -------------
shall equal the product of (a) one-twelfth (or, in the case of the initial Collection Period, a fraction, the numerator of which is equal to the number of days elapsed from the Cutoff Date through the last day of such initial Collection Period and the denominator of which is 360), (b) the Servicing Fee Rate and (c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of Section 7.02.

         SECTION 4.09.  Servicer's  Certificate.  Not later than 11:00 A.M. (New
                        -----------------------
York time) on each Payment Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Sections 5.06 and 5.07 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

         SECTION 4.10. Annual Statement as to Compliance; Notice of Default. (a)
                       ----------------------------------------------------
The Servicer shal ldeliver to the Owner Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, ____, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such longer period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

         (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

         SECTION 4.11. Annual Independent  Certified Public Accountants' Report.
                       --------------------------------------------------------
The Servicer shall cause a firm of  independent  certified  public  accountants, which may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, ___, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of CFC and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

         Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 4.12. Access to Certain Documentation and Information Regarding
                       ---------------------------------------------------------
Receivables.   The  Servicer  shall  provide  to  the   Certificateholders   and
----------
Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.13. Servicer Expenses.  The Servicer shall be required to pay
                       -----------------
all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

         SECTION 4.14. Appointment of Subservicer.  The Servicer may at any time
                       --------------------------
appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

                                   ARTICLE V

                        Distributions; Reserve Account;
                Statements to Certificateholders and Noteholders
                ------------------------------------------------

         SECTION 5.01.  Establishment of Collection  Account.  (a) The Servicer,
                        ------------------------------------
for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders. The Servicer shall establish the Reserve Account as part of the Collection Account.

         (b) Funds on deposit in the Collection Account shall be invested (1) by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Servicer, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a Delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager the Indenture Trustee shall affirm that such investment is an Eligible Investment. The Servicer initially appoints the Indenture Trustee investment manager hereunder, which the Indenture Trustee hereby accepts. It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section
5.01(b). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable; provided, that on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be deemed to constitute a portion of the Interest Distribution Amount for the related Distribution Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature (1) not later than the Business Day immediately preceding the next Distribution Date or (2) on such next Distribution Date if either (x) such investment is held in the corporate trust department of the institution with which the Collection Account is then maintained and is invested either in a time deposit of the Indenture Trustee rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the corporate trust department of the Indenture Trustee) or in the Indenture Trustee's common trust fund so long as such fund is rated in the highest applicable rating category by Standard & Poor's and Moody's or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are either (i) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (ii) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Indenture Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Collection Account on a day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

         (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account.

              (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                    (A) any  Trust  Account  Property  that  is held in  deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                    (B) any Trust  Account  Property that  constitutes  Physical
              Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102 of the UCC) acting solely for the Indenture Trustee;

                    (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                    (D) any Trust Account  Property  that is an  "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

              (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

         SECTION 5.02. Collections. Subject to the continued satisfaction of the
                       -----------
commingling conditions described below, the Servicer shall remit to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments), all Liquidation Proceeds and any subsequent Recoveries, both as collected during a Collection Period, on or prior to the Payment Determination Date preceding the related Distribution Date. Notwithstanding the foregoing, if any of the commingling conditions ceases to be met, the Servicer shall remit to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments), all Liquidation Proceeds and any subsequent Recoveries within two Business Days of receipt thereof. The commingling conditions are as follows:
(i) CFC must be the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) (x) CFC must maintain a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's or (y) if daily remittances occur hereunder, prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with). Notwithstanding anything herein to the contrary, so long as CFC is the Servicer, CFC may withhold from the deposit into the Collection Account any amounts indicated on the related Servicer's Certificate as being due and payable to CFC or the Seller and pay such amounts directly to CFC or the Seller, as applicable. For purposes of this
Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller. In the event the commingling conditions cease to be met, the Servicer shall make daily remittance of collections to the Collection Account within two Business Days of receipt thereof; provided however, daily remittance may commence no later than five Business Days following a reduction of CFC's short-term ratings below A-1 by Standard & Poor's or P-1 by Moody's.

         SECTION 5.03.  Application of Collections.  (a) All collections for the
                        --------------------------
Collection Period shall be applied by the Servicer as follows:

              With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

         (b) All collections of finance charges on a Fixed Value Receivable (as determined in accordance with the Servicer's customary procedures) shall be applied, first, to the Amortizing Payment Finance Charges due and unpaid on the related Principal Balance and then to the Fixed Value Finance Charges due and unpaid on the related Fixed Value Payment. The Servicer shall release to the Company the Collections allocated to Fixed Value Finance Charges pursuant to the preceding sentence. All Liquidation Proceeds and any subsequent Recoveries with respect to any Fixed Value Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds or Recoveries be applied to, or constitute, the related Fixed Value Payment.

         SECTION 5.04. [Reserved]

         SECTION 5.05.  Additional  Deposits.  The Servicer and the Seller shall
                        --------------------
deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

         SECTION 5.06. Distributions.
                       -------------

         (a) (i) On each Payment Determination Date, the Servicer shall calculate all amounts required to be distributed to the Noteholders and the Certificateholders and all amounts to be allocated within the Collection Account as described below. For purposes of this Section, the Servicing Fee for the related Distribution Date and any previously unpaid Servicing Fees shall, and the Cash Release Amount to be distributed to the Holders of the Trust Certificates may, be deducted from the Total Distribution Amount at any time on or prior to the Distribution Date.

              (ii) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following allocations and distributions by 11:00 A.M. (New York time), to the extent of the Total Distribution Amount (net of the Servicing Fee for such Distribution
         Date and any previously unpaid Servicing Fees and any Cash Release Amount deducted pursuant to Section 5.06(a)(i)), in the following order of priority:

                    (A) allocate to the Noteholders for distribution pursuant to
              Section 8.02 of the Indenture, from the Total Distribution Amount, the Noteholders' Interest Distributable Amount;

                    (B) allocate to the Noteholders for distribution pursuant to
              Section 8.02 of the Indenture, from the Total Distribution Amount remaining after the application of clause (A), the Noteholders' Principal Distributable Amount; provided, however, that on each Distribution Date during the Release Period, the Release Period
              Noteholder's Principal Distributable Amount (rather than the Noteholders' Principal Distributable Amount) shall be allocated to the Noteholders for distribution to the Noteholders pursuant to
              Section 8.02 of the Indenture;

                    (C) allocate to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (A) and (B) (it being understood that the Accelerated Principal Distribution Amount and the Cash Release Amount are a function of and subject to the amount required to be allocated to the Reserve Account pursuant to this clause (C)), the excess, if any, of the Specified Reserve Amount over the amount then allocated to the Reserve Account;

                    (D) if all of the  conditions  set forth in Section  5.06(b)
              are satisfied, distribute to the Holders of the Trust Certificates, from the Total Distribution Amount remaining after the application of clauses (A) through (C), the Cash Release Amount for such Distribution Date to the extent not already deducted pursuant to Section 5.06(a)(i);

                    (E) distribute to the Holders of the Overcollateralization Certificates, the Total Distribution Amount remaining after the application of clauses (A) through (D) and only after the Notes have been paid in full, until the Certificate Balance has been reduced to zero; and

                    (F) distribute to the Holders of the Trust  Certificates the portion, if any, of the Total Distribution Amount remaining after the application of clauses (A) through (E).

If pursuant to Section 5.02, the Servicer is permitted to remit collections on the Receivables to the Collection Account on the Payment Determination Date preceding the related Distribution Date, then the Servicer may net the amounts, if any, distributable pursuant to clauses (D), (E) and (F) out of the Total Distribution Amount before depositing the Total Distribution Amount into the Collection Account and pay such amounts directly to the related recipient.

         Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Pool Balance is reduced to zero.

         (b) The distribution of a Cash Release Amount pursuant to Section 5.06(a)(ii)(D) on a Distribution Date shall be subject to the satisfaction of all of the following conditions:

              (i) no such distribution or release shall be made until the First Release Distribution Date; and

              (ii) the amount allocated to the Reserve Account is equal to the Specified Reserve Amount and the aggregate amount of Cash Release Amounts distributed pursuant to Section 5.06(a)(ii)(D) on or prior to such Distribution Date shall not exceed the Initial Overcollateralization Amount.

         SECTION  5.07.  Reserve  Account.  (a) On the Closing  Date,  the Owner
                         ----------------
Trustee will deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Collection Account from the net proceeds of the sale of the Notes which amount shall be allocated to the Reserve Account.

         (b) (i) After giving effect to clause (ii) below, if the amount allocated to the Reserve Account on any Distribution Date (after giving effect to all allocations thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Amount, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Seller.

              (ii) On each Distribution Date subsequent to any reduction or withdrawal by any Rating Agency of its rating of any Class of Notes, unless such rating has been restored, if the amount allocated to the Reserve Account (after taking into account any allocations thereto pursuant to Section 5.06(a) and withdrawals therefrom pursuant to
         Section 5.07(c) or (d) on such date) is greater than the Specified Reserve Amount, then the Servicer shall instruct the Indenture Trustee to include the amount of such excess in the Noteholders' Monthly Principal Distribution Amount and to allocate the amount of such excess for distribution to Noteholders as an accelerated payment of principal on such Distribution Date; provided, that the amount of such deposit shall not exceed the outstanding principal balance of the Notes after giving effect to all other payments of principal to be made on such date.

         (c) (i) In the event that the Noteholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts allocated for distribution to the Noteholders pursuant to Section 5.06(a)(ii)(A) and (B) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders; provided that such amount shall be applied first, to the payment of interest due on the Notes to the extent, if any, that the amount allocated pursuant to Section 5.06(a)(ii)(A) is not sufficient to cover such payment of interest; and second, to the payment of principal of the Notes.

              (ii) In the event that the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date or the Class A-4 Final Scheduled Distribution Date exceeds the amount allocated for distribution to the Noteholders pursuant to Section 5.06(a)(ii)(B) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders.

         (d) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.06(a) following payment in full of both the Outstanding Amount of the Notes and of the Certificate Balance of the Overcollateralization Certificates until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of the Certificate Balance of the Overcollateralization Certificates and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and the termination of the Trust, any amount then allocated to the Reserve Account shall be distributed to the Seller.

         SECTION 5.08. [ Reserved ]

         SECTION 5.09. Statements to Noteholders and Certificateholders. On each
                       ------------------------------------------------
Distribution Date, the Servicer shall provide to the Owner Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date and to the Indenture Trustee (with a copy to each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date a statement substantially in the form of Exhibit B, setting forth at least the following information as to the Notes, to the extent applicable:

              (i) the amount of such distribution allocable to principal allocable to each Class of Notes;

              (ii) the amount of such distribution allocable to interest allocable to each Class of Notes;

              (iii) the outstanding principal balance of each Class of Notes and the Note Pool Factor for each such Class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

              (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

              (v) the amount of Realized Losses, if any, with respect to the related Collection Period;

              (vi) the amount allocated to the Reserve Account on such Payment Determination Date after giving effect to allocations thereto and withdrawals therefrom to be made on the next following Distribution Date, if any;

              (vii) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above; and

              (viii) the amount, if any, allocated for distribution to the Certificateholders.

         Each amount set forth on the Distribution  Date statement under clauses
(i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

         SECTION 5.10. Net Deposits.  As an administrative  convenience,  unless
                       ------------
the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.


                                   ARTICLE VI

                                   The Seller
                                   ----------

         SECTION 6.01. Representations of Seller. The Seller makes the following
                       -------------------------
representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

              (a) Organization  and Good Standing.  The Seller is duly organized
                  -------------------------------
         and validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Standard Receivables and the Fixed Value Receivables.

              (b) Due Qualification. The Seller is duly qualified to do business
                  -----------------
         as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

              (c) Power and Authority. The Seller has the power and authority to
                  -------------------
         execute and deliver this Agreement and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary action.

              (d) Binding Obligation.  This Agreement constitutes a legal, valid
                  ------------------
         and binding obligation of the Seller enforceable in accordance with its terms.

              (e)  No   Violation.   The   consummation   of  the   transactions
                   --------------
         contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or the operating agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

              (f) No Proceedings.  To the Seller's best knowledge,  there are no
                  --------------
         proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
         (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

         SECTION 6.02. Existence.  During the term of this Agreement, the Seller
                       ---------
will keep in full force and effect its existence, rights and franchises as a limited liability company (or another legal entity) under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates (including the Company) will be conducted on an arm's-length basis.

         SECTION  6.03.  Liability of Seller;  Indemnities.  The Seller shall be
                         ---------------------------------
liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

              (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

              (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

              (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture
         Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or
         (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

              (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.


         SECTION 6.04.  Merger or Consolidation of, or Assumption of Obligations
                        --------------------------------------------------------
of, Seller.  Any Person (a) into which the Seller may be merged or consolidated,
----------
(b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a) , (b) or (c) above.

         SECTION 6.05.  Limitation on Liability of Seller and Others. The Seller
                        --------------------------------------------
and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION  6.06.  Seller  May Own Notes.  The  Seller  and any  Affiliate
                         ---------------------
thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. The Seller shall not own any Certificates unless the Rating Agency Condition is satisfied.


                                  ARTICLE VII

                                  The Servicer
                                  ------------

         SECTION  7.01.  Representations  of Servicer.  The  Servicer  makes the
                         ----------------------------
following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

              (a) Organization and Good Standing. The Servicer is duly organized
                  ------------------------------
         and validly existing as a limited liability company in good standing under the laws of the state of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

              (b)  Due  Qualification.  The  Servicer  is duly  qualified  to do
                   ------------------
         business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Standard Receivables and the Fixed Value Receivables as required by this Agreement) shall require such qualifications.

              (c) Power and Authority.  The Servicer has the power and authority
                  -------------------
         to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action.

              (d) Binding Obligation.  This Agreement constitutes a legal, valid
                  ------------------
         and binding obligation of the Servicer enforceable in accordance with its terms.

              (e)  No   Violation.   The   consummation   of  the   transactions
                   --------------
         contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or the operating agreement of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

              (f) No Proceedings. To the Servicer's best knowledge, there are no
                  --------------
         proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

              (g) No  Insolvent  Obligors.  As of the related  Cutoff  Date,  no
                  -----------------------
         Obligor on a Standard Receivable or Fixed Value Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

         SECTION 7.02.  Indemnities of Servicer. The Servicer shall be liable in
                        -----------------------
accordance  herewith  only  to  the  extent  of  the  obligations   specifically
undertaken by the Servicer under this Agreement:

              (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, the Company and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

              (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         For purposes of this Section, in the event of the termination of the rights and obligations of CFC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         SECTION 7.03.  Merger or Consolidation of, or Assumption of Obligations
                        --------------------------------------------------------
of,  Servicer.  Any  Person  (a)  into  which  the  Servicer  may be  merged  or
-------------
consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a legal entity 50% or more of the voting power of which is owned, directly or indirectly, by DaimlerChrysler Corporation or an affiliate of or successor to DaimlerChrysler Corporation or an affiliate of such successor, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with,
(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement and (v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a) ,
(b) or (c) above.

         SECTION 7.04.  Limitation on Liability of Servicer and Others.  Neither
                        ----------------------------------------------
the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

         SECTION 7.05. CFC Not To Resign as Servicer.  Subject to the provisions
                       -----------------------------
of Section 7.03, CFC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of CFC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall (i) have assumed the responsibilities and obligations of CFC in accordance with Section 8.02 and (ii) have become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.


                                  ARTICLE VIII

                                    Default
                                    -------

         SECTION 8.01. Servicer Default. If any one of the following events   (a
                       ----------------
"Servicer Default") shall occur and be continuing:

              (a) any  failure by the  Servicer  to  deposit  in the  Collection
         Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

              (b) failure by the  Servicer  or the  Seller,  as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may
         be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes, Trust Certificates or Overcollateralization Certificates, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes, evidencing Percentage Interests (as defined in the Trust Agreement) aggregating at least 25% or evidencing not less than 25% of the Certificate Balance; or

              (c) the occurrence of an Insolvency Event with respect to the Seller, the Servicer or the Company;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor
Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

         SECTION 8.02. Appointment of Successor. (a) Upon the Servicer's receipt
                       ------------------------
of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than
$100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

         (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

         (c) The Servicer may not resign unless it is prohibited from serving as such by law.

         SECTION 8.03. Notification to Noteholders and Certificateholders.  Upon
                       --------------------------------------------------
any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

         SECTION 8.04. Waiver of Past Defaults.  The Holders of Notes evidencing
                       -----------------------
not less than a majority of the Outstanding Amount of the Notes, the Holders (as defined in the Trust Agreement) of Trust Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement) or the Holders (as defined in the Trust Agreement) of Overcollateralization Certificates evidencing not less than a majority of the Certificate Balance may, on behalf of all Noteholders, the Holders of the Trust Certificates or the Holders of the Overcollateralization Certificates, as the case may be, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required allocations or distributions from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                   ARTICLE IX

                                  Termination
                                  -----------

         SECTION 9.01. Optional Purchase of All Receivables.  (a) As of the last
                       ------------------------------------
day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance and the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Collection Account; provided, however, that, unless Moody's agrees otherwise, the Servicer may not effect any such purchase if the rating of CFC's long-term debt obligations is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit pursuant to
Section 5.05 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any such other property held by the Trust other than the Collection Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and the Certificate Balance of the Overcollateralization Certificates and all accrued but unpaid interest (including any overdue interest and premium) thereon.

         (b) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

         SECTION 10.01. Amendment.  This Agreement may be amended by the Seller,
                        ---------
the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement (including for the issuance of Fixed Value Securities pursuant to Section 2.03) or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, the consent of the Holders (as defined in the Trust Agreement) of outstanding Trust Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement) and the consent of the Holders (as defined in the Trust Agreement) of Overcollateralization Certificates evidencing not less than a majority of the Certificate Balance of the Overcollateralization Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Percentage Interests (as defined in the Trust Agreement) or the aforesaid percentage of the Certificate Balance of the Overcollateralization Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes, the Holders (as defined in the Trust Agreement) of all the outstanding Trust Certificates and the Holders (as defined in the Trust Agreement) of all the outstanding Overcollateralization Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION  10.02.  Protection  of Title to Trust.  (a) The  Seller  shall
                          -----------------------------
execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph
(a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Standard Receivable and each Fixed Value Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Standard Receivable or Fixed Value Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Standard Receivable or Fixed Value Receivable and the amounts from time to time deposited in the Collection Account in respect of such Standard Receivable or Fixed Value Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Standard Receivables and the Fixed Value Receivables, the Servicer's master computer records (including any backup archives) that refer to a Standard Receivable or Fixed Value Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Standard Receivable or Fixed Value Receivable and that such Standard Receivable or Fixed Value Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Standard Receivable or Fixed Value Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Standard Receivable or Fixed Value Receivable, shall indicate clearly that such Standard Receivable or Fixed Value Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

         (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Standard Receivable or Fixed Value Receivable.

         (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer  shall  deliver to the Owner Trustee and the Indenture
Trustee:

              (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

              (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or
Section 12(g) of the Exchange Act within the time periods specified in such sections.

         SECTION  10.03.  Notices.  All  demands,  notices,  communications  and
                          -------
instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((248) 948-3067), (b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (c) in the case of the Indenture Trustee, at the Corporate Trust Office, (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (f) in the case of Fitch IBCA, Inc., to One State Street Plaza, New York, N.Y. 10004, and (g) in the case of Duff & Phelps Credit Rating Co., to 17 State Street, 12th Floor, New York, New York 10004; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION   10.04.   Assignment   by  the   Seller   or   the   Servicer.
                            ---------------------------------------------------
Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer. The Issuer and the Servicer hereby acknowledge and consent to the conveyance and assignment (i) by the Seller to the Company pursuant to the Purchase Agreement and (ii) by the Company to a limited liability company or other Person (provided that conveyance and assignment is made in accordance with Section 5.06 of the Purchase Agreement), of any and all of the Seller's rights and interests (and corresponding obligations, if any) hereunder with respect to receiving amounts from the Reserve Account and with respect to receiving and conveying any Fixed Value Payments, and the Issuer and the Servicer hereby agree that the Company, and any such assignee of the Company, shall be entitled to enforce such rights and interests directly against the Issuer as if the Company, or such assignee of the Company, were itself a party to this Agreement.

         SECTION 10.05.  Limitations on Rights of Others. The provisions of this
                         -------------------------------
Agreement are solely for the benefit of the Seller, the Company (and any assignee of the Company pursuant to Section 10.04), the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION  10.06.  Severability.  Any provision of this Agreement that is
                          ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.07. Separate Counterparts. This Agreement may be executed by
                        ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION  10.08.  Headings.  The  headings of the various  Articles  and
                          --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION  10.09.  Governing  Law. This  Agreement  shall be construed in
                          --------------
accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.10. Assignment by Issuer. The Seller hereby acknowledges and
                        --------------------
consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         SECTION 10.11.  Nonpetition  Covenants.  (a)  Notwithstanding any prior
                         ----------------------
termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04).

         (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION  10.12.  Limitation of Liability of Owner Trustee and Indenture
                          ------------------------------------------------------
Trustee.  (a)Notwithstanding  anything  contained  herein to the contrary,  this
-------
Agreement has been countersigned by [__________] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [__________] in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by [__________], not in its individual capacity but solely as Indenture Trustee and in no event shall [__________] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   PREMIER AUTO TRUST ____-_

                                   By:  [__________], not in its individual
                                        capacity but solely as Owner Trustee
                                        on behalf of the Trust


                                        By: ___________________________________
                                        Name:
                                        Title:

                                   CHRYSLER FINANCIAL COMPANY L.L.C.,
                                   Seller and Servicer



                                   By: ________________________________________
                                   Name:
                                   Title:

Acknowledged and accepted
as of the day and year
first above written:

[___________],
not in its individual capacity
but solely as Indenture Trustee



By: ______________________________
Name:
Title:

                                   Schedule B

                                                                      SCHEDULE A

                             Schedule of Receivables
                            ------------------------



         Delivered to the Owner Trustee and Indenture Trustee at Closing

                                                                      SCHEDULE B

                          Location of Receivable Files
                          ----------------------------

                        Chrysler Financial Company L.L.C.
                               27777 Franklin Road
                            Southfield, MI 48034-8288

                                                                       EXHIBIT A



                                  [Reserved]

                                                                       EXHIBIT B

                 Form of Distribution Statement to Noteholders


Chrysler Financial Company L.L.C.
Premier Auto Trust ____-_ Distribution Date Statement to Noteholders

--------------------------------------------------------------------------------

Principal Distribution Amount
   Class A-1 Notes:             ($     per $1,000 original principal amount)
   Class A-2 Notes:             ($     per $1,000 original principal amount)
   Class A-3 Notes:             ($     per $1,000 original principal amount)
   Class A-4 Notes:             ($     per $1,000 original principal amount)

Interest Distribution Amount
   Class A-1 Notes:             ($     per $1,000 original principal amount)
   Class A-2 Notes:             ($     per $1,000 original principal amount)
   Class A-3 Notes:             ($     per $1,000 original principal amount)
   Class A-4 Notes:             ($     per $1,000 original principal amount)

Note Balance
   Class A-1 Notes
   Class A-2 Notes
   Class A-3 Notes
   Class A-4 Notes

Note Pool Factor
   Class A-1 Notes
   Class A-2 Notes
   Class A-3 Notes
   Class A-4 Notes

Servicing Fee
Servicing Fee Per $1,000 Note

Realized Losses

Reserve Account Balance

                                                                       EXHIBIT C

                         Form of Servicer's Certificate

Chrysler Financial Company L.L.C.
Premier Auto Trust ____-_ Monthly Servicer's Certificate
================================================================================

Period
Distribution Date
Dates Covered                 From & Incl.        To & Incl.
--------------------------------------------------------------------------------
Collections
Accrual
         30/360 Days
         Actual/360 Days

Receivables Balances           Beginning          Ending
--------------------------------------------------------------------------------
Pool Balance
Simple Interest
Original Pool Balance

Principal Distribution Amount
--------------------------------------------------------------------------------
         Principal Collections
         +        Repurchases
         +        Liquidation Proceeds
         +        Realized Losses

Interest Distribution Amount
--------------------------------------------------------------------------------
         Collections - Simple Interest Contracts
         +        Investment Earnings

Total Distribution Amount
--------------------------------------------------------------------------------
         Principal Distribution Amount
         +        Interest Distribution Amount
         --       Realized Losses

Total Distribution Amount:

Loss & Delinquency

                                             Account Activity
                                   --------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                        Beginning      Ending                        Interest/Interest
                                        Balance        Balance   Change   Factor     Servicing
                                        --------------------------------------------------------------
 Shortfall
------------------------------------------------------------------------------------------------------

Initial Pool
Principal Paydown
Reserve
Notes
  Class A-1
  Class A-2
  Class A-3
  Class A-4
Overcollateralization
Overcollateralization Percentage

                                                                 Principal Allocation
                                                  -----------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                            Mandatory
                         Regular           Accelerated      Redemption/      Total         Principal
                         Principal         Principal        Repayment        Principal     Shortfall
                         ---------------------------------------------------------------------------

Notes
   Class A-1
   Class A-2
   Class A-3
   Class A-4
Total                    ======================================================

===============================================================================


                                 Miscellaneous
-------------------------------------------------------------------------------

Amounts allocated for distribution to Certificateholders
Release Period Noteholders' Principal Distributable Amount
Cash Release Amount
Receivables to be released
Specified Reserve Amount
Distribution Amount to Seller
Servicing Fee to Servicer

                              Allocation of Funds
--------------------------------------------------------------------------------
Sources
-------

Principal Distribution Amount
Interest Distribution Amount
Redemption/Prepay Amount

TOTAL SOURCES

                                                                    EXHIBIT 99.2



                       [FORM OF ADMINISTRATION AGREEMENT]




                  This ADMINISTRATION AGREEMENT dated as of [________], 199_, among PREMIER AUTO TRUST ____-_ a Delaware business trust (the "Issuer"), CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company, as administrator (the "Administrator"), and [____________], a [_______], not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee"),

                              W I T N E S S E T H :

         WHEREAS, the Issuer is issuing the Class A-1 [___]% Asset Backed Notes, the Class A-2 [___]% Asset Backed Notes, the Class A-3 [___]% Asset Backed Notes and the Class A-4 [___]% Asset Backed Notes (collectively, the "Notes") pursuant to the Indenture dated as of [________], 199_ (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture);

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests in the Issuer, including (i) a Sale and Servicing Agreement dated as of [________], 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Issuer and Chrysler Financial Company L.L.C., as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer"), (ii) a Letter of Representations dated [________], 199_ (as amended and supplemented from time to time, the "Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company relating to the Notes and (iii) the Indenture (the Sale and Servicing Agreement, the Note Depository Agreement and the Indenture being referred to hereinafter collectively as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

         WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Duties of the  Administrator.  (a) Duties  with  Respect to the Note
            ----------------------------       ---------------------------------
Depository Agreement and the Indenture.  (i) The Administrator agrees to perform
--------------------------------------
all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture or the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

               (A) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.05);

               (B) the notification of Noteholders of the final principal payment on their Notes (Section 2.08(b));

               (C) the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.08(c));

               (D) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

               (E) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.10);

               (F) the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.02);

               (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

               (H) the direction to the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

               (I) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

               (J) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Section 3.05);

               (K) the delivery of an Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

               (L) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

               (M) the notification of the Indenture Trustee and the Rating Agencies of a Servicer Default under the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

               (N) the duty to cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09(b) and Article XI of the Sale and Servicing Agreement (Section 3.14);

               (O) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

               (P) the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Servicer or the Seller under the Sale and Servicing Agreement and by the Seller or the Company under the Purchase Agreement (Section 3.19);

               (Q) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of an Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

               (R) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

               (S) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

               (T)  the  preparation  of any  written  instruments  required  to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections
          6.08 and 6.10);

               (U) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

               (V) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.03);

               (W) the opening of one or more accounts in the Issuer's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Collection Account (Sections 8.02 and 8.03);

               (X) the preparation of an Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.04 and 8.05);

               (Y) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

               (Z) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.06);

               (AA) the duty to notify Noteholders of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.02);

               (BB) the preparation and delivery of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

               (CC) the preparation and delivery of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

               (DD) the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

               (EE)  the   preparation  and  delivery  to  Noteholders  and  the
          Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

               (FF) the recording of the Indenture, if applicable (Section 11.15); and

               (GG) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.13).

               (ii) The Administrator will:

               (A) pay the Indenture Trustee (and any separate trustee or co-trustee appointed pursuant to Section 6.10 of the Indenture (a "Separate Trustee")) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

               (C) indemnify the Indenture Trustee and any Separate Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

               (D) indemnify the Owner Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

         (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements or Section 5.05 of the Trust Agreement, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to
Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include the obtainment and maintenance of any licenses required to be obtained or maintained by the Trust under the Pennsylvania Motor Vehicle Sales Finance Act. In addition, the Administrator shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any amendment to the Pennsylvania Motor Vehicle Sales Finance Act that would affect the duties or obligations of the Indenture Trustee or the Owner Trustee under any Basic Document and shall assist the Indenture Trustee or the Owner Trustee in its obtainment and maintenance of any licenses required to be obtained or maintained by the Indenture Trustee or the Owner Trustee thereunder. In connection therewith, the Administrator shall cause the Seller to pay all fees and expenses under such Act.

               (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Paying Agent pursuant to such provision.

               (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05 of the Trust Agreement.

               (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Trust payable by the Administrator, a firm of independent public accountants (the
"Accountants") acceptable to the Owner Trustee, which shall perform the obligations of the Administrator thereunder. In connection with paragraph (ii) above, the Accountants will provide prior to [________], 199_, a letter in form and substance satisfactory to the Owner Trustee and the Paying Agent as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

               (v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

               (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

               (A) the amendment of or any supplement to the Indenture;

               (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

               (C)  the  amendment,   change  or  modification  of  the  Related
          Agreements;

               (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

               (E) the removal of the Indenture Trustee.

               (ii)Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         2. Records.  The  Administrator  shall  maintain  appropriate  books of
            -------
account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

         3.   Compensation.   As   compensation   for  the  performance  of  the
              ------------
Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $200 per month which shall be solely an obligation of the Seller.

         4. Additional  Information To Be Furnished to Issuer. The Administrator
            -------------------------------------------------
shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         5. Independence of  Administrator.  For all purposes of this Agreement,
            ------------------------------
the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         6. No Joint  Venture.  Nothing  contained in this  Agreement  (i) shall
            -----------------
constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         7. Other Activities of Administrator.  Nothing herein shall prevent the
            ---------------------------------
Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         8. Term of Agreement;  Resignation  and Removal of  Administrator.  (a)
            --------------------------------------------------------------
This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

         (b) Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

         (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

         (d) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

            (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

            (ii) a court  having  jurisdiction  in the  premises  shall  enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

            (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

         (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         (g) Subject to Sections 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically become the Administrator under this Agreement.

         9. Action upon Termination,  Resignation or Removal.  Promptly upon the
            ------------------------------------------------
effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. Notices. Any notice,  report or other communication given hereunder
             -------
shall be in writing and addressed as follows:

         (a) if to the Issuer or the Owner Trustee, to:

                  Premier Auto Trust ___-_
                  c/o [__________________]
                  [_________________]
                  [_________________]
                  Attention:  Corporate Trustee Administration Department

         (b) if to the Administrator, to:

                  Chrysler Financial Company L.L.C.
                  27777 Franklin Road
                  Southfield, Michigan 48034
                  Attention:  Assistant Secretary

         (c)      if to the Indenture Trustee, to:

                  [__________________]
                  [__________________]
                  [__________________]
                  [__________________]
                  Attention: Corporate Trust Services Division or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

         11.  Amendments.  This  Agreement may be amended from time to time by a
              __________
written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, in an Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, the holders of Trust Certificates evidencing at least a majority of the percentage interests evidenced by the Trust Certificates and the holders of Overcollateralization Certificates evidencing at least a majority of the Certificate Balance of the Overcollateralization Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the holders of Notes, Trust Certificates or Overcollateralization Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes, Trust Certificates and Overcollateralization Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Seller and the Company, which permission shall not be unreasonably withheld.

         12.  Successors and Assigns.  This Agreement may not be assigned by the
              ---------------------
Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
             -------------
THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         14.  Headings.  The  section  headings  hereof have been  inserted  for
              --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         15. Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

         16. Severability. Any provision of this Agreement that is prohibited or
             ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Not  Applicable  to  Chrysler  Financial  Company  L.L.C.  in Other
             -------------------------------------------------------------------
Capacities.  Nothing in this  Agreement  shall  affect any  obligation  Chrysler
----------                                                              --------
Financial Company L.L.C. may have in any other capacity.
-----------------------

         18. Limitation of Liability of Owner Trustee and Indenture Trustee. (a)
             --------------------------------------------------------------
Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [___________] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [___________] in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [___________] not in its individual capacity but solely as Indenture Trustee and in no event shall [___________] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         19. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                  * * * * * * *

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                            PREMIER AUTO TRUST ____-_

                             By:      [___________],
                                       not in its individual capacity
                                       solely as Owner Trustee



                                       By:__________________________________
                                       Name:
                                       Title:



                             [________________],
                               not in its individual capacity
                               but solely as Indenture Trustee



                                       By:__________________________________
                                       Name:
                                       Title:



                              CHRYSLER FINANCIAL COMPANY L.L.C.,
                                as Administrator



                                       By:___________________________________
                                       Name:
                                       Title:

                                                                    EXHIBIT A

                                POWER OF ATTORNEY


STATE OF NEW YORK                   }
                                    }
COUNTY OF NEW YORK                  }

         KNOW       ALL       MEN      BY       THESE       PRESENTS,       that
___________________________________,  a ______________ banking corporation,  not in its individual capacity but solely as owner trustee (the "Owner Trustee") for Premier Auto Trust ____-_ (the "Trust"), does hereby make, constitute and appoint Chrysler Financial Company L.L.C., as administrator under the Administration Agreement dated ______________ (the "Administration Agreement"), among the Trust, Chrysler Financial Company L.L.C. and ___________________________________________, as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust any and all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Basic Documents, or pursuant to Section 5.05 of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, if any, and with full power to perform any and all acts associated with such returns and audits, if any, that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

         All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

         Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

         EXECUTED this ___ of _____________, 199_.


                                         [____________________],
                                         not in its individual capacity
                                         but solely as Owner Trustee

                                         Name:
                                         Title:

STATE OF ___________       }
                           }
COUNTY OF __________       }


         Before me, the undersigned authority, on this day personally appeared , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

Sworn to before me this ___
day of _______, 199__.



______________________________
Notary Public - State of

                                                                    EXHIBIT 99.3



                          [FORM OF PURCHASE AGREEMENT]



         This PURCHASE AGREEMENT dated as of [_______], 199_, between CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company (the "Seller"), and [__________________], a [_______] [_______] (the "Company").

                             W I T N E S S E T H :

         WHEREAS the Seller and the Company have entered into an Amended and Restated Trust Agreement dated as of [_______], 199_, among the Seller, the Company and [_________], as owner trustee (as amended and supplemented from time to time, the "Trust Agreement"), pursuant to which the Company has agreed to assume certain obligations with respect to Premier Auto Trust ____-_ a Delaware business trust (the "Issuer"); and

         WHEREAS  the  Company  has  agreed to acquire  all of the Asset  Backed
Certificates  (the   "Certificates"),   which  represent  undivided   percentage
interests in the assets of the Issuer;

         NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows.

                                   ARTICLE I

                                  Definitions
                                  -----------

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of [_______], 199_ (the "Sale and Servicing Agreement"), between the Issuer and Chrysler Financial Company L.L.C., as seller and as servicer, which also contains rules as to usage and construction that shall be applicable herein.

                                   ARTICLE II

         Conveyance of Rights to Excess Cash Flow from Reserve Account
         -------------------------------------------------------------
              and Fixed Value Payments with respect to Receivables
              ----------------------------------------------------

         Section 2.01.  Conveyance of Rights.  In consideration of the Company's
                        --------------------
delivery to or upon the order of the Seller of approximately $[___________] on the Closing Date and, in the case of the items in clauses (b) and (c), as a contribution to the Company, (i) the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Company, without recourse (subject to the obligations herein), all of the Seller's right, title and interest in and to the following: (a) any amounts to be released from the Reserve Account from time to time to the Seller pursuant to the Sale and Servicing Agreement, (b) any Fixed Value Payments and Fixed Value Finance Charges (subject to Section 5.03(b) of the Sale and Servicing Agreement) arising in connection with the Fixed Value Receivables and transferred by the Trust to the Seller pursuant to Section 2.02 of the Sale and Servicing Agreement, (c) all rights to sell any or all of such Fixed Value Payments and/or Fixed Value Finance Charges to the Trust and to cause the Trust to issue Fixed Value Securities pursuant to Section 2.03 of the Sale and Servicing Agreement and (d) all rights with respect to the enforcement of any or all of the foregoing, all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under, and any and all proceeds of every kind and nature with respect to, any or all of the foregoing (collectively, the "Rights") and (ii) the Seller shall cause the Overcollateralization Certificates and the Trust Certificates to be issued to the Company. The items referred to in clauses (b) and (c) shall be a contribution of capital to the Company.

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

         Section  3.01.  Representations  and  Warranties  of the  Company.  The
                         -------------------------------------------------
Company hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

         (a) Organization and Good Standing. The Company has been duly organized
             ------------------------------
and is validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, hold and convey the Rights.

         (b) Due Qualification.  The Company is duly qualified to do business as
             -----------------
a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

         (c) Power and  Authority.  The Company has the power and  authority  to
             --------------------
execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary action.

         (d) No Violation. The consummation of the transactions  contemplated by
             ------------
this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

         (e) No Proceedings.  There are no proceedings or investigations pending
             --------------
or, to the Company's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

         Section 3.02.  Representations and Warranties of the Seller. The Seller
                        --------------------------------------------
hereby represents and warrants to the Company as of the date hereof and as of the Closing Date and any Transfer Date:

         (a) Organization and Good Standing.  The Seller has been duly organized
             ------------------------------
and is validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to convey and assign the Rights.

         (b) Due Qualification. The Seller is duly qualified to do business as a
             -----------------
foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) Power and  Authority.  The  Seller has the power and  authority  to
             --------------------
execute and deliver this Agreement and to carry out its terms; the Seller has duly authorized the sale and assignment of the Rights to the Company by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action.

         (d) No Violation. The consummation of the transactions  contemplated by
             ------------
this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (e) No  Proceedings.  To the  Seller's  best  knowledge,  there  are no
             ---------------
proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                                   ARTICLE IV

                                   Conditions
                                   ----------

         Section 4.01.  Conditions to Obligation of the Company.  The obligation
                        ---------------------------------------
of the Company to purchase the Rights and the Certificates is subject to the satisfaction of the following conditions:

         (a)  Representations  and  Warranties  True.  The  representations  and
              --------------------------------------
warranties of the Seller hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

         (b) Other Transactions.  The transactions  contemplated by the Sale and
             ------------------
Servicing Agreement to be consummated as of the Closing Date shall be consummated as of such date.

         Section 4.02. Conditions to Obligation of the Seller. The obligation of
                       --------------------------------------
the Seller to sell the Rights to the Company and cause the Certificates to be issued to the Company is subject to the satisfaction of the following conditions:

         (a)  Representations  and  Warranties  True.  The  representations  and
              --------------------------------------
warranties of the Company hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Company shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

         (b)  Purchase  Price.  On the  Closing  Date,  the  Company  shall have
              ---------------
delivered to the Seller the purchase price specified in Section 2.01.

                                   ARTICLE V

                                   Covenants
                                   ---------

         Section 5.01.  Legal  Existence.  (a) During the term of this Agreement
                        ----------------
and the Trust Agreement, the Company will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement, the Basic Documents and the transactions contemplated hereby and thereby.

         (b) During the term of this Agreement and the Trust Agreement, the Company shall observe the applicable legal requirements for the recognition of the Company as a legal entity separate and apart from its Affiliates, including as follows:

              (i) the Company shall maintain records and books of account separate from those of its Affiliates;

              (ii) except as otherwise provided in this Agreement, the Company shall not commingle its assets and funds with those of its Affiliates;

              (iii) the Company shall hold such appropriate meetings of its members as are necessary to authorize all of the Company's actions required by law to be authorized by the members thereof, shall keep minutes of such meetings and observe all other customary formalities respecting limited liability companies (and any successor Company that is not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law);

              (iv) the Company shall at all times hold itself out to the public under the Company's own name as a legal entity separate and distinct from its Affiliates; and

              (v) all  transactions  and  dealings  between  the Company and its
         Affiliates,   including  this  Agreement,   will  be  conducted  on  an
         arm's-length basis.

         Section  5.02.  Merger  or  Consolidation  of,  or  Assumption  of  the
                         -------------------------------------------------------
Obligations of, the Company. Any Person (a) into which the Company may be merged
---------------------------
or consolidated, (b) which may result from any merger or consolidation to which the Company shall be a party or (c) which may succeed to the properties and assets of the Company substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Company under this Agreement and the Trust Agreement, shall be the successor to the Company hereunder and thereunder without the execution or filing of any document or any further act by any of the parties to this Agreement or the Trust Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached, (ii) the Company shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

         Section 5.03.  Limitation  on Liability of the Company and Others.  The
                        --------------------------------------------------
Company and any director, officer, employee or agent of a member of the Company may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or under the Trust Agreement, and that in its opinion may involve it in any expense or liability.

         Section  5.04.  The  Company  May Own  Notes.  The  Company  may in its
                         ----------------------------
individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Company, except as expressly provided herein or in any Basic Document.

         Section 5.05.  Covenants of the Seller. (a) The Seller hereby agrees to
                        -----------------------
provide to the Company copies of each notice and certificate the Seller receives pursuant to the Sale and Servicing Agreement insofar as such notice or certificate relates to the Rights (including each Servicer's Certificate delivered for each Distribution Date pursuant thereto). In addition, the Seller hereby agrees to sell any vehicle that is received by the Company at any time in satisfaction of a Fixed Value Payment on behalf and for the benefit of the Company.

         (b) The Seller hereby agrees that it will not, without the prior written consent of the Company, enter into any amendment to the Sale and Servicing Agreement or the Trust Agreement.

         (c) The Seller shall not, prior to the date which is one year and one day after the termination of the Sale and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

         Section  5.06.  Sale of the Rights by the  Company.  After the  Closing
                         ----------------------------------
Date, the Company may sell, transfer and assign the Rights to another Person (a "Transferee"); provided, that the Indenture Trustee and the Owner Trustee shall have received an Opinion of Counsel to the effect that such transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes or Michigan income and single business tax purposes. Notwithstanding anything herein to the contrary, compliance with the proviso of the preceding sentence shall be a condition to the consummation of the transaction referred to above.

                                   ARTICLE VI

                                 Miscellaneous
                                 -------------

         Section  6.01.  Amendment.  This  Agreement may be amended from time to
                         ---------
time by a written amendment duly executed and delivered by the Seller and the Company, with the consent of the Indenture Trustee, but without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that such amendment will not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Seller and the Company with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, the consent of the Holders (as defined in the Trust Agreement) of Trust Certificates evidencing at least a majority of all the percentage interests evidenced by the Trust Certificates and the consent of the Holders (as defined in the Trust Agreement) of Overcollateralization Certificates evidencing at least a majority of the Certificate Balance of the Overcollateralization Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the percentage interests evidenced by the Trust Certificates or the percentage of the Certificate Balance of the Overcollateralization Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes, the Holders (as defined in the Trust Agreement) of all the outstanding Trust Certificates and the Holders (as defined in the Trust Agreement) of all the outstanding Overcollateralization Certificates.

         Promptly after the execution of any such amendment or consent, the Seller shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

         Section 6.02.  Waivers.  No failure or delay on the part of the Company
                        -------
in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         Section 6.03. Notices.  All demands,  notices and communications  under
                       -------
this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Chrysler Financial Company L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((248) 948-3067) and (b) in the case of the Company, to [___________], [___________], [___________], [___________], Attention of Assistant Secretary
[___________]; or as to each of the foregoing, at such other address as shall be designated by written notice to the other party.

         Section 6.04.  Limitations on Rights of Others.  The provisions of this
                        -------------------------------
Agreement are solely for the benefit of the Seller, the Company, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 6.05.  Severability.  Any provision of this  Agreement  that is
                        ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section  6.06.  Representations  of the  Seller  and the  Company.  The
                         -------------------------------------------------
respective agreements, representations, warranties and other statements by the Seller and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the execution of this Agreement.

         Section  6.07.  Headings.  The various  headings in this  Agreement are
                         --------
included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

         Section  6.08.  GOVERNING  LAW.  THIS  AGREEMENT  SHALL BE CONSTRUED IN
                         --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 6.09.  Counterparts.  This  Agreement may be executed in two or
                        ------------
more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                              * * * * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.

                                   CHRYSLER FINANCIAL COMPANY L.L.C.



                                   By: _______________________________
                                   Name:
                                   Title:



                                   [-----------]

                                   By:  [_______],
                                        as a Member

                                   By: _______________________________
                                   Name:
                                   Title: